Use these links to rapidly review the document

Appendix A TOC

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-176433

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

          AMAG Pharmaceuticals, Inc., or AMAG, and Allos Therapeutics, Inc., or Allos, entered into a merger agreement on July 19, 2011, as amended on August 8, 2011, pursuant to which a wholly-owned subsidiary of AMAG will merge with and into Allos and Allos will become a wholly-owned subsidiary of AMAG upon completion of the merger. The board of directors of each of AMAG and Allos, or the AMAG Board of Directors or the Allos Board of Directors, respectively, have approved the merger agreement and the merger.

          If the merger is completed, holders of Allos common stock will be entitled to receive 0.1282 shares of AMAG common stock for each share of Allos common stock they own, or the Exchange Ratio. This Exchange Ratio will not be adjusted for changes in the stock price of either company before the merger is completed. AMAG common stock is listed on the NASDAQ Global Select Market and trades under the symbol "AMAG." Allos common stock is listed on the NASDAQ Global Market and trades under the symbol "ALTH."

          Based on the closing price of AMAG common stock on July 19, 2011, the last trading day before public announcement of the merger, the Exchange Ratio represented an implied value of approximately $2.44 per share of Allos common stock, as compared to the closing price of Allos common stock of $2.06 per share on that date. Based on the closing price of AMAG common stock on September 12, 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, the Exchange Ratio represented an implied value of approximately $1.84 per share of Allos common stock, as compared to the closing price of Allos common stock of $1.53 per share on that date. You are urged to obtain current market quotations for AMAG and Allos common stock.

          The boards of directors of AMAG and Allos believe that the combination of the two companies will produce a financially strong company with an enhanced revenue stream from an expanded product portfolio that leverages a streamlined infrastructure. This combination will enable the combined company to realize operating synergies and cost reductions which are expected to bring it to cash flow positive status earlier than either company could realize on its own. In addition, the combined company will be well-positioned to pursue future growth opportunities through the potential in license or acquisition of additional commercial products, with the goal of bringing new opportunities to our employees, new therapeutics to patients and increased value to stockholders.

          AMAG is soliciting proxies for use at the AMAG special meeting of stockholders to consider and vote upon (i) a proposal to approve the issuance of shares of AMAG common stock to the Allos stockholders in connection with the merger and (ii) an adjournment of the AMAG special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal referred to in clause (i). The AMAG Board of Directors recommends that AMAG stockholders vote "FOR" each of the foregoing proposals. Stockholder approval of the issuance of AMAG common stock in connection with the merger is necessary to complete the merger.

          Allos is soliciting proxies for use at the Allos special meeting of stockholders to (i) consider and vote upon a proposal to adopt the merger agreement, as amended, with AMAG, (ii) consider and vote upon an adjournment of the Allos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the proposal to adopt the merger agreement, as amended, with AMAG and (iii) cast an advisory vote to approve the compensation that Allos' named executive officers may potentially receive in connection with the merger. The Allos Board of Directors recommends that Allos stockholders vote "FOR" each of the foregoing proposals. Stockholder approval of the adoption of the merger agreement is necessary to complete the merger.

        Your vote is very important.    The merger cannot be completed unless (i) the AMAG stockholders approve the issuance of AMAG common stock in connection with the merger and (ii) the Allos stockholders adopt the merger agreement, as amended. Whether or not you plan to attend your respective company's special meeting of stockholders, please submit your proxy as soon as possible to make sure that your shares are represented at the applicable meeting.

          This joint proxy statement/prospectus provides you with detailed information about the AMAG special meeting, the Allos special meeting, the merger and the other business to be considered by each company's stockholders. In addition to being a proxy statement for both AMAG and Allos, this document is also a prospectus to be used by AMAG when issuing shares of AMAG common stock to Allos stockholders in connection with the merger. AMAG and Allos encourage you to read the entire document carefully. Please pay particular attention to the section entitled "Risk Factors" beginning on page 38 for a discussion of the risks related to the merger and to ownership of AMAG common stock after the merger is completed.

Brian J. G. Pereira, MD	Paul L. Berns
Chief Executive Officer and President	Chief Executive Officer and President
AMAG Pharmaceuticals, Inc.	Allos Therapeutics, Inc.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this joint proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

          This joint proxy statement/prospectus is dated September 13, 2011 and is first being mailed to stockholders of AMAG and Allos on or about September 16, 2011.

REFERENCES TO ADDITIONAL INFORMATION

        This joint proxy statement/prospectus incorporates by reference important business and financial information about AMAG and Allos from other documents that each company has filed with the Securities and Exchange Commission but that have not been included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, see the section entitled "Where You Can Find Additional Information" beginning on page 169. You can obtain the documents incorporated by reference into this joint proxy statement/prospectus through the Securities and Exchange Commission website at www.sec.gov or by requesting them in writing or by telephone at the appropriate address below.

        AMAG will provide you with copies of such documents relating to AMAG (excluding all exhibits unless AMAG has specifically incorporated by reference an exhibit into this joint proxy statement/prospectus), without charge, upon written or oral request to:

AMAG Pharmaceuticals, Inc.
100 Hayden Avenue
Lexington, Massachusetts 02421
Attn: Investor Relations
(617) 498-3300

        Allos will provide you with copies of such documents relating to Allos (excluding all exhibits unless Allos has specifically incorporated by reference an exhibit into this joint proxy statement/prospectus), without charge, upon written or oral request to:

Allos Therapeutics, Inc.
11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020
Attn: Investor Relations
(720) 540-5268

        In order for you to receive timely delivery of the documents in advance of the AMAG special meeting or the Allos special meeting, you must request the information no later than October 14, 2011.

 ABOUT THIS JOINT PROXY STATEMENT/PROSPECTUS

        This joint proxy statement/prospectus, which forms a part of a registration statement on Form S-4 filed with the Securities and Exchange Commission by AMAG (File No. 333-176433), constitutes a prospectus of AMAG under Section 5 of the Securities Act of 1933, as amended, with respect to the shares of AMAG common stock to be issued to Allos stockholders in connection with the merger.

        This joint proxy statement/prospectus also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, (i) with respect to the AMAG special meeting, at which AMAG stockholders will be asked to consider and vote upon certain proposals, including a proposal to approve the issuance of shares of AMAG common stock in connection with the merger and (ii) with respect to the Allos special meeting, at which Allos stockholders will be asked to consider and vote upon certain proposals, including a proposal to adopt the merger agreement, as amended, and a proposal to approve, on an advisory basis, compensation that Allos' named executive officers may potentially receive in connection with the merger.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 21, 2011

To the Stockholders of AMAG Pharmaceuticals, Inc.:

        You are invited to attend the special meeting of stockholders of AMAG Pharmaceuticals, Inc., a Delaware corporation, which will be held on October 21, 2011, at 9:00 a.m., local time, at Cooley LLP located at 500 Boylston St., Boston, Massachusetts 02116, for the following purposes:

  1.
  To approve the issuance of shares of AMAG common stock, par value $0.01 per share, in connection with the merger contemplated by the Agreement and Plan of Merger and Reorganization, dated as of July 19, 2011, as amended on August 8, 2011, by and among AMAG, Allos and Alamo Acquisition Sub, Inc., a wholly-owned subsidiary of AMAG;

  2.
  To approve the adjournment of the AMAG special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of AMAG Proposal No. 1; and

  3.
  To conduct any other business as may properly come before the AMAG special meeting or any adjournment or postponement thereof.

        The AMAG Board of Directors recommends that AMAG stockholders vote "FOR" each of the foregoing proposals.

        The AMAG Board of Directors has fixed September 9, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the AMAG special meeting and any adjournment or postponement thereof. Only holders of record of shares of AMAG common stock at the close of business on the record date are entitled to notice of, and to vote at, the AMAG special meeting. At the close of business on the record date, AMAG had outstanding and entitled to vote 21,202,959 shares of common stock.

        Your vote is important.    The affirmative vote of the holders of a majority of the shares of AMAG common stock present and entitled to vote either in person or by proxy at the AMAG special meeting is required for approval of AMAG Proposal Nos. 1 and 2.

        All AMAG stockholders are cordially invited to attend the AMAG special meeting in person. However, even if you plan to attend the AMAG special meeting in person, AMAG requests that you sign and return the enclosed proxy card or vote over the Internet or by telephone as instructed on the enclosed proxy card to ensure that your shares of AMAG common stock will be represented at the AMAG special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, all of your shares will be voted "for" AMAG Proposal Nos. 1 and 2. If you fail to return your proxy card or to vote by telephone or over the Internet, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the AMAG special meeting and will have no effect with respect to AMAG Proposal Nos. 1 and 2. If you do attend the AMAG special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        AMAG intends to mail these proxy solicitation materials on or about September 16, 2011 to all stockholders of record entitled to vote at the AMAG special meeting. Pursuant to rules adopted by the

Securities and Exchange Commission, or the SEC, AMAG has elected to provide access to the proxy materials of AMAG both by sending you this full set of proxy materials, including a proxy card, and by making a copy of the proxy materials available to you on the Internet. This joint proxy statement/prospectus and the AMAG 2010 Annual Report on Form 10-K are available at AMAG's website at www.amagpharma.com. Additionally, and in accordance with the rules of the SEC, you may access this joint proxy statement/prospectus at www.amagpharma.com, which does not use "cookies" to identify visitors to the site.

        This joint proxy statement/prospectus provides you with detailed information about the merger and the other business to be considered by the AMAG stockholders at the AMAG special meeting. AMAG encourages you to read the entire document carefully. Please pay particular attention to the section entitled "Risk Factors" beginning on page 38 for a discussion of the risks related to the merger and to ownership of AMAG common stock after the merger is completed.

By Order of the AMAG Board of Directors,

Joseph L. Farmer
 Secretary

September 13, 2011

IMPORTANT:    Whether or not you expect to attend the AMAG special meeting, please complete, date, sign and return the enclosed proxy card, or vote over the Internet or by telephone as instructed in these materials, as promptly as possible in order to ensure that your shares of AMAG common stock will be represented at the AMAG special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you withdraw your proxy and attend the AMAG special meeting. Please note, however, that if your shares are held of record by a broker or other nominee and you wish to vote at the AMAG special meeting, you must obtain a proxy issued in your name from that record holder prior to the AMAG special meeting.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 21, 2011

To the Stockholders of Allos Therapeutics, Inc.:

        You are invited to attend the special meeting of stockholders of Allos Therapeutics, Inc., a Delaware corporation, which will be held on October 21, 2011 at 9:00 a.m., local time, at Latham & Watkins LLP located at 885 Third Avenue, New York, New York 10022 for the following purposes:

  1.
  To approve the adoption of the Agreement and Plan of Merger and Reorganization, dated as of July 19, 2011, as amended on August 8, 2011, by and among AMAG, Allos and Alamo Acquisition Sub, Inc., a wholly-owned subsidiary of AMAG;

  2.
  To approve the adjournment of the Allos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Allos Proposal No. 1;

  3.
  To approve, on an advisory basis, the "golden parachute" compensation that Allos' named executive officers may potentially receive in connection with the merger; and

  4.
  To conduct any other business as may properly come before the Allos special meeting or any adjournment or postponement thereof.

        The Allos Board of Directors recommends that Allos stockholders vote "FOR" each of the foregoing proposals. The approval of the adoption of the merger agreement, as amended, and the advisory approval of the "golden parachute" compensation are subject to separate votes by Allos stockholders, and the advisory approval of the "golden parachute" compensation is not a condition to completion of the merger.

        The Allos Board of Directors has fixed September 12, 2011 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Allos special meeting and any adjournment or postponement thereof. Only holders of record of shares of Allos common stock at the close of business on the record date are entitled to notice of, and to vote at, the Allos special meeting. At the close of business on the record date, Allos had outstanding and entitled to vote 105,679,986 shares of common stock.

        Your vote is important.    The affirmative vote of the holders of a majority of the shares of Allos common stock outstanding and entitled to vote is required for approval of Allos Proposal No. 1. The affirmative vote of the holders of a majority of the shares of Allos common stock present and entitled to vote either in person or by proxy at the Allos special meeting is required for approval of Allos Proposals No. 2 and for the approval, on an advisory basis, of Allos Proposal No. 3.

        All Allos stockholders are cordially invited to attend the Allos special meeting in person. However, even if you plan to attend the Allos special meeting in person, Allos requests that you sign and return the enclosed proxy card or vote over the Internet or by telephone as instructed on the enclosed proxy card and thus ensure that your shares of Allos common stock will be represented at the Allos special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, all of your shares will be voted "for" Allos Proposal Nos. 1, 2 and 3. If you fail to return your proxy card or to vote by telephone or over the Internet, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Allos special meeting and will have the same effect as an "against" vote with respect to Allos Proposal No. 1, but to the extent a quorum is present, no effect with respect to Allos Proposal Nos. 2 and 3. If you do attend the Allos special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        Allos intends to mail these proxy solicitation materials on or about September 16, 2011 to all stockholders of record entitled to vote at the Allos special meeting. Pursuant to rules adopted by the SEC, Allos has elected to provide access to the proxy materials of Allos both by sending you this full set of proxy materials, including a proxy card, and by making a copy of the proxy materials available to you on the Internet. This joint proxy statement/prospectus and the Allos 2010 Annual Report on Form 10-K are available at Allos' website at www.allos.com. Additionally, and in accordance with the rules of the SEC, you may access this joint proxy statement/prospectus at bnymellon.mobular.net/bnymellon/alth.

        This joint proxy statement/prospectus provides you with detailed information about the merger and the other business to be considered by the Allos stockholders at the Allos special meeting. Allos encourages you to read the entire document carefully. Please pay particular attention to the section entitled "Risk Factors" beginning on page 38 for a discussion of the risks related to the merger and to ownership of Allos common stock after the merger is completed.

By Order of the Allos Board of Directors,

Marc H. Graboyes
 Secretary

September 13, 2011

IMPORTANT:    Whether or not you expect to attend the Allos special meeting, Allos urges you to mark, sign, date and return the proxy card, or vote over the Internet or by telephone as instructed in these materials, as promptly as possible to ensure your representation at the Allos special meeting. Even if you have voted by proxy, you may still vote in person if you withdraw your proxy and attend the Allos special meeting. Please note, however, that if your shares are held of record by a broker or other nominee and you wish to vote at the Allos special meeting, you must obtain a proxy issued in your name from that record holder prior to the Allos special meeting.

i

QUESTIONS AND ANSWERS ABOUT THE MERGER,
THE AMAG SPECIAL MEETING AND THE ALLOS SPECIAL MEETING

        The following are some questions that you, as a stockholder of AMAG Pharmaceuticals, Inc., or AMAG, and/or Allos Therapeutics, Inc., or Allos, may have regarding the Merger (as defined below), the AMAG special meeting or the Allos special meeting, together with brief answers to those questions. AMAG and Allos urge you to read carefully the remainder of this joint proxy statement/prospectus, including the annexes and other documents referred to in this joint proxy statement/prospectus, because the information in this section may not provide all of the information that might be important to you with respect to the Merger, the AMAG special meeting or the Allos special meeting.

Q:    What is the Merger?

A:
AMAG and Allos have entered into an Agreement and Plan of Merger and Reorganization, dated July 19, 2011, which was amended on August 8, 2011 solely to correct certain typographical errors. In this joint proxy statement/prospectus, we refer to such agreement, as amended, as the "Merger Agreement", or the "Merger Agreement, as amended," but we refer to July 19, 2011 as the date of the Merger Agreement. The Merger Agreement contains the terms and conditions of the proposed business combination of AMAG and Allos. Under the Merger Agreement, as amended, Alamo Acquisition Sub, Inc., a wholly-owned subsidiary of AMAG, or Merger Sub, will merge with and into Allos, with Allos surviving as a wholly-owned subsidiary of AMAG, or the Merger. Full copies of the Merger Agreement and Amendment No. 1 thereto are attached as Annex A and Annex A-1 to this joint proxy statement/prospectus.

Q:    Why are AMAG and Allos proposing to effect the Merger?

A:
Both AMAG and Allos believe that the combination of the two companies will produce a financially strong company with an enhanced revenue stream from an expanded product portfolio that leverages a streamlined infrastructure. This combination will enable the combined company to realize operating synergies and cost reductions which are expected to bring it to cash flow positive status earlier than either company could realize on its own. In addition, the combined company will be well-positioned to pursue future growth opportunities through the potential inlicense or acquisition of additional commercial products, with the goal of bringing opportunities to our employees, new therapeutics to patients and increased value to stockholders.

Q:    Why am I receiving these materials?

A:
AMAG and Allos are sending these materials to their respective stockholders to help them decide how to vote their shares of AMAG or Allos common stock, as the case may be, with respect to the proposed Merger and the other matters to be considered at their respective stockholder meetings.

  This document constitutes both a joint proxy statement of AMAG and Allos and a prospectus of AMAG. It is a joint proxy statement because the boards of directors of both companies are soliciting proxies from their respective stockholders. It is a prospectus of AMAG because AMAG will use it in connection with the issuance of shares of its common stock in exchange for shares of Allos common stock in connection with the Merger. This document contains important information about the Merger, the AMAG special meeting and the Allos special meeting, and you should read it carefully.

Q:    What will Allos stockholders receive in the Merger?

A:
As a result of the Merger, holders of Allos common stock will have the right to receive 0.1282 shares of AMAG common stock, or the Exchange Ratio, in exchange for each share of Allos common stock they own, rounded down to the nearest whole share number. For example, if you own 1,000 shares of Allos common stock, upon completion of the Merger, you will have the right to receive 128 shares of AMAG common stock in exchange for your Allos shares. Based on the number of shares of AMAG common stock and Allos common stock outstanding as of September 12, 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, if the Merger had been completed on such date, the holders of Allos common stock would have been entitled to receive shares of AMAG common stock representing approximately 39% of all shares of AMAG common stock outstanding as of immediately following the completion of the Merger. AMAG stockholders would have continued to own their existing shares, which would not be affected by the Merger, and such shares would have represented approximately 61% of all shares of AMAG common stock outstanding as of immediately following the completion of the Merger.

  No fractional shares of AMAG common stock will be issued to Allos stockholders in connection with the Merger. Instead, Allos stockholders will receive cash in lieu of any fractional share of AMAG common stock that they would otherwise be entitled to receive in connection with the Merger after aggregating all of the shares of Allos common stock held by each Allos Stockholder. For a more complete discussion of what Allos stockholders will receive in connection with the Merger, see the sections entitled "The Merger—What Allos Stockholders Will Receive in the Merger" and "The Merger—Ownership of AMAG After the Completion of the Merger" beginning on pages 46 and 47, respectively.

Q:    Is the Exchange Ratio subject to adjustment based on changes in the prices of AMAG and/or Allos common stock?

A:
No. The Exchange Ratio is fixed and no adjustments to the Exchange Ratio will be made based on changes in the price of either AMAG common stock or Allos common stock prior to the completion of the Merger. As a result of any such changes in stock price, the aggregate market value of the shares of AMAG common stock that Allos stockholders are entitled to receive at the time that the Merger is completed could vary significantly from the value of such shares on the date of this joint proxy statement/prospectus, the date of the AMAG special meeting, the date of the Allos special meeting or the date on which the Allos stockholders actually receive their shares of AMAG common stock.

  For a more complete discussion of the Exchange Ratio, see the section entitled "The Merger—What Allos Stockholders Will Receive in the Merger" beginning on page 46.

Q:    How does the Exchange Ratio impact the ownership of AMAG after the completion of the Merger?

A:
Because the Exchange Ratio is fixed, to the extent that the number of shares of outstanding AMAG common stock or Allos common stock changes prior to the completion of the Merger, whether due to any new issuance of shares of AMAG common stock or Allos common stock, any exercise of any outstanding options or other rights to purchase shares of AMAG common stock or Allos common stock, any vesting of any outstanding restricted stock units of AMAG or Allos, or otherwise, there will automatically occur a corresponding change in the relative ownership percentages of the current AMAG stockholders and the current Allos stockholders of the combined company.

  For a more complete discussion of the ownership of AMAG after the completion of the Merger, see the section entitled "The Merger—Ownership of AMAG After the Completion of the Merger" beginning on page 47.

Q:    What will holders of Allos stock options and restricted stock units receive in the Merger?

A:
Upon completion of the Merger, each Allos stock option that is outstanding and unexercised immediately prior to the completion of the Merger will be converted into an option to purchase AMAG common stock (with the number of shares subject to such option and the exercise price applicable to such option adjusted to give effect to the Exchange Ratio). AMAG will assume each such stock option in accordance with the terms and conditions of the applicable Allos equity incentive plan and stock option agreement relating to such Allos stock option, subject to certain adjustments as described in the preceding sentence.

  For example, if you hold an option to purchase up to 1,000 shares of Allos common stock at an exercise price of $2.00 per share, upon completion of the Merger, such option will be converted into an option to purchase up to 128 shares of AMAG common stock at an exercise price of $15.60 per share.

  Upon completion of the Merger, all outstanding awards of restricted stock units, or RSUs, representing rights to receive Allos common stock will be converted into awards of RSUs representing the right to receive AMAG common stock (with the number of RSUs subject to each award adjusted to give effect to the Exchange Ratio). AMAG will assume each such award of RSUs in accordance with the terms and conditions of the applicable Allos equity incentive plan and RSU agreement relating to such Allos award of RSUs, subject to adjustment in the number of underlying shares as described in the preceding sentence.

  For example, if you hold an award of 1,000 RSUs representing the right to receive 1,000 shares of Allos common stock, upon completion of the Merger, such award of RSUs will be converted into an award of 128 RSUs representing the right to receive 128 shares of AMAG common stock.

  For a more complete discussion of what holders of Allos stock options and RSUs will receive in connection with the Merger, see the section entitled "The Merger—Treatment of Allos Stock Options and Restricted Stock Units" beginning on page 47.

Q:    What is required to complete the Merger?

A:
AMAG Stockholder Approval.    To complete the Merger, AMAG stockholders must approve the issuance of shares of AMAG common stock in connection with the Merger, or the AMAG Share Issuance Proposal, which approval requires the affirmative vote of the holders of a majority of the shares of AMAG common stock present and entitled to vote either in person or by proxy at the AMAG special meeting.

  Allos Stockholder Approval.    To complete the Merger, Allos stockholders must approve the adoption of the Merger Agreement, as amended, or the Allos Merger Proposal, which approval requires the affirmative vote of the holders of a majority of the shares of Allos common stock outstanding and entitled to vote. The advisory approval by Allos stockholders of the "golden parachute" compensation that Allos' named executive officers may potentially receive in connection with the Merger, or the Allos Golden Parachute Proposal, is not a condition to completion of the Merger.

  In addition to the receipt of the foregoing stockholder approvals, each of the other conditions to the completion of the Merger contained in the Merger Agreement must be satisfied or waived. For a more complete discussion of the conditions to the completion of the Merger under the Merger Agreement see the section entitled "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 120.

Q:    What stockholder approvals are required for the adjournment of the AMAG special meeting or the Allos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the AMAG Share Issuance Proposal or the Allos Merger Proposal?

A:
The holders of a majority of the shares of AMAG common stock or Allos common stock, as the case may be, present and entitled to vote either in person or by proxy at the AMAG special meeting or Allos special meeting, as applicable, must vote in favor of any adjournment of the AMAG special meeting or Allos special meeting, as applicable.

Q:    If I am an Allos Stockholder, why am I being asked to cast an advisory (non-binding) vote to approve the Allos Golden Parachute Proposal?

A:
The SEC recently adopted new rules that require Allos to seek an advisory (non-binding) vote with respect to certain compensation that Allos' named executive officers may potentially receive from Allos and/or AMAG in connection with the Merger.

Q:    What stockholder approvals are required to approve the Allos Golden Parachute Proposal?

A:
The Allos Golden Parachute Proposal will be approved if holders of a majority of the shares of Allos common stock present and entitled to vote either in person or by proxy at the Allos special meeting vote in favor of such proposal. The vote on the Allos Merger Proposal is a vote separate and apart from the vote on the Allos Golden Parachute Proposal.

Q:    What will happen if Allos stockholders do not approve the Allos Golden Parachute Proposal at Allos' special meeting?

A:
The advisory approval by Allos stockholders of the Allos Golden Parachute Proposal is not a condition to completion of the Merger. Because the vote is advisory in nature, it will not be binding on either Allos or AMAG and will have no effect on whether the Merger is completed.

  Allos' executive officers are parties to existing employment agreements with Allos that provide for severance benefits upon qualifying terminations of employment that could occur in connection with the Merger. Except as provided in their respective employment agreements, Allos' executive officers will not receive any additional compensation in connection with the closing of the Merger. Therefore, because the only compensation that Allos' executive officers may potentially receive in connection with the Merger is pursuant to an existing contractual obligation, such compensation will be payable regardless of the outcome of this advisory vote, subject only to the conditions thereto contained in the applicable executive's employment agreement.

  For a more complete discussion of the compensation that Allos' executive officers may potentially receive in connection with the Merger, see the section entitled "Certain Severance Arrangements with Executive Officers of Allos" beginning on page 134.

Q:    How will AMAG stockholders be affected by the Merger and the issuance of shares of AMAG common stock to Allos stockholders in connection with the Merger?

A:
After the completion of the Merger, each AMAG stockholder will have the same number of shares of AMAG common stock that such stockholder held immediately prior to the completion of the Merger. However, upon issuance of the shares of AMAG common stock to Allos stockholders in connection with the Merger, each share of AMAG common stock outstanding immediately prior to the completion of the Merger will represent a smaller percentage of the aggregate number of shares of AMAG common stock outstanding after the completion of the Merger than it did prior to completion of the Merger. On the other hand, each share of AMAG common stock will then represent an interest in a company with more assets.

Q:    When do AMAG and Allos expect to complete the Merger?

A:
AMAG and Allos currently expect to complete the Merger in the fourth quarter of 2011. Completion of the Merger will only be possible, however, after all conditions to the completion of the Merger contained in the Merger Agreement are satisfied or waived, including after stockholder approvals are received at the AMAG special meeting and the Allos special meeting and all required regulatory approvals are received. It is possible, therefore, that factors outside of either company's control could require them to complete the Merger at a later time or not complete it at all.

Q:    How does the AMAG Board of Directors recommend that AMAG stockholders vote with respect to the AMAG Share Issuance Proposal and the adjournment of the AMAG special meeting?

A:
The AMAG Board of Directors recommends that the AMAG stockholders vote "FOR" the AMAG Share Issuance Proposal, and "FOR" the adjournment of the AMAG special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the AMAG Share Issuance Proposal.

Q:    How does the Allos Board of Directors recommend that Allos stockholders vote with respect to the Allos Merger Proposal, the adjournment of the Allos special meeting and the Allos Golden Parachute Proposal?

A:
The Allos Board of Directors recommends that Allos stockholders vote "FOR" the Allos Merger Proposal, "FOR" the adjournment of the Allos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Allos Merger Proposal and "FOR" the proposal to approve, on an advisory basis, the "golden parachute" compensation that Allos' named executive officers may potentially receive in connection with the Merger.

Q:    What risks should I consider in deciding whether to vote in favor of the AMAG Share Issuance Proposal or the Allos Merger Proposal?

A:
You should carefully review the section of this joint proxy statement/prospectus entitled "Risk Factors" beginning on page 38, which presents risks and uncertainties related to the Merger, the combined company and the business and operations of each of AMAG and Allos.

Q:    What are the material U.S. federal income tax consequences of the Merger to me?

A:
The Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. Assuming the Merger qualifies as a reorganization, Allos stockholders will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their shares of Allos common stock for shares of AMAG common stock in connection with the Merger, except with respect to cash received in lieu of fractional shares of AMAG common stock.

  Tax matters are very complicated, and the tax consequences of the Merger to a particular stockholder will depend on such stockholder's circumstances. Accordingly, AMAG and Allos urge you to consult your tax advisor for a full understanding of the tax consequences of the Merger to you, including the applicability and effect of federal, state, local and foreign income and other tax laws. For a more complete discussion of the material U.S. federal income tax consequences of the Merger, see the section entitled "Material United States Federal Income Tax Consequences of the Merger" beginning on page 100.

Q:    Do I have appraisal rights in connection with the Merger?

A:
No. Under Delaware law, neither AMAG stockholders nor Allos stockholders will be entitled to exercise any appraisal rights in connection with the Merger.

Q:    When and where will the AMAG special meeting take place?

A:
The AMAG special meeting will be held on October 21, 2011 at 9:00 a.m., local time, at Cooley LLP, located at 500 Boylston St., Boston, Massachusetts 02116.

Q:    When and where will the Allos special meeting take place?

A:
The Allos special meeting will be held on October 21, 2011 at 9:00 a.m., local time, at Latham & Watkins LLP, located at 885 Third Avenue, New York, New York, 10022.

Q:    Who can attend and vote at the stockholder meetings?

A:
AMAG.    All AMAG stockholders of record as of the close of business on September 9, 2011, the record date for the AMAG special meeting, are entitled to receive notice of and to vote at the AMAG special meeting.

  Allos.    All Allos stockholders of record as of the close of business on September 12, 2011, the record date for the Allos special meeting, are entitled to receive notice of and to vote at the Allos special meeting.

Q:    What do I need to do now and how do I vote?

A:
AMAG and Allos urge you to read this joint proxy statement/prospectus carefully, including its annexes, and to consider how the Merger may affect you.

  If you are an AMAG stockholder, you may provide your proxy instructions in three different ways. First, you can mail your signed AMAG proxy card in the enclosed return envelope. Alternatively, you can provide your proxy instructions by calling the toll-free call center set up for this purpose indicated on the enclosed AMAG proxy card and following the instructions provided. Please have your AMAG proxy card available when you call. Finally, you can provide your proxy instructions over the Internet by accessing the website indicated on the enclosed AMAG proxy card and following the instructions provided. Please have your AMAG proxy card available when you access the web page. Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the AMAG special meeting.

  If you are an Allos stockholder, you may provide your proxy instructions in three different ways. First, you can mail your signed Allos proxy card in the enclosed return envelope. Alternatively, you can provide your proxy instructions by calling the toll-free call center set up for this purpose indicated on the enclosed Allos proxy card and following the instructions provided. Please have your Allos proxy card available when you call. Finally, you can provide your proxy instructions over the Internet by accessing the website indicated on the enclosed Allos proxy card and following the instructions provided. Please have your Allos proxy card available when you access the web page. Please provide your proxy instructions only once and as soon as possible so that your shares can be voted at the Allos special meeting.

Q:    What happens if I do not return a proxy card or otherwise provide proxy instructions or if I elect to abstain from voting?

A:
If you are an AMAG stockholder and you do not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the AMAG special meeting, your shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the AMAG special meeting, and your actions will have no effect on the outcome of AMAG Proposal Nos. 1 (AMAG Share Issuance Proposal) and 2 (adjournment to solicit additional proxies, if necessary).

  If you are an AMAG stockholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the AMAG special meeting and all of your shares will be voted "FOR" AMAG Proposal Nos. 1 and 2. However, if you submit a proxy card or provide proxy instructions by telephone or over the Internet and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the AMAG special meeting, but will not be voted at the AMAG special meeting. As a result, your abstention will have will have the same effect as voting "AGAINST" AMAG Proposal Nos. 1 and 2.

  If you are an Allos stockholder and you do not submit a proxy card, provide proxy instructions by telephone or over the Internet or vote at the Allos special meeting, your shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Allos special meeting, and to the extent a quorum is present, your actions will have no effect on the outcomes of Allos Proposal No. 2 (adjournment to solicit additional proxies, if necessary) and Allos Proposal No. 3 (the Allos Golden Parachute Proposal). However, any of those actions will have the same effect as voting "AGAINST" Allos Proposal No. 1 (Allos Merger Proposal).

  If you are an Allos stockholder and you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Allos special meeting and all of your shares will be voted "FOR" Allos Proposal Nos. 1, 2 and 3. However, if you submit a proxy card or provide proxy instructions by telephone or over the Internet and affirmatively elect to abstain from voting, your proxy will be counted as present for the purpose of determining the presence of a quorum for the Allos special meeting, but will not be voted at the Allos special meeting. As a result, your abstention will have the same effect as voting "AGAINST" Allos Proposal Nos. 1, 2 and 3. However, the vote of Allos stockholders on the Allos Golden Parachute Proposal is not a condition to completion of the Merger. The vote of Allos stockholders on the Allos Golden Parachute Proposal is advisory in nature and will not be binding on Allos or the Allos Board of Directors and will not impact whether or not the compensation is paid.

Q:    If my shares are held in "street name" by a broker or other nominee, will my broker or nominee vote my shares for me?

A:
If your shares are held in "street name" in a stock brokerage account or by another nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker or other nominee. Please note that you may not vote shares held in street name by returning a proxy card directly to AMAG or Allos or by voting in person at your special meeting, as the case may be, unless you provide a "legal proxy," which you must obtain from your broker or other nominee.

  Brokers or other nominees who hold shares in street name for a beneficial owner typically have the authority to vote in their discretion on "routine" proposals, even when they have not received instructions from the beneficial owner. However, brokers or other nominees are not allowed to exercise their voting discretion on matters that are determined to be "non-routine" without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are represented at the applicable special meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares how to vote on the particular proposal and the broker or other nominee does not have discretionary voting power on such proposal.

  AMAG believes that brokers or other nominees do not have discretionary authority to vote on the AMAG Share Issuance Proposal. Therefore, if you are an AMAG stockholder and you do not instruct your broker or other nominee on how to vote your shares:

  •
  your broker or other nominee may not vote your shares on the AMAG Share Issuance Proposal, and the resulting broker non-vote will have no effect on this proposal; and

  •
  your broker or other nominee may vote your shares on the proposal to adjourn the AMAG special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the AMAG Share Issuance Proposal.

  Allos believes that brokers or other nominees do not have discretionary authority to vote on the Allos Merger Proposal or the Allos Golden Parachute Proposal. Therefore, if you are an Allos stockholder and you do not instruct your broker or other nominee on how to vote your shares:

  •
  your broker or other nominee may not vote your shares on the Allos Merger Proposal, and the resulting broker non-vote will have the same effect as a vote "AGAINST" the Allos Merger Proposal;

  •
  The advisory vote on "golden parachute" compensation is a non-routine proposal on which brokers or other nominees do not have discretion to vote any uninstructed shares such that the failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock "FOR" approval, on an advisory basis, of the Allos Golden Parachute Proposal will have the effect of your shares being counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Allos special meeting, but would not be considered entitled to vote on the proposal and therefore will have no effect on the outcome of the Allos Golden Parachute Proposal; and

  •
  your broker or other nominee may vote your shares on the proposal to adjourn the Allos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Allos Merger Proposal.

Q:    May I vote in person?

A:
If your shares of AMAG common stock or Allos common stock are registered directly in your name with AMAG's or Allos' transfer agent, respectively, you are considered, with respect to those shares, the "stockholder of record," and the proxy materials and proxy card are being sent directly to you by AMAG or Allos, as applicable. If you are an AMAG stockholder of record, you may attend the AMAG special meeting and vote your shares in person, rather than signing and returning your proxy card or otherwise providing proxy instructions by telephone or over the Internet. If you are an Allos stockholder of record, you may attend the Allos special meeting and vote your shares in person, rather than signing and returning your proxy card or otherwise providing proxy instructions by telephone or over the Internet.

  If your shares of AMAG common stock or Allos common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the AMAG special meeting or the Allos special meeting, as applicable. However, since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the AMAG special meeting or Allos special meeting, as applicable, unless you obtain a "legal proxy" from the broker or other nominee that holds your shares giving you the right to vote the shares in person at the applicable stockholder meeting.

Q:    May I revoke or change my vote after I have provided proxy instructions?

A:
Yes. You may revoke or change your vote at any time before your proxy is voted at the AMAG special meeting or Allos special meeting, as applicable. You can do this in one of three ways. First, you can send a written notice to AMAG or Allos, as applicable, stating that you would like to revoke your proxy. Second, you can submit new proxy instructions either on a new proxy card, by telephone or over the Internet, as and if applicable. Third, you can attend the AMAG special meeting or Allos special meeting, as applicable, and vote in person. Your attendance alone at the applicable stockholder meeting will not revoke your proxy. If you have instructed a broker or other nominee to vote your shares, you must follow directions received from your broker or other nominee in order to change those instructions.

Q:    What constitutes a quorum?

A:
Stockholders who hold a majority of the shares of AMAG common stock outstanding as of the close of business on the record date for the AMAG special meeting must be present either in person or by proxy in order to constitute a quorum to conduct business at the AMAG special meeting.

  Stockholders who hold a majority of the shares of Allos common stock outstanding as of the close of business on the record date for the Allos special meeting must be present either in person or by proxy in order to constitute a quorum to conduct business at the Allos special meeting.

Q:    Who is paying for this proxy solicitation?

A:
AMAG and Allos will generally share the cost and expense of preparing, filing, assembling, printing and mailing this joint proxy statement/prospectus, and any amendments thereto, the proxy card and any additional information furnished to AMAG stockholders and Allos stockholders, as well as any fees paid to the SEC and any filing fees due under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and the rules and regulations promulgated thereunder. AMAG and Allos may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding this joint proxy statement/prospectus and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of AMAG and Allos by mail, telephone, fax, or other methods of communication. AMAG and Allos may also retain the services of a professional proxy solicitor and, if so, will pay for the fees and expenses of its services. AMAG has retained Georgeson Inc. to act as proxy solicitors for aggregate total fees estimated to be $25,000, plus reimbursement of out of pocket expenses. Allos has also retained Georgeson Inc. to act as proxy solicitors for aggregate total fees estimated to be $15,000, plus reimbursement of out of pocket expenses.

Q:    Whom should I contact if I have any questions about the Merger, the AMAG special meeting or the Allos special meeting?

A:
If you have any questions about the Merger, the AMAG special meeting or the Allos special meeting, or if you need assistance in submitting your proxy or voting your shares or need additional copies of this joint proxy statement/prospectus or the enclosed proxy card, you should contact:

AMAG Pharmaceuticals, Inc. 100 Hayden Avenue Lexington, Massachusetts 02421 Attn: Investor Relations (617) 498-3300	Allos Therapeutics, Inc. 11080 CirclePoint Road, Suite 200 Westminster, Colorado 80020 Attn: Investor Relations (720) 540-5268

Q:    What if I hold stock of both AMAG and Allos?

A:
If you are a stockholder of both AMAG and Allos, you will receive two separate packages of proxy materials. A vote as an Allos stockholder for the Allos Merger Proposal or the Allos Golden Parachute Proposal will not constitute a vote as an AMAG stockholder for the AMAG Share Issuance Proposal, or vice versa. Therefore, please sign, date and return all proxy cards that you receive, whether from AMAG or Allos, or submit separate proxies as a stockholder of both AMAG and Allos over the Internet or by telephone, as and if applicable.

Q:    What happens if I sell my shares after the applicable record date but before the applicable special meeting?

A:
If you transfer your AMAG common stock or Allos common stock after the applicable record date but before the date of the applicable meeting, you will retain your right to vote at the applicable special meeting (provided that such shares remain outstanding on the date of the applicable meeting). However, if you are an Allos stockholder you will not have the right to receive any shares of AMAG common stock in exchange for your former shares of Allos common stock if and when the Merger is completed. In order to receive shares of AMAG common stock in exchange for your shares of Allos common stock, you must hold your Allos common stock through the completion of the Merger.

Q:    What do I do if I receive more than one joint proxy statement/prospectus or set of voting instructions?

A:
If you hold shares directly as a record holder and also in "street name" or otherwise through a nominee, or if you hold both shares of AMAG common stock and Allos common stock, you may receive more than one joint proxy statement/prospectus and/or set of voting instructions relating to the AMAG special meeting or Allos special meeting, as applicable. These should each be voted and/or returned separately in order to ensure that all of your shares are voted.

Q:    Should I send in my stock certificates now?

A:
No. Please do not send any stock certificates with your proxy card.

  If you are a holder of Allos common stock, you will receive written instructions from American Stock Transfer & Trust Company, LLC, the exchange agent, after the Merger is completed regarding how to exchange your Allos stock certificates for certificates representing shares of AMAG common stock.

  AMAG stockholders will not be required to exchange their stock certificates in connection with the Merger and should keep their stock certificates both now and after the Merger is completed.

SUMMARY

        This joint proxy statement/prospectus is being sent to AMAG stockholders and Allos stockholders. This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you with respect to the AMAG Share Issuance Proposal, the Allos Merger Proposal, the Allos Golden Parachute Proposal or any other matter described in this joint proxy statement/prospectus. AMAG and Allos urge you to read carefully this joint proxy statement/prospectus, as well as the documents attached to and referenced in this joint proxy statement/prospectus, to fully understand the Merger. In particular, you should read the Merger Agreement and Amendment No. 1 to the Merger Agreement, which are described elsewhere in this joint proxy statement/prospectus and attached as Annexes A and A-1, respectively. In addition, AMAG and Allos encourage you to read the information incorporated by reference into this joint proxy statement/prospectus, which includes important business and financial information about AMAG and Allos that has been filed with the SEC. You may obtain the information incorporated by reference into this joint proxy statement/prospectus without charge by following the instructions in the section entitled "Where You Can Find Additional Information" beginning on page 170.

        When this joint proxy statement/prospectus refers to the "combined company," it means AMAG and its subsidiaries and Allos, collectively.

 The Companies

  AMAG Pharmaceuticals, Inc.

        AMAG Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of a therapeutic iron compound to treat iron deficiency anemia. AMAG manufactures Feraheme® (ferumoxytol) Injection for intravenous, or IV, use. In the United States, Feraheme® received marketing approval from the U.S. Food and Drug Administration, or FDA, on June 30, 2009 and was commercially launched by AMAG in the U.S. shortly thereafter. Feraheme is indicated for the treatment of iron deficiency anemia in adult chronic kidney disease, or CKD, patients. Feraheme was discovered, developed and is manufactured by AMAG Pharmaceuticals, Inc.

        AMAG is headquartered in Lexington, Massachusetts and was incorporated in Delaware in November 1981. AMAG's principal offices are located at 100 Hayden Avenue, Lexington, Massachusetts 02421 and its telephone number is (617) 498-3300. AMAG's principal website is www.amagpharma.com. AMAG common stock is listed on the NASDAQ Global Select Market and trades under the symbol "AMAG". Additional information about AMAG and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 170.

  Allos Therapeutics, Inc.

        Allos Therapeutics, Inc. is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. Allos is currently focused on the development and commercialization of FOLOTYN® (pralatrexate injection), a folate analogue metabolic inhibitor. In the United States, FOLOTYN is indicated for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma, or PTCL. This indication for FOLOTYN is based on overall response rate. Clinical benefit such as improvement in progression free survival or overall survival has not been demonstrated. Allos is also seeking regulatory approval to market FOLOTYN in the European Union for the treatment of patients with relapsed or refractory PTCL and is developing FOLOTYN in other potential indications.

        Allos is headquartered in Westminster, Colorado and was incorporated in Delaware in October 1996. Allos' principal offices are located at 11080 CirclePoint Road, Suite 200, Westminster,

Colorado 80020 and its telephone number is (303) 426-6262. Allos' principal website is www.allos.com. Allos common stock is listed on the NASDAQ Global Market and trades under the symbol "ALTH." Additional information about Allos is included in documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 170.

  Alamo Acquisition Sub, Inc.

        Merger Sub is a wholly-owned subsidiary of AMAG and was incorporated in Delaware in July 2011, solely for the purpose of facilitating the Merger. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

The Merger

        Each of the boards of directors of AMAG and Allos has approved the combination of the businesses of AMAG and Allos. AMAG and Allos have entered into the Merger Agreement, which was amended on August 8, 2011 solely to correct certain typographical errors, which provides that, subject to the terms and conditions of the Merger Agreement and in accordance with the Delaware General Corporation Law, or the DGCL, upon completion of the Merger, Merger Sub will merge with and into Allos, with Allos continuing as the surviving entity and as a wholly-owned subsidiary of AMAG.

What Allos Stockholders Will Receive in the Merger

        At the effective time of the Merger, or the Effective Time, by virtue of the Merger and without any action on the part of the holders of Allos common stock, each share of Allos common stock that is issued and outstanding immediately prior to the completion of the Merger (other than any shares of Allos common stock held by AMAG, Merger Sub, Allos or any subsidiary of AMAG or Allos, which will be cancelled upon completion of the Merger) will be converted into the right to receive 0.1282 shares of AMAG common stock. The Exchange Ratio is fixed and will not be adjusted based upon changes in the price of Allos common stock or AMAG common stock prior to the completion of the Merger. As a result, the value of the shares of AMAG common stock that Allos stockholders will receive in connection with the Merger will not be known before the Merger is completed and will fluctuate as the price of AMAG common stock fluctuates. No fractional shares of AMAG common stock will be issued to Allos stockholders in connection with the Merger. Instead, Allos stockholders will be entitled to receive cash in lieu of any fractional shares of AMAG common stock that they would otherwise be entitled to receive.

        For a more complete discussion of what Allos stockholders will receive in connection with the Merger, see the section entitled "The Merger—What Allos Stockholders Will Receive in the Merger" beginning on page 46.

Ownership of AMAG After the Completion of the Merger

        Based on the number of shares of AMAG common stock and Allos common stock outstanding as of September 12, 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, if the Merger had been completed on such date, the holders of Allos common stock would have been entitled to receive shares of AMAG common stock representing approximately 39% of all shares of AMAG common stock outstanding as of immediately following the completion of the Merger. AMAG stockholders would have continued to own their existing shares, which would not be affected by the Merger, and such shares would have represented approximately 61% of all shares of AMAG common stock outstanding as of immediately following the completion of the Merger. However, because the Exchange Ratio is fixed, to the extent that the number of shares of outstanding common stock of either AMAG or Allos changes prior to the completion of the Merger, whether due to any new issuance of shares of AMAG common stock or Allos common stock, any exercise of any outstanding options or other rights to purchase shares of AMAG common stock or Allos common stock, or vesting of AMAG or Allos restricted stock units, or otherwise, there will automatically occur a corresponding change in the relative ownership percentages of the current AMAG stockholders and the current Allos stockholders of the combined company.

        For a more complete discussion of the ownership of AMAG after the completion of the Merger, see the section entitled "The Merger—Ownership of AMAG After the Completion of the Merger" beginning on page 47.

Treatment of Allos Stock Options and Restricted Stock Units

        At the Effective Time, each Allos stock option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, will be converted into and become an option for AMAG common stock, and AMAG will assume such stock option in accordance with the terms of the applicable Allos equity incentive plan and the terms of the contract evidencing such Allos stock option. The number of shares of AMAG common stock subject to each assumed Allos stock option will be determined by multiplying the number of shares of Allos common stock subject to the stock option immediately prior to the Effective Time by the Exchange Ratio and rounding down to the nearest whole number of shares of AMAG common stock. The per share exercise price for shares of AMAG common stock under each assumed Allos stock option will be determined by dividing the exercise price for the Allos common stock subject to the stock option immediately prior to the completion of the Merger by the Exchange Ratio and rounding up to the nearest whole cent. After adjusting the assumed stock options to reflect the application of the Exchange Ratio, all other terms of the assumed stock options, including the term, exercisability and vesting schedule, will remain unchanged, except that the AMAG Board of Directors or a committee thereof will succeed to the authority and responsibility of the Allos Board of Directors or any applicable committee thereof with respect to such stock options.

        For example, if you hold an option to purchase up to 1,000 shares of Allos common stock at an exercise price of $2.00 per share, upon completion of the Merger, such option will be converted into an option to purchase up to 128 shares of AMAG common stock at an exercise price of $15.60 per share.

        At the Effective Time, each outstanding award of Allos restricted stock units representing the right to vest in and be issued Allos common stock, will be converted into and become an award of restricted stock units representing the right to vest in and be issued for AMAG common stock, and AMAG will assume such award of restricted stock units in accordance with the terms of the applicable Allos equity incentive plan and the terms of the contract evidencing such award of Allos restricted stock units. The number of shares of AMAG common stock subject to each assumed award of Allos restricted stock units will be determined by multiplying the number of shares of Allos common stock subject to the award of restricted stock units immediately prior to the Effective Time by the Exchange Ratio and rounding down to the nearest whole number of shares of AMAG common stock. After adjusting the assumed awards of restricted stock units to reflect the application of the Exchange Ratio, all other terms of the assumed awards of restricted stock units, including the term and vesting schedule, will remain unchanged, except that the AMAG Board of Directors or a committee thereof will succeed to the authority and responsibility of the Allos Board of Directors or any applicable committee thereof with respect to such awards of restricted stock units.

        For example, if you hold an award consisting of 1,000 restricted stock units representing the right to receive 1,000 shares of Allos common stock, upon completion of the Merger, such award will be converted into an award of 128 restricted stock units representing the right to receive 128 shares of AMAG common stock. For an additional discussion of the treatment of Allos stock options and restricted stock units, see the section entitled "The Merger Agreement—Treatment of Allos Stock Options and Restricted Stock Units" beginning on page 47.

What AMAG Stockholders Will Receive in the Merger

        AMAG stockholders will not receive any additional shares of AMAG common stock as a result of the Merger, and the rights associated with their shares of AMAG common stock will remain unchanged, except insofar as the relative voting power associated with such shares will be diluted as a result of the issuance of additional shares of AMAG common stock to Allos stockholders in connection with the Merger such that each share of AMAG common stock outstanding immediately prior to the completion of the Merger will represent a smaller percentage of the aggregate number of shares of AMAG common stock outstanding after the completion of the Merger than it did prior to completion of the Merger. On the other hand, each share of AMAG common stock will then represent an interest in a company with more assets.

Treatment of AMAG Stock Options and Restricted Stock Units

        AMAG equity awards will remain outstanding and generally will not be affected by the Merger.

Board of Directors and Executive Officers of AMAG After the Completion of the Merger

        As provided in the Merger Agreement, upon completion of the Merger, the AMAG Board of Directors will be made up of nine directors, initially consisting of (i) Michael Narachi (the current Chairman of the AMAG Board of Directors), (ii) Brian J.G. Pereira, MD (the current President and Chief Executive Officer and a director of AMAG), (iii) three additional members designated by the current AMAG Board of Directors, and mutually and reasonably agreed between AMAG and Allos, who are expected to be members of the current AMAG Board of Directors, (iv) Paul Berns (the current President and Chief Executive Officer and a director of Allos), and (v) three additional members designated by the current Allos Board of Directors, and mutually and reasonably agreed between AMAG and Allos, as to whom the Allos Board of Directors has not yet made a determination, each such director to hold office from and after the Effective Time until the earliest of appointment of his or her respective successor, resignation or proper removal. Michael Narachi shall continue to serve as the Chairman of the combined company's board of directors following the completion of the Merger.

        Upon completion of the Merger, the current President and Chief Executive Officer of AMAG, Brian J. G. Pereira, MD, will serve as the President and Chief Executive Officer of the combined company and the current Executive Vice President and Chief Financial Officer of AMAG, Frank E. Thomas, will serve as the Executive Vice President and Chief Financial Officer of the combined company. The other officers of AMAG upon completion of the Merger will consist of such persons as are mutually agreed between AMAG and Allos.

        For a more complete discussion of the directors and executive officers of AMAG after the completion of the Merger, see the section entitled "The Merger—Board of Directors and Executive Officers of AMAG After the Completion of the Merger" beginning on page 92.

Certain Severance Arrangements with Executive Officers of Allos

  Allos Executive Employment Agreements

        Allos has entered into employment agreements with each of its executive officers which provide that if Allos (or any surviving or acquiring corporation) terminates an executive officer's employment without cause or if the executive officer resigns for good reason within one month prior to or 12 months (or two years in the case of Paul Berns, the current President and Chief Executive Officer of

Allos) following the effective date of the Merger, such executive officer will be entitled to certain payments and other benefits provided that such executive officer executes a general release in favor of Allos (or any surviving or acquiring corporation). Each employment agreement provides the executive officer with a multiple of base salary and annual bonus, a prorated target bonus, subsidized continued healthcare coverage for a specified period of time, outplacement services for a specified period of time, full vesting acceleration of Allos equity awards and extended exercisability of Allos stock options. The salary and annual bonus multiple for Mr. Berns is the applicable amount multiplied by 2, for each of Marc Graboyes, the current Senior Vice President, General Counsel and Secretary of Allos and Charles Morris, the current Executive Vice President and Chief Medical Officer of Allos, is the applicable amount multiplied by 1.5 and for all other executive officers is the applicable amount multiplied by 1. Subsidized continued healthcare coverage for Messrs. Berns and Graboyes and Dr. Morris is up to 18 months and for all other executive officers is up to 12 months. Outplacement services for Mr. Berns is 12 months, for Mr. Graboyes and Dr. Morris is 9 months and for all other executive officers is 6 months. Extended exercisability of Allos stock options is 24 months for Mr. Berns and 12 months for all other executive officers. Mr. Berns' employment agreement also provides for a full gross up of any parachute payment taxes incurred under Section 280G of the Internal Revenue Code.

        For a more complete discussion of the potential severance payments payable to Allos executive officers upon a qualifying termination in connection with the Merger, see the section entitled "Certain Severance Arrangements with Executive Officers of Allos" beginning on page 134.

  Approval of Allos Executive Compensation

        In accordance with Section 14A of the Exchange Act, Allos is providing stockholders with the opportunity to cast an advisory vote on the "golden parachute" compensation that Allos' named executive officers may potentially receive in connection with the Merger as reported on the "Golden Parachute Compensation" table on page 134. The Allos Board of Directors unanimously recommends that you vote "FOR" the Allos Golden Parachute Proposal.

Recommendation of the AMAG Board of Directors and its Reasons for the Merger

        The AMAG Board of Directors has approved the Merger Agreement and the Merger. The AMAG Board of Directors has determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, AMAG and its stockholders, and therefore recommends that AMAG stockholders vote "FOR" the AMAG Share Issuance Proposal. In reaching these decisions, the AMAG Board of Directors considered a number of factors. See the section entitled "The Merger—Recommendation of the AMAG Board of Directors and its Reasons for the Merger" beginning on page 63.

Recommendation of the Allos Board of Directors and its Reasons for the Merger

        The Allos Board of Directors has approved the Merger Agreement and the Merger. The Allos Board of Directors has determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, Allos and its stockholders, and therefore recommends that Allos stockholders vote "FOR" the Allos Merger Proposal. In reaching these decisions, the Allos Board of Directors considered a number of factors. See the section entitled "The Merger—Recommendation of the Allos Board of Directors and its Reasons for the Merger" beginning on page 66.

Opinions of Financial Advisors

  AMAG's Financial Advisor

        In connection with the Merger, the AMAG Board of Directors received a written opinion, dated July 19, 2011, from AMAG's financial advisor, Morgan Stanley & Co. LLC, or Morgan Stanley, as to the fairness, from a financial point of view to AMAG as of the date of such opinion, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in such opinion, of the Exchange Ratio pursuant to the Merger Agreement. The summary of the Morgan Stanley opinion in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of the opinion, which is attached to this joint proxy statement/prospectus as Annex B. Morgan Stanley's opinion is directed to the AMAG Board of Directors and addresses only the fairness from a financial point of view to AMAG of the Exchange Ratio pursuant to the Merger Agreement, as of the date of the opinion. The Morgan Stanley opinion does not constitute a recommendation to any holder of AMAG common stock or Allos common stock as to how to vote at any stockholders' meeting held in connection with the transaction or whether to take any other action with respect to the transaction.

        For a more complete discussion of the Morgan Stanley opinion, see the section entitled "The Merger—Opinion of AMAG's Financial Advisor" beginning on page 70. See also Annex B to this joint proxy statement/prospectus, which includes the full text of the Morgan Stanley opinion.

  Allos' Financial Advisor

        In connection with the Merger, the Allos Board of Directors received a written opinion, dated July 19, 2011, from Allos' financial advisor, J.P. Morgan Securities LLC, or J.P. Morgan, as to the fairness, from a financial point of view and as of the date of such opinion, of the Exchange Ratio to the holders of Allos common stock. Holders of Allos common stock are encouraged to read J.P. Morgan's opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan. J.P. Morgan's opinion was provided for the benefit of the Allos Board of Directors (solely in its capacity as such) in connection with, and for the purpose of, its evaluation of the Exchange Ratio from a financial point of view and does not address any other aspect of the Merger. The opinion does not address the relative merits of the Merger as compared to other business strategies or transactions that might be available with respect to Allos or Allos' underlying business decision to effect the Merger. The opinion does not constitute a recommendation to any Allos stockholder as to how to vote or act with respect to the Merger.

        For a more complete discussion of J.P. Morgan's opinion, see the section entitled "The Merger—Opinion of Allos' Financial Advisor" beginning on page 77. See also Annex C to this joint proxy statement/prospectus, which includes the full text of J.P. Morgan's opinion.

Interests of Directors and Executive Officers in the Merger

        You should be aware that certain directors and executive officers of AMAG and Allos have interests in the Merger that are different from, or in addition to, the interests of the stockholders of AMAG and Allos generally.

  AMAG Directors and Executive Officers

        Interests of the AMAG directors and executive officers relate to the continuing service of Michael Narachi, Brian J.G. Pereira, MD and to the extent they are currently directors of AMAG, the three additional designees of the current AMAG Board of Directors to the post-Merger AMAG Board of Directors, as directors of AMAG after the Merger is completed, and the right to continued indemnification and insurance coverage for directors and executive officers of AMAG after the Merger is completed pursuant to the terms of the Merger Agreement. Additionally, Brian J.G. Pereira, MD beneficially owns 10,000 shares of Allos common stock.

        For a more complete discussion of the interests of the directors and executive officers of AMAG in the Merger, see the section entitled "The Merger—Interests of AMAG Directors and Executive Officers in the Merger" beginning on page 93.

  Allos Directors and Executive Officers

        Interests of the Allos directors and executive officers relate to (i) the appointment of Paul Berns, and, to the extent they are currently directors of Allos, the three additional designees of the current Allos Board of Directors to the post-Merger AMAG Board of Directors (as to whom as determination has not yet been made), as directors of AMAG in connection with the completion of the Merger, (ii) the existing employment agreement with Paul Berns that provides for severance benefits upon his qualifying termination that is expected to occur in connection with the Merger, subject to the consummation of the Merger, (iii) existing employment agreements between Allos and certain other officers that provide for severance benefits upon qualifying terminations that could occur in connection with the Merger and (iv) the right to continued indemnification and insurance coverage for directors and executive officers of Allos after the Merger is completed pursuant to the terms of the Merger Agreement.

        Timothy P. Lynch, a General Partner of Stonepine Capital L.P., or Stonepine, formerly served as a director of Allos and resigned on August 18, 2011. Based on information provided by Mr. Lynch, Stonepine, together with Mr. Lynch and certain affiliated persons, beneficially owned 323,429 shares of AMAG common stock as of the date of Mr. Lynch's resignation, which would have represented approximately 1.5% of the shares of AMAG common stock outstanding as of such date. Stonepine, together with Mr. Lynch and certain affiliated persons, also beneficially owned such shares as of the May 27, 2011 meeting of the Allos Board of Directors, following which Mr. Lynch recused himself from all meetings of the Allos Board of Directors at which the potential business combination transaction with AMAG was discussed, as well as any correspondence to the Allos Board of Directors relating to the potential business combination with respect to AMAG (see the section entitled "The Merger—Background of the Merger" beginning on page 49).

        Jonathan S. Leff, a Managing Director and Member of Warburg Pincus LLC, which manages Warburg Pincus Private Equity VIII, L.P, or Warburg Pincus, a significant stockholder of Allos, and Nishan de Silva, a Principal of Warburg Pincus LLC, currently serve as directors of Allos. Warburg Pincus, together with Messrs. Leff and de Silva and certain affiliated persons, beneficially owned 26,252,763 shares of Allos common stock as of the date of this joint proxy statement/prospectus, which would have represented approximately 24.84% of the shares of Allos common stock outstanding as of the most recent practicable date prior to the printing of this joint proxy statement/prospectus. Concurrent with the execution of the Merger Agreement, AMAG and Warburg Pincus entered into a stockholders agreement, or the Stockholders Agreement. Pursuant to the Stockholders Agreement, AMAG has agreed, among other matters, to file a shelf registration statement with respect to the shares of AMAG common stock to be received by Warburg Pincus in exchange for the Allos common stock held by Warburg Pincus in connection with the Merger, subject to the consummation of the Merger (see the section entitled "The Stockholders Agreement" beginning on page 134).

        For a more complete discussion of the interests of the directors and executive officers of Allos in the Merger, see the sections entitled "The Merger—Interests of Allos Directors and Executive Officers in the Merger" and "Certain Severance Arrangements with Executive Officers of Allos—Allos Executive Employment Agreements" beginning on pages 93 and 134, respectively.

 Anticipated Accounting Treatment of the Merger

        The Merger will be accounted for as a business combination under the acquisition method of accounting in accordance with U.S. generally accepted accounting principles, or GAAP. Under GAAP, AMAG will be the accounting acquirer and Allos will be the acquiree. For a more complete discussion of the accounting treatment of the Merger, see the section entitled "The Merger—Anticipated Accounting Treatment" beginning on page 97.

Material United States Federal Income Tax Consequences of the Merger

        The Merger is intended to qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and it is a condition to the completion of the Merger that AMAG and Allos each receive written opinions from their respective outside legal counsel, dated as of the closing date of the Merger, to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. Assuming the Merger qualifies as a reorganization, Allos stockholders will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their shares of Allos common stock for shares of AMAG common stock in connection with the Merger, except with respect to cash received in lieu of fractional shares of AMAG common stock.

        Tax matters are very complicated, and the tax consequences of the Merger to a particular stockholder will depend on such stockholder's circumstances. Accordingly, AMAG and Allos urge you to consult your tax advisor for a full understanding of the tax consequences of the Merger to you, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For more information, see the section entitled "Material United States Federal Income Tax Consequences of the Merger" beginning on page 101.

No Appraisal Rights

        Neither AMAG stockholders nor Allos stockholders stock will be entitled to exercise any appraisal rights in connection with the Merger.

Regulatory Approvals

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the HSR Act, and the rules and regulations promulgated thereunder, the Merger may not be completed until the required information and materials have been furnished to the Antitrust Division of the U.S. Department of Justice, or the Antitrust Division, and the U.S. Federal Trade Commission, or the FTC, and until certain waiting period requirements have expired or been earlier terminated. AMAG and Allos each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on August 1, 2011, and the waiting period applicable to the Merger expired at 11:59 p.m., Eastern Time, on August 31, 2011.

        For a more complete discussion of the regulatory approvals relating to the Merger, see the section entitled "The Merger—Regulatory Approvals Required for the Merger" beginning on page 98.

Conditions to the Completion of the Merger

        The parties currently expect to complete the Merger in the fourth quarter of 2011. Completion of the Merger will only be possible, however, after all conditions to the completion of the Merger contained in the Merger Agreement are satisfied or waived, including after AMAG and Allos receive stockholder approvals at their respective special meetings and receive all required regulatory approvals. It is possible, therefore, that factors outside of each company's control could require them to complete the Merger at a later time or not complete it at all.

        The obligations of AMAG and Allos to complete the Merger are each subject to the satisfaction of the following conditions, subject, in some cases, to the exceptions or limitations contained in confidential disclosure schedules delivered to each party by the other:

  •
  accuracy in all material respects as of the date of the Merger Agreement and as of the closing date of the Merger of a limited number of specified representations and warranties made by the other party in the Merger Agreement (disregarding all materiality qualifications and any update or modification to such party's confidential disclosure schedules after the date of the Merger Agreement);

  •
  accuracy in all respects as of the date of the Merger Agreement and as of the closing date of the Merger of the remaining representations and warranties made by the other party in the Merger Agreement (disregarding all materiality qualifications and any update or modification to such party's confidential disclosure schedules after the date of the Merger Agreement), provided that inaccuracies in such remaining representations and warranties will be disregarded so long as such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect (as defined below) on such other party;

  •
  prior compliance with and performance by the other party, in all material respects, of all of such party's covenants and obligations under the Merger Agreement;

  •
  effectiveness of the Form S-4 Registration Statement in accordance with the provisions of the Securities Act, the absence of a stop order issued by the SEC and remaining in effect and the absence of a proceeding seeking a stop order initiated by the SEC and remaining pending or threatened by the SEC;

  •
  approval by the Allos stockholders of the adoption of the Merger Agreement;

  •
  approval by the AMAG stockholders of the issuance of shares of AMAG common stock in connection with the Merger;

  •
  receipt of an opinion from each party's outside legal counsel, that is reasonably acceptable and dated as of the closing date of the Merger, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will be treated for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Code;

  •
  receipt of a certificate executed by the Chief Executive Officer of the other party as to the satisfaction of certain of the foregoing conditions;

  •
  absence of any event or development since the date of the Merger Agreement which has not been cured, that, in combination with any other events or circumstances, is, or would reasonably be expected to have or result in, a Material Adverse Effect on either party;

  •
  expiration or termination of any waiting period applicable to the consummation of the Merger under the HSR Act;

  •
  obtainment of any governmental authorization or other consent required with respect to the Merger and the maintenance of those authorizations and consents in full force and effect (other than authorizations or consents which would not reasonably be expected to have a Material Adverse Effect on either party if not obtained);

  •
  approval of the listing of the shares of AMAG common stock to be issued in connection with the Merger (including AMAG common stock to be issued upon the exercise of certain assumed Allos options and restricted stock units) on the NASDAQ Global Select Market (subject to notice of issuance);

  •
  absence of any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger issued by any court of competent jurisdiction or other governmental body and absence of any legal requirement applicable to the Merger that makes consummation of the Merger illegal;

  •
  absence of certain pending or threatened legal proceedings relating to the Merger by a governmental body of competent jurisdiction; and

  •
  certification by Allos, under Section 1.1445-2(c)(3)(i) of the United States Treasury Regulations, that the interests in Allos are not U.S. real property interests.

        For a more complete discussion of the conditions to the completion of the Merger, see the section entitled "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 120.

No Solicitation

        In the Merger Agreement, each of AMAG and Allos has agreed that it will not directly or indirectly:

  •
  solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any alternative acquisition proposal or acquisition inquiry with respect to it;

  •
  knowingly furnish any information regarding itself or its subsidiaries to any person in connection with or in response to an acquisition proposal or acquisition inquiry with respect to it;

  •
  engage in discussions or negotiations with any person relating to any acquisition proposal or acquisition inquiry with respect to it;

  •
  approve, endorse or recommend any acquisition proposal or acquisition inquiry with respect to it; or

  •
  enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any acquisition proposal or acquisition inquiry with respect to it.

        The Merger Agreement does not, however, prohibit either AMAG or Allos from considering an alternative acquisition proposal from a third party (including furnishing information regarding itself or its subsidiaries to such third party) prior to obtaining the requisite stockholder approval of the AMAG Share Issuance Proposal or the Allos Merger Proposal, as applicable, if specified conditions are met. For further discussion of the prohibition on solicitation of acquisition proposals from third parties, see the section entitled "The Merger Agreement—No Solicitations" beginning on page 112.

Termination of the Merger Agreement

        Generally and except as specified below, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the completion of the Merger, including after the required AMAG stockholder approval and/or Allos stockholder approval is obtained:

  •
  by mutual written consent of AMAG and Allos;

  •
  by either party, if:

  •
  the Merger has not been consummated by February 29, 2012, subject to certain exceptions;

  •
  a court of competent jurisdiction or other governmental entity issues a final and non-appealable order, or has taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

    •
    after a vote duly taken, the required approval of the AMAG Share Issuance Proposal or the Allos Merger Proposal by the respective stockholders of AMAG or Allos has not been obtained at the respective stockholders meeting (or at any adjournment or postponement thereof), subject to certain exceptions;

    •
    subject to cure periods, the other party's representations and warranties are inaccurate or the other party fails to comply with its covenants, in each case, such that the closing conditions relating to the accuracy of the other party's representations and warranties or relating to the performance of the other party's covenants, as applicable, would not be satisfied, subject to certain exceptions;

    •
    prior to the required approval of the AMAG Share Issuance Proposal or the Allos Merger Proposal by the respective stockholders of AMAG or Allos, there exists a superior offer for such party and such party's board of directors shall have authorized it to enter into a binding written definitive agreement to consummate a transaction constituting such superior offer and such party shall have paid an applicable termination fee to the other party, subject to certain exceptions; or

    •
    the other party fails to take certain actions, including, among other things: (i) the failure of its Board of Directors to recommend its stockholders adopt the Merger Agreement in the case of Allos or approve the issuance of its common stock in the Merger in the case of AMAG, (ii) the failure to include in this joint proxy statement/prospectus its board of directors' recommendation in favor of the AMAG Share Issuance Proposal or Allos Merger Proposal, as applicable, and a statement to the effect that the board believes the AMAG Share Issuance Proposal or Allos Merger Proposal to be advisable, fair to and in the best interest of the company and its stockholders, (iii) the failure by its board of directors to publicly reaffirm its recommendation in favor of the AMAG Share Issuance Proposal or Allos Merger Proposal, as applicable, within certain time periods after such request is made, (iv) its board of directors shall have approved, endorsed or recommended any alternative acquisition proposal, (v) the entering into a letter of intent or similar document or any contract relating to an alternative acquisition proposal or (vi) the failure to send a statement to its security holders recommending that they reject any third-party tender or exchange offer that has been commenced or to publicly announce its opposition to any other third-party acquisition proposal within certain specified periods, or (vii) the breach in any material respect of the no-solicitation provision of the Merger Agreement or of such other party's obligations with respect to holding a stockholder meeting to adopt the Merger Agreement in the case of Allos or to approve the issuance of its common stock in the Merger in the case of AMAG and, subject to certain exceptions, recommending in favor of the AMAG Share Issuance Proposal or Allos Merger Proposal, as applicable.

        For further discussion of termination of the Merger Agreement, see the section entitled "The Merger Agreement—Termination of the Merger Agreement" beginning on page 121.

Termination Fees and Expenses

        Generally, all fees and expenses incurred in connection with the Merger will be paid by the party incurring such expenses. However, AMAG and Allos will share equally all out-of-pocket fees and expenses, other than accountants' and attorneys' fees, incurred in connection with (i) the filing, printing and mailing of the registration statement on Form S-4 and this joint proxy statement/prospectus and any amendments or supplements thereto and (ii) the filing by the parties of any notice or other document under the HSR Act.

        A termination fee of $9 million may be payable by Allos to AMAG upon the termination of the Merger Agreement under certain circumstances and a termination fee of $14 million may be payable by

AMAG to Allos upon the termination of the Merger Agreement under certain circumstances. Additionally, under certain circumstances, either AMAG or Allos may be required to pay to the other party after termination of the Merger Agreement, as reimbursement for the other party's expenses incurred in connection with the Merger, an amount equal to $2 million, which expense reimbursement amount will be credited against the termination fee described above, if applicable.

        For a more complete discussion of termination fees and expenses, see the section entitled "The Merger Agreement—Termination Fees and Expenses" beginning on page 124.

Agreements Related to the Merger

  Voting Agreements

        In connection with the execution of the Merger Agreement, certain directors and certain executive officers of each of AMAG and Allos, and Warburg Pincus, a significant stockholder of Allos, entered into stockholder voting agreements with either AMAG or Allos, respectively, whereby each of them has agreed to, among other things, vote his or its shares of AMAG common stock or Allos common stock, as applicable, in favor of the AMAG Share Issuance Proposal, in the case of AMAG's directors and executive officers, and in favor of the Allos Merger Proposal, in the case of Allos' directors, executive officers and Warburg Pincus. As of the date of the Merger Agreement, the shares of AMAG common stock and Allos common stock beneficially owned by the certain directors and executive officers of each of AMAG and Allos (including all shares of AMAG or Allos common stock underlying vested and unvested options and restricted stock units) constituted approximately 5.24% of the shares of AMAG common stock on a fully-diluted basis and approximately 26.51% of the shares of Allos common stock on a fully-diluted basis, respectively. We refer to the stockholder voting agreements between Allos and directors and certain executive officers of AMAG as the AMAG Stockholder Voting Agreements, and we refer to the stockholder voting agreements between AMAG and certain directors and certain executive officers of Allos and between AMAG and Warburg Pincus as the Allos Stockholder Voting Agreements.

        Additionally, certain directors and certain executive officers of both AMAG and Allos, as well as Warburg Pincus, pursuant to their AMAG Stockholder Voting Agreements and Allos Stockholder Voting Agreements, as applicable, have agreed to vote their shares of common stock against any alternative acquisition proposal related to AMAG or Allos, as applicable, and against any action that would in any manner interfere with or impede the Merger or the Merger Agreement.

        The AMAG Stockholder Voting Agreements and Allos Stockholder Voting Agreements also provide that such stockholders will not, among other things, sell, pledge, encumber, grant an option with respect to, transfer or dispose of, or enter into any contract or other agreement contemplating the possible sale of, pledge of, encumbrance of (other than certain restrictions imposed by law or pursuant to the applicable stockholder voting agreement), grant of an option with respect to, the transfer or disposition of any shares of AMAG common stock or Allos common stock, as applicable, beneficially owned by them, or grant any proxies with respect to such shares (other than proxies granted to Allos or AMAG or their respective executive officers, as applicable, pursuant to the applicable stockholder voting agreements). Such stockholders have also agreed to certain additional negative covenants, including not to take certain actions that either AMAG or Allos, as applicable, is prohibited from taking pursuant to the "no solicitation" provisions contained in Section 4.4 of the Merger Agreement.

        The AMAG Stockholder Voting Agreements and Allos Stockholder Voting Agreements will terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the execution of any modification, waiver, change or amendment of the Merger Agreement that is adverse to such AMAG or Allos stockholder, as applicable, or results in a decrease in the Exchange Ratio or the form of consideration payable to such stockholder under the Merger Agreement and (iii) the Effective Time.

        For a more complete discussion of the stockholder voting agreements, see the section entitled "The Voting Agreements" beginning on page 128.

  Stockholders Agreement

        In connection with the execution of the Merger Agreement, AMAG and Warburg Pincus, a significant stockholder of Allos, entered into the Stockholders Agreement. Pursuant to the Stockholders Agreement, AMAG agreed, among other matters, to file within ten days after the closing of the Merger a shelf registration statement registering for resale the shares of AMAG common stock to be received by Warburg Pincus in connection with the Merger and shares of AMAG common stock subsequently acquired by Warburg Pincus in the future; provided that to the extent that Warburg Pincus' AMAG shares are freely tradable to the public, such registration rights shall not apply. AMAG has agreed to maintain the effectiveness of any registration statement that is filed until the earlier of three years after its effective date or the date all covered shares are sold, are freely tradeable to the public without registration or are otherwise no longer covered shares pursuant to the terms of the Stockholders Agreement.

        For a more complete discussion of the Stockholders Agreement, see the section entitled "The Stockholders Agreement" beginning on page 134.

  Amendment to Rights Agreement

        On July 19, 2011, immediately prior to the execution of the Merger Agreement, Allos and Mellon Investor Services LLC, or the Allos Rights Agent, entered into an amendment to the Rights Agreement, dated as of May 6, 2003 as amended on March 4, 2005, January 29, 2007 and July 17, 2009, or the Allos Rights Agreement, between Allos and the Allos Rights Agent. Pursuant to the amendment, the Allos Rights Agreement has been amended to amend and restate the definition of "Excluded Stockholder" to include AMAG, Merger Sub and their affiliates to the extent of their beneficial ownership of any shares of Allos' common stock pursuant to and arising out of the Merger Agreement, the Allos Stockholder Voting Agreements, the AMAG Stockholder Voting Agreements or any of the transactions contemplated thereby, and to provide that neither the execution nor delivery of the Merger Agreement or the stockholder voting agreements nor the consummation of the Merger or any other transactions contemplated by the Merger Agreement or stockholder voting agreements shall be construed to give any holder of "Rights" (as defined in the Allos Rights Agreement) or any other "Person" (as defined in the Allos Rights Agreement) any legal or equitable rights, remedies or claims, nor shall it result in the deemed occurrence of a "Shares Acquisition Date" (as defined in the Allos Rights Agreement) or a "Distribution Date" (as defined in the Allos Rights Agreement) or the separation of the Rights (as defined in the Allos Rights Agreement) from the "Common Shares" (as defined in the Allos Rights Agreement). For a more complete discussion of the amendment to the Allos Rights Agreement, see the section entitled "Amendment to Rights Agreement" beginning on page 127.

Voting by AMAG and Allos Directors and Executive Officers

        As of September 12, 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, directors and executive officers of each of (i) AMAG, and its affiliates, beneficially owned and were entitled to vote 594,679 shares of AMAG common stock, or approximately 2.73% of the shares of AMAG common stock outstanding on that date and (ii) Allos, and its affiliates (including Warburg Pincus), beneficially owned and were entitled to vote 29,432,040 shares of Allos common stock, or approximately 27.85% of the shares of Allos common stock outstanding on that date.

        Pursuant to the Allos Stockholder Voting Agreements described above, certain directors and certain executive officers of Allos party thereto and Warburg Pincus have agreed to vote their respective shares of Allos common stock in favor of the Allos Merger Proposal. Likewise, under the AMAG Stockholder Voting Agreements certain directors and executive officers of AMAG have agreed to vote their respective shares of AMAG common stock in favor of the AMAG Share Issuance Proposal. The applicable directors and executive officers of each of AMAG and Allos subject to such stockholder voting agreements collectively hold 2.73% of the shares of AMAG common stock and 27.63% of the shares of Allos common stock, respectively, outstanding as of September 12, 2011, the latest practicable date before the printing of this joint proxy statement/prospectus.

Rights of Allos Stockholders Will Change as a Result of the Merger

        Due to differences between the governing documents of AMAG and Allos, Allos stockholders receiving AMAG common stock in connection with the Merger will have different rights once they become AMAG stockholders. The material differences are described in detail under the section entitled "Comparison of Rights of Holders of AMAG Common Stock and Allos Common Stock" beginning on page 161.

Risk Factors

        In evaluating the Merger Agreement and the Merger, you should consider certain risks discussed in the section entitled "Risk Factors" beginning on page 38.

Matters to Be Considered at the AMAG Special Meeting and Allos Special Meeting

  AMAG Special Meeting

        Date, Time and Place.    The AMAG special meeting will be held on October 21, 2011 at 9:00 a.m., local time, at Cooley LLP located at 500 Boylston St., Boston, Massachusetts 02116.

        Matters to be Considered at the AMAG Special Meeting.    At the AMAG special meeting, and any adjournments or postponements thereof, AMAG stockholders will be asked to:

  •
  approve the AMAG Share Issuance Proposal;

  •
  approve the adjournment of the AMAG special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the AMAG Share Issuance Proposal; and

  •
  conduct any other business as may properly come before the AMAG special meeting or any adjournment or postponement thereof.

        Record Date.    The AMAG Board of Directors has fixed the close of business on September 9, 2011 as the record date for determination of AMAG stockholders entitled to notice of and to vote at the AMAG special meeting and any adjournment thereof.

        Required Vote.    Approval of the AMAG Share Issuance Proposal and the adjournment of the AMAG special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the AMAG Share Issuance Proposal, require the affirmative vote of the holders of a majority of the shares of AMAG common stock present and entitled to vote either in person or by proxy at the AMAG special meeting. As of the close of business on the record date for the AMAG special meeting, there were 21,202,959 shares of AMAG common stock outstanding.

        For additional information about the AMAG special meeting, see the section entitled "The Special Meeting of AMAG Stockholders" beginning on page 137.

  Allos Special Meeting

        Date, Time and Place.    The Allos special meeting will be held on October 21, 2011 at 9:00 a.m., local time, at Latham & Watkins LLP located at 885 Third Avenue, New York, New York 10022.

        Matters to be Considered at the Allos Special Meeting.    At the Allos special meeting, and any adjournments or postponements thereof, Allos stockholders will be asked to:

  •
  approve the Allos Merger Proposal;

  •
  approve the adjournment of the Allos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Allos Merger Proposal;

  •
  approve, on an advisory basis, the Allos Golden Parachute Proposal; and

  •
  conduct any other business as may properly come before the Allos special meeting or any adjournment or postponement thereof.

        Record Date.    The Allos Board of Directors has fixed the close of business on September 12, 2011 as the record date for determination of Allos stockholders entitled to notice of and to vote at the Allos special meeting and any adjournment thereof.

        Required Vote.    Approval of the Allos Merger Proposal requires the affirmative vote of the holders of a majority of the shares of Allos common stock outstanding and entitled to vote at the Allos special meeting. Approval of a proposal to adjourn or postpone the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Allos Merger Proposal, requires the affirmative vote of the holders of a majority of the shares of Allos common stock present and entitled to vote either in person or by proxy at the Allos special meeting. The advisory vote on the "golden parachute" compensation that Allos' named executive officers may potentially receive in connection with the Merger requires the affirmative vote of the holders of a majority of the shares of Allos common stock present and entitled to vote either in person or by proxy at the Allos special meeting. The vote of Allos stockholders on the Allos Golden Parachute Proposal is advisory in nature and will not be binding on Allos or the Allos Board of Directors and will not impact whether or not the compensation is paid. As of the close of business on the record date, there were 105,679,986 shares of Allos common stock outstanding.

        For additional information about the Allos special meeting, see the section entitled "The Special Meeting of Allos Stockholders" beginning on page 143.

Legal Proceedings Related to the Merger

        Between July 21, 2011 and August 31, 2011, nine putative class action lawsuits were filed against AMAG, Allos, members of the Allos Board of Directors and AMAG Board of Directors and Merger Sub, arising out of the proposed Merger between AMAG and Allos. Two lawsuits were filed in the United States District Court for the District of Colorado on July 21, 2011 and July 22, 2011 (entitled James Radmore and John Salem v. Allos Therapeutics, Inc., et al. and A.E. Everage Jr. v. Allos Therapeutics, Inc., et al.); three lawsuits were filed on July 26, 2011, July 28, 2011 and August 15, 2011 in the Court of Chancery of the State of Delaware (entitled Hoyan Lam v. Allos Therapeutics, Inc., et al., Mulligan v. Allos Therapeutics, Inc., et al. and Ira Gaines v. Michael Narachi, et al.); and three lawsuits were filed in Jefferson County District Court for the State of Colorado on July 26, 2011 and July 27, 2011 (entitled Rupert Nunn v. Paul Berns, et al., Lyla Stevens, et al. v. Stephen J. Hoffman, et al. and Hannon, et al. v. Allos Therapeutics, Inc., et al.), or collectively, the Lawsuits. The Lawsuits generally allege that the members of the Allos Board of Directors or AMAG Board of Directors, as applicable, breached their fiduciary duties of loyalty, care, independence, good faith and fair dealing to Allos' or AMAG's stockholders, as applicable, by entering into the Merger Agreement because they, among other things, (i) failed to maximize stockholder value; (ii) used a process that was unfair and inadequate and tailored to better their own interests at the expense of Allos' or AMAG's public stockholders, as applicable; (iii) failed to implement a bidding mechanism to foster a fair auction or took steps to avoid competitive bidding; (iv) agreed to preclusive deal-protection terms; and (v) in the case of the AMAG Board of Directors, rejected an allegedly superior offer by MSMB Capital Management LLC. The Lawsuits also allege that AMAG, Allos and Merger Sub aided and abetted the Allos Board of Directors or AMAG Board of Directors, as applicable, in breaching their fiduciary duties. Plaintiffs seek to stop or delay the acquisition of Allos by AMAG, or rescission of the Merger in the event it is consummated, and seek monetary damages in an unspecified amount to be determined at trial.

        On August 1, 2011, the Delaware Court of Chancery consolidated the Lam and Mulligan cases into In Re Allos Therapeutics, Inc. Shareholders Litigation, Consolidated C.A. No. 6714.

        On August 24, 2011, the Jefferson County District Court for the State of Colorado consolidated the Nunn, Stevens and Hannon cases into Stevens, et al. v. Hoffman, et al., lead case No. 2011CV3190.

        On August 31, 2011, an Amended Class Action Complaint was filed by plaintiffs Hannon and Fisher in the consolidated Stevens action pending in the Jefferson County District Court for the State of Colorado. On September 1, 2011, a Verified Consolidated Amended Class Action Complaint was filed in the consolidated action pending in the Delaware Court of Chancery. The amended complaints name as defendants members of the Allos Board of Directors, as well as Allos, AMAG and Merger Sub, and allege that the Allos Board of Directors breached their fiduciary duties to Allos' stockholders in connection with the Merger Agreement and the disclosures related thereto, and further claim that Allos, AMAG and Merger Sub aided and abetted those alleged breaches of fiduciary duty. The amended complaints generally allege that the Merger Agreement involves an unfair price, a flawed sales process and preclusive deal protection devices and that the defendants agreed to the transaction to benefit themselves personally. The amended complaints further allege that this proxy statement fails to disclose material information relating to Allos' and AMAG's financial projections, the fairness opinions of J.P. Morgan and Morgan Stanley and the background of the proposed transaction. The amended complaints seeks damages and injunctive relief, including to enjoin the acquisition of Allos by AMAG, and an award of attorneys' and other fees and costs, in addition to other relief. AMAG and Allos believe the plaintiffs' allegations lack merit and will contest them vigorously.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF AMAG

        The following table sets forth AMAG's selected historical consolidated financial data as of the dates and for each of the periods indicated. The selected historical consolidated financial data for each of the three years ended December 31, 2010, 2009 and 2008 and as of December 31, 2010 and 2009 is derived from AMAG's audited consolidated financial statements, which are incorporated by reference into this joint proxy statement/prospectus. The financial data for the years ended December 31, 2007 and September 30, 2006 and the three months ended December 31, 2006, and as of December 31, 2007, December 31, 2006, and September 30, 2006 is derived from AMAG's audited historical consolidated financial statements, which are not included or incorporated by reference into this joint proxy statement/prospectus. The consolidated financial data for each of the six months ended and as of June 30, 2011 and 2010 is derived from AMAG's unaudited consolidated financial statements incorporated by reference into this joint proxy statement/prospectus. In AMAG's opinion, such unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of its financial position and results of operations for such periods. Interim results for the six months ended and as of June 30, 2011 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ended December 31, 2011.

        You should read the selected historical consolidated financial data below together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the consolidated financial statements and notes to the consolidated financial statements for the year ended December 31, 2010 included in AMAG's Annual Report on Form 10-K and for the six months ended June 30, 2011 included in AMAG's Quarterly Report on Form 10-Q, each of which has been filed with the SEC and all of which are incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 170.

	For the Six Months Ended June 30,		For the Years Ended December 31,				For the Three Months Ended December 31,	For the Year Ended September 30,
	2011	2010	2010	2009	2008	2007	2006	2006
	(in thousands, except per share data)
Statement of Operations Data
Revenues:
Product sales, net	$24,103	$29,521	$59,978	$16,482	$751	$1,208	$353	$1,449
License fee and other collaboration revenues	4,615	2,529	6,132	516	959	1,096	222	907
Royalties	69	83	135	180	228	248	44	317

Total revenues	28,787	32,133	66,245	17,178	1,938	2,552	619	2,673

Costs and expenses:
Cost of product sales	5,123	2,894	7,606	1,013	292	320	287	273
Research and development expenses	30,261	27,152	54,462	36,273	31,716	24,236	6,393	21,294
Selling, general and administrative expenses	36,460	47,460	84,939	77,829	49,536	20,396	2,197	8,011
Restructuring expenses	—	—	2,224	—	—	—	—	—

Total costs and expenses	71,844	77,506	149,231	115,115	81,544	44,952	8,877	29,578

Other income (expense):
Interest and dividend income, net	1,012	875	1,741	3,154	9,139	12,506	818	1,575
(Losses) gains on investments, net	(208)	798	408	942	(3,024)	—	—	—
Fair value adjustment of settlement rights	—	(788)	(788)	(778)	1,566	—	—	—
Litigation settlement	—	—	—	—	—	(4,000)	—	—
Other expense	—	—	—	—	—	—	—	(35)

Total other income (expense)	804	885	1,361	3,318	7,681	8,506	818	1,540

Net loss before income taxes	(42,253)	(44,488)	(81,625)	(94,619)	(71,925)	(33,894)	(7,440)	(25,365)
Income tax benefit	396	111	472	1,268	278	—	—	—

	For the Six Months Ended June 30,		For the Years Ended December 31,				For the Three Months Ended December 31,	For the Year Ended September 30,
	2011	2010	2010	2009	2008	2007	2006	2006
	(in thousands, except per share data)
Net loss	$(41,857)	$(44,377)	$(81,153)	$(93,351)	$(71,647)	$(33,894)	$(7,440)	$(25,365)

Net loss per share—basic and diluted:	$(1.98)	$(2.16)	$(3.90)	$(5.46)	$(4.22)	$(2.15)	$(0.60)	$(2.31)

Weighted average shares outstanding used to compute net loss per share:
Basic and diluted	21,156	20,504	20,806	17,109	16,993	15,777	12,383	10,964

	June 30,		December 31,
	2011	2010	2010	2009	2008	2007	2006
	(in thousands)
Balance Sheet Data
Working capital (current assets less current liabilities)	$227,208	$280,980	$254,073	$85,168	$149,918	$282,196	$149,474
Total assets	301,239	375,972	336,076	184,619	231,955	294,851	162,342
Long-term liabilities	50,859	56,436	54,079	4,081	4,149	879	1,688
Stockholders' equity	212,018	275,766	245,286	142,977	213,414	285,954	152,277

 SELECTED HISTORICAL FINANCIAL DATA OF ALLOS

        The following table sets forth Allos' selected historical financial data as of the dates and for each of the periods indicated. The selected historical financial data for each of the three years ended December 31, 2010, 2009 and 2008 and as of December 31, 2010 and 2009 is derived from Allos' audited financial statements, which are incorporated by reference into this joint proxy statement/prospectus. The financial data for the years ended December 31, 2007 and 2006 and as of December 31, 2007 and 2006 is derived from Allos' audited historical financial statements, which are not included or incorporated by reference into this joint proxy statement/prospectus. The financial data for each six months ended and as of June 30, 2011 and 2010 is derived from Allos' unaudited financial statements incorporated by reference into this joint proxy statement/prospectus. In Allos' opinion, such unaudited financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of its financial position and results of operations for such periods. Interim results for the six months ended and as of June 30, 2011 are not necessarily indicative of, and are not projections for, the results to be expected for the fiscal year ended December 31, 2011.

        You should read the selected historical financial data below together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and with the financial statements and notes to the financial statements for the year ended December 31, 2010 included in Allos' Annual Report on Form 10-K and for the six months ended June 30, 2011 included in Allos' Quarterly Report on Form 10-Q, each of which has been filed with the SEC and all of which are incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 170.

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(in thousands, except per share data)
Statement of Operations Data
Revenue:
Net product sales	$21,836	$15,292	$35,227	$3,585	$—	$—	$—
License and other revenue	28,127	—	—	—	—	—	—

Total revenues	49,963	15,292	35,227	3,585	—	—	—

Operating costs and expenses:
Cost of sales, excluding amortization expense presented below	1,987	1,441	3,647	408	—	—	—
Cost of license and other revenue	10,571	—	—	—	—	—	—
Research and development	12,571	15,807	31,359	32,618	30,595	22,992	16,606
Selling, general and administrative	37,710	38,449	78,782	44,448	23,044	19,672	14,876
Amortization of intangible asset	227	227	454	121	—	—	—
Restructuring and separation costs	—	—	—	—	—	—	646

Total operating costs and expenses	63,066	55,924	114,242	77,595	53,639	42,664	32,128

	For the Six Months Ended June 30,		For the Years Ended December 31,
	2011	2010	2010	2009	2008	2007	2006
	(in thousands, except per share data)
Operating loss	(13,103)	(40,632)	(79,015)	(74,010)	(53,639)	(42,664)	(32,128)
Interest and other income, net	60	131	1,520	380	1,909	3,294	1,916

Loss before income taxes	(13,043)	(40,501)	(77,495)	(73,630)	(51,730)	(39,370)	(30,212)
Income tax benefit	—	—	78	77	—	—	—

Net loss	$(13,043)	$(40,501)	$(77,417)	$(73,553)	$(51,730)	$(39,370)	$(30,212)

Net loss per share: basic and diluted	$(0.12)	$(0.39)	$(0.74)	$(0.81)	$(0.69)	$(0.60)	$(0.55)

Weighted average shares: basic and diluted	105,567	104,896	105,123	90,470	75,400	65,189	55,300

	June 30,		December 31,
	2011	2010	2010	2009	2008	2007	2006
	(in thousands)
Balance Sheet Data
Cash, cash equivalents and investments	$109,468	$122,349	$98,565	$158,544	$83,965	$57,756	$32,796
Working capital	100,815	120,540	90,612	151,305	77,981	51,958	28,897
Total assets	134,119	145,326	120,756	175,384	89,340	61,460	36,382
Common stock and additional paid-in capital	555,449	542,591	548,827	532,756	379,123	300,508	238,109
Accumulated deficit	(463,672)	(413,713)	(450,629)	(373,212)	(299,659)	(247,929)	(208,559)
Total stockholders' equity	91,777	128,878	98,198	159,544	79,464	52,579	29,550

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

        The following summary unaudited pro forma condensed combined financial data is intended to show how the Merger might have affected historical financial statements if the Merger had been completed as of January 1, 2010 with respect to the pro forma results of operations and at June 30, 2011 with respect to the pro forma balance sheet, and was prepared based on the historical financial results reported by AMAG and Allos. The following should be read in connection with the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 149, and the audited and unaudited consolidated financial statements of AMAG and Allos, which are incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 170.

        The Merger will be accounted for as a business combination under the acquisition method of accounting, with AMAG as the accounting acquirer and Allos as the accounting acquiree. The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the Merger are based upon the acquisition method of accounting in accordance with GAAP, and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements.

        The unaudited pro forma condensed combined balance sheet as of June 30, 2011 combines the historical consolidated balance sheets of AMAG and Allos as of June 30, 2011.

        The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2011 combine the historical consolidated statements of operations of AMAG and Allos for their respective six months ended June 30, 2011. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2010 combine the historical consolidated statements of operations of AMAG and Allos for their respective years ended December 31, 2010.

        The historical consolidated financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the Merger, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management's estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments.

        The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been combined during the periods presented. The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the Merger. These financial statements also do not include any integration costs, dissynergies or estimated future transaction costs, except for fixed contractual transaction costs, that the companies may incur as a result of the Merger. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements (see the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 150), the preliminary acquisition date fair value of the identifiable assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial statements is subject to adjustment and may vary significantly from the actual amounts that will be recorded upon completion of the Merger.

(in thousands, except per share data)	Year Ended December 31, 2010	Six Months Ended June 30, 2011
Pro Forma Results of Operations Data:
Revenue	$101,472	$78,750
Operating loss	(169,970)	(58,046)
Net loss	(166,539)	(56,786)
Basic and diluted net loss per share	(4.85)	(1.64)
Weighted average common shares outstanding:
Basic and diluted	34,353	34,703

(in thousands)	As of June 30, 2011
Pro Forma Balance Sheet Data:
Cash and cash equivalents	$132,898
Short-term investments	199,807
Long-term investments	25,079
Total assets	531,932
Total liabilities	129,708
Total stockholders' equity	402,224

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

        The following table sets forth certain historical, unaudited pro forma combined and pro forma equivalent financial information. The pro forma combined and pro forma equivalent income and dividend per share data assumes that the Merger was completed at the beginning of the respective periods. The Allos pro forma equivalent data was calculated by multiplying the corresponding combined company pro forma data by the Exchange Ratio.

        The unaudited pro forma combined and pro forma equivalent income and dividend per share data for the year ended December 31, 2010 was prepared based on the audited consolidated financial statements for AMAG and Allos for the year ended December 31, 2010. The pro forma combined and pro forma equivalent net book value per share data as of December 31, 2010 was prepared based on the audited consolidated balance sheet of AMAG and Allos as of December 31, 2010.

        The unaudited pro forma combined and pro forma equivalent income and dividend per share data for the six months ended June 30, 2011 was prepared based on the unaudited condensed consolidated financial statements for AMAG and Allos for the six months ended June 30, 2011. The pro forma combined and pro forma equivalent net book value per share data as of June 30, 2011 was prepared based on the unaudited consolidated balance sheet of AMAG and Allos as of June 30, 2011.

        The information below should be read in conjunction with the audited and unaudited consolidated financial statements of AMAG and Allos referenced above and the accompanying notes to such financial statements, all of which are incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 170. You are urged to also read the section entitled "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page 150.

	As of and for the Year Ended December 31, 2010	As of and for the Six Months Ended June 30, 2011
AMAG Historical Data
Basic and diluted net loss per share	$(3.90)	$(1.98)
Book value per share(1)	11.60	10.01
Cash dividends	—	—
Allos Historical Data
Basic and diluted net loss per share	$(0.74)	$(0.12)
Book value per share(1)	0.93	0.87
Cash dividends	—	—
Combined Company Pro Forma Data
Basic and diluted net loss per share(2)	$(4.85)	$(1.64)
Book value per share(1)	12.46	11.58
Cash dividends	—	—
Allos Pro Forma Equivalent Data(3)
Basic and diluted net loss per share	$(0.62)	$(0.21)
Book value per share(1)	1.60	1.48
Cash dividends	—	—

(1)
Book value per share as of June 30, 2011 was computed using book value attributable to AMAG and Allos, as applicable, divided by the number of shares of common stock outstanding of 21,182,147 and 105,673,986, respectively. Book value per share as of December 31, 2010 was computed using book value attributable to AMAG and Allos, as applicable, divided by the number of shares of common stock outstanding of 21,137,428 and 105,493,546, respectively. Book value per share for the combined company as of

  December 31, 2010 and June 30, 2011 was computed using pro forma stockholders' equity at each respective date, divided by the pro forma number of shares of common stock outstanding of 34,661,701 and 34,729,552, respectively.

(2)
Pro forma combined basic and diluted net loss per share is computed by dividing pro forma combined net loss by the weighted average pro forma number of shares outstanding during the relevant period. Shares issuable upon the exercise of outstanding stock options and the vesting of restricted stock units are excluded from the computation due to their anti-dilutive effect on pro forma combined net loss per share.

(3)
Allos pro forma equivalent amounts are calculated by multiplying pro forma combined per share amounts by the Exchange Ratio of 0.1282.

(in thousands)	As of June 30, 2011
AMAG Historical Data
Cash and cash equivalents	$79,956
Short-term investments	159,237
Long-term investments	25,079
Total assets	301,239
Total liabilities	89,221
Total stockholders' equity	212,018
Allos Historical Data
Cash and cash equivalents	$68,898
Short-term investments	40,570
Total assets	134,119
Total liabilities	42,342
Total stockholders' equity	91,777
Combined Company Pro Forma Data
Cash and cash equivalents	$132,898
Short-term investments	199,807
Long-term investments	25,079
Total assets	531,932
Total liabilities	129,708
Total stockholders' equity	402,224

COMPARATIVE MARKET PRICE DATA AND DIVIDEND INFORMATION

Stock Prices

        The tables below set forth, for the calendar quarters indicated, the high and low sales prices per share of AMAG common stock, which trades on the NASDAQ Global Select Market under the symbol "AMAG," and Allos common stock, which trades on the NASDAQ Global Market under the symbol "ALTH."

        AMAG's and Allos' fiscal years ended on December 31st.

	AMAG Common Stock
	High	Low
Fiscal Year 2009
First Quarter	$39.75	$22.20
Second Quarter	$57.19	$36.09
Third Quarter	$58.23	$39.24
Fourth Quarter	$45.14	$33.76
Fiscal Year 2010
First Quarter	$52.49	$33.29
Second Quarter	$37.89	$29.78
Third Quarter	$40.00	$16.70
Fourth Quarter	$21.22	$13.75
Fiscal Year 2011
First Quarter	$19.47	$15.93
Second Quarter	$19.40	$15.18
Third Quarter (through September 12, 2011)	$19.48	$12.65

	Allos Common Stock
	High	Low
Fiscal Year 2009
First Quarter	$9.30	$5.62
Second Quarter	$8.50	$5.34
Third Quarter	$8.79	$6.60
Fourth Quarter	$7.39	$5.46
Fiscal Year 2010
First Quarter	$8.15	$6.47
Second Quarter	$8.79	$6.10
Third Quarter	$6.18	$3.58
Fourth Quarter	$4.81	$3.71
Fiscal Year 2011
First Quarter	$4.70	$2.50
Second Quarter	$3.30	$1.84
Third Quarter (through September 12, 2011)	$2.30	$1.39

Dividends

        AMAG has never paid cash dividends on its common stock. AMAG currently intends to retain earnings, if any, for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

        Allos has never paid cash dividends on its common stock. Allos currently intends to retain earnings, if any, for use in its business and does not anticipate paying any cash dividends in the foreseeable future.

Comparative Per Share Market Value Data

        The following table presents the closing per share price of AMAG common stock and Allos common stock as reported on the NASDAQ Global Select Market and the NASDAQ Global Market, respectively, on (i) July 19, 2011, the last trading day preceding public announcement that AMAG and Allos had entered into the Merger Agreement and (ii) September 12, 2011, the latest practicable date before the printing of this joint proxy statement/prospectus.

        The table also includes the equivalent closing per share price of Allos common stock on those dates. These equivalent closing per share prices reflect the fluctuating value of the AMAG common stock that Allos stockholders would receive in exchange for each share of Allos common stock if the Merger had been completed on either of these dates, applying the exchange ratio of 0.1282 shares of AMAG common stock for each share of Allos common stock.

	AMAG Common Stock	Allos Common Stock	Equivalent Allos Price Per Share
July 19, 2011	$19.07	$2.06	$2.44
September 12, 2011	$14.38	$1.53	$1.84

        The above table shows only historical comparisons. These comparisons may not provide meaningful information to Allos stockholders in determining whether to approve the Allos Merger Proposal. Allos stockholders are urged to obtain current market quotations for AMAG common stock and Allos common stock and to review carefully the other information contained in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus. Historical stock prices are not indicative of future stock prices.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This joint proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus contain or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Statements that include words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue," or "pursue" or the negative of these words or other words or expressions of similar meaning may identify forward-looking statements. These forward-looking statements are found at various places throughout this joint proxy statement/prospectus and the other documents incorporated by reference and relate to a variety of matters, including but not limited to (i) the timing and anticipated completion of the proposed Merger, (ii) the benefits and synergies expected to result from the proposed Merger, (iii) the anticipated customer base for AMAG and Allos following the completion of the proposed Merger and (iv) other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of AMAG and Allos, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this joint proxy statement/prospectus and those that are incorporated by reference into this joint proxy statement/prospectus. In addition to the risk factors identified elsewhere, important factors that could cause actual results to differ materially from those described in forward-looking statements contained herein include, but are not limited to:

  •
  any operational or cultural difficulties associated with the integration of the businesses of AMAG and Allos;

  •
  potential adverse reactions or changes to business and employment relationships resulting from the announcement or completion of the proposed Merger;

  •
  unexpected costs, charges or expenses resulting from the proposed Merger;

  •
  litigation or adverse judgments relating to the proposed Merger;

  •
  risks relating to the completion of the proposed Merger, including the risk that the required stockholder approvals might not be obtained in a timely manner or at all or that other conditions to the completion of the Merger will not be satisfied;

  •
  the failure to realize anticipated annual net operating synergies from the Merger or delay in the realization thereof;

  •
  any difficulties associated with requests or directions from governmental authorities resulting from their reviews of the Merger; and

  •
  any changes in general economic and/or industry-specific conditions.

        Additional factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth in the section entitled "Risk Factors" beginning on page 38, the Quarterly Report on Form 10-Q of AMAG for the quarter ended June 30, 2011, which was filed with the SEC on August 5, 2011, under the heading "Item 1A—Risk Factors" and in the Quarterly Report on Form 10-Q of Allos for the quarter ended June 30, 2011, which was filed with the SEC on August 4, 2011, under the heading "Item 1A—Risk Factors," and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by each of AMAG and Allos.

        You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus or, in the case of documents incorporated by reference, as of the date of those documents. Neither AMAG nor Allos undertakes any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this joint proxy statement/prospectus or to reflect the occurrence of unanticipated events, except as required by law.

RISK FACTORS

        In addition to the other information included and incorporated by reference into this joint proxy statement/prospectus, including the matters addressed in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" beginning on page 36, you should carefully consider the following risk factors before deciding how to vote your shares of AMAG common stock at the AMAG special meeting and/or your shares of Allos common stock at the Allos special meeting. These factors should be considered in conjunction with the other information included by AMAG and Allos in this joint proxy statement/prospectus. If any of the risks described below or in the documents incorporated by reference into this joint proxy statement/prospectus actually materialize, the businesses, financial condition, results of operations, prospects or stock prices of AMAG, Allos and/or the combined company could be materially and adversely affected. See the section entitled "Where You Can Find Additional Information" beginning on page 170.

 Risks Related to the Merger

Because the Exchange Ratio is fixed and will not be adjusted in the event of changes in the price of either AMAG's or Allos' common stock, the market value of the shares of AMAG common stock to be received by the Allos stockholders in connection with the Merger is subject to change prior to the completion of the Merger.

        The Exchange Ratio is fixed such that each share of Allos common stock will be converted into the right to receive 0.1282 shares of AMAG common stock in connection with the Merger. No adjustments to this Exchange Ratio will be made based on changes in the price of either the AMAG common stock or Allos common stock prior to the completion of the Merger. Changes in stock price may result from a variety of factors, including, among others, general market and economic conditions, changes in AMAG's or Allos' respective businesses, operations and prospects, market assessment of the likelihood that the Merger will be completed as anticipated or at all and regulatory considerations. Many of these factors are beyond AMAG's or Allos' control.

        As a result of any such changes in stock price, the market value of the shares of AMAG common stock that the Allos stockholders will receive at the time that the Merger is completed could vary significantly from the value of such shares on the date of this joint proxy statement/prospectus, the date of the AMAG special meeting, the date of the Allos special meeting or the date on which the Allos stockholders actually receive their shares of AMAG common stock. For example, based on the range of closing prices of AMAG common stock during the period from July 19, 2011, the last trading day before the public announcement of the Merger, through September 12, 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, the Exchange Ratio represented a market value ranging from a low of $1.74 to a high of $2.44 for each share of Allos common stock. Accordingly, at the time of the AMAG special meeting or the Allos special meeting, as the case may be, neither the AMAG stockholders nor the Allos stockholders, as the case may be, will know or be able to calculate the exact market value of the consideration the Allos stockholders will receive upon completion of the Merger.

Changes in the number of shares of outstanding common stock of either AMAG or Allos prior to the completion of the Merger would result in a corresponding change to the relative ownership percentages of the current AMAG stockholders and the current Allos stockholders of the combined company.

        Based on the number of shares of AMAG common stock and Allos common stock outstanding as of September 12, 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, if the Merger had been completed on such date, the holders of Allos common stock would have been entitled to receive shares of AMAG common stock representing approximately 39% of all shares of AMAG common stock outstanding as of immediately following the completion of the Merger. AMAG stockholders would have continued to own their existing shares, which would not be affected by the Merger, and such shares would have represented approximately 61% of all shares of AMAG common stock outstanding as of immediately following the completion of the Merger. However, because the Exchange Ratio is fixed, to the extent that the number of shares of outstanding common stock of either AMAG or Allos changes prior to the completion of the Merger, whether due to any new issuance of shares of AMAG common stock or Allos common stock, any exercise of any outstanding options or other rights to purchase shares of AMAG common stock or Allos common stock, vesting of AMAG or Allos restricted stock units or otherwise, there will automatically occur a corresponding change in the relative ownership percentages of the current AMAG stockholders and the current Allos stockholders of the combined company.

The announcement and pendency of the Merger could have an adverse effect on AMAG's or Allos' stock price, business, financial condition, results of operations or business prospects.

        The announcement and pendency of the Merger could disrupt AMAG's and/or Allos' businesses in the following ways, among others:

  •
  Customers and other third-party business partners of AMAG or Allos may delay or defer purchase decisions with regards to their respective products or may seek to terminate and/or renegotiate their relationships with AMAG or Allos as a result of the Merger, whether pursuant to the terms of their existing agreements with AMAG and/or Allos or otherwise;

  •
  The attention of AMAG and/or Allos management may be directed toward the completion of the Merger and related matters and may be diverted from the day-to-day business operations of their respective companies, including from other opportunities that might otherwise be beneficial to AMAG or Allos; and

  •
  Current and prospective employees may experience uncertainty regarding their future roles with the combined company, which might adversely affect AMAG's and/or Allos' ability to retain, recruit and motivate key personnel and may adversely affect the focus of their respective employees on sales of their respective products.

        Should they occur, any of these matters could adversely affect the stock prices of, or harm the financial condition, results of operations or business prospects of, AMAG and/or Allos.

Some of the directors and executive officers of AMAG and Allos have interests in the Merger that are different from, or in addition to, those of the other AMAG and Allos stockholders.

        When considering the recommendation by the AMAG Board of Directors that the AMAG stockholders vote "for" for the AMAG Share Issuance Proposal and the recommendation by the Allos Board of Directors that the Allos stockholders vote "for" the Allos Merger Proposal, the AMAG and Allos stockholders should be aware that certain of the directors and executive officers of AMAG and Allos have arrangements that provide them with interests in the Merger that are different from, or in addition to, those of the stockholders of AMAG and Allos. For example, five designees of the current AMAG Board of Directors will serve as directors of the new company: Michael Narachi, Brian J.G. Pereira, MD and three additional individuals. These directors, other than Dr. Pereira, will be entitled to receive certain cash and equity compensation in connection with their service as directors. The directors and executive officers of AMAG also have certain rights to indemnification and directors' and officers' liability insurance that will be provided by the combined company following the completion of the Merger. Additionally, Brian J.G. Pereira beneficially owns 10,000 shares of Allos common stock. See the section entitled "The Merger—Interests of AMAG Directors and Executive Officers in the Merger" beginning on page 93.

        In addition, Paul Berns and three additional designees of the current Allos Board of Directors (as to whom a determination has not yet been made) will be appointed to the combined company's board of directors upon completion of the Merger. These directors will be entitled to receive certain cash and equity compensation in connection with their service as directors. Each executive officer of Allos is party to an employment agreement with Allos which provides for certain severance payments and accelerated vesting of stock options and restricted stock units in the event of the executive's qualifying termination within one month prior to or twelve months (or two years in the case of Mr. Berns) following the completion of the Merger. In addition, the non-employee directors of Allos who do not become directors of AMAG upon the completion of the Merger hold stock options that provide for accelerated vesting in connection with the Merger. The directors and executive officers of Allos also have certain rights to indemnification and directors' and officers' liability insurance that will be provided by the combined company following the completion of the Merger. See the section entitled "The Merger—Interests of Allos Directors and Executive Officers in the Merger" beginning on page 93.

        The boards of directors of each of AMAG and Allos were aware of these potential interests and considered them in making their respective recommendations to approve the AMAG Share Issuance Proposal, with respect to the AMAG stockholders, and to approve the Allos Merger Proposal, with respect to the Allos stockholders.

The Merger Agreement contains provisions that could discourage or make it difficult for a third party to acquire AMAG or Allos prior to the completion of the Merger.

        The Merger Agreement contains provisions that make it difficult for AMAG or Allos to entertain a third-party proposal for an acquisition of AMAG or Allos. These provisions include the general prohibition on AMAG's and Allos' soliciting or engaging in discussions or negotiations regarding any alternative acquisition proposal, and the requirement that AMAG and Allos pay a termination fee of $14 million and $9 million, respectively, to the other party if the Merger Agreement is terminated in specified circumstances. See the sections entitled "The Merger Agreement—No Solicitations," "The Merger Agreement—Board Recommendations" and "The Merger Agreement—Termination Fees and Expenses" beginning on pages 112, 114 and 124, respectively.

        These provisions might discourage an otherwise-interested third party from considering or proposing an acquisition of AMAG or Allos, even one that may be deemed of greater value than the Merger to AMAG stockholders or Allos stockholders, as applicable. Furthermore, even if a third party elects to propose an acquisition, the concept of a termination fee may result in that third party's offering of a lower value to AMAG stockholders or Allos stockholders, as applicable, than such third party might otherwise have offered.

Failure to complete the Merger could negatively impact AMAG's and Allos' respective businesses, financial condition, results of operations or stock prices.

        Completion of the Merger is condition upon Allos and AMAG satisfying certain closing conditions, including adoption of the Merger Agreement by Allos' stockholders and the approval of the shares to be issued in connection with the Merger by AMAG's stockholders, as set forth in the Merger Agreement. The required conditions to closing may not be satisfied in a timely manner, if at all, or, if permissible, waived. If the Merger is not consummated for these or any other reasons, the ongoing business of Allos and AMAG may be adversely affected and will be subject to a number of risks including:

  •
  The risk that the pursuit of the Merger could lead to Allos' and AMAG's failure to pursue other beneficial opportunities as a result of the focus of our management on the Merger;

  •
  Under the Merger Agreement, each of AMAG and Allos is subject to certain restrictions on the conduct of its business prior to completing the Merger, which restrictions could adversely affect their ability to realize certain of their respective business strategies;

  •
  The market price of Allos' and AMAG's common stock may decline to the extent that the current market price reflects a market assumption that the Merger will be completed;

  •
  Allos and AMAG may experience negative reactions to the termination of the Merger from customers, suppliers, strategic partners, investors or analysts;

  •
  Neither AMAG nor Allos would realize any of the anticipated benefits of having completed the Merger;

  •
  AMAG may be required to pay a termination fee of $14 million (or reimbursement of expenses of $2 million) to Allos if the Merger Agreement is terminated under certain circumstances;

  •
  Allos may be required to pay a termination fee of $9 million (or reimbursement of expenses of $2 million) to AMAG if the Merger Agreement is terminated under certain circumstances; and

  •
  The expenses of each of Allos and AMAG incurred related to the Merger, such as legal and accounting fees, must be paid even if the Merger is not completed and may not, except in certain circumstances, be recovered from the other party.

        In addition, any delay in the consummation of the Merger, or any uncertainty about the consummation of the Merger, may adversely affect either or both companies' respective future businesses, growth, revenue and results of operations.

Several lawsuits have been filed against Allos, the members of the Allos Board of Directors and AMAG Board of Directors, certain of Allos' executive officers, AMAG and Merger Sub challenging the Merger, and an adverse judgment in any such lawsuit may prevent the Merger from becoming effective or from becoming effective within the expected timeframe.

        Between July 21, 2011 and August 31, 2011, nine putative class action lawsuits were filed against AMAG, Allos, the Merger Sub, and members of the Allos Board of Directors and AMAG Board of Directors, arising out of the proposed merger between AMAG and Allos, challenging the proposed merger and seeking, among other things, to stop or delay the acquisition of Allos by AMAG, or rescission of the Merger in the event it is consummated. One of the conditions to the completion of the Merger is that no temporary restraining order, preliminary or permanent injunction or other order preventing the completion of the Merger shall have been issued by any court of competent jurisdiction or government body and be in effect. Consequently, if the plaintiffs are successful in obtaining an injunction prohibiting the parties from completing the Merger pursuant to the terms of the Merger Agreement, such an injunction may prevent the completion of the Merger in the expected timeframe (or altogether). See the section entitled "The Merger—Legal Proceedings Related to the Merger" beginning on page 99.

Obtaining required governmental approvals necessary to satisfy the conditions to the completion of the Merger may delay or prevent completion of the Merger.

        The completion of the Merger is conditioned upon the receipt of certain governmental authorizations, consents, orders or other approvals, including the expiration or termination of the waiting period under the HSR Act. AMAG and Allos intend to pursue all required approvals in accordance with the Merger Agreement. These approvals may impose conditions on or require divestitures relating to the operations or assets of AMAG or Allos and such conditions or divestitures may jeopardize or delay the completion of the Merger or may reduce the anticipated benefits of the Merger. Further, no assurance can be given that the required approvals will be obtained and, even if all such approvals are obtained, no assurance can be given as to the terms, conditions and timing of the approvals or whether they will satisfy the terms of the Merger Agreement. See the sections entitled "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 120, for a discussion of the conditions to the completion of the Merger, and "The Merger—Regulatory Approvals Required for the Merger" beginning on page 98.

If the Merger does not qualify as a "reorganization" within the meaning of Section 368(a) of the Code, the stockholders of Allos may be required to pay substantial U.S. federal income taxes.

        AMAG and Allos intend, and their respective tax counsel will provide opinions to the effect, that the Merger will qualify as a "reorganization" within the meaning of Section 368(a) of the Code. The opinions of their respective tax counsel will be based on certain assumptions, representations and covenants made by AMAG, Merger Sub and Allos. If any of those representations, covenants and assumptions is inaccurate, the conclusions reached by counsel in such opinions may not apply. Moreover, the opinions of their respective tax counsel do not bind the Internal Revenue Service, or IRS, nor do they prevent the IRS from adopting a contrary position. Neither AMAG nor Allos has requested, or intends to request, a ruling from the IRS, with respect to the tax consequences of the Merger, and there can be no assurance that the companies' position would be sustained by a court if challenged by the IRS. If the Merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code, Allos stockholders who will realize a gain will generally be required to recognize such gain on their receipt of AMAG common stock in connection with the Merger. For a more complete discussion of the tax consequences of the Merger, see the section entitled "Material United States Federal Income Tax Consequences of the Merger" beginning on page 101.

Risks Related to the Combined Company if the Merger Is Completed

The failure to integrate successfully the businesses of AMAG and Allos in the expected timeframe would adversely affect the combined company's future results and the market price of the combined company's common stock following the completion of the Merger.

        The success of the Merger will depend, in large part, on sales of the combined company's products and on the ability of the combined company following the completion of the Merger to realize the anticipated benefits, including annual net operating synergies and cost reductions from combining the businesses of AMAG and Allos. To realize these anticipated benefits, the combined company must successfully integrate the AMAG's and Allos' respective businesses. This integration will be complex and time-consuming.

        The failure to successfully integrate and manage the challenges presented by the integration process may result in the combined company's failure to achieve some or all of the anticipated benefits of the Merger.

        Potential difficulties that may be encountered in the integration process include the following:

  •
  Lost sales and customers as a result of customers of either of the two companies deciding not to do business with the combined company;

  •
  Complexities associated with managing the larger, more complex, combined business;

  •
  Integrating personnel from the two companies while maintaining focus on providing consistent, high quality products;

  •
  The loss of key employees;

  •
  Potential unknown liabilities and unforeseen expenses, delays or regulatory conditions associated with the Merger; and

  •
  Performance shortfalls at one or both of the companies as a result of the diversion of management's attention caused by completing the Merger and integrating the companies' operations.

        If any of these events were to occur, the ability of the combined company to maintain relationships with customers, suppliers and employees or the combined company's ability to achieve the anticipated benefits of the Merger could be adversely affect, or could reduce the combined company's earnings or otherwise adversely affect its business and financial results after the Merger and, as a result, adversely affect the market price of the combined company's common stock.

The combined company's future results will suffer if the combined company does not effectively manage its expanded operations following the Merger.

        Following the Merger, the size of the combined company's business will be significantly larger than the current businesses of AMAG and Allos. The combined company's future success depends, in part, upon its ability to manage this expanded business, which will pose substantial challenges for the combined company's management, including challenges related to the management and monitoring of new operations and associated increased costs and complexity. Neither AMAG nor Allos can assure you that the combined company will be successful or that the combined company will realize the expected operating efficiencies, annual net operating synergies, revenue enhancements and other benefits currently anticipated to result from the Merger.

The Merger may not be accretive and may cause dilution to the combined company's earnings per share, which may negatively impact the price of the common stock of the combined company following the completion of the Merger.

        AMAG and Allos currently anticipate that the combined company will become cash flow positive by the end of calendar year 2013. This expectation is based on preliminary estimates and assumes certain synergies expected to be realized by the combined company during such time. Such estimates and assumptions could materially change due to additional transaction-related costs, the failure to realize any or all of the benefits expected in the Merger or other factors beyond the control of AMAG and Allos. All of these factors could delay, decrease or eliminate the expected accretive effect of the Merger and cause resulting dilution to the combined company's earnings per share or to the price of the common stock of the combined company.

The issuance of shares of AMAG common stock to Allos stockholders in connection with the Merger will substantially dilute the voting power of current AMAG stockholders.

        Pursuant to the terms of the Merger Agreement, and based on the number of shares of Allos common stock and RSUs outstanding as of the date of the Merger Agreement, it is anticipated that AMAG will issue shares of AMAG common stock to Allos stockholders representing approximately 39% of the outstanding shares of common stock of AMAG as of immediately following the completion of the Merger. Accordingly, the issuance of shares of AMAG common stock to Allos stockholders in connection with the Merger will significantly reduce the relative voting power of each share of AMAG common stock held by current AMAG stockholders.

The Merger will result in changes to the AMAG Board of Directors that may affect the combined company's operations.

        If the parties complete the Merger, the composition of the AMAG Board of Directors will change in accordance with the Merger Agreement. Following the completion of the Merger, the combined company's board of directors will consist of nine members, including five directors designated by the current AMAG Board of Directors and four directors designated by the current Allos Board of Directors. This new composition of the board of directors may affect the business strategy and operating decisions of the combined company upon completion of the Merger.

The loss of key personnel could have a material adverse effect on the combined company's business, financial condition or results of operations.

        The success of the Merger will depend in part on the combined company's ability to retain key AMAG and Allos employees who continue employment with the combined company after the Merger is completed. It is possible that these employees might decide not to remain with the combined company after the Merger is completed. If these key employees terminate their employment, the combined company's sales, marketing or development activities might be adversely affected, management's attention might be diverted from successfully integrating Allos' operations to recruiting suitable replacements and the combined company's business, financial condition or results of operations could be adversely affected. In addition, the combined company might not be able to locate suitable replacements for any such key employees who leave the combined company or offer employment to potential replacements on reasonable terms.

The success of the combined company will also depend on relationships with third parties and pre-existing customers of AMAG and Allos, which relationships may be affected by customer preferences or public attitudes about the Merger. Any adverse changes in these relationships could adversely affect the combined company's business, financial condition or results of operations.

        The combined company's success will be dependent on the ability to maintain and renew relationships with pre-existing customers and other clients of both AMAG and Allos and to establish new client relationships. There can be no assurance that the business of the combined company will be able to maintain pre-existing customer contracts and other business relationships, or enter into or maintain new customer contracts and other business relationships, on acceptable terms, if at all. The failure to maintain important customer relationships could have a material adverse effect on the business, financial condition or results of operations of the combined company.

In the event the Merger is completed, the combined company will incur significant expenses in connection with the integration of the two companies.

        In the event the Merger is completed, it is expected that the combined company will incur significant expenses in connection with the integration of the two companies, including integrating personnel, information technology systems, accounting systems, vendors and strategic partners of each company and implementing consistent standards, policies, and procedures, and may possibly be subject to material write downs in assets and charges to earnings, which are expected to include severance pay and other costs.

Future results of the combined company may differ materially from the unaudited pro forma financial statements presented in this joint proxy statement/prospectus and the financial forecasts prepared by AMAG and Allos in connection with discussions concerning the Merger.

        The future results of the combined company may be materially different from those shown in the unaudited pro forma condensed combined financial statements presented in this joint proxy statement/prospectus, which show only a combination of the historical results of AMAG and Allos, and the financial forecasts prepared by AMAG and Allos in connection with discussions concerning the Merger. AMAG expects to incur significant costs associated with the completion of the Merger and combining the operations of the two companies, the exact magnitude of which is not yet known. Furthermore, these costs may decrease the capital that the combined company could use for revenue-generating investments in the future.

The market price of the combined company's common stock may decline as a result of the Merger.

        The market price of the combined company's common stock may decline as a result of the Merger for a number of reasons including if:

  •
  The combined company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated;

  •
  The effect of the Merger on the combined company's business and prospects is not consistent with the expectations of financial or biopharmaceutical industry analysts; or

  •
  Investors react negatively to the effect of the Merger on the combined company's business and prospects.

If Allos stockholders sell the shares of AMAG common stock received in the Merger, they could cause a decline in the market price of the combined company's common stock.

        AMAG's issuance of common stock in the Merger will be registered with the SEC. As a result, those shares will be immediately available for resale in the public market. In addition, pursuant to the terms of a stockholder's agreement AMAG has entered into with Warburg Pincus, a significant stockholder of Allos, AMAG has agreed to file a shelf registration statement within ten days after the closing of the Merger, which registration statement would allow Warburg Pincus to freely sell approximately 3.3 million shares of AMAG common stock it is expected to receive in the Merger based on its holdings of Allos' common stock as of the date of the Merger Agreement. In addition, as of the date of the Merger Agreement, if the Merger occurred on such date, the number of shares of AMAG common stock to be issued to Allos' stockholders, collectively, in connection with the Merger and immediately available for resale would have equaled approximately 64% of the number of outstanding shares of AMAG common stock in the public market as of such date prior to giving effect to such issuance. Allos stockholders may sell the stock they receive commencing immediately after the Merger. If this occurs, or if other holders of the combined company's common stock sell significant amounts of common stock immediately after the Merger is completed, the market price of the combined company's common stock may decline.

The combined company's ability to utilize its net operating loss carryforwards in the future may be substantially limited by Section 382 of the Code.

        In general, under Section 382 of the Code, a corporation that undergoes an "ownership change" within the meaning of Section 382 of the Code is subject to limitations on the utilization of net operating loss carryforwards generated prior to such ownership change to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders increases by more than 50 percentage points over such stockholders' lowest percentage ownership during the testing period (which is generally three years). If an ownership change occurs, Section 382 imposes an annual limitation on the amount of income against which pre-ownership change net operating loss carryforwards may be offset generally equal to the value of the stock of the corporation immediately prior to the ownership change, multiplied by the adjusted federal tax-exempt rate set by the IRS.

        As a result of the Merger, both AMAG and Allos will undergo an "ownership change" for purposes of Section 382 of the Code. Accordingly, the combined company's ability to utilize AMAG's and Allos' net operating loss carryforwards will be limited as described in the preceding paragraph. These limitations could in turn result in increased future tax payments for the combined company, which could have a material adverse effect on the business, financial condition or results of operations of the combined company.

The price of AMAG common stock after the Merger is completed may be affected by factors different from those currently affecting the shares of AMAG or Allos.

        Upon completion of the Merger, holders of Allos common stock will become holders of AMAG common stock. The business of AMAG differs from the business of Allos in important respects and, accordingly, the results of operations of the combined company and the price of its common stock following the completion of the Merger may be affected by factors different from those currently affecting the independent results of operations of AMAG and Allos. For a discussion of the businesses of AMAG and Allos and of certain factors to consider in connection with those businesses, see the documents incorporated by reference into this joint proxy statement/prospectus referred to under the section entitled "Where You Can Find Additional Information" beginning on page 170.

Other Risks Related to AMAG and Allos

        In addition to the foregoing risks, AMAG and Allos are, and will continue to be, subject to the risks described in (i) AMAG's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and all Quarterly Reports on Form 10-Q filed thereafter, in the case of AMAG and (ii) Allos' Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and all Quarterly Reports on Form 10-Q filed thereafter, in the case of Allos. All such reports are or will be filed with the SEC and are incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 170.

THE MERGER

Structure of the Merger

        In accordance with the Merger Agreement and the DGCL, at the Effective Time, Merger Sub, a wholly-owned subsidiary of AMAG formed solely for the purpose of carrying out the Merger, will merge with and into Allos, with Allos continuing as the surviving corporation, or the Surviving Corporation, and a wholly-owned subsidiary of AMAG. The Merger will become effective when a certificate of merger is filed with the Secretary of State of the State of Delaware or at such other later time as agreed to by the parties and specified in the certificate of merger. Also immediately following the Effective Time, the certificate of incorporation and the bylaws of the Surviving Corporation will both be amended and restated, and at the Effective Time the composition of the board of directors of the combined company will be changed as described below. In connection with the Merger, all shares of Allos common stock outstanding as of immediately prior to the completion of the Merger will be converted into the right to receive shares of AMAG common stock based on the Exchange Ratio, except shares owned by AMAG, any wholly-owned subsidiary of AMAG, Allos, or any wholly-owned subsidiary of Allos, which will be cancelled and retired. If the AMAG stockholders approve the AMAG Share Issuance Proposal and the Allos stockholders approve the Allos Merger Proposal, then AMAG and Allos expect the Merger to be completed as soon as practicable following the AMAG special meeting and Allos special meeting. Upon completion of the Merger, shares of Allos common stock will no longer be listed for trading on the NASDAQ Global Market and there will no longer be a public trading market for Allos common stock.

What Allos Stockholders Will Receive in the Merger

        Upon completion of the Merger, by virtue of the Merger and without any action on the part of the holders of Allos common stock, each then-outstanding share of Allos common stock (other than any shares of Allos common stock held by AMAG, Allos, Merger Sub or any other subsidiaries of AMAG or Allos, which will be cancelled upon completion of the Merger) will be converted into the right to receive 0.1282 shares of AMAG common stock.

        The Exchange Ratio may be adjusted to reflect stock splits, stock dividends or other similar transactions pertaining to the AMAG common stock or Allos common stock that occur prior to the completion of the Merger. However, the Exchange Ratio is otherwise fixed and no adjustments to the Exchange Ratio will be made based on changes in the price of either the AMAG common stock or Allos common stock prior to the completion of the Merger. Changes in stock price may result from a variety of factors, including, among others, general market and economic conditions, changes in AMAG's or Allos' respective businesses, operations and prospects, the market assessment of the likelihood that the Merger will be completed as anticipated or at all and regulatory considerations. Many of these factors are beyond AMAG's or Allos' control.

        As a result of any such changes in the price of either the AMAG common stock or Allos common stock, the market value of the shares of AMAG common stock that the Allos stockholders will receive at the time that the Merger is completed could vary significantly from the value of such shares on the date of this joint proxy statement/prospectus, the date of the AMAG special meeting, the date of the Allos special meeting or the date on which the Allos stockholders actually receive their shares of AMAG common stock. For example, based on the range of closing prices of AMAG common stock during the period from July 19, 2011, the last trading day before the public announcement of the Merger, through September 12, 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, the Exchange Ratio represented a market value ranging from a low of $1.74 to a high of $2.44 for each share of Allos common stock. Accordingly, at the time of the AMAG special meeting or the Allos special meeting, as the case may be, neither the AMAG stockholders nor the Allos stockholders, as the case may be, will know or be able to calculate the exact market value of the consideration the Allos stockholders will receive upon completion of the Merger.

        No fractional shares of AMAG common stock will be issued to Allos stockholders in connection with the Merger. Instead, Allos stockholders will receive cash in lieu of any fractional share of AMAG common stock that such stockholders would otherwise be entitled to receive in connection with the Merger after aggregating all of the shares of Allos common stock held by each Allos stockholder. For an additional description of what Allos stockholders will receive in connection with the Merger, see the section entitled "The Merger Agreement—Merger Consideration" beginning on page 104.

Ownership of AMAG After the Completion of the Merger

        Based on the number of shares of AMAG common stock and Allos common stock outstanding as of September 12, 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, if the Merger had been completed on such date, the holders of Allos common stock would have been entitled to receive shares of AMAG common stock representing approximately 39% of all shares of AMAG common stock outstanding as of immediately following the completion of the Merger. AMAG stockholders would have continued to own their existing shares, which would not be affected by the Merger, and such shares would have represented approximately 61% of all shares of AMAG common stock outstanding as of immediately following the completion of the Merger. However, because the Exchange Ratio is fixed, to the extent that the number of shares of outstanding common stock of either AMAG or Allos changes prior to the completion of the Merger, whether due to any new issuance of shares of AMAG common stock or Allos common stock, any exercise of any outstanding options or other rights to purchase shares of AMAG common stock or Allos common stock, or vesting of restricted stock units of AMAG or Allos, or otherwise, there will automatically occur a corresponding change in the relative ownership percentages of the current AMAG stockholders and the current Allos stockholders of the combined company.

Treatment of Allos Stock Options and Restricted Stock Units

  Stock Options

        The Merger Agreement provides that, at the Effective Time, each Allos stock option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, will be converted into and become an option for AMAG common stock, and AMAG will assume such stock option in accordance with the terms of the applicable Allos equity incentive plan and the terms of the contract evidencing such Allos stock option. The number of shares of AMAG common stock subject to each assumed Allos stock option will be determined by multiplying the number of shares of Allos common stock subject to the stock option immediately prior to the Effective Time by the Exchange Ratio and rounding down to the nearest whole number of shares of AMAG common stock. The per share exercise price for shares of AMAG common stock under each assumed Allos stock option will be determined by dividing the exercise price for the Allos common stock subject to the stock option immediately prior to the completion of the Merger by the Exchange Ratio and rounding up to the nearest whole cent. After adjusting the assumed stock options to reflect the application of the Exchange Ratio, all other terms of the assumed stock options, including the term, exercisability and vesting schedule, will remain unchanged, except that the AMAG Board of Directors or a committee thereof will succeed to the authority and responsibility of the Allos Board of Directors or any applicable committee thereof with respect to such stock options.

        For example, if you hold an option to purchase up to 1,000 shares of Allos common stock at an exercise price of $2.00 per share, upon completion of the Merger, such option will be converted into an option to purchase up to 128 shares of AMAG common stock at an exercise price of $15.60 per share.

        As of September 12, 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, there were 7,573,736 options to purchase Allos common stock outstanding.

  Restricted Stock Units

        The Merger Agreement provides that, at the Effective Time, each award of outstanding Allos restricted stock units representing the right to vest in and be issued Allos common stock, will be converted into and become an award of restricted stock units representing the right to vest in and be issued AMAG common stock, and AMAG will assume such award of restricted stock units in accordance with the terms of the applicable Allos equity incentive plan and the terms of the contract evidencing such award of Allos restricted stock units. The number of shares of AMAG common stock subject to each assumed award of Allos restricted stock units will be determined by multiplying the number of shares of Allos common stock subject to the award of restricted stock units immediately prior to the Effective Time by the Exchange Ratio and rounding down to the nearest whole number of shares of AMAG common stock. After adjusting the assumed awards of restricted stock units to reflect the application of the Exchange Ratio, all other terms of the assumed awards of restricted stock units, including the term and vesting schedule, will remain unchanged, except that the AMAG Board of Directors or a committee thereof will succeed to the authority and responsibility of the Allos Board of Directors or any applicable committee thereof with respect to such awards of restricted stock units.

        For example, if you hold an award consisting of 1,000 restricted stock units representing the right to receive 1,000 shares of Allos common stock, upon completion of the Merger, such award will be converted into an award of 128 restricted stock units representing the right to receive 128 shares of AMAG common stock.

        As of September 12, 2011, the latest practicable date before the printing of this joint proxy statement/prospectus, there were 4,080,326 awards of Allos restricted stock units outstanding.

        For an additional discussion of the treatment of Allos stock options and restricted stock units, see the section entitled "The Merger Agreement—Treatment of Allos Stock Options and Restricted Stock Units" beginning on page 105.

What AMAG Stockholders Will Receive in the Merger

        AMAG stockholders will not receive any additional shares of AMAG common stock as a result of the Merger, and the rights associated with their shares of AMAG common stock will remain unchanged, except insofar as the relative voting power associated with such shares will be diluted as a result of the issuance of additional shares of AMAG common stock to Allos stockholders in connection with the Merger such that each share of AMAG common stock outstanding immediately prior to the completion of the Merger will represent a smaller percentage of the aggregate number of shares of AMAG common stock outstanding after the completion of the Merger than it did prior to completion of the Merger. On the other hand, each share of AMAG common stock will then represent an interest in a company with more assets.

Treatment of AMAG Stock Options and Restricted Stock Units

        The Merger Agreement does not provide for the modification, accelerated vesting or termination of any AMAG stock options, awards of AMAG restricted stock units or other outstanding equity awards of AMAG. As a result, AMAG equity awards will remain outstanding and generally will not be affected by the Merger.

Background of the Merger

        Allos is a biopharmaceutical company that is currently focused on the development and commercialization of FOLOTYN® (pralatrexate injection), which is approved in the U.S. for the treatment of patients with relapsed or refractory PTCL. The Allos Board of Directors and its senior management team have consistently evaluated partnership and other strategic opportunities in order to commercialize and advance clinical development of FOLOTYN, reduce costs, provide additional cash funding and deliver value to Allos' stockholders.

        At a meeting of the Allos Board of Directors in September 2010, the Allos Board of Directors and Allos senior management team reviewed Allos' business and its future financing needs, including the company's potential development strategy of FOLOTYN for treatment of advanced non-small cell lung cancer and related financing requirements, and began to evaluate potential strategic alternatives that might be available to the company, including continuing to operate Allos based upon its current business plan on a standalone basis, potential partnering and collaboration arrangements outside of North America with respect to FOLOTYN and the initiation of a targeted sale process with respect to Allos. Following such meeting, Allos engaged J.P. Morgan Securities LLC, or J.P. Morgan, to assist Allos in evaluating a potential sale of the company. The Allos Board of Directors selected J.P. Morgan to advise Allos on the basis of, among other matters, J.P. Morgan's experience with the valuation of businesses and securities in connection with mergers and acquisitions and its familiarity with Allos and the industry in which Allos operates.

        Beginning in late September 2010, following various informal expressions of interest from pharmaceutical companies, at the request of the Allos Board of Directors, J.P. Morgan began contacting 32 pharmaceutical and biopharmaceutical companies that the Allos Board of Directors, with the advice of Allos senior management and J.P. Morgan, determined might have a potential interest in acquiring Allos. During late September 2010 and continuing in October 2010, J.P. Morgan discussed the potential for an acquisition of Allos with management at the 32 companies, and provided 28 of the companies with a package of non-confidential information regarding Allos. The non-confidential package included publicly available information regarding Allos and FOLOTYN, including summary financial, clinical, regulatory, and commercial information.

        During late September 2010 and continuing in October 2010, eleven of the companies contacted by J.P. Morgan negotiated and executed confidentiality agreements with Allos. Subsequent to signing a confidentiality agreement, two of the companies determined that they were not interested in further considering an acquisition of Allos.

        During October 2010, nine of the companies that had executed confidentiality agreements attended meetings with Allos senior management at which Allos senior management provided a confidential presentation regarding Allos and FOLOTYN, including in-depth financial, clinical, regulatory, and commercial information and answered questions. In addition to the presentation, Allos provided the nine companies with access to an electronic due diligence data room that contained additional in-depth financial, clinical, regulatory, and commercial information regarding Allos and FOLOTYN. Subsequent to attending the management presentation meeting, one of the companies determined that it was not interested in further considering an acquisition of Allos.

        Following the completion of management presentation meetings in October 2010, J.P. Morgan distributed a letter requesting initial indications of interest in an acquisition of Allos to the remaining eight potentially interested companies. None of the eight potentially interested parties submitted a proposal to acquire Allos, however, several parties expressed an interest in a licensing transaction involving global or regional rights to FOLOTYN. As a result of the lack of interest, in November 2010, the Allos Board of Directors determined to end the sale process.

        Following the end of the 2010 sale process, the Allos Board of Directors and Allos senior management team continued to evaluate potential strategic alternatives, including partnering and collaboration arrangements with other pharmaceutical or biopharmaceutical companies or the acquisition of additional drug products or product candidates. In early December 2010, as part of its evaluation of strategic alternatives, the Allos senior management team conducted a preliminary review, based on publicly available information, of a number of late stage drug development or commercial drug product companies to identify potential strategic merger partners, including AMAG. At meetings of the Allos Board of Directors on December 13, 2010 and December 14, 2010, the Allos Board of Directors and Allos senior management team discussed the potential for a strategic business combination transaction involving one of those companies. At these meetings, Timothy P. Lynch, one of the directors on the Allos board, disclosed to the Allos Board of Directors that both he and an investment fund he co-managed owned shares of common stock of AMAG. Following the discussion, the Allos Board of Directors determined not to initiate discussions with any parties regarding a business combination transaction at that time and instead focus on potential strategic partnering and collaboration arrangements for FOLOTYN. Following the Allos board meeting, senior management of Allos met with representatives of J.P. Morgan to discuss potential parties for strategic partnering and collaboration and potential parties for strategic combinations.

        In January 2011, Allos announced that, as part of its key business priorities for 2011, it was prioritizing its resources on the development and commercialization of FOLOTYN for the treatment of hematologic malignancies and would pursue a strategic partner for potential co-development and commercialization of FOLOTYN outside the United States. Due to the decision not to pursue a strategic business combination at that time, on January 13, 2011, Allos terminated J.P. Morgan's engagement.

        Following this announcement, during January and February 2011, Allos began discussions with nine pharmaceutical and biopharmaceutical companies potentially interested in co-developing and/or commercializing FOLOTYN outside the United States, including three of the parties that had participated in the Allos sale process in the fall of 2010. Allos progressed with confidential discussions concerning rights to co-develop and commercialize FOLOTYN, both in specific regions or globally outside of North America, with four of these companies, including two of the companies that had participated in the Allos sale process in the fall of 2010, and provided detailed due diligence information to those four parties.

        AMAG is a biopharmaceutical company focused on the development and commercialization of a Feraheme (ferumoxytol), a therapeutic iron compound to treat iron deficiency anemia. The AMAG Board of Directors, together with management, reviews AMAG's strategic alternatives from time to time.

        In December 2010, the AMAG Board of Directors met and discussed AMAG's business and strategy as a single commercial product company without any active research function or product pipeline and determined that AMAG should pursue in parallel two alternatives: a sale of the company and a transformative strategic acquisition or combination that would diversify the company's product portfolio, leverage its existing cost structure, and enhance long term stockholder value. During the meeting, management presented potential parties that might have a strategic interest in acquiring AMAG and potential parties that AMAG might have an interest in acquiring. Allos was not one of the identified parties.

        Following the December AMAG Board of Directors meeting, AMAG management and Morgan Stanley pursued discussions with the potential strategic buyers, including with Company A, a specialty pharmaceutical company. AMAG had initial discussions with a number of these potential strategic buyers without the third parties expressing interest in pursuing an acquisition of AMAG or reviewing any non-public information of AMAG. AMAG also entered into a confidentiality agreement with two potential strategic buyers, one of which decided not to pursue further discussions after signing the confidentiality agreement. Discussions with Company A continued during the discussions with Allos.

        On February 15, 2011, at a regular meeting of the AMAG Board of Directors, the AMAG Board of Directors determined that it would establish a transaction committee, or the AMAG transaction committee, to provide more efficient oversight of potential strategic transactions. The AMAG Board of Directors appointed Mr. Michael Narachi, Chairman of the AMAG Board of Directors, Dr. Brian J.G. Pereira, President and Chief Executive Officer of AMAG, and Messrs. Davey Scoon and Ron Zwanziger to the AMAG transaction committee. The AMAG transaction committee was directed to advise, direct and oversee the evaluation of any specific proposals received by AMAG, evaluate any strategic acquisitions or combinations proposed by AMAG, oversee the evaluation and negotiation of any potential strategic transactions and make recommendations to the AMAG Board of Directors with respect to such potential transactions. The AMAG Board of Directors also authorized the retention of Morgan Stanley & Co. LLC, or Morgan Stanley, as AMAG's financial advisor and delegated to the AMAG transaction committee the approval of an engagement letter with Morgan Stanley. The AMAG Board of Directors reserved for itself the authority to authorize and approve any specific transaction.

        The Allos Board of Directors met at a regularly scheduled meeting on February 28, 2011 and March 1, 2011 and received an update regarding the company's ongoing strategic partnering and collaboration efforts with respect to FOLOTYN. At these meetings, the Allos Board of Directors and Allos senior management team again discussed the potential for a business combination transaction involving other late stage drug development or commercial drug product companies, including AMAG.

        On March 3, 2011, AMAG signed an engagement letter with Morgan Stanley covering certain business combinations and potential change of control transactions with respect to AMAG, but excluding acquisitions by AMAG of another company or business. AMAG selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of AMAG. Both prior and subsequent to its formal engagement in March 2011, Morgan Stanley identified parties who would be potentially interested in a strategic transaction with AMAG, and discussed AMAG during regular meetings that Morgan Stanley held with executives of the identified parties to assess potential interest in such a strategic transaction with AMAG.

        During early March 2011, the Allos senior management team began a more detailed review of AMAG and its business based on publicly available information, and, on March 10, 2011, Mr. Paul Berns, the President and Chief Executive Officer of Allos, telephoned Mr. Narachi, to inquire as to AMAG's potential interest in a business combination transaction with Allos. Later that day, Mr. Narachi informed Dr. Pereira of his conversation with Mr. Berns and suggested that Dr. Pereira contact Mr. Berns directly to arrange a meeting.

        On March 18, 2011, Dr. Pereira contacted Mr. Berns to arrange a meeting to discuss the possibility of a strategic transaction between the companies. At the end of the discussion, both parties expressed interest in continuing discussions and scheduled an in-person meeting at AMAG's office in Lexington, Massachusetts on March 23, 2011.

        On March 23, 2011, Dr. Pereira and Mr. Berns met at AMAG's office to discuss the possibility of, and potential benefits to both companies from, a strategic transaction between the parties. At the outset of the meeting, the parties executed a mutual confidentiality and standstill agreement. Dr. Pereira and Mr. Berns discussed the strategic rationale for a potential combination.

        On March 28, 2011, Dr. Pereira and Mr. David Arkowitz, the then-Chief Financial Officer and Chief Business Officer of AMAG, held a telephonic meeting with Mr. Berns to discuss a potential business combination transaction between the companies, as well as Allos' three-year financial outlook, including revenue, expense and cash forecasts.

        On March 29, 2011, AMAG provided Allos a draft term sheet containing a summary of key proposed terms of a potential business combination transaction between Allos and AMAG. The term sheet contemplated, among other matters, that all consideration would be paid in AMAG common stock and that the number of shares of AMAG common stock to be delivered as consideration would be based upon a fixed exchange ratio, which would be set based on the volume weighted average price, or VWAP of the common stock of each of AMAG and Allos for the 10 trading days prior to announcement of the business combination transaction. The term sheet also addressed the composition of the board of directors and management of the combined company, required that Warburg Pincus, which owns 24.8% of Allos' common stock, provide a voting agreement to vote in favor of the proposed business combination at the time of announcement of the transaction and contemplated that the parties would agree to an eight week exclusive negotiating period. AMAG and Allos did not enter into an exclusivity agreement at that time, and while the possibility of an exclusivity agreement was discussed at other times, AMAG and Allos did not agree to exclusivity at any time prior to the execution and announcement of the definitive merger agreement. The same day, Mr. Chris White, Senior Vice President Business Development and Corporate Planning of AMAG and Dr. Bruce Goldsmith, Senior Vice President, Corporate Development of Allos discussed by telephone the proposed term sheet.

        On March 31, 2011, Messrs. Narachi and Berns discussed by telephone the rationale for a potential strategic combination of AMAG and Allos, including the overlap in customer base for Feraheme and FOLOTYN and common commercial call points in hematology/oncology clinics and hospitals that could enhance brand awareness and market penetration for both products. Later the same day, the AMAG transaction committee held a telephonic meeting with management and received a report on recent discussions with Allos, including Mr. Narachi's call with Mr. Berns earlier in the day, the rationale for a potential transaction and the proposed terms of a transaction.

        On April 4, 2011, the AMAG Board of Directors held a special meeting with management present in order to update the AMAG Board of Directors on recent discussions with Allos, review the proposed terms of a potential strategic business combination transaction and the rationale for a potential transaction and discuss a potential exclusivity agreement with Allos.

        During April 2011, both AMAG management and Allos management began to prepare their respective analyses of the potential commercial and cost synergies that could result from a combination of the two companies, and in early April 2011, Mr. Berns spoke with Dr. Pereira and Mr. Narachi on several occasions regarding the process for the evaluation by both parties of the potential business combination transaction between AMAG and Allos, including preparations for an upcoming joint meeting of the management teams of AMAG and Allos. Mr. Berns and Dr. Pereira also discussed the status of negotiations by Allos of a strategic collaboration for FOLOTYN outside the United States and the expected timing of finalizing and announcing the collaboration.

        On April 11, 2011, members of senior management of Allos and AMAG had a face-to-face dinner meeting in Newton, Massachusetts during which the respective management teams made introductions.

The following day, members of senior management of Allos and AMAG conducted management meetings and provided overviews of their respective businesses at AMAG's headquarters in Lexington, Massachusetts.

        Between April 21, 2011 and April 22, 2011, each of AMAG and Allos opened access to their respective electronic data rooms to the other party to begin the formal due diligence process. From late April 2011 and continuing through the announcement of the business combination transaction in July 2011, management of AMAG and Allos and their respective consultants and advisors conducted detailed due diligence on each other's respective businesses, and during that time members of AMAG and Allos senior management continued to participate in discussions regarding the businesses of both companies and the preparation of financial projections and cost synergies analyses.

        On April 25, 2011 and April 26, 2011, members of the AMAG and Allos management teams met again in Princeton, New Jersey to continue their commercial due diligence, to discuss the preparation of financial analyses of their respective businesses and to further develop their respective cost synergies analyses in connection with a potential business combination transaction between AMAG and Allos.

        On April 29, 2011, the AMAG Board of Directors held a special meeting. AMAG management and a representative of Cooley, LLP or Cooley, outside counsel to AMAG, attended the meeting. AMAG management reported to the AMAG Board of Directors on recent discussions with Allos, including an analysis of potential synergies and AMAG's preliminary revenue forecast for FOLOTYN, which AMAG management prepared in order to assist in making a decision whether to proceed with comprehensive legal and business diligence. The AMAG Board of Directors discussed the company's strategic alternatives, including continuing discussions with Allos.

        On May 9, 2011, the Allos Board of Directors met and approved a strategic collaboration agreement with Mundipharma International Corporation Limited, or Mundipharma, to co-develop and commercialize FOLOTYN outside of the United States and Canada, which Allos announced on May 10, 2011. Allos retains full commercialization rights for FOLOTYN in the United States and Canada.

        On May 11, 2011, members of AMAG and Allos senior management met again at AMAG's headquarters in Lexington, Massachusetts, and discussed their ongoing commercial diligence and the preparation of financial projections and cost synergies analyses, as well as the Mundipharma collaboration agreement. Between such date and May 18, 2011, AMAG and Allos management held multiple additional meetings to continue to discuss their respective commercial organizations, medical organizations and technical operations organizations and potential synergies from the combination of these organizations.

        On May 19, 2011, Allos re-engaged J.P. Morgan to assist Allos in evaluating a potential business combination transaction with AMAG.

        On May 20, 2011, Dr. Stephen J. Hoffman, Chairman of the Allos Board of Directors, and Mr. Narachi spoke by telephone and expressed Allos' and AMAG's mutual continuing interest in pursuing a potential business combination transaction. On May 22, 2011, Mr. Narachi had another telephone conference with Dr. Hoffman, to discuss the strategic rationale for the potential transaction and the level of interest in such a transaction on the part of the respective parties. On May 23, 2011, Mr. Narachi had telephone conferences with Jonathan Leff, a member of the Allos Board of Directors who is designated by Warburg Pincus, to discuss the interest of Warburg Pincus in the potential combination. On the same day, Dr. Pereira and Mr. Berns had a telephone conversation about the proposed transaction.

        On May 24, 2011, the AMAG Board of Directors held a regular meeting in Waltham, Massachusetts with management and a representative of Cooley present and representatives of Morgan Stanley present for a portion of the meeting. During the meeting, Mr. White gave a detailed presentation on Allos' business, the strategic rationale for the proposed combination, key preliminary due diligence findings, estimates of potential cost synergies between the companies and base case, upside and downside forecasts for FOLOTYN sales through 2024. Mr. Narachi reported on his recent discussions with Dr. Hoffman and Mr. Leff. Representatives of Morgan Stanley presented preliminary valuation analyses, including the relative stock price performance of AMAG and Allos during the prior 12 months, analyst forecasts of FOLOTYN sales, analyst stock price targets for Allos and a preliminary standalone Allos valuation. A representative of Cooley reviewed fiduciary duty considerations in connection with the evaluation of the proposed strategic combination and potential deal protections in a definitive agreement. Representatives of Morgan Stanley then left the meeting. Following a discussion, the AMAG Board of Directors authorized the execution of a new engagement letter with Morgan Stanley to cover the proposed combination with Allos. The AMAG Board of Directors also discussed the potential board and management composition of the combined company, both in a general session with input from Dr. Pereira and then in executive session. Dr. Pereira also updated the board on recent discussions with the chief executive officer of Company A about the potential interest of Company A in acquiring AMAG and the fact that the parties had entered into a confidentiality and standstill agreement, that AMAG had given Company A access to an electronic data room and the parties were scheduling face-to-face management presentations. Following a discussion, the AMAG Board of Directors determined that AMAG should continue to pursue discussions with both Allos and Company A and authorized management to send a revised term sheet to Allos.

        Later that day, Dr. Pereira sent Mr. Berns a revised term sheet containing a summary of key proposed terms of a potential business combination transaction between AMAG and Allos. The revised term sheet contemplated the same method for determining the exchange ratio as the March 29, 2011 term sheet. The revised term sheet also addressed board composition, but not management composition, at the combined company and certain matters relating to termination rights and termination fees with respect to the proposed merger agreement and required voting agreements, including from Warburg Pincus.

        On May 25, 2011, the AMAG Board of Directors held a special meeting without Dr. Pereira present to discuss the director and management composition of the combined company. Also on May 25, 2011, Mr. Narachi spoke with Mr. Leff to discuss the proposed term sheet.

        On May 27, 2011, the AMAG Board of Directors held a special meeting with management and representatives of Cooley and Morgan Stanley present. During the meeting, the AMAG Board of Directors decided to constitute an independent transaction committee, or the AMAG independent transaction committee, comprised of Messrs. Narachi, Scoon and Zwanziger to oversee the negotiations of the combination with Allos and a potential proposal from Company A. During the meeting, the AMAG Board of Directors discussed management composition of the combined company. Representatives of Morgan Stanley updated the AMAG Board of Directors on recent discussions with Company A and Company A's potential level of interest, and a representative of Cooley discussed fiduciary duty issues relating to a potential offer from Company A.

        The same day, the Allos Board of Directors also held a meeting. At that meeting, the Allos senior management team reviewed the term sheet submitted by AMAG, updated the Allos Board of Directors regarding the status of its due diligence review of AMAG, and gave a detailed presentation regarding AMAG, its business and the potential commercial and cost synergies that could result from a potential business combination between AMAG and Allos. During the meeting, representatives of Allos' outside counsel, Latham & Watkins LLP, or Latham, advised the Allos board with respect to its fiduciary duties in connection with the contemplation of a potential business combination transaction with AMAG. The representatives from Latham also noted Mr. Lynch's previous disclosure to the Allos Board of Directors of the ownership of common stock of AMAG by Mr. Lynch and an investment fund co-managed by Mr. Lynch. The representatives from Latham informed the Allos board that Allos management and Latham would review with Mr. Lynch whether he should continue participating in the review and evaluation of a potential transaction with AMAG. In addition, at this meeting, the Allos board established a transaction committee of the board, which we refer to as the Allos transaction committee, consisting of Dr. Hoffman, Dr. Jeffrey R. Latts, and Mr. Leff, with the authority to, among other matters, oversee the evaluation and negotiation of the AMAG opportunity by Allos, provide direction and guidance to Allos' management and Allos' advisors in connection with the potential business combination transaction with AMAG.

        Following the May 27, 2011 meeting of the Allos Board of Directors and discussions with Latham and Allos senior management, Mr. Lynch determined to recuse himself from all meetings of the Allos Board of Directors or portions thereof at which the potential business combination transaction with AMAG would be discussed and to request that he be removed from all correspondence sent to the Allos Board of Directors related thereto, and Mr. Lynch did not participate in any portion of any meeting of the Allos Board of Directors described below at which the potential transaction with AMAG was discussed or considered.

        On May 31, 2011, Dr. Pereira met with Mr. Leff and Mr. Berns in New York, New York to discuss AMAG, Allos and their respective businesses, the potential benefits of a business combination transaction between the two companies and the management composition of the combined company.

        On June 1, 2011, Dr. Hoffman and Mr. Leff received from Mr. Narachi AMAG's proposal with respect to the director and management composition of the combined company. On June 2, 2011, the Allos transaction committee held a meeting to further consider the potential business combination transaction with AMAG as well as the term sheet and proposal regarding the director and management composition of the combined company received from AMAG.

        On June 3, 2011, the AMAG independent transaction committee held a telephonic meeting with AMAG management and representatives of Morgan Stanley and Cooley to receive an update on the due diligence process and discuss the terms of the internal draft of proposed merger agreement, including proposed deal protections. During the meeting, AMAG management and Morgan Stanley updated the AMAG independent transaction committee on recent developments with Company A.

        On June 6, 2011, the Allos transaction committee met again. At that meeting, the Allos transaction committee discussed the proposed management and director composition of the combined company as well as an introductory meeting between Mr. Berns and several members of the AMAG Board of Directors scheduled for June 15, 2011.

        Later in the day, representatives of Cooley provided an initial draft of the proposed merger agreement to representatives of Latham.

        On June 8, 2011, the Allos transaction committee held a meeting and received an update from Allos senior management regarding the status of the potential business combination transaction, ongoing integration and synergies analyses and the due diligence process being undertaken by management of Allos and AMAG and their respective consultants and advisors. At the meeting, representatives from Latham also reviewed a summary of certain key terms of the June 6, 2011 draft of the merger agreement and discussed with the committee potential responses to a variety of issues raised by the draft merger agreement.

        Also on June 8, AMAG executed an engagement letter with Morgan Stanley with respect to the proposed combination with Allos.

        On June 9, 2011, representatives of Cooley provided an initial draft voting agreement to representatives of Latham, and Cooley indicated that AMAG expected voting agreements would be signed by Warburg Pincus and the directors and named executive officers of both AMAG and Allos. Also on June 9, 2011, Dr. Hoffman had an introductory meeting with Dr. Pereira at AMAG's office.

        On June 10, 2011, the AMAG independent transaction committee held a telephonic meeting with AMAG management and representatives of Cooley and Morgan Stanley. During the meeting, the committee received an update on due diligence and the status of negotiations with Allos, including key terms proposed in the June 6, 2011 draft of the merger agreement. The AMAG independent transaction committee also discussed the recent diligence activities of Company A and Company A's expressed willingness to submit a proposal by an agreed upon deadline with the understanding that AMAG was considering a strategic alternative to a sale of the company. The committee further authorized Cooley to prepare a form of merger agreement for Company A and directed Morgan Stanley to communicate to Company A the need to submit a mark-up of the merger agreement with any proposal. In executive session, the committee also discussed board and management composition related to the proposed AMAG and Allos combination. Following the meeting, AMAG provided a draft merger agreement to Company A.

        Also on June 10, 2011, Dr. Hoffman had a further conversation with Mr. Narachi and informed him that Allos would be better able to engage with AMAG regarding the management and director roles at the combined company and related matters after Allos and its advisors had reviewed the draft merger agreement and had a better understanding of other important issues in a proposed business combination transaction and after the planned introductory meeting between Mr. Berns and the members of the AMAG Board of Directors scheduled for June 15, 2011.

        That same day, the Allos Board of Directors also met. Mr. Berns provided the Allos Board of Directors with an update of the potential business combination transaction with AMAG, including discussions which had taken place since the last Allos Board of Directors meeting regarding board and management composition of the combined company. During the meeting, representatives of Latham advised the Allos Board of Directors with respect to its fiduciary duties in connection with the contemplation of a potential business combination transaction with AMAG and with respect to the draft merger agreement. J.P. Morgan gave a presentation to the Allos Board of Directors which covered recent mergers and acquisitions activity in the life science industry, reviewed the Allos sales process in the fall of 2010, and reviewed the strategic alternatives potentially available to Allos and the benefits and detriments of each. J.P. Morgan also reviewed with the Allos Board of Directors, among other matters, recent historical stock price data for each of AMAG and Allos and implied exchange ratios and percentage ownership of the combined company that AMAG and Allos stockholders would own following a transaction, assuming a transaction at the current market trading price for each company's common stock as well as for various historical dates and periods. The representatives from J.P. Morgan also disclosed to the Allos Board of Directors that during the prior two years J.P. Morgan and its affiliates had commercial or investment banking relationships with AMAG and Allos and that such services included acting as a joint bookrunner of offerings of common stock of Allos in October 2009 and of AMAG in January 2010. Allos management then reviewed with the Allos Board of Directors the status of its due diligence efforts, cost synergies analysis and preliminary communications plans. Representatives of Latham reviewed the draft merger agreement in detail, including its deal protection provisions, and discussed with the Allos Board of Directors potential responses to the issues raised in the merger agreement.

        On June 13, 2011 and June 14, 2011, senior management from AMAG and Allos met at AMAG's headquarters in Lexington, Massachusetts to discuss in detail the companies' respective synergies analysis with respect to the potential combined company, including various related assumptions and adjustments, and to conduct further due diligence on the respective companies. In addition, on June 13, 2011, representatives of Latham provided a revised draft of the merger agreement to representatives of Cooley.

        The Allos transaction committee met on June 14, 2011 and received an update from Allos senior management regarding the status of its ongoing synergies analysis, due diligence review and other matters related to the potential business combination transaction with AMAG. The Allos transaction committee also discussed the relative change and resulting divergence in the stock prices of AMAG and Allos since March 2011 when discussion concerning a potential transaction commenced and the potential reasons for the divergence in stock prices. The Allos transaction committee also discussed the potential strategic alternatives available to Allos, including a business combination with AMAG, initiating a targeted sale process with respect to Allos, and continuing to operate Allos based upon its current business plan on a standalone basis.

        On June 15, 2011, Mr. Berns had an introductory dinner meeting with Messrs. Robert Perez, Joseph Bonventre and Zwanziger, members of the AMAG Board of Directors, in Newton, Massachusetts. Dr. Pereira and Dr. Hoffman joined the meeting briefly but left prior to dinner.

        On June 17, 2011, the AMAG independent transaction committee held a meeting to receive an update on the due diligence process and discuss the status of negotiations and leadership of the combined company. Representatives of Cooley summarized comments on the draft merger agreement received from representatives of Latham. Mr. White also informed the committee that Company A had indicated that it was unlikely to proceed with a proposal. Mr. White also informed the committee that he had scheduled a follow-up meeting with Company A to review Company A's market research on Feraheme and gain a better understanding of Company A's valuation analysis in an effort to encourage Company A to reconsider its position. In executive session, the AMAG independent transaction committee also discussed potential severance and retention arrangements for AMAG and Allos employees in connection with the proposed transaction, the potential size of the board of directors of the combined company and the selection of AMAG directors for the combined company board.

        On June 17, 2011, members of AMAG and Allos management and their respective financial and legal advisors participated in a conference call to discuss the process and timing for the completion of the financial analyses, due diligence reviews and negotiation of definitive transaction documents. In the evening of June 17, 2011, representatives of Cooley provided a further revised draft of the merger agreement to representatives of Latham, and on June 20, 2011, representatives of Latham provided comments to the draft voting agreement to Cooley. The comments relayed by representatives of Latham included comments from Warburg Pincus and its outside counsel. In addition, on June 20, 2011, outside counsel for Warburg Pincus provided additional comments on the draft voting agreement to Cooley.

        Also on June 17, 2011, the Allos transaction committee received an update from Mr. Berns regarding his meeting with the members of the AMAG Board of Directors as well as an update from Allos senior management regarding the status of its ongoing integration and synergies analysis, due diligence review and other matters related to the potential business combination transaction with AMAG. The Allos transaction committee discussed the terms of the proposed business combination transaction with AMAG, the exchange ratio to be used in the transaction, including the impact of the divergence of the stock prices of AMAG and Allos, and the chief executive officer and director roles at the combined company.

        The Allos Board of Directors met on June 20 and June 21, 2011 at a regularly scheduled meeting in Westminster, Colorado. During the Allos Board of Directors meetings, the Allos senior management reviewed with the Allos Board of Directors the current status of the potential business combination transaction with AMAG and the due diligence process and related matters, and Allos senior management presented its preliminary integration and synergies analysis with respect to the potential combined company and preliminary financial analyses with respect to each of AMAG and Allos on a standalone basis and with respect to the potential combined company. Representatives from Latham then provided an update to the members of the Allos Board of Directors regarding changes to the draft merger agreement since the last meeting of the board as well as a summary of the terms of the draft voting agreements. The Allos Board of Directors, management and their advisors discussed the proposed exchange ratio and the potential reasons for the relative change and resulting divergence in stock price of AMAG and Allos. The Allos Board of Directors also discussed a number of strategic alternatives potentially available to Allos and the benefits and detriments of each, including continuing as a standalone company based on Allos' current business model, conducting another sale process with respect to Allos and a business combination with AMAG.

        Following that meeting on June 21, 2011, at the request of the Allos Board of Directors, Dr. Hoffman spoke with Mr. Narachi and communicated that an exchange ratio based on the VWAP of AMAG and Allos for the 10 trading days prior to announcement of the business combination did not make sense for Allos at that time but that the Allos transaction committee would support a fixed exchange ratio that was based on the VWAPs of AMAG and Allos during the last six months, which would result in the Allos stockholders owning the percentage of the combined company that the Allos stockholders would have owned had the parties announced a transaction based on their then respective stock prices when the first term sheet was delivered on March 29, 2011.

        On June 22, 2011, Mr. Berns had a introductory call with Mr. Davey Scoon, a member of the AMAG Board of Directors. Also on that day, representatives of Latham provided a revised draft of the merger agreement to representatives of Cooley.

        On June 23, 2011 the AMAG independent transaction committee held a telephonic meeting with AMAG management and representatives of Morgan Stanley and Cooley. The committee discussed the exchange ratio proposed by Allos and the positions of Warburg Pincus in the voting agreement and proposed responses to these proposals. Mr. White also updated the committee on his follow-up meeting with Company A and the continuing expectation that Company A would not submit a proposal.

        Also, that day Dr. Pereira and Mr. Berns discussed the location of the headquarters of the combined company, management roles at the combined company and the exchange ratio.

        On June 24, 2011, the AMAG independent transaction committee held a telephonic meeting with management and representatives of Morgan Stanley and Cooley. Mr. White reported on substantial completion of due diligence and progress on the development of a joint communication plan. Representatives of Cooley reported on remaining open issues in the merger agreement, voting agreement and other agreements with Warburg Pincus. Representatives of Morgan Stanley then reviewed the evolution of the exchange ratio and implied relative ownership percentages of the combined company based on the relative stock price performances of AMAG and Allos since the date of the initial term sheet. In executive session with Dr. Pereira present, the committee discussed and determined to respond to the latest draft of the merger agreement received from representatives of Latham with a new term sheet that continued to contemplate, among other matters, that the number of shares of AMAG common stock to be delivered as consideration in the transaction would be based upon a fixed exchange ratio, which would be set based on the VWAP of each of AMAG and Allos for the 10 trading days prior to announcement of the business combination transaction. The term sheet would also address certain matters relating to termination rights, termination fees and related matters with respect to the merger agreement and the voting agreements and outline certain registration and board seat rights that AMAG would be willing to grant to Warburg Pincus following the closing.

        The Allos transaction committee also met on June 24, 2011 and received an update from Allos senior management regarding Allos management's preliminary financial analysis with respect to each of AMAG and Allos on a standalone basis and with respect to the potential combined company, the status of its ongoing synergies analysis, due diligence review and other matter related to the potential business combination transaction. The Allos transaction committee also discussed certain significant aspects of the merger agreement that remained open to negotiation between AMAG and Allos with Allos management and representatives of Latham.

        On June 25, 2011, representatives of Morgan Stanley sent a new term sheet reflecting the AMAG independent transaction committee's determinations at the meeting of the committee on the previous day to representatives of J.P. Morgan.

        Later in the day on June 25, 2011, the Allos transaction committee met to discuss the new term sheet. On that same day following that meeting, Dr. Hoffman and Mr. Narachi had a conversation regarding the term sheet, the proposed exchange ratio and director and management composition at the combined company.

        The Allos transaction committee met again on June 26, 2011 to discuss the new term sheet and proposed exchange ratio. Following the meeting, at the request of the Allos transaction committee, Dr. Hoffman again spoke with Mr. Narachi and suggested an exchange ratio that would result in Allos' stockholders owning 45% of the combined company.

        On June 27, 2011, the Allos transaction committee met twice, and reviewed a proposed response to the most recent AMAG term sheet. That evening, Dr. Hoffman forwarded Allos' response to the most recent AMAG term sheet to Mr. Narachi, which included, among other matters, a fixed exchange ratio to be set as of signing of a definitive merger agreement in a manner such that the holders of the outstanding common stock of Allos would own 45% of the outstanding common stock of AMAG immediately following the merger. The response also included comments from Warburg Pincus with respect to the rights it would be granted by AMAG in connection with the potential business combination transaction, including registration rights.

        From June 27, 2011 through June 30, 2011 Dr. Hoffman and Mr. Narachi spoke several times and discussed Allos' most recent term sheet as well as the timing for a further revised proposal from AMAG.

        On June 29, 2011, the AMAG independent transaction committee held a telephonic meeting with AMAG management and representatives of Morgan Stanley and Cooley. Representatives of Morgan Stanley first presented preliminary standalone valuation analyses of AMAG using both trading valuation and intrinsic valuation methodologies. The participants discussed the key assumptions underlying the intrinsic valuation, including management's base, upside and downside case forecasts for Feraheme in comparison to analyst forecasts. Representatives of Morgan Stanley then reviewed preliminary standalone valuation analyses of Allos using the same methodologies using AMAG management's base, upside and downside projections for FOLOTYN revenue. Morgan Stanley also reviewed the net present value of projected cost synergies, net of the present value of one-time costs to achieve the potential cost synergies, and taking into account the dissynergies attributable to limitations on the use of net operating loss carryforwards. Finally, Morgan Stanley presented an analysis of the implied exchange ratios. Representatives of Cooley then updated the committee on open issues in the term sheet. Management presented the preliminary results of operations of AMAG for the second quarter, including Feraheme revenue. The committee discussed the need to understand the results of operations of Allos for the second quarter of 2011 before responding to the latest term sheet proposal from Allos discussed by Mr. Narachi and Dr. Hoffman on June 28, 2011. In executive session, the committee discussed a proposed response to the term sheet, pending information on Allos second quarter 2011 results and potential compensation arrangements for Mr. Berns and Dr. Pereira.

        Between July 1 and July 8, 2011, Mr. Berns had several discussions with Mr. Narachi and Dr. Pereira concerning preliminary second quarter financial results at AMAG and Allos and on July 5, 2011, senior management teams at AMAG and Allos participated in a conference call during which they provided each other with overviews of their respective preliminary second quarter results.

        On July 6, 2011, the AMAG independent transaction committee held a telephonic meeting with management and representatives of Morgan Stanley and Cooley. AMAG management reviewed changes made to management's FOLOTYN revenue forecasts as a result of second quarter sales, recent sales trends and recent competitive changes, as well as changes made to the Feraheme forecasts based on a recent review by AMAG's commercial team. Management also reported on possible additional synergies that could be realized with reduced clinical development and commercial costs and clinical trial expenses with respect to FOLOTYN to better align expenses with the revised expected revenue opportunity. In executive session, the AMAG independent transaction committee discussed management composition at the combined company.

        On July 8, 2011, members of management of AMAG and Allos discussed in detail potential cost reductions and synergies resulting from the merger. Mr. Berns also spoke with Mr. Narachi and Dr. Pereira regarding the potential business combination transaction and management roles in the combined company.

        On July 9, 2011, the AMAG independent transaction committee held a telephonic meeting with management and representatives of Morgan Stanley and Cooley. The committee received an update from management on its refinement of the revised revenue forecast for FOLOTYN and the headcount assumptions for the combined company. The committee discussed the potential advantages and disadvantages of the proposed transaction in light of the new information and discussed the timing of signing and announcing a possible transaction. In executive session without Dr. Pereira present, the committee discussed whether any changes should be made to the term sheet in light of the new information about Allos. The committee concluded that Dr. Pereira should be named as chief executive officer of the combined company. The committee approved sending a revised term sheet to Allos reflecting that the number of shares of AMAG common stock to be delivered as consideration in the transaction would be based upon a fixed exchange ratio, which would be set based on the VWAP of each of AMAG and Allos for the 10 trading days prior to announcement of the business combination transaction. The term sheet would also include Dr. Pereira as the chief executive officer of the combined company and Mr. Berns as a director of the combined company. On July 10, 2011, representatives of J.P. Morgan received the revised term sheet from representatives of Morgan Stanley.

        The Allos transaction committee met on July 11, 2011 and discussed the revised term sheet received from AMAG. From July 11, 2011 through July 13, 2011, Mr. Narachi discussed the revised term sheet with Dr. Hoffman and Mr. Leff and representatives from Morgan Stanley discussed the revised term sheet with representatives from J.P. Morgan.

        On July 13, 2011, the Allos transaction committee met twice to review the most recent term sheet from AMAG and discuss a response to AMAG. The Allos transaction committee considered preliminary second quarter results at both companies and their effects on the financial analyses and financial forecasts being prepared by Allos management, as well as the possibility of terminating discussions with AMAG until after the announcement of second quarter results by both companies and the risks associated therewith and the potential cost and expense reductions and synergies available to the combined company.

        On July 14, 2011, Mr. Leff forwarded Allos' response to the term sheet to Mr. Narachi, which included, among other matters, a fixed exchange ratio to be set as of signing of a definitive merger agreement in a manner such that the holders of the outstanding common stock of Allos would own 42% of the outstanding common stock of AMAG immediately following the merger. Mr. Leff also spoke with Mr. Narachi on July 14, 2011 to discuss the revised term sheet sent to AMAG, including comments from Warburg Pincus with respect to the rights it would be granted by AMAG in connection with the potential business combination transaction.

        On July 15, 2011, the AMAG independent transaction committee held a telephonic meeting with AMAG management and representatives of Morgan Stanley and Cooley to discuss open terms in the revised term sheet proposed by Allos and agree upon a response to Allos. Following the meeting, Mr. Narachi sent Mr. Leff a further revised term sheet with respect to the key proposed terms of a potential business combination transaction between AMAG and Allos, which included, among other matters, a fixed exchange ratio equal to 0.1200 of an AMAG share of common stock for each outstanding share of Allos common stock. Later that day, Mr. Narachi and Mr. Leff had a conversation regarding the revised term sheet, during which Mr. Narachi indicated that an exchange ratio resulting in Allos' stockholders owning 39.0% of the combined company might be acceptable to the AMAG Board of Directors. Mr. Leff and Mr. Narachi also discussed the timing of the filing of a shelf registration statement by AMAG with respect to the shares of common stock of the combined company that Warburg Pincus would receive in the potential business combination transaction.

        That same day, the Allos transaction committee met twice, received an update with respect to an experimental lymphoma drug that had received a FDA advisory panel's recommendation of accelerated approval and that would potentially compete with Allos' primary product, FOLOTYN, and discussed the revised term sheet received from AMAG and the new exchange ratio proposal from AMAG.

        On July 16, 2011, Mr. Leff and Mr. Narachi spoke several times. At the request of the Allos transaction committee, Mr. Leff informed Mr. Narachi that the Allos transaction committee would be prepared to recommend a business combination transaction with AMAG based upon an exchange ratio that would result in Allos' stockholders owning 39.0% of the outstanding shares of common stock combined company and Mr. Narachi later confirmed that the AMAG independent transaction committee would be prepared to recommend the same exchange ratio to the AMAG Board of Directors. Later in the day, the Allos transaction committee met and Mr. Leff reported to the committee his conversations with Mr. Narachi. In addition, the committee discussed the process for finalizing the negotiations of the definitive agreements. The Allos transaction committee instructed Allos management to continue preparation of a communication plan and to present to the Allos Board of Directors management's most recent financial forecast for Allos, AMAG and the combined company.

        That same day, the AMAG independent transaction committee held a telephonic meeting with AMAG management and representatives of Morgan Stanley and Cooley to review the terms discussed between Messrs. Leff and Narachi earlier that day and the open issues remaining to be negotiated in order to finalize definitive agreements relating to the business combination transaction. The AMAG independent transaction committee discussed scheduling a meeting of the AMAG Board of Directors to review and potentially approve the proposed transaction.

        Later that evening, representatives of Cooley circulated to representatives of Latham and outside counsel to Warburg Pincus revised drafts of the merger agreement and the form of voting agreement and a proposed stockholders agreement with respect to the rights to be granted by AMAG to Warburg Pincus in connection with the proposed business combination transaction.

        From July 16, 2011 through July 19, 2011 representatives of AMAG, Allos, Cooley and Latham negotiated the terms of the merger agreement and, together with representatives of Warburg Pincus and its outside counsel, the voting agreement and representatives of AMAG, Cooley, Warburg Pincus and its outside counsel negotiated the terms of the stockholders agreement.

        On July 17, 2011, the Allos Board of Directors met and received an update from the Allos transaction committee and Allos senior management regarding the status of the potential business combination transaction with AMAG, including changes since the board's last meeting on June 21, 2011. The meeting included a discussion of the proposed terms of the transaction, an update with respect to the due diligence review that had been conducted by Allos management and its consultants and advisors with respect to AMAG and a review of Allos management's integration and synergies analysis with respect to the potential combined company and Allos management's financial forecast with respect to each of AMAG and Allos on a standalone basis and with respect to the potential combined company. The Allos Board of Directors also reviewed with Latham changes to the principal terms of the merger agreement since the last meeting of the Allos Board of Directors as well as the terms of the proposed voting agreements and certain related documentation, including the proposed Warburg Pincus stockholders agreement with AMAG. At that meeting, the Allos Board of Directors discussed the various strategic alternatives potentially available to Allos and the benefits and detriments of each, including continuing as a standalone company based on Allos' current business model, and the likely need for additional equity financing and the associated dilution if Allos were to continue as a standalone company, conducting a sale process with respect to Allos, outreach to selected potential purchasers and a business combination with AMAG. The Allos Board of Directors also discussed the terms upon which Allos could investigate a potentially superior proposal and the terms upon which it could terminate the merger agreement with AMAG.

        On July 19, 2011, the Allos transaction committee met to discuss the status of the proposed business combination transaction with AMAG. Dr. Pereria and Mr. Berns also met in Boston, Massachusetts on that day and discussed a joint communication plan in connection with the potential announcement of a business combination transaction.

        The Allos Board of Directors met on the evening of July 19, 2011, to consider the potential business combination transaction with AMAG. The Allos Board of Directors received an update from the Allos transaction committee, Allos senior management and the representatives of J.P. Morgan and Latham regarding the status of the potential transaction, and reviewed the terms of the proposed merger agreement and related agreements with Latham. In addition, senior management reviewed with the Allos Board of Directors the communications plans for investors, employees and key commercial partners. At such meeting, J.P. Morgan presented its financial analysis of the 0.1282 exchange ratio to be used in the business combination transaction with AMAG, and rendered its oral opinion to the Allos Board of Directors that, as of July 19, 2011, and based upon and subject to the factors, assumptions, qualifications and limitations set forth in its opinion, the exchange ratio in the proposed Merger was fair, from a financial point of view, to the holders of Allos common stock, and J.P. Morgan subsequently confirmed its oral opinion by delivering its written opinion, dated July 19, 2011, to the Allos Board of Directors. See the section entitled "The Merger—Opinion of Allos' Financial Advisor" beginning on page 77. Following the presentation from J.P. Morgan, and after consultation with its financial advisor and counsel, the Allos Board of Directors (i) determined that the merger agreement and the merger were advisable and fair to, and in the best interests of, Allos and its stockholders (ii) approved the merger agreement and related agreements and (iii) recommended that the Allos stockholders vote "FOR" the Allos Merger Proposals.

        That same evening, the AMAG Board of Directors held a telephonic meeting with representatives of Morgan Stanley and Cooley present. During this meeting, Cooley reviewed with the AMAG Board of Directors the board's fiduciary duties with respect to the proposed transaction with Allos. The AMAG Board of Directors also engaged in a thorough review with representatives of Cooley of key provisions of the merger agreement, voting agreements and the stockholder agreement with Warburg Pincus, and representatives of Cooley responded to questions from members of the board regarding these agreements. Morgan Stanley presented its financial analysis of the exchange ratio and delivered an oral opinion, subsequently confirmed in writing, that, as of July 19, 2011 and based upon and subject to the assumptions, factors and qualifications set forth in the written opinion, the exchange ratio of 0.1282 shares of AMAG common stock for each outstanding share of Allos common stock pursuant to the merger agreement was fair from a financial point of view to AMAG. See the section entitled "The Merger—Opinion of AMAG's Financial Advisor" beginning on page 70. Following these presentations, the AMAG independent transaction committee recommended that the AMAG Board of Directors approve the proposed transaction. After further discussion, the AMAG Board of Directors unanimously (i) approved the adoption of the proposed merger agreement and (ii) the issuance of the shares of AMAG common stock pursuant to the merger agreement.

        Following the approval of the transaction by the AMAG and the Allos Board of Directors, the merger agreement and other transaction-related documents were executed and, on the morning of July 20, 2011, AMAG and Allos issued a joint press release announcing the execution of the merger agreement and the combination. A copy of the joint press release was filed as Exhibit 99.1 to AMAG's Current Report on Form 8-K filed with the SEC on July 20, 2011 and is incorporated herein by reference.

        On August 2, 2011, MSMB Capital Management LLC sent a letter to the AMAG Board of Directors offering to purchase AMAG for $18 per share in cash. MSMB Capital did not provide any evidence of its ability to finance its offer. On August 2, 2011, AMAG issued a press release announcing that it had received the MSMB Capital proposal and stating that the AMAG Board of Directors would carefully consider and evaluate the MSMB Capital proposal and inform AMAG stockholders of its position. On August 4, 2011, the AMAG Board of Directors held a meeting with the participation of AMAG management and representatives of Morgan Stanley, Cooley and Potter Anderson & Corroon, LLP, outside Delaware counsel to AMAG, to review the unsolicited offer from MSMB Capital. Representatives of Cooley and Potter Anderson reviewed fiduciary duty considerations and the requirements of the merger agreement with Allos in connection with the review of the proposal from MSMB Capital. Representatives of Morgan Stanley reviewed the financial analyses of AMAG as a standalone company and the financial analyses of the combination with Allos prepared in conjunction with the fairness opinion of Morgan Stanley dated July 19, 2011 and provided background information on MSMB Capital. Following a discussion, the AMAG Board of Directors unanimously opposed the MSMB Capital proposal, determined that the MSMB Capital offer is not reasonably expected to result in a superior offer and reaffirmed its recommendation that the merger agreement with Allos and the Merger are advisable and fair to, and in the best interests of, AMAG and its stockholders and that AMAG stockholders should vote "FOR" the AMAG Share Issuance Proposal. On August 8, 2011, AMAG issued a press release informing the AMAG stockholders of the determinations made at the August 4, 2011 board meeting.

        On September 2, 2011, a publicly-traded pharmaceutical company with a market capitalization at that time of less than $500 million, which we refer to as Allos Company A, sent a letter to Mr. Berns expressing its interest in a merger with Allos and stating that Allos Company A was prepared to offer $2.00 per share, in cash and Allos Company A shares, for all of the outstanding shares of Allos common stock. In its letter, Allos Company A proposed that $1.37 of the consideration be paid in cash and the remaining $0.63 be paid in shares of Allos Company A's common stock, but noted that it was prepared to offer an all-cash transaction or a transaction involving up to 19.9% of Allos Company A's common stock. Allos Company A also noted that its offer was subject to confirmatory due diligence and completion of a definitive merger agreement and voting agreements, which it stated it believed could be completed within two to three additional weeks. Allos Company A noted that its proposal would not require outside financing or approval by the stockholders of Allos Company A. The Allos Board of Directors met on September 4, 7, 8 and 13, 2011, with Allos management and representatives of J.P. Morgan and Latham and discussed the proposal made by Allos Company A. At those meetings, representatives of Latham reviewed fiduciary duty considerations and the requirements of the merger agreement with AMAG in connection with the review of the Allos Company A proposal. Also at those meetings, representatives of J.P. Morgan reviewed various financial analysis, including Allos as a standalone company and the financial analysis of the combination with AMAG prepared in conjunction with the fairness opinion of J.P. Morgan dated July 19, 2011, and also provided certain background information on Allos Company A. At the conclusion of the meeting on September 13, 2011, following careful assessment of the cash and stock value of the Allos Company A proposal as well as the uncertainties and contingences reflected in that proposal, the Allos Board of Directors determined that the Allos Company A proposal is not reasonably expected to result in an acquisition proposal that is more favorable from a financial point of view to Allos' stockholders than the Merger, reaffirmed its recommendation that the Merger Agreement with AMAG and the Merger are advisable and fair to, and in the best interest of, Allos and its stockholders and recommended that Allos stockholders vote "FOR" the Allos Merger Proposal and therefore opposed the Allos Company A proposal.

Recommendation of the AMAG Board of Directors and its Reasons for the Merger

        The AMAG Board of Directors (i) has determined that the Merger is advisable and fair to, and in the best interests of, AMAG and its stockholders, (ii) has approved the Merger, the Merger Agreement and the voting agreements entered into between AMAG, the directors and certain executive officers of

Allos and Warburg Pincus and (iii) recommends that AMAG stockholders vote "FOR" the AMAG Share Issuance Proposal. The AMAG Board of Directors consulted with the AMAG senior management team, AMAG's outside legal counsel and AMAG's financial advisor in evaluating the Merger and considered a number of factors in reaching its decision to take the foregoing actions, including, but not limited to the following:

  •
  the belief that the combination of the businesses of AMAG and Allos would create more value for AMAG stockholders in the long term than AMAG could create as a standalone business given the challenges in its business, including the risk of remaining a single product publicly traded company with the associated public company cost structure and without a research function or product pipeline;

  •
  the combined company would have a more diversified portfolio of commercial products in the US comprised of Feraheme, which is indicated for the treatment of iron deficiency anemia (IDA) in adult patients with chronic kidney disease (CKD), and FOLOTYN, which is indicated for the use as a single agent for patients with relapsed or refractory peripheral T-cell lymphoma (PTCL) rather than relying on a single commercial product;

  •
  the belief that the combined company will be able to leverage existing customer relationships to benefit both the Feraheme and FOLOTYN brands due to common commercial call points in hematology/oncology clinics and hospitals, which would increase FOLOTYN sales call coverage and improve access for Feraheme sales calls with hematologists and oncologists, the overlap in the existing customer base and the fact that the combined company will be able to enhance revenue with a more efficient commercial organization;

  •
  net annual cost savings of $55 million to $60 million expected to be realized by the combined company, the majority of which are expected to be realized within the first full fiscal year following the Merger, with cost savings to be realized from the consolidation of locations, a reduction in headcount and the achievement of selling, general and administrative expense efficiencies, including consolidation of overlapping systems and elimination of public company expense (with one time costs of achieving synergies of approximately $35 to $38 million expected to be incurred primarily in the first year following the Merger);

  •
  additional annual cost savings of $10 to $20 million expected to be realized by the combined company starting in 2013 from reduced discretionary clinical development and commercial costs;

  •
  additional annual cost savings starting in 2013 of approximately $30 million related to clinical trial expenses associated with AMAG's IDA development program, which is expected to be completed in 2012, and potential further clinical trial cost savings with respect to FOLOTYN if FOLOTYN achieves EU approval in 2012, leading to a 50/50 split in clinical trial costs with Allos' partner, Mundipharma from the 60/40 split in effect currently;

  •
  the combined company will have a strong balance sheet with significant cash and investment resources of approximately $374 million as of June 30, 2011 that should enable the combined company to become cash flow positive without further equity offerings and allow for further in-licensing or acquisition of products for portfolio diversification;

  •
  the combined company has a potential to earn up to $530.5 million in development and commercial milestone payments from already established collaborations and partnerships, and the combined company will be eligible to receive double-digit, tiered royalties based on product sales in the partnered regions;

  •
  the belief that the global development program for the combined company will drive expanded market opportunities and revenue for both brands, including the following:

  •
  Feraheme marketing applications are under review in the European Union, Canada and Switzerland for the treatment of IDA in adult CKD patients and AMAG expects regulatory decisions in the EU and Canada in 2011 and in Switzerland in 2012;

    •
    AMAG is evaluating Feraheme in a global registration program for a broad IDA indication and expects to complete enrollment by early 2012;

    •
    a FOLOTYN marketing application is under review in the EU for the treatment of patients with relapsed or refractory PTCL and Allos expects a regulatory decision in the EU in early 2012; and

    •
    FOLOTYN will be evaluated in two global Phase 3 registration studies exploring its activity in first-line PTCL and relapsed or refractory cutaneous T-cell lymphoma, or CTCL, as post-marketing studies required as a condition to the FDA's marketing approval of FOLOTYN;

  •
  the fact that the Exchange Ratio is fixed and will not fluctuate based upon changes in the stock prices of AMAG or Allos prior to the completion of the Merger;

  •
  the opinion letter of Morgan Stanley, dated July 19, 2011, to the AMAG Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the Exchange Ratio pursuant to the Merger Agreement to AMAG (see section entitled "The Merger—Opinion of AMAG's Financial Advisor" beginning on page 70);

  •
  the use of AMAG common stock as the sole consideration in the Merger, which will allow AMAG to proceed with the Merger without having to deplete its existing cash resources that will fund its operations until it achieves cash flow positive results;

  •
  the fact that a significant stockholder of Allos, Warburg Pincus, and certain of the directors and executive officers of Allos agreed to vote their shares of Allos common stock in favor of the Allos Merger Proposal and against any alternative acquisition proposal, which the AMAG Board of Directors viewed as sending a strong message to the market that the Allos Board of Directors and senior management and Warburg Pincus are supportive of the combination and that Allos is likely to obtain stockholder approval for the Allos Merger Proposal;

  •
  the fact that the combined company would initially retain AMAG's chief executive officer and a senior management team who possess the extensive biopharmaceutical industry knowledge and experience necessary to manage and operate the combined company;

  •
  the fact that the board of directors of the combined company would be composed initially of five of the current directors of AMAG, including its independent Chairman of the Board and its Chief Executive Officer, and four of the current directors of Allos, including the current Allos Chief Executive Officer;

  •
  the belief that the terms and conditions of the Merger Agreement, including the parties' mutual representations and warranties, covenants, deal protection provisions and closing conditions, are reasonable for a transaction of this nature; and

  •
  the fact that the Merger Agreement allows the AMAG Board of Directors, subject to the payment of the termination fee, to terminate the Merger Agreement in the event that AMAG receives a superior offer from a third party, if the AMAG Board of Directors determines that failing to do so would reasonably be expected to result in a breach of the AMAG Board of Directors' fiduciary duties to the AMAG stockholders.

        The AMAG Board of Directors also identified and considered a variety of risks and other countervailing factors in its deliberations concerning whether to approve the Merger and enter into the Merger Agreement, including, but not limited to, the following:

  •
  the risks described under the section entitled "Risk Factors" beginning on page 38;

  •
  the risk that Allos revenue forecasts are not attained as expected by research analysts or by the AMAG transaction team;

  •
  the general challenges associated with successfully integrating two companies that may have significantly different corporate cultures;

  •
  the possibility that the operational and financial benefits anticipated in connection with the Merger might not be realized by the combined company;

  •
  the potential diversion of management's attention and other resources away from the continued operations of the core business of AMAG during the period between the signing of the Merger Agreement and the completion of the Merger;

  •
  the potential loss of key AMAG and Allos employees critical to the ongoing success of the combined company's business;

  •
  the potential disruption of both sales forces and the ability to train and integrate the selling messages for two distinct product offerings for each sales representative;

  •
  the fact that the implied value of the Exchange Ratio, represented an 18% premium to Allos' 10 trading day weighted average closing stock price ending on July 19, 2011 and an 18% premium based on the single-day spot closing prices of AMAG's and Allos' common stock on July 19, 2011;

  •
  the substantial transaction costs to be incurred by AMAG in connection with the Merger, even if the Merger is not completed in a timely manner or at all;

  •
  the interests of AMAG directors and executive officers in the Merger, including the matters described under the section entitled "The Merger—Interests of AMAG Directors and Executive Officers in the Merger" beginning on page 93;

  •
  the fact that certain deal protection measures contained in the Merger Agreement including the $14 million termination fee, could have the effect of discouraging or devaluing proposals for alternative acquisition transactions involving AMAG, including those that could otherwise become superior offers;

  •
  the expected substantial limitations on the combined company's utilization of net operating loss carryforwards in light of Section 382 of the Code; and

  •
  the risk that conditions to the completion of the Merger will not be satisfied and that the Merger may not be completed in a timely manner or at all.

        In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the AMAG Board of Directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger and the Merger Agreement and to recommend that AMAG stockholders vote in favor of the AMAG Stock Issuance Proposal. In addition, individual members of the AMAG Board of Directors may have given differing weights to different factors. The AMAG Board of Directors conducted an overall analysis of the factors described above.

Recommendation of the Allos Board of Directors and its Reasons for the Merger

        The Allos Board of Directors (i) has determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, Allos and its stockholders (ii) has approved the Merger Agreement, the AMAG voting agreements and the amendment to the rights agreement and (iii) recommends that the Allos stockholders vote "FOR" the Allos Merger Proposal. In reaching its decision to approve the Merger Agreement, the Allos Board of Directors consulted with senior members of Allos' management, members of the Allos Board of Directors' transaction committee and with Allos' financial and legal advisors regarding the strategic and operational aspects of combining Allos and AMAG and reviewed the results of the due diligence efforts undertaken by Allos management and Allos' financial, legal, consulting and accounting advisors.

        The principal factors supporting the Allos Board of Directors' decision to approve the Merger Agreement and recommend that Allos stockholders vote to adopt the Merger Agreement included the following:

  •
  the belief that the combination of Allos' and AMAG's businesses would create a company with a commercial portfolio of products, Feraheme and FOLOTYN, focused on high growth-potential markets with significant opportunities to leverage common call points for those products (oncologists and hematologists) and AMAG and Allos' existing customer relationships for the benefit of both products.

  •
  the estimates by Allos management of significant annual cost synergies resulting from the combination of Allos' and AMAG's businesses, including between $55 million and $60 million of anticipated annual cost-savings, the majority of which would be achieved within the first full fiscal year following the Merger.

  •
  that the combined company will be well capitalized with the two companies having an aggregate of approximately $374 million of cash and investments (and no outstanding long-term debt) as of June 30, 2011, which would be available for future investments by the combined company in its business or for future strategic and targeted acquisitions or for licenses of additional drug products or drug candidates.

  •
  that the combined company will have significant additional revenue opportunities from existing collaboration agreements outside of the United States, including the opportunity to earn royalties and obtain additional milestone payments of up to approximately $530 million.

  •
  that the combined company will have a global development program for Feraheme and FOLOTYN which could create growth opportunities for those products in new indications and in new geographic locations.

  •
  that the Merger was superior to the strategic alternatives available to Allos, including continuing as a stand-alone company based on Allos' current business model or attempting to sell Allos to a third-party acquirer, each of which the Allos Board of Directors viewed as less favorable to Allos stockholders than the Merger. In making its determination, the Allos Board of Directors considered, among the other factors described in this section, the sale process undertaken by Allos in late 2010, changes in Allos' business and prospects since that time, Allos' projected need for additional financing to allow it to continue its development programs and grow its business and the risks associated with Allos' ability to obtain such financing on terms that would not be overly dilutive to its current stockholders, and the ability of the Allos Board of Directors, in certain circumstances, to terminate the Merger Agreement in order to accept a superior offer.

  •
  the fact that, based on the closing price of AMAG common stock on July 19, 2011, the last trading day before public announcement of the Merger, the 0.1282 exchange ratio represented an implied value of approximately $2.44 per share of Allos common stock, as compared to the closing price of Allos common stock of $2.06 per share on that date.

  •
  the opinion of Allos' financial advisor, J.P. Morgan, that as of July 19, 2011 and based upon the assumptions and qualifications set forth in its written opinion, the Exchange Ratio in the Merger was fair, from a financial point of view, to the holders of Allos common stock and Allos Board of Directors' review of the financial analysis conducted by J.P. Morgan in connection with that opinion.

  •
  that the board of directors of the combined company would initially include four directors designated by the Allos Board of Directors among its nine members, including Allos' Chief Executive Officer, and that, as a result, the directors designated by Allos, including Allos' Chief Executive Officer, would have substantial involvement in the combined company following the Merger.

  •
  that the directors and certain executive officers of AMAG agreed to vote their shares of AMAG common stock in favor of the AMAG Shares Issuance Proposal pursuant to the AMAG voting agreements, which the Allos Board of Directors viewed as sending a positive message to the market that the AMAG Board of Directors and management were supportive of the Merger.

  •
  information with respect to Allos' business, financial condition, results of operations, competitive position, business prospects, financial forecasts prepared by Allos management and the historical trading prices of Allos common stock, together with risks related to Allos and its business, on both a historical and a prospective basis, as well as current industry, economic and market conditions and trends, including investor perception of pharmaceutical companies focused on the development and commercialization of a single drug product.

  •
  information with respect to AMAG's business, financial condition, results of operations, competitive position, business prospects, financial forecasts prepared by Allos management and the historical trading prices of AMAG common stock, together with risks related to AMAG and its business, on both a historical and a prospective basis, as well as current industry, economic and market conditions and trends. In considering AMAG's business and prospects, the Allos Board of Directors reviewed information regarding AMAG's historical performance and received reports from Allos' senior management team regarding its due diligence review of AMAG's business and legal affairs and AMAG's management.

  •
  that the Merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code and that, assuming the Merger qualifies as a reorganization, Allos stockholders generally will not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their shares of Allos common stock for shares of AMAG common stock in connection with the Merger, except with respect to cash received in lieu of fractional shares of AMAG common stock.

  •
  the fact that the Merger Agreement contains reciprocal representations and warranties, operational covenants, closing conditions, termination rights and termination fee provisions.

  •
  the ability of the Allos Board of Directors to respond to and engage in discussions or negotiations regarding unsolicited third-party acquisition proposals under certain circumstances and, ultimately, to terminate the Merger Agreement in order to accept a superior offer upon payment of a $9 million termination fee.

  •
  the fact that, prior to the Allos special meeting of stockholders, the Allos Board of Directors has the right to change its recommendation to the Allos stockholders that they vote in favor of the adoption of the Merger Agreement if the Allos Board of Directors determines in good faith, after having consulted with its outside legal counsel, that, in light of a superior offer or certain material developments or changes in circumstances arising after the date of the Merger Agreement, the failure to change its recommendation would reasonably constitute a breach of its fiduciary duties to Allos stockholders under applicable law.

        The Allos Board of Directors also considered a number of potentially negative factors in its deliberations concerning the Merger Agreement, including:

  •
  the challenges inherent in combining the businesses, operations and workforces of AMAG and Allos, and the risk that some or all of the cost synergies and/or the commercialization benefits expected as a result of the Merger are not realized.

  •
  that the one-time cost associated with the transaction and realization of the cost synergies are expected to be $35 million to $38 million.

  •
  the risk that the combined company will not realize the expected revenue or operating results or business prospects at all or within the expected timeframes due to unfavorable outcomes of ongoing clinical trials related to Allos and AMAG's products, failure to receive regulatory approvals necessary to market and sell those products outside of the United States or for additional indications at all or in a timely manner or other factors.

  •
  the possibility that the Merger might not be completed whether as a result of the failure to satisfy conditions to the closing of the Merger, including the failure to secure the required approvals from Allos and AMAG stockholders, or as a result of the termination of the Merger Agreement by Allos or AMAG in certain specified circumstances, including by AMAG in order to accept a superior offer upon payment of a $14 million termination fee to Allos, which could result in significant disruption to Allos and its business, and the fact Allos will have incurred substantial transaction fees in connection with the Merger, even if the Merger is not completed.

  •
  the effect of a public announcement of the transactions on Allos' operations, stock price and employees, the potential disruption to Allos and AMAG and their businesses as a result of the announcement and pendency of the Merger and the potential adverse effects on the financial results of Allos and AMAG as a result of that disruption, including the potential diversion of management's and employee's attention and other resources away from sales of FOLOTYN and Feraheme and the continued operations of the core business of Allos and AMAG during the period between the signing of the Merger Agreement and the completion of the Merger.

  •
  the risk that Allos may not be able to retain key management, sales, marketing or scientific personnel critical to the ongoing success of Allos' business following the announcement of the Merger and may not be able to attract new employees in a timely manner or at all, as well as the risk that Allos and AMAG may not be able to retain key employees of Allos or AMAG who may be critical to the ongoing success of the combined company's business following the closing of the Merger.

  •
  the restrictions imposed by the Merger Agreement on the conduct of Allos' business prior to consummation of the Merger, which require Allos to conduct its business and operations in the ordinary course and consistent with past practices, and which subject the operations of Allos' business to other restrictions which could delay or prevent Allos from undertaking business opportunities that may arise prior to the completion of the Merger, may prevent Allos from retaining key employees and may have a material and adverse effect on Allos' ability to respond to changing market and business conditions in a timely manner or at all.

  •
  Allos' inability to solicit competing acquisition proposals and the possibility that the $9 million termination fee payable by Allos upon termination of the Merger Agreement to accept a superior offer could discourage other potential acquirers from making a competing offer to purchase Allos.

  •
  the expected limitations on the combined company's utilization of net operating loss carryforwards in light of Section 382 of the Code.

  •
  the fact that Allos' directors and executive officers may have interests in the Merger that are different from, or in addition to, those of Allos' other stockholders, including the matters described under the section entitled "The Merger—Interests of Allos Directors and Executive Officers in the Merger" beginning on page 93, and the risk that these different interests might influence their decisions with respect to the Merger.

  •
  the other risks of the type and nature described under "Risk Factors" beginning on page 38 of this proxy statement/prospectus.

        The foregoing discussion of the information and factors considered by the Allos Board of Directors is not exhaustive, but Allos believes it includes all the material factors considered by the Allos Board of Directors in connection with its approval and recommendation of the Merger and the other related transactions described in this joint proxy statement/prospectus. In view of the wide variety of factors considered by the Allos Board of Directors in connection with its evaluation of the Merger and the complexity of these matters, the Allos Board of Directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Allos Board of Directors made its decision based on the totality of information presented to, and the investigation conducted by, it, including discussions with the senior management of Allos and Allos' legal and financial advisors, and determined that the Merger was advisable and fair to, and in the best interests of, Allos and its stockholders. In considering the factors discussed above, individual directors may have given different weights to different factors.

Opinion of AMAG's Financial Advisor

        On June 8, 2011, AMAG engaged Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with a possible business combination, merger or similar transaction with Allos. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley's qualifications, expertise and reputation and its knowledge of the business and affairs of AMAG. At the meeting of the AMAG Board of Directors on July 19, 2011, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of July 19, 2011, and based upon and subject to the various assumptions, considerations, qualifications and limitations set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to AMAG.

        The full text of the written opinion of Morgan Stanley, dated as of July 19, 2011, is attached to this joint proxy statement/prospectus as Appendix B. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. AMAG stockholders are encouraged to read the entire opinion carefully and in its entirety.

        Morgan Stanley's opinion is directed to the AMAG Board of Directors and addresses only the fairness from a financial point of view to AMAG of the exchange ratio pursuant to the merger agreement, as of the date of the opinion. It does not address any other aspects of the transaction, or in any manner address the prices at which the AMAG common stock will trade at any time, including following consummation of the transaction, and does not constitute a recommendation to any holder of AMAG common stock or Allos common stock as to how to vote at any stockholders' meeting held in connection with the transaction or whether to take any other action with respect to the transaction. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion.

        For the purposes of its opinion, Morgan Stanley, among other things:

  •
  reviewed certain publicly available financial statements and other business and financial information of AMAG and Allos, respectively;

  •
  reviewed certain internal financial statements and other financial and operating data concerning AMAG and Allos, respectively;

  •
  reviewed certain financial projections prepared by the managements of AMAG and Allos, respectively;

  •
  reviewed information relating to certain strategic, financial and operational benefits anticipated from the merger, prepared by the managements of AMAG and Allos, respectively;

  •
  discussed the past and current operations and financial condition and the prospects of AMAG, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of AMAG;

  •
  reviewed the pro forma impact of the merger on AMAG's earnings, cash flow, consolidated capitalization and financial ratios;

  •
  reviewed the reported prices and trading activity for Allos common stock and AMAG common stock;

  •
  compared the prices and trading activity of Allos common stock and AMAG common stock with that of certain other publicly traded companies comparable with Allos and AMAG, respectively, and their securities;

  •
  participated in certain discussions and negotiations among representatives of Allos and AMAG and their financial and legal advisors;

  •
  reviewed the merger agreement and certain related documents; and

  •
  performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

        For purposes of its opinion, Morgan Stanley, assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by AMAG and Allos, and formed a substantial basis for Morgan Stanley's opinion. With respect to the financial forecasts prepared by the managements of AMAG and Allos, respectively, as well as certain adjustments thereto and extrapolations therefrom prepared with guidance from AMAG management and which were approved for Morgan Stanley's use by AMAG management, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of AMAG and Allos, as applicable, of the future financial performance of AMAG and Allos, respectively. Morgan Stanley relied upon, without independent verification, the assessment by the managements of AMAG and Allos of: (i) the strategic, financial and other benefits expected to result from the merger; (ii) the timing and risks associated with the integration of AMAG and Allos; (iii) their ability to retain key employees of AMAG and Allos, respectively; and (iv) the validity of, and risks associated with AMAG's and Allos' existing and future technologies, intellectual property, products, services and business models. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the merger will qualify as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986, as amended. Morgan Stanley assumed that in connection with the receipt of all necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger.

        In its opinion, Morgan Stanley noted that it is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of AMAG and Allos and their respective legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Allos' officers, directors or employees, or any class of such persons, relative to the consideration to be paid to the holders of shares of Allos' common stock in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Allos, nor was it furnished with any such valuations or appraisals. Morgan Stanley's opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, July 19, 2011. Events occurring after July 19, 2011 may affect Morgan Stanley's opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise, or reaffirm its opinion.

        The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated July 19, 2011. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below. Various analyses presented below were based on the closing prices of AMAG and Allos common stock of $18.41 per share and $2.01 per share, respectively, as of July 18, 2011, the last full trading day prior to the day of the meeting of the AMAG Board of Directors to consider and approve, adopt and authorize the merger agreement.

Present Value of the Potential Net Operating Synergies

        Morgan Stanley calculated the after-tax present value of the potential operating synergies arising from the transaction net of the present value of one-time costs to achieve the potential operating synergies, and net of the reduced net operating loss tax benefit of, the combined company ("present value of the potential net operating synergies"). Potential operating synergies to be realized are cost savings from the expected consolidation of locations, reduction in headcount and rationalization and/or consolidation of other selling, general and administrative and research and development expenses.

        For purposes of the present value of the potential net operating synergies analysis Morgan Stanley used certain projected cost savings and one-time costs to achieve cost synergies, prepared by AMAG management, as well as certain adjustments thereto and extrapolations therefrom prepared with the guidance of AMAG management and which were approved for Morgan Stanley's use by AMAG management. The dollar amount of the reduced net operating loss benefit was derived from the financial projections described in the discounted cash flow analysis below, taking into account the limitations on the use of net operating loss carryforwards.

        Each of the potential net operating synergies were discounted to a present value using discount rates ranging from 10.0% to 12.0%. The analysis of potential net operating synergies resulted in a range of present values of the potential net operating synergies of approximately $151 million to $180 million. The present value of the potential net operating synergies varied for each of the financial projections described in the discounted cash flow analysis below because the amount of reduced net operating loss tax benefit varies based on projected profit for each period. This range of discount rates was based upon an analysis of the weighted average cost of capital of Allos and AMAG conducted by Morgan Stanley.

        Certain present values of the potential net operating synergies calculated from this analysis will be referred to in conjunction with Allos valuations, where applicable, throughout the subsequent sections describing Morgan Stanley's analyses.

Historical Common Stock Price Performance and Exchange Ratio Analysis

        Morgan Stanley reviewed the relative historical stock price performances of AMAG and Allos during various periods ending on July 18, 2011, the last full trading day prior to the day Morgan Stanley rendered its opinion dated July 19, 2011. Morgan Stanley noted that the low and high trading prices of Allos common stock during the 52-week period ending on July 18, 2011 was $1.84 and $5.97, respectively. Adding the present value of the potential net operating synergies to the historical range of trading prices of Allos common stock, the implied low and high trading prices of Allos common stock during the 52-week period ending July 18, 2011 was approximately $3.35 and $7.45, respectively. Morgan Stanley noted that the low and high trading prices of AMAG common stock during the 52-week period ending on July 18, 2011 was $13.75 and $40.00, respectively.

        Based on the foregoing analysis, the following table summarizes the implied range of exchange ratios:

Implied Exchange Ratios

Implied Exchange Ratio
LTM Trading Range with Potential Net Operating Synergies	0.1869 - 0.2432
LTM Trading Range	0.1338 - 0.1493

Equity Research Analyst Price Targets

        Morgan Stanley reviewed selected public market trading price targets for Allos common stock prepared and published by equity research analysts. These targets reflected each analyst's publicly available estimate of the future public market trading price of Allos common stock at the end of the particular time period considered for each estimate. For purposes of this analysis, Morgan Stanley assumed that the analysts who published research reports but did not adjust their prior stock price targets were deemed to have confirmed their pre-existing price targets. Morgan Stanley reviewed the most recent price target published by each analyst. As of July 18, 2011, the range of selected equity analyst price targets for Allos common stock was from $3.00 to $10.00 per share (or approximately $2.70 to $9.00 per share if discounted for an illustrative twelve months at an 11% cost of equity); including the potential net operating synergies, the range spanned from approximately $4.50 to $11.50 per share (or approximately $4.20 to $10.50 per share if discounted for an illustrative twelve months at an 11% cost of equity). Morgan Stanley noted that the Allos closing price on July 18, 2011 was $2.01 per share.

        Morgan Stanley also reviewed selected public market trading price targets for AMAG common stock prepared and published by ten equity research analysts. Morgan Stanley assumed that the analysts who published research reports but did not adjust their prior stock price targets confirmed their pre-existing price targets. Morgan Stanley reviewed the most recent price target published by each analyst. These targets reflect each analyst's estimate of the future public market trading price of AMAG common stock at the time the price target was published. As of July 18, 2011, the range of selected equity analyst price targets for AMAG common stock was from $12.00 to $25.00 per share (or approximately $10.80 to $22.50 per share if discounted for an illustrative twelve months at an 11% cost of equity). Morgan Stanley noted that the AMAG closing price on July 18, 2011 was $18.41 per share.

        Morgan Stanley calculated the exchange ratio implied by the analyst price targets for AMAG and Allos (only with respect to analysts that published price targets for both companies) by dividing the Allos price target by the AMAG price target provided by the same analyst.

Implied Exchange Ratios

Implied Exchange Ratio
Analyst Price Targets with Potential Net Operating Synergies	0.3636 - 0.4752
Analyst Price Targets	0.2633 - 0.4000

        Morgan Stanley noted that the merger agreement provides for an exchange ratio of 0.1282 shares of AMAG common stock per share of Allos common stock. The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of Allos common stock or shares of AMAG common stock, and these estimates are subject to uncertainties, including the future financial performance of Allos and AMAG and future financial market conditions.

Discounted Cash Flow Analysis

        Morgan Stanley performed a discounted cash flow analysis, which is designed to estimate the value of a company by calculating the present value of estimated future cash flows of the company. Morgan Stanley calculated a range of equity values per fully diluted share for both AMAG and Allos on a standalone entity basis. An additional range of equity values per fully diluted share was calculated for Allos as an entity reflecting the potential net operating synergies arising from the transaction.

        For the purposes of the discounted cash flow analysis, Morgan Stanley used certain financial projections prepared by AMAG management, as well as certain adjustments thereto and extrapolations therefrom prepared with the guidance of AMAG management and which were approved for Morgan Stanley's use by AMAG management. Two sets of AMAG financial projections prepared by AMAG management were analyzed in the discounted cash flow analysis, the "CKD case" and the "CKD/IDA case." The primary difference between the two cases is that the former assumes no IDA label expansion beyond the current Feraheme indication, whereas the latter assumes approval of IDA label expansion in the United States and outside the United States in 2013. One set of financial projections prepared by AMAG management for Allos was presented in the discounted cash flow analysis and is referred to as the "AMAG Management Case for Allos."

        For the purposes of the discounted cash flow analysis, Morgan Stanley also used certain financial projections based on available equity research for both AMAG and Allos (each a "Research Case"). Financial projections were created for both AMAG and Allos utilizing and extrapolating from available equity research financial forecasts. Consensus estimates through 2015 were used for the AMAG Research Case and revenue growth was assumed at a rate of 3% thereafter until 2022. Revenue was assumed to decline by 50% after 2022. Operating costs were estimated based on consensus estimates through 2015. Thereafter operating costs were estimated to decline to reflect decreased investment given the finite life of the product. Consensus estimates through 2015 were used for the Allos Research Case and revenue growth was assumed at a rate of 3% thereafter until 2024. Revenue was assumed to decline by approximately 75% after 2024. Operating costs were estimated based on consensus estimates through 2013. Thereafter operating costs were estimated to decline to reflect decreased investment given the finite life of the product.

        For AMAG cases and Allos cases, financial projections are for the calendar years 2011 through 2023 and 2011 through 2027, respectively. In arriving at the estimated equity values per share of AMAG and Allos common stock, as applicable, Morgan Stanley did not assume a terminal value, given that both companies own a single product with explicit patent life. Morgan Stanley discounted AMAG's and Allos' forecasted unlevered free cash flows, as applicable, defined as net operating profit after tax plus depreciation and amortization, stock based compensation, other non-cash items less changes in working capital, changes in other assets and liabilities and capital expenditures in each case to a present value using discount rates ranging from 10.0% to 12.0%.

        The following table summarizes Morgan Stanley's analysis assuming cash and cash equivalents and debt outstanding of AMAG and Allos as of March 31, 2011 (Allos cash and cash equivalents is pro forma for Mundipharma upfront net license payment to Allos):

Implied Present Value of AMAG

Case	Implied Equity Value per Share
AMAG Cases
Research Case	$15.15 - $16.25
CKD Case	$16.05 - $17.20
CKD + IDA Case	$25.80 - $27.85
Allos Cases
Research Case with Potential Net Operating Synergies	$3.50 - $3.90
Research Case	$2.05 - $2.30
AMAG Management Case for Allos with Potential Net Operating Synergies	$2.15 - $2.50
AMAG Management Case for Allos	$0.75 - $0.85

        Morgan Stanley noted that the closing prices of the common stock of AMAG and Allos on July 18, 2011 were $18.41 per share and $2.01 per share, respectively.

        Based on the foregoing analysis, the following table summarizes the implied range of exchange ratios:

Implied Exchange Ratios

AMAG Case / Allos Case	Implied Exchange Ratio
Research Case / Research Case with Potential Net Operating Synergies	0.2144 - 0.2566
Research Case / Research Case	0.1271 - 0.1532
CKD Case / AMAG Management Case for Allos with Potential Net Operating Synergies	0.1307 - 0.1545
CKD Case / AMAG Management Case for Allos	0.0446 - 0.0528
CKD + IDA Case / AMAG Management Case for Allos with Potential Net Operating Synergies	0.0771 - 0.0924
CKD + IDA Case / AMAG Management Case for Allos	0.0276 - 0.0329

General

        In connection with the review of the transaction by the AMAG Board of Directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Allos common stock or AMAG common stock. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond the control of Allos and AMAG. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

        Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the exchange ratio pursuant to the merger agreement and in connection with the delivery of its opinion, dated July 19, 2011, to the AMAG Board of Directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of common stock of AMAG or Allos might actually trade.

        Morgan Stanley's opinion and its presentation to the AMAG Board of Directors was one of many factors taken into consideration by the AMAG Board of Directors in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the AMAG Board of Directors with respect to the exchange ratio or whether the AMAG Board of Directors would have been willing to agree to a different exchange ratio. The exchange ratio was determined through arm's-length negotiations between AMAG and Allos and was approved by the AMAG Board of Directors. Morgan Stanley provided advice to AMAG during these negotiations. Morgan Stanley did not, however, recommend any specific exchange ratio to AMAG or that any specific exchange ratio constituted the only appropriate consideration for the merger.

        Morgan Stanley's opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

        Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other financings, and valuations for corporate, estate and other purposes. Morgan Stanley also is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing other investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of AMAG, Allos or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

        Under the terms of its engagement letter, Morgan Stanley provided AMAG financial advisory services and a financial opinion in connection with the merger for which it will be paid a fee of $4,500,000, which is contingent upon the closing of the transaction. In addition, AMAG may pay to Morgan Stanley an additional discretionary fee if AMAG so determines in its sole discretion. AMAG has also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel and other professional advisors, incurred in connection with its services, subject to an agreed upon cap. Furthermore, AMAG has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of Morgan Stanley's engagement.

        In the two years prior to the date of its opinion, Morgan Stanley has provided financial advisory and financing services to AMAG and has received fees in connection with certain such services. The services during such period included acting as an underwriter on an offering of common stock of AMAG for which Morgan Stanley received compensation of approximately $4.5 million. Morgan Stanley may also seek to provide such services to AMAG or Allos in the future and expects to receive fees for the rendering of these services.

 Opinion of Allos' Financial Advisor

        Pursuant to an engagement letter dated May 19, 2011, Allos retained J.P. Morgan as its financial advisor in connection with a potential business combination transaction with AMAG.

        At the meeting of the Allos Board of Directors on July 19, 2011, J.P. Morgan rendered its oral opinion to the Allos Board of Directors that, as of such date and based upon and subject to the factors, assumptions, qualifications and limitations set forth in its opinion, the exchange ratio in the proposed Merger was fair, from a financial point of view, to the holders of Allos common stock. J.P. Morgan subsequently confirmed its oral opinion by delivering its written opinion, dated July 19, 2011, to the Allos Board of Directors. No limitations were imposed by the Allos Board of Directors upon J.P. Morgan with respect to the investigations made or procedures followed by it in rendering its opinions.

        The full text of the written opinion of J.P. Morgan, dated July 19, 2011, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering its opinion, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Allos stockholders are urged to read the opinion in its entirety. J.P. Morgan's written opinion is addressed to the Allos Board of Directors, is directed only to the fairness from a financial point of view of the exchange ratio in the Merger as of the date of the opinion, and does not address any other aspect of the Merger. The opinion does not constitute a recommendation to any stockholder of Allos as to how such stockholder should vote with respect to the Merger or any other matter. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

        In arriving at its opinions, J.P. Morgan, among other things:

  •
  reviewed the Merger Agreement;

  •
  reviewed certain publicly available business and financial information concerning Allos and AMAG and the industries in which they operate;

  •
  reviewed the publicly available financial terms of certain transactions involving certain other companies and the consideration paid for such companies;

  •
  compared the financial and operating performance of Allos and AMAG with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of Allos common stock and AMAG common stock and certain publicly traded securities of such other companies;

  •
  reviewed certain internal financial analyses and forecasts prepared by or at the direction of the managements of Allos and AMAG relating to their respective businesses, as well as the estimated amount and timing of cost savings and related expenses and synergies expected to result from the Merger (referred to as the "synergies"); and

  •
  performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

        J.P. Morgan also held discussions with certain members of the management of Allos with respect to certain aspects of the Merger, and the past and current business operations of Allos and AMAG, the financial condition and future prospects and operations of Allos and AMAG, the effects of the Merger on the financial condition and future prospects of Allos and AMAG, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

        J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by Allos and AMAG or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (nor did J.P. Morgan assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of Allos or AMAG under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to it or derived therefrom, including the synergies, J.P. Morgan assumed that they had been reasonably prepared based on assumptions reflecting the best then-available estimates and judgments by management as to the expected future results of operations and financial condition of Allos and AMAG to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the synergies) or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Merger Agreement. J.P. Morgan also assumed that the representations and warranties made by Allos and AMAG in the Merger Agreement and the related agreements are and will be true and correct in all respects material to J.P. Morgan's analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to Allos with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on Allos or AMAG or on the contemplated benefits of the Merger.

        The financial forecasts furnished to J.P. Morgan for Allos and AMAG and used in connection with its analysis of the Merger were prepared by the management of Allos. Neither Allos nor AMAG publicly discloses internal management financial forecasts of the type provided to J.P. Morgan in connection with J.P. Morgan's analysis of the Merger, and such financial forecasts were not prepared with a view toward public disclosure. These financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such financial forecasts. See "Certain Financial Forecasts Utilized by Allos in Connection with the Merger" beginning on page 89 of this joint proxy statement / prospectus.

        J.P. Morgan's opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of J.P. Morgan's opinion. Subsequent developments may affect J.P. Morgan's opinion, and J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan's opinion is limited to the fairness, from a financial point of view, to the holders of Allos common stock of the exchange ratio in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of the Merger to, or any consideration to be paid to, the holders of any other class of securities, creditors or other constituencies of Allos or the underlying decision by Allos to engage in the Merger. Furthermore, J.P. Morgan has expressed no opinion as to the price at which Allos common stock or AMAG common stock will trade at any future time.

        From and after January 13, 2011, the date on which Allos terminated the engagement letter dated September 21, 2010 between Allos and J.P. Morgan, J.P. Morgan was not authorized to and did not solicit any expressions of interest from any party other than AMAG with respect to the sale of all or any part of Allos or any other alternative transaction.

        In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of certain of the financial analyses utilized by J.P. Morgan in connection with providing its opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone and, in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan's financial analyses.

Background Financial Information

Allos Historical Share Price

        J.P. Morgan reviewed the 52-week trading range of Allos' stock price. Specifically, the reference range was $1.85 to $5.77 for the 52-week trading range ending July 19, 2011 and $2.06 as of July 19, 2011. J.P. Morgan also reviewed the 30-day average and 90-day average of Allos' closing stock price. Specifically, the reference prices were $2.06 for the 30-day trading range ending July 19, 2011 and $2.52 for the 90-day trading range ending July 19, 2011. J.P. Morgan noted that this review of historical share price is not a valuation methodology but was presented merely for informational purposes.

Allos Analyst Price Targets

        J.P. Morgan reviewed the price targets for shares of Allos common stock by certain equity research analysts at the following points in time: (a) at September 30, 2009, prior to the launch of FOLOTYN, the price targets ranged from $7.00 per share to $20.00 per share; (b) at June 30, 2010, prior to the announcement of Allos' financial results for the second quarter of 2010, which represented the second quarter since commercial launch of FOLOTYN, the price targets ranged from $6.00 per share to $18.00 per share; (c) at September 30, 2010, prior to the announcement of top-line data from the Phase IIb study of FOLOTYN in non-small cell lung cancer, the price targets ranged from $5.00 per share to $15.00 per share; and (d) at July 19, 2011, the price targets ranged from $3.00 per share to $8.00 per share. J.P. Morgan noted that this review of analyst price targets is not a valuation methodology but was presented merely for informational purposes.

AMAG Historical Share Price

        J.P Morgan reviewed the 52-week trading range of AMAG's stock price. Specifically, the reference range was $13.85 to $39.77 for the 52-week trading range ending July 19, 2011 and $19.07 as of July 19, 2011. J.P. Morgan also reviewed the 30-day average and 90-day average of AMAG's closing stock price. Specifically, the reference prices were $17.73 for the 30-day trading range ending July 19, 2011 and $17.21 for the 90-day trading range ending July 19, 2011. J.P. Morgan noted that this review of historical share price is not a valuation methodology but was presented merely for informational purposes.

AMAG Analyst Price Targets

        J.P. Morgan reviewed the price targets for shares of AMAG common stock by certain equity research analysts at the following points in time: (a) at January 29, 2010 prior to the Feraheme safety update, which reported that since the launch of Feraheme, serious adverse events had been reported at a rate consistent with that contained in the package insert, the price targets ranged from $44.00 per share to $80.00 per share; (b) at September 30, 2010, prior to the announcement that AMAG was engaged in labeling discussion with the FDA to amend Feraheme's label to highlight risks observed in the post-marketing environment and an extension of the post-dose monitoring period following Feraheme administration, the price targets ranged from $18.00 per share to $52.00 per share; and (c) at July 19, 2011, the price targets ranged from $12.00 per share to $25.00 per share. J.P. Morgan noted that this review of analyst price targets is not a valuation methodology but was presented merely for informational purposes.

Historical Exchange Ratios

        J.P. Morgan calculated (1) the daily implied historical exchange ratios during the one year ending July 19, 2011 by dividing the closing price per share of Allos common stock by the closing price per share of AMAG common stock for each trading day during that period, and (2) the implied historical exchange ratios based on the volume weighted average price (referred to as "VWAP") for the five-day, ten-day, twenty-day and thirty-day periods ending July 19, 2011, as well as for the periods commencing on June 21, 2011 (the date that AMAG announced that the FDA had approved a change to the Feraheme product label allowing for a shorter post-dose monitoring period) and March 29, 2011 (the date when AMAG first provided a letter of interest to Allos with respect to a potential transaction) and, in each case, ending on July 19, 2011. J.P. Morgan also calculated (1) the implied ownership percentages by Allos stockholders in the combined company based on such implied historical exchange ratios, calculated on a fully diluted basis using the treasury method, and (2) the implied premiums or discounts based on the Allos stock price implied by the exchange ratio of 0.1282 provided for in the Merger Agreement as compared to the Allos stock price implied by such historical exchange ratios. The analysis resulted in the following implied exchange ratios, implied ownership percentages by Allos stockholders and implied premiums or discounts for the periods indicated:

Period (ending July 19, 2011)	Implied Exchange Ratio	Implied Allos Stockholder Ownership	Implied Premium/(Discount)
As of July 19, 2011	0.1080	35.2%	18.7%
5-day VWAP	0.1110	35.8%	17.3%
10-day VWAP	0.1105	35.7%	17.8%
20-day VWAP	0.1161	36.9%	12.1%
30-day VWAP	0.1173	37.1%	11.0%
VWAP since June 21, 2011	0.1161	36.9%	12.1%
VWAP since March 29, 2011	0.1435	42.0%	(9.3)%

        J.P. Morgan noted that at the exchange ratio provided for in the Merger Agreement of 0.1282, the pro forma implied ownership by Allos stockholders in the combined company was 39.2% calculated on a fully-diluted basis using the treasury method. J.P. Morgan also noted that this review of historical exchange ratios is not a valuation methodology and that such analysis was presented merely for informational purposes.

Allos Financial Analyses

Discounted Cash Flow Analysis

        J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share of Allos common stock using risk-adjusted financial forecasts for Allos prepared by Allos' management. See "Certain Financial Forecasts Utilized by Allos in Connection with the Merger" beginning on page 89 of this joint proxy statement / prospectus. These financial forecasts assumed that Allos continued as a standalone entity. These financial forecasts had been provided to J.P. Morgan on a risk-adjusted basis, based on Allos management's assessment of the probability of achieving certain clinical and regulatory objectives.

        J.P. Morgan calculated and analyzed the unlevered free cash flows that Allos is expected to generate and cash tax savings from the net operating losses (referred to as "NOLs") that Allos is expected to utilize during the period beginning on July 1, 2011 and ending on December 31, 2026, as provided in the financial forecasts prepared by Allos' management and furnished to J.P. Morgan for its use in connection with its analysis of the Merger. The unlevered cash flows and NOLs were then discounted to present values using a range of discount rates from 10% to 12%. This range of discount rates was based upon an analysis of the weighted average cost of capital of Allos and AMAG conducted by J.P. Morgan and derived from the Capital Asset Pricing Model. The present value of unlevered cash flows and NOLs was then adjusted by adding Allos' cash at June 30, 2011 to derive the implied equity value. J.P. Morgan noted that Allos did not have any short- or long-term debt at June 30, 2011. Terminal values were not factored into the discounted cash flow analysis as the financial forecasts covered the lifespan of Allos' sole product, FOLOTYN, and Allos did not have any additional R&D or other projects that were projected to result in any future cashflows beyond the lifespan of FOLOTYN.

        Based on the foregoing, this analysis indicated an implied range of per share prices for Allos common stock of approximately $1.70 to $1.99, as compared to (1) the closing price per share of Allos common stock as of July 19, 2011 of $2.06 and (2) the implied price per share of Allos common stock of $2.44 based on the exchange ratio of 0.1282 provided for in the Merger Agreement applied to the closing price per share of AMAG common stock as of July 19, 2011 of $19.07. J.P. Morgan noted that this discounted cash flow analysis was the primary valuation methodology for Allos used in its financial analysis.

Trading Multiples Analysis

        Using publicly available information, J.P. Morgan compared selected financial data of Allos with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan deemed to be relevant to the business of Allos. The companies selected by J.P. Morgan were Spectrum Pharmaceuticals, Inc., Savient Pharmaceuticals, Inc., Cadence Pharmaceuticals, Inc., Avanir Pharmaceuticals, Inc., and NeurogesX, Inc. None of the selected companies are identical to Allos, however these companies were selected, among other reasons, because they had less than $1 billion in market capitalization, were at an early stage of commercialization, and had limited product portfolio diversification. In all instances, multiples were based on closing stock prices as of July 19, 2011. J.P. Morgan calculated and analyzed the ratios of each selected company's firm value to consensus equity research analyst estimates for calendar year 2013 revenue and calendar year 2014 revenue, which are referred to as Firm Value/2013E Revenue and Firm Value/2014E Revenue, respectively. For purposes of this analysis, the firm value of each company was obtained by adding its short- and long-term debt (if any) to, and subtracting its most recent publicly disclosed cash balance from, the market value of its common equity as of July 19, 2011. The following presents the results of this analysis:

Company	Firm Value/2013E Revenue	Firm Value/2014E Revenue
Spectrum Pharmaceuticals, Inc.	2.0x	1.3x
Savient Pharmaceuticals, Inc.	3.3x	2.2x
Cadence Pharmaceuticals, Inc.	1.9x	1.4x
Avanir Pharmaceuticals, Inc.	2.9x	4.5x
NeurogesX, Inc.	0.9x	0.6x
Allos Therapeutics, Inc.	0.7x	0.4x
AMAG Pharmaceuticals, Inc.	1.5x	1.3x

        Based on the results of this analysis and on other factors J.P. Morgan considered appropriate, J.P. Morgan applied (i) a range for Firm Value/2013E Revenue of 0.90x to 2.00x, and (ii) a range for Firm Value/2014E Revenue of 0.60x to 1.40x, to Allos' management's forecasts of Allos' 2013 and 2014 revenue, respectively, and derived implied per share price ranges for Allos common stock, as compared to (1) the closing price per share of Allos common stock as of July 19, 2011 of $2.06 and (2) the implied price per share of Allos common stock of $2.44 based on the exchange ratio of 0.1282 provided for in the Merger Agreement applied to the closing price per share of AMAG common stock as of July 19, 2011 of $19.07. In establishing reference ranges, J.P. Morgan considered only those companies that had products which had been on the market for at least one year and which were approved for a relatively narrow specialty market, which included Spectrum Pharmaceuticals, Inc., Cadence

Pharmaceuticals, Inc. and NeurogesX, Inc. The analysis resulted in the following implied per share ranges for Allos common stock:

Valuation Basis	Implied per Share Price Range
Firm Value/2013E Revenue	$1.58 - $2.30
Firm Value/2014E Revenue	$1.48 - $2.12

        No company used in this analysis is identical or directly comparable to Allos. Accordingly, an evaluation of the results of this analysis necessarily involves complex considerations and judgments concerning differences in financial, operating, and business sector characteristics, and other factors that could affect the public trading or other values of the companies to which Allos is compared. J.P. Morgan noted that this analysis of trading multiples was for reference purposes only.

AMAG Financial Analyses

Discounted Cash Flow Analysis

        J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share of AMAG common stock using risk-adjusted financial forecasts for AMAG prepared by Allos' management. See "Certain Financial Forecasts Utilized by Allos in Connection with the Merger" beginning on page 89 of this joint proxy statement/prospectus. These financial forecasts assumed that AMAG continued as a standalone entity. These financial forecasts had been provided to J.P. Morgan on a risk-adjusted basis, based on Allos' management's assessment of the probability of achieving certain clinical and regulatory objectives.

        J.P. Morgan calculated and analyzed the unlevered free cash flows that AMAG is expected to generate and cash tax savings from the net operating losses (NOLs) that AMAG is expected to utilize during the period beginning on July 1, 2011 and ending on December 31, 2026, as provided in the financial forecasts prepared by Allos' management and furnished to J.P. Morgan for its use in connection with its analysis of the Merger. The unlevered cash flows and NOLs were then discounted to present values using a range of discount rates from 10% to 12%. This range of discount rates was based upon an analysis of the weighted average cost of capital of Allos and AMAG conducted by J.P. Morgan and derived from the Capital Asset Pricing Model. The present value of unlevered cash flows and NOLs was then adjusted by adding AMAG's cash at June 30, 2011 to derive the implied equity value. J.P. Morgan noted that AMAG did not have any short- or long-term debt at June 30, 2011. Terminal values were not factored into the discounted cash flow analysis as the financial forecasts covered the lifespan of AMAG's sole product, Feraheme, and AMAG did not have any additional R&D or other projects that were projected to result in any future cashflows beyond the lifespan of Feraheme.

        Based on the foregoing, this analysis indicated an implied range of per share prices for AMAG common stock of approximately $15.27 to $16.39, as compared to the closing price per share of AMAG common stock as of July 19, 2011 of $19.07. J.P. Morgan noted that this discounted cash flow analysis was the primary valuation methodology for AMAG used in its financial analysis.

Trading Multiples Analysis

        Using publicly available information, J.P. Morgan compared selected financial data of AMAG with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan deemed to be relevant to the business of AMAG. The companies selected by J.P. Morgan were Spectrum Pharmaceuticals, Inc., Savient Pharmaceuticals, Inc., Cadence Pharmaceuticals, Inc., Avanir Pharmaceuticals, Inc., and NeurogesX, Inc. None of the selected companies are identical to AMAG, however these companies were selected, among other reasons, because they had less than $1 billion in market capitalization, were at an early stage of commercialization, and had limited product portfolio diversification. In all instances, multiples were based on closing stock prices as of July 19, 2011. J. P. Morgan calculated and analyzed the ratios of each selected company's firm value to consensus equity research analyst estimates for calendar year 2013 revenue and calendar year 2014 revenue, which are referred to as Firm Value/2013E Revenue and Firm Value/2014E Revenue, respectively. For purposes of this analysis, the firm value of each company was obtained by adding its short- and long-term debt (if any) to, and subtracting its most recent publicly disclosed cash balance from, the market value of its common equity as of July 19, 2011. The following presents the results of this analysis:

Company	Firm Value/2013E Revenue	Firm Value/2014E Revenue
Spectrum Pharmaceuticals, Inc.	2.0x	1.3x
Savient Pharmaceuticals, Inc.	3.3x	2.2x
Cadence Pharmaceuticals, Inc.	1.9x	1.4x
Avanir Pharmaceuticals, Inc.	2.9x	4.5x
NeurogesX, Inc.	0.9x	0.6x
Allos Therapeutics, Inc.	0.7x	0.4x
AMAG Pharmaceuticals, Inc.	1.5x	1.3x

        Based on the results of this analysis and on other factors J.P. Morgan considered appropriate, J.P. Morgan applied (i) a range for Firm Value/2013E Revenue of 0.90x to 2.00x, and (ii) a range for Firm Value/2014E Revenue of 0.60x to 1.40x, to Allos' management's forecasts of AMAG's 2013 and 2014 revenue, respectively, and derived implied per share price ranges for AMAG common stock, as compared to the closing price per share of AMAG common stock as of July 19, 2011 of $19.07. In establishing reference ranges, J.P. Morgan considered those companies that had products which had been on the market for at least one year and which were approved for a relatively narrow specialty market, which included Spectrum Pharmaceuticals, Inc., Cadence Pharmaceuticals, Inc. and NeurogesX, Inc. The analysis resulted in the following implied per share ranges for AMAG common stock:

Valuation Basis	Implied per Share Price Range
Firm Value/2013E Revenue	$15.87 - $20.46
Firm Value/2014E Revenue	$14.92 - 18.67

        No company used in this analysis is identical or directly comparable to AMAG. Accordingly, an evaluation of the results of this analysis necessarily involves complex considerations and judgments concerning differences in financial, operating, and business sector characteristics, and other factors that could affect the public trading or other values of the companies to which AMAG is compared. J.P. Morgan noted that this analysis of trading multiples was for reference purposes only.

Merger Financial Analyses

Relative Value Analysis

        Discounted Cash Flow.    J.P. Morgan compared the results from the discounted cash flow analyses of Allos and AMAG described above to determine a range of implied exchange ratios. Specifically, J.P. Morgan compared (a) the highest equity value per share for Allos to the lowest equity value per share for AMAG, and (b) the lowest equity value per share for Allos to the highest equity value per share for AMAG, to derive the range of exchange ratios implied by the discounted cash flow analyses. The analysis resulted in a range of implied exchange ratios of 0.1035 to 0.1304, as compared to the exchange ratio of 0.1282 provided for in the Merger Agreement and the implied exchange ratio of 0.1080 based on the closing prices per share for Allos and AMAG as of July 19, 2011.

        Trading Multiples.    J.P. Morgan compared the results from the trading multiples analyses of Allos and AMAG described above to determine a range of implied exchange ratios. Specifically, for both Firm Value/2013E Revenue and Firm Value/2014E Revenue, J.P. Morgan compared (a) the highest equity value per share for Allos to the lowest equity value per share for AMAG, and (b) the lowest equity value per share for Allos to the highest equity value per share for AMAG, to derive the range of exchange ratios implied by the trading multiples analyses. The analysis resulted in a range of implied exchange ratios of 0.0774 to 0.1450 for Firm Value/2013E Revenue and a range of implied exchange ratios of 0.0793 to 0.1423 for Firm Value/2014E Revenue, as compared to the exchange ratio of 0.1282 provided for in the Merger Agreement and the implied exchange ratio of 0.1080 based on the closing prices per share for Allos and AMAG as of July 19, 2011. J.P. Morgan noted that this relative value analysis based on trading multiples was for reference purposes only.

        Equity Contribution Analysis.    J.P. Morgan analyzed the contribution of each of Allos and AMAG to the pro forma combined company with respect to revenue for calendar years 2011, 2012 and 2013. In performing this revenue contribution analysis, J.P. Morgan utilized both Allos' management forecasts as well as the calculated mean of equity research analysts forecasts for calendar year 2011, 2012 and 2013 revenue of both Allos and AMAG. For purposes of the equity contribution analysis, J.P. Morgan assumed that the contribution with respect to revenue reflected each company's contribution to the combined company's pro forma firm value, and equity value contributions were then derived by adjusting firm value contributions by adding each company's cash at June 30, 2011. J.P. Morgan noted that neither company had any short or long term debt at June 30, 2011. This analysis yielded the following implied equity value contributions and implied exchange ratios, as compared to the exchange ratio of 0.1282 provided for in the Merger Agreement and the implied exchange ratio of 0.1080 based on the closing prices per share for each of Allos and AMAG as of July 19, 2011. J.P. Morgan noted that this equity contribution analysis was for reference purposes only.

	AMAG Equity Value Contribution	Allos Equity Value Contribution	Implied Exchange Ratio
Allos' Management Forecasts
2011E Revenue	64%	36%	0.1132
2012E Revenue	64%	36%	0.1126
2013E Revenue	65%	35%	0.1091
Analysts Forecasts
2011E Revenue	64%	36%	0.1130
2012E Revenue	62%	38%	0.1232
2013E Revenue	58%	42%	0.1417

Value Creation Analysis

        Based on Discounted Cash Flow of Allos' Management Forecasts.    J.P. Morgan prepared a value creation analysis that compared the intrinsic equity value of Allos common stock based on the discounted cash flow analysis to the pro forma combined company equity value. The pro forma combined company equity value was equal to: (a) the mid-point intrinsic equity value of Allos derived from the discounted cash flow analysis described above, plus (b) the mid-point intrinsic equity value of AMAG derived from the discounted cash flow analysis described above, plus (c) the present value of the synergies calculated by discounting Allos' management's estimates of annual synergies and costs to achieve such synergies using a discount rate of 11% based on the midpoint discount rate utilized in the discounted cash flow analyses for Allos and AMAG, minus (d) the reduction in value resulting from limitations on the future utilization of both Allos' and AMAG's NOLs. J.P. Morgan noted that there can be no assurance that the synergies, estimated costs to achieve such synergies or estimated NOL utilization will not be substantially greater or less than Allos' management estimates. The value creation analysis at the exchange ratio of 0.1282 provided for in the Merger Agreement yielded value accretion to holders of Allos common stock of 23.7%.

        Based on Market Value.    J.P. Morgan prepared a value creation analysis that compared the closing share price of Allos common stock on July 19, 2011 to the pro forma combined company equity value for the Merger. The pro form combined company equity value was equal to: (a) the market equity value of Allos as of July 19, 2011, plus (b) the market equity value of AMAG as of July 19, 2011, plus (c) the present value of the synergies calculated by discounting Allos' management's estimates of annual synergies and costs to achieve such synergies using a discount rate of 11% based on the midpoint discount rate utilized in the discounted cash flow analyses for Allos and AMAG, minus (d) the reduction in value resulting from limitations on the future utilization of both Allos' and AMAG's NOLs. J.P. Morgan noted that there can be no assurance that the synergies, estimated costs to achieve such synergies or estimated NOL utilization will not be substantially greater or less than Allos' management estimates. The value creation analysis at the exchange ratio of 0.1282 provided for in the Merger Agreement yielded value accretion to holders of Allos common stock of 26.9%.

General

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of Allos. In arriving at its opinion, J.P. Morgan reviewed various financial and operational metrics for Allos and AMAG, including forecasts with respect to Allos and AMAG, which were made available to J.P. Morgan by or on behalf of Allos. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it, except as noted above, and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. None of the selected companies reviewed as described in the above summary is identical to Allos or AMAG. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan's analysis, may be considered similar to those of Allos and AMAG. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to Allos and AMAG.

        As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. J.P. Morgan was selected to advise Allos with respect to the Merger on the basis of such experience and its familiarity with Allos.

        For services rendered in connection with the Merger (including the delivery of its opinion), Allos has agreed to pay J.P. Morgan a fee estimated to be approximately $4.5 million, of which $1.0 million became payable upon the delivery of J.P. Morgan's opinion and the remainder of which will become payable only if the proposed Merger is consummated. In addition, Allos has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities, including liabilities arising under the Federal securities laws, arising out of its engagement.

        During the two years preceding the date of J.P. Morgan's opinion, J.P. Morgan and its affiliates had commercial or investment banking relationships with Allos and AMAG. Such services during such period included acting as a joint bookrunner in an offering of common stock of Allos in October 2009 and in an offering of common stock of AMAG in January 2010, for which J.P. Morgan and its affiliates received compensation of approximately $2.2 million and $1.6 million, respectively. In connection with litigation arising out of the AMAG offering of common stock in January 2010, AMAG is obligated, subject to certain conditions, to indemnify J.P. Morgan and its affiliates against losses or expenses incurred as a result of that litigation. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of Allos or AMAG for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain Financial Forecasts Utilized by AMAG in Connection with the Merger

AMAG Projections

        AMAG's management prepared projections of its expected financial performance as a standalone company as part of its ongoing management of the business and updated these projections in connection with its review of strategic alternatives. In addition, AMAG's management prepared projections for Allos for the purposes of evaluating the proposed merger between the companies. For purposes of its discounted cash flow analysis, Morgan Stanley used certain of the financial projections prepared by AMAG management, as well as certain adjustments thereto and extrapolations therefrom primarily relating to Allos' operating expenses as a standalone company prepared with the guidance of AMAG management and approved for Morgan Stanley's use by AMAG management. These projections were also used by the AMAG Board of Directors in connection with its review of strategic alternatives.

        The information set forth below is included solely to give AMAG stockholders access to the financial projections that were made available to Morgan Stanley and is not included in this joint proxy statement/prospectus in order to influence any stockholder of AMAG to make any investment decision with respect to the Share Issuance Proposal or any other purpose. The projections are included in this joint proxy statement/prospectus only because such projections were provided to Morgan Stanley and the AMAG Board of Directors.

        This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation, presentation of prospective financial information. The prospective financial information included in this joint proxy statement/prospectus has been prepared by, and is the responsibility of, AMAG's management. PricewaterhouseCoopers LLP, nor any other independent accountant, has neither examined, compiled nor performed any procedures with respect to the accompanying prospective financial information and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this offering document relates to AMAG's historical financial information. It does not extend to the prospective financial information and should not be read to do so.

        The financial projections of AMAG as a standalone company include AMAG's estimated net income before income tax, or EBIT (calculated as revenue from product sales, royalties and milestones minus cost of products sold, research and development, sales and marketing and general and administrative expenses on an accrual basis), for the years 2011 through 2023. The non-GAAP financial projections of Allos as a standalone company include Allos' estimated adjusted net income before income tax or adjusted EBIT (calculated as revenue from product sales, royalties and milestones on a cash basis minus cost of products sold, research and development, sales and marketing and general and administrative expenses on an accrual basis), for the years 2011 through 2027. These financial projections reflect numerous estimates and assumptions with respect to general business, economic, competitive, regulatory, market and financial conditions and other future events, as well as matters specific to AMAG's and Allos' business, such as market size for each product, market penetration, product usage per patient, product pricing and reimbursement rates, regulatory approval dates for Feraheme for the treatment of chronic kidney disease or CKD in Europe and Canada, regulatory approval dates for Feraheme for a broad IDA indication and the probability of obtaining such regulatory approvals, the regulatory approval date for FOLOTYN in Europe and the probability of obtaining such regulatory approval, Feraheme patent expiry and subsequent generic entry in 2023, FOLOTYN patent expiry and subsequent generic entry in 2025, required capital investments, availability of capital to fund product launches, cost and timing of development obligations to regulatory agencies in US and EU for both Feraheme and FOLOTYN, and operations and levels of operating expenses, all of which are difficult to predict and many of which are beyond AMAG's or Allos' control.

        The financial projections reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The inclusion of the financial projections should not be regarded as an indication that AMAG, Morgan Stanley or anyone who received the projections then considered, or now considers, the projections to be material information of AMAG or Allos or a reliable prediction of future events, and this information should not be relied upon as such. AMAG views the financial projections as non-material because of the inherent risks and uncertainties associated with such long-range projections. None of AMAG, Morgan Stanley or any of their affiliates intends to, and each of them disclaims any obligation to, update, revise or correct the projections if any of it is or becomes inaccurate (even in the short term).

        The projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding AMAG and Allos contained in their public filings with the SEC. The financial projections do not take into account any circumstances or events occurring after the date they were prepared, including the Merger. Further, the financial projections do not take into account the effect of any failure of the Merger to be consummated and should not be viewed as accurate or continuing in that context. Stockholders are cautioned not to place undue, if any, reliance on the financial projections included in this joint proxy statement/prospectus.

AMAG Projections

        AMAG management prepared two sets of projections with respect to AMAG's future financial performance as a standalone entity assuming that the combination with Allos did not occur. The first case, or CKD case includes the following assumptions: conservative revenue estimates for Feraheme in CKD patients in the U.S., Feraheme is approved for CKD in Europe and Canada and is launched in those territories in 2012, Feraheme is never approved in the United States or outside the United States for the broader IDA indication, and a reduction in its operating expenses to reflect the projected Feraheme revenue opportunity without the broader IDA indication. The CKD case shows peak Feraheme revenue of $115 million in the United States (2022) and peak Feraheme CKD revenue outside the United States of $28 million (2022). The second case, or the CKD/IDA case, assumes the following by AMAG management: less conservative revenue estimates for Feraheme in CKD patients in the U.S.

than the CKD case, Feraheme is approved for CKD in Europe and Canada and is launched in 2012, Feraheme is approved for the broad IDA indication in the United States and outside the United States in 2013, and an increase in operating expenses, primarily commercial costs, beginning in 2013 to launch and capture the additional revenue related to the broad IDA indication. The CKD/IDA case shows peak Feraheme revenue of $259 million in the United States (2022) and peak Feraheme revenue outside the United States of $79 million (2022). Morgan Stanley assumed an income tax rate of 40% for AMAG and the availability of AMAG's net operating losses ($190 million balance at December 31, 2010) in its discounted cash flow analysis.

        The projections provided to Morgan Stanley included the following projections of AMAG's future financial performance:

	Year ended December 31,
($ in millions)	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023
Revenue
CKD Case
US Feraheme CKD	$56	$56	$59	$65	$71	$77	$85	$93	$101	$111	$113	$115	$59
US Feraheme IDA	—	—	—	—	—	—	—	—	—	—	—	—	—
Ex-US Feraheme CKD	—	5	10	15	20	21	23	24	25	27	27	28	14
Milestones and Other	29	10	9	8	9	9	8	8	9	2	—	—	—

Total	85	71	78	88	100	107	116	125	135	140	140	143	73

Revenue
CKD / IDA Case
US Feraheme CKD	$56	$81	$84	$92	$101	$111	$121	$132	$145	$158	$161	$165	$84
US Feraheme IDA	—	—	52	62	73	78	81	85	88	90	92	94	48
Ex-US Feraheme CKD & IDA	—	5	14	27	58	58	65	68	72	76	78	79	37
Milestones and Other	29	9	59	10	8	9	9	9	9	3	—	—	—

Total	85	95	209	191	240	256	276	294	314	327	331	338	169

EBIT
CKD Case	$(68)	$(76)	$(38)	$—	$27	$36	$42	$48	$55	$55	$62	$63	$39
CKD / IDA Case	$(68)	$(56)	$40	$19	$57	$74	$86	$96	$108	$112	$115	$120	$83

Allos Projections

        AMAG management prepared one set of projections with respect to Allos' future financial performance as a standalone company assuming that the combination with AMAG did not occur. AMAG management prepared the revenue forecasts for Allos based on AMAG research on PTCL incidence levels, total dose levels and duration of treatment, annual cost of treatment, market penetration by line of therapy and AMAG management's assessment of competitive threats to FOLOTYN. AMAG management estimated peak FOLOTYN PTCL U.S. revenue of approximately $68 million (2023), peak FOLOTYN CTCL U.S. revenue of approximately $24 million (2024) and peak FOLOTYN revenue outside the United States of approximately $22 million (2021) assuming FOLOTYN is approved and launched in Europe in 2016 and approved and launched in Japan in 2017. AMAG's FOLOTYN revenue forecast assumed that FOLOTYN would not be approved for first-line use in patients with PTCL. The expense forecasts were prepared using Allos' budgeted operating expenses adjusted downward by AMAG management based on managements' judgment of likely expense levels given the forecasted revenue. Morgan Stanley assumed income tax rates of 37.5% for

Allos and the availability of Allos net operating losses ($305 million balance at December 31, 2010) in its discounted cash flow analysis.

        The non-GAAP financial projections with respect to Allos included the following projections of Allos future financial performance:

	Year ended December 31,
($ in millions)	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
Revenue	$45	$51	$57	$63	$69	$103	$93	$99	$105	$108	$109	$110	$112	$112	$28	$8	$8
Adjusted EBIT	$(57)	$(32)	$(31)	$(41)	$(39)	$13	$3	$8	$11	$12	$13	$13	$15	$15	$3	$5	$6

        The revenue and adjusted EBIT projections exclude revenue that would be recognized under GAAP for milestone payments that were paid in cash prior to June 30, 2011. The revenue is also shown net of certain costs of license and does not include revenues for reimbursement for research and development expenses.

Certain Financial Forecasts Utilized by Allos in Connection with the Merger

        Allos does not, as a matter of course, publicly disclose long-term forecasts or internal projections as to future performance, earnings or other results, and Allos is particularly concerned with making such forecasts and projections due to the unpredictability of the underlying assumptions and estimates. In connection with its due diligence process and evaluation of the Merger, Allos management prepared long-range risk-adjusted financial forecasts regarding each of Allos and AMAG for the fiscal years from 2011 to 2025. We refer to these two sets of financial forecasts as the Allos prepared financial forecasts. In the case of the Allos prepared financial forecasts with respect to AMAG, Allos management based these forecasts in part upon certain cost and expense estimates prepared and provided by AMAG, and upon revenue projections and other assumptions and estimates developed by Allos management. The Allos prepared financial forecasts were developed for use only by the Allos Board of Directors and J.P. Morgan in connection with the evaluation of the Merger and the Exchange Ratio.

        In developing the Allos prepared financial forecasts, Allos management made assumptions with respect to the probabilities of additional United States and foreign regulatory approvals for each company's key product. Allos management derived the following probability-weighted projections of revenue, including revenue from milestones and royalties outside of the United States, operating profit and free cash flow for each of Allos and AMAG by applying such probabilities to Allos management's estimates of revenues and costs for each of FOLYTON and Feraheme. Because Allos' and AMAG's key products will either receive additional regulatory approvals within and outside the United States and successfully reach commercialization related to those additional approvals or not, and because the milestones will either be achieved or not, the Allos prepared financial forecasts are unlikely to reflect either of Allos' or AMAG's actual financial performance in the future.

        Because the Allos prepared financial forecasts were developed for each of Allos and AMAG on a standalone basis without giving effect to the Merger, none of the Allos prepared financial forecasts give effect to the Merger or any changes to Allos' or AMAG's operations or strategy that may be implemented after the consummation of the Merger, including cost synergies realized as a result of the Merger, or to any costs incurred in connection with the Merger.

        The Allos prepared financial forecasts are not being included in this joint proxy statement/prospectus to influence a stockholder's decision whether to vote in favor of the Allos Merger Proposal or the AMAG Share Issuance Proposal, but because the Allos prepared financial forecasts were made available by Allos management to the Allos Board of Directors and J.P. Morgan in connection with the evaluation of the Merger and the Exchange Ratio. Allos' management did not provide AMAG or its financial advisor with these Allos prepared financial forecasts prior to the execution of the Merger Agreement. In connection with the development of the synergies estimates, Allos did provide AMAG with certain cost and expense estimates which were also used in the preparation of the Allos prepared financial forecasts.

        The following is a summary of the material projected financial information that was included in the Allos prepared financial forecasts with respect to Allos.

Allos financial forecasts with respect to Allos

($ in millions)(1)	2H2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Revenue(2)	$26	$69	$72	$91	$109	$119	$151	$163	$170	$169	$164	$148	$107	$66	$46
Operating Profit	$(32)	$(42)	$(47)	$(29)	$(2)	$16	$59	$71	$77	$84	$86	$93	$71	$42	$27
Free Cash Flow(3)	$(32)	$(42)	$(47)	$(30)	$(3)	$15	$56	$67	$75	$83	$86	$93	$51	$33	$21

(1)
Milestone payments are included on a cash basis in the periods in which they are expected to be received, which may differ from the actual revenue recognition under GAAP.

(2)
For purposes of the Allos financial forecasts, revenue does not include: (a) Mundipharma's cost sharing of jointly agreed-upon clinical development activities, or (b) future recognition of deferred revenue of $22.0 million as of June 30, 2011. Operating profit and free cash flow do reflect the projected cost sharing from Mundipharma.

(3)
Free cash flow is a non-GAAP financial measure that Allos defines as after tax Operating Profit, after giving effect to the application of available net operating loss carryforwards, plus depreciation and amortization, plus or minus the change in current assets less current liabilities, minus capital expenditures.

        The following is a summary of the material projected financial information that was included in the Allos prepared financial forecasts with respect to AMAG.

Allos financial forecasts with respect to AMAG

($ in millions)(1)	2H2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025
Revenue	$32	$101	$117	$110	$113	$119	$123	$126	$128	$129	$131	$132	$124	$90	$51
Operating Profit	$(43)	$(29)	$(2)	$(2)	$8	$18	$30	$34	$38	$40	$49	$68	$79	$62	$36
Free Cash Flow(2)	$(43)	$(29)	$(3)	$(3)	$7	$18	$30	$34	$37	$40	$49	$67	$64	$43	$27

(1)
Milestone payments are included on a cash basis in the periods in which they are expected to be received, which may differ from the actual revenue recognition under GAAP.

(2)
Free cash flow is a non-GAAP financial measure that Allos defines as after tax Operating Profit, after giving effect to the application of available net operating loss carryforwards, plus depreciation and amortization, plus or minus the change in current assets less current liabilities, minus capital expenditures.

  Important Information About the Allos Prepared Financial Forecasts

        Allos' management believes these forecasts were prepared in good faith and on a reasonable basis based on the best information available to Allos' management at the time of their preparation. The Allos prepared financial forecasts, however, are not fact and should not be relied upon as indicative of actual future results, and actual results may differ materially from those contained in the Allos prepared financial forecasts. The Allos prepared financial forecasts include assumptions as to certain business decisions that are subject to change, as well as assumptions related to industry performance and general economic conditions, each of which assumptions are inherently subjective and beyond the control of Allos and AMAG, including but not limited to potential market size for FOLOTYN and Feraheme in their current indications and in new indications in the United States and in other markets, market share achieved by those products in each indication, the probability of achieving regulatory success with respect to existing indications of each product outside of the United States and with respect to new indications of each product both within and outside of the United States, including for FOLOTYN regulatory approvals outside of the United States for the treatment of patients with relapsed or refractory PTCL, and regulatory approvals in the United States and outside of the United States for the treatment of patients with relapsed or refractory cutaneous T-cell lymphoma, or CTCL, and as first-line treatment for patients with PTCL and for Feraheme regulatory approval outside of the United States for treatment of IDA for patients with CKD and regulatory approvals in the United States and outside of the United States for treatment of patients with IDA broadly, the receipt of milestone payments for each company's key product, and the timing of regulatory success and commercialization of Allos' and AMAG's products. The Allos prepared financial projections assume regulatory approval of FOLOTYN for the treatment of patients with relapsed or refractory PTCL in 2012 in Europe and in 2014 in Japan, regulatory approval of FOLOTYN for the treatment of patients with relapsed or refractory CTCL in 2016 in the United States and Europe and in 2019 in Japan, regulatory approval of FOLOTYN as first-line treatment for patients with PTCL in 2016 in the United States and in 2017 in Europe and Japan, regulatory approval of Feraheme for treatment of IDA for patients with CKD in 2012 in Europe, and regulatory approval of Feraheme for treatment of patients with IDA broadly in 2013 in the United States and in 2014 in Europe.

        Important factors that may affect actual results and result in projections of future revenue, operating profit and free cash flow contained in the Allos prepared financial forecasts not being achieved include, but are not limited to: Allos' ability to increase revenue from sales of FOLOTYN® and AMAG's ability to increase revenue from sales of Feraheme; the challenges associated with developing, acquiring and integrating new products, obtaining regulatory approvals for products and successfully commercializing products; success in negotiating and completing collaborative agreements and arrangements with third parties and in receiving milestone and royalty payments under those agreements; reliance on third parties for the successful development and commercialization of products; enforceability and the costs of enforcement of Allos' and AMAG's patents; potential infringements of patents of third parties by Allos, AMAG and their products; Allos' and AMAG's need for additional funds to finance development and commercialization efforts; the potential costs of patent, products liability or other litigation; future equity compensation expenses; international economic, political and other risks that could negatively affect Allos' or AMAG's results of operations or financial position; changes in accounting rules; the costs of negotiating and consummating the Merger; and the other factors set forth from time to time in Allos' and AMAG's SEC filings including Allos' Annual Report on Form 10-K for the fiscal year ended December 31, 2010, AMAG's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the subsequent Quarterly Reports on Form 10-Q filed by each of Allos and AMAG, and described under the sections entitled "Risk Factors" and "Cautionary Statement Regarding Forward-Looking Statements" beginning on pages 38 and 36, respectively. The assumptions and estimates underlying the Allos prepared financial forecasts, all of which are difficult to predict and many of which are beyond the control of Allos and/or AMAG, may not be realized. There can be no assurance that the underlying assumptions will prove to be accurate or that the forecasted results will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Allos prepared financial forecasts, whether or not the Merger is completed.

        The Allos prepared financial forecasts were not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or GAAP. The Allos prepared financial forecasts are forward-looking statements.

        All of the Allos prepared financial forecasts summarized in this section were prepared by and are the responsibility of the management of Allos. Neither Ernst & Young LLP, Allos' independent registered public accounting firm, nor any other independent registered public accounting firm provided any assistance in preparing the Allos prepared financial forecasts and has not examined, compiled or otherwise performed any procedures with respect to the Allos prepared financial forecasts and, accordingly, neither Ernst & Young LLP nor any other independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto and they assume no responsibility for the prospective financial information. The Ernst & Young LLP reports incorporated by reference into this joint proxy statement/prospectus relate solely to the historical financial information of Allos. Such reports do not extend to the Allos prepared financial forecasts and should not be read to do so.

        In the past, Allos has prepared and provided public guidance as to its projected annual operating costs and expenses with respect to the then current fiscal year in its press release announcing its financial results for the immediately preceding fourth quarter and for the fiscal year then ended, and has publicly updated that guidance from time to time. In addition, in its press release announcing its financial results for the first quarter of 2011, Allos for the first time prepared and provided public guidance as to projected annual net product sales. These financial forecasts were prepared on a different basis and at a different time than Allos' public guidance of its annual operating costs and expenses and net product sales for fiscal year 2011, and do not, and were not intended to, correspond to the public guidance as to Allos' annual financial performance and do not, and were not intended to, update or revise the public guidance as to Allos' annual financial performance.

        By including in this joint proxy statement/prospectus a summary of the Allos prepared financial forecasts, neither Allos nor any of its representatives has made or makes any representation to any person regarding the ultimate performance of Allos or AMAG compared to the information contained in the Allos prepared financial forecasts. Allos has made no representation to AMAG, in the Merger Agreement or otherwise, concerning the Allos prepared financial forecasts. The Allos financial forecasts summarized in this section were prepared during the periods described above and have not been updated to reflect any changes since the date of the Merger Agreement or any actual results of operations of Allos or AMAG since June 30, 2011. Allos undertakes no obligation, except as required by law, to update or otherwise revise the Allos prepared financial forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error, or to reflect changes in general economic or industry conditions.

Board of Directors and Executive Officers of AMAG After the Completion of the Merger

  Board of Directors

        Upon completion of the Merger, the AMAG Board of Directors will be composed of nine members, including Michael Narachi, Brian J.G. Pereira and three additional directors designated by the current AMAG Board of Directors (all of whom are expected to be individuals who are currently directors of AMAG), and Paul Berns and three additional directors designated by the current Allos Board of Directors (as to whom a determination has not yet been made, but who may include current directors of Allos).

Current AMAG Directors	Current Allos Directors
Michael Narachi,* chair Dr. Joseph V. Bonventre Dr. Brian J. G. Pereira* Robert J. Perez Dr. Lesley Russell Davey S. Scoon Ron Zwanziger	Dr. Stephen J. Hoffman, chair Paul L. Berns* Nishan de Silva Dr. Jeffrey R. Latts Jonathan S. Leff David M. Stout

*
will serve as a director of the combined company

        Of the five directors of AMAG who are expected to serve on the combined company's board of directors following the completion of the Merger, all of such persons, other than Dr. Brian J. G. Pereira, who is employed by AMAG, are expected to meet the independence standards of the SEC and the NASDAQ Stock Market LLC, or NASDAQ, with respect to AMAG. Paul Berns, a current Allos director who will be appointed to serve on the combined company's board of directors following the completion of the Merger meets the independence standards of the SEC and NASDAQ with respect to AMAG. The three additional designees of Allos to the post-Merger AMAG Board of Directors have not yet been determined, but, to the extent they are selected from among the current Allos Board of Directors, such designees would meet the independence standards of the SEC and NASDAQ with respect to AMAG.

  Executive Officers

        AMAG and Allos have agreed that, upon completion of the Merger, Brian J.G. Pereira, MD will continue to serve as the Chief Executive Officer and President of AMAG and Frank E. Thomas will continue to serve as the Executive Vice President and Chief Financial Officer of AMAG. Other AMAG officers will consist of such persons as are mutually agreed between AMAG and Allos prior to the Effective Time.

Interests of AMAG Directors and Executive Officers in the Merger

        In considering the recommendation of the AMAG Board of Directors to vote "FOR" the AMAG Share Issuance Proposal, AMAG stockholders should be aware that certain members of the AMAG Board of Directors and certain executive officers of AMAG have interests in the Merger that may be in addition to, or different from, their interests as AMAG stockholders. These interests may create the appearance of a conflict of interest. The AMAG Board of Directors was aware of these potential conflicts of interest during its deliberations on the merits of the Merger and in making its decisions in approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

        As described above, five of the current members of the AMAG Board of Directors are expected to continue as directors of the combined company following the completion of the Merger, and to hold office from and after the completion of the Merger until his or her successor is duly elected and qualified or until his or her death, resignation or removal.

        Brian J.G. Pereira, MD, AMAG's President and Chief Executive Officer, beneficially owns 10,000 shares of Allos common stock.

        The Merger Agreement provides that for a period of six years from the Effective Time, the indemnification, advancement of expenses and exculpation from liabilities of any current or former directors or officers of AMAG as provided in AMAG's certificate of incorporation or bylaws and in any indemnification agreements between AMAG and such persons shall survive and be observed and performed. The Merger Agreement further provides that for a period of six years after the Effective Time of the Merger, AMAG will maintain in effect the existing policy of directors' and officers' and fiduciary liability insurance maintained by AMAG as of the date of the Merger Agreement, provided that (a) AMAG may substitute a policy of comparable coverage, and (b) AMAG will not be required to pay annual premiums for the policy in excess of $1.6 million.

Interests of Allos Directors and Executive Officers in the Merger

        In considering the recommendation of the Allos Board of Directors to vote "FOR" the Allos Merger Proposal and the Allos Golden Parachute Proposal, Allos stockholders should be aware that certain members of the Allos Board of Directors and certain executive officers of Allos have interests in the Merger that may be in addition to, or different from, their interests as Allos stockholders. These interests may create the appearance of a conflict of interest. The Allos Board of Directors was aware of these potential conflicts of interest during its deliberations on the merits of the Merger and in making its decisions in approving the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

        Timothy P. Lynch, a General Partner of Stonepine, formerly served as a director of Allos and resigned on August 18, 2011. Based on information provided by Mr. Lynch, Stonepine, together with Mr. Lynch and certain affiliated persons, beneficially owned 323,429 shares of AMAG common stock as of the date of Mr. Lynch's resignation, which would have represented approximately 1.5% of the shares of AMAG common stock outstanding as of such date. Stonepine, together with Mr. Lynch and certain affiliated persons, also beneficially owned such shares as of the May 27, 2011 meeting of the Allos Board of Directors, following which Mr. Lynch recused himself from all meetings of the Allos Board of Directors at which the potential business combination transaction with AMAG was discussed, as well as any correspondence to the Allos Board of Directors relating to the potential business combination with respect to AMAG (see the section entitled "The Merger—Background of the Merger" beginning on page 49).

        Jonathan S. Leff, a Managing Director and Member of Warburg Pincus LLC, which manages Warburg Pincus and Nishan de Silva, a Principal of Warburg Pincus LLC, currently serve as directors of Allos. Warburg Pincus, together with Messrs. Leff and de Silva and certain affiliated persons, beneficially owned 26,252,763 shares of Allos common stock as of the date of this joint proxy statement/prospectus, which would have represented approximately 24.84% of the shares of Allos common stock outstanding as of the most recent practicable date prior to the printing of this joint proxy statement/prospectus. Concurrent with the execution of the Merger Agreement, AMAG and Warburg Pincus entered into the Stockholders Agreement. Pursuant to the terms of the Stockholders Agreement, AMAG has agreed, among other matters, to file a shelf registration statement with respect to the shares of AMAG common stock to be received by Warburg Pincus in connection with the Merger, subject to the consummation of the Merger (see the section entitled "The Stockholders Agreement" beginning on page 134).

  Appointment to AMAG Board of Directors

        As described above, Paul Berns and three additional individuals designated by the current Allos Board of Directors (as to whom a determination has not yet been made), will serve as directors of the combined company after completion of the Merger, and to hold office from the completion of the Merger until their respective successors are duly elected and qualified or until their death, resignation or removal.

  Indemnification and Insurance

        The Merger Agreement provides that for a period of six years from the Effective Time, the indemnification, advancement of expenses and exculpation from liabilities of any current or former directors or officers of Allos and its subsidiaries, for their acts and omissions as directors, officers, employees or agents of Allos or its subsidiaries occurring prior to the Effective Time, as provided in Allos' certificate of incorporation or bylaws and in any indemnification agreements between Allos and such persons shall survive and be observed and performed by the Surviving Corporation. The certificate of incorporation and the bylaws, or comparable organizational documents, of Allos after the Merger as the Surviving Corporation will be no less favorable with respect to indemnification, advancement of expenses and exculpation of current and former directors and officers of Allos and its subsidiaries than the provisions in place at the time of the Merger Agreement, and such provisions will not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder without the written consent of the person benefited by such provisions. The Merger Agreement further provides at or prior to the Effective Time of the Merger, Allos or the Surviving Corporation will purchase a directors' and officers' liability insurance "tail policy" with a claims period of six years from the Effective Time, and on terms and conditions no less favorable to the indemnified parties than those in effect under the existing Allos directors' and officers' liability insurance policy in effect on the date of the Merger Agreement, for the benefit of Allos indemnified persons with respect to their acts and omissions as directors, officers, employees and agents of Allos or its subsidiaries occurring prior to the Effective Time. Alternatively, the Surviving Corporation may maintain in effect the existing policy of directors' and officers' and fiduciary liability insurance maintained by Allos as of the date of the Merger Agreement, provided that (a) the Surviving Corporation may substitute a policy of comparable coverage, and (b) the Surviving Corporation will not be required to pay annual premiums for the policy in excess of $1.05 million.

        For a more complete discussion of indemnification and insurance of Allos directors and officers, see the section entitled "The Merger Agreement—Indemnification and Insurance for Directors and Officers" beginning on page 118.

  Allos Executive Employment Agreements

        Allos has entered into an employment agreement with each of its executive officers which provide that if Allos (or any surviving or acquiring corporation) terminates an executive officer's employment without cause or if the executive officer resigns for good reason within one month prior to or 12 months (or two years in the case of Mr. Berns) following the effective date of the Merger, the executive officer will be entitled to certain payments and other benefits provided that the executive officer executes a general release in favor of Allos (or any surviving or acquiring corporation). Each employment agreement provides the executive officer with a multiple of base salary and annual bonus, a prorated target bonus, subsidized continued healthcare coverage for a specified period of time, outplacement services for a specified period of time, cash out of accrued sick leave, full vesting acceleration of Allos equity awards and extended exercisability of Allos stock options. The salary and annual bonus multiple for Mr. Berns is 2 times, for Messrs. Graboyes and Dr. Morris is 1.5 times and for all other executive officers is 1 times. Subsidized continued healthcare coverage for Messrs. Berns, Graboyes and Dr. Morris is up to 18 months and for all other executive officers is 12 months. Outplacement services for Mr. Berns is 12 months, for Messrs. Graboyes and Dr. Morris is 9 months and for all other executive officers is 6 months. Extended exercisability of Allos stock options is 24 months for Mr. Berns and 12 months for all other executive officers. Mr. Berns' employment agreement also provides for a full gross up of any parachute payment taxes incurred under Section 280G of the Internal Revenue Code.

        The foregoing summary of the employment agreements is qualified in its entirety by reference to the complete text of each employment agreement, a copy of which has been included as Exhibits 10.14, 10.14.1, 10.14.2, 10.16, 10.16.1, 10.20, 10.20.1, 10.21, 10.21.1, 10.24, 10.24.1 and 10.24.2 to Allos' Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed by Allos with the SEC. See the section entitled "Where You Can Find Additional Information" beginning on page 170.

  Allos' Named Executive Officer Golden Parachute Compensation

        The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of Allos under the existing employment agreements between the applicable executives and Allos that is based on or otherwise relates to the Merger, assuming the following:

  •
  the Merger closed on September 12, 2011, which is the last practicable date prior to the filing of this proxy statement/prospectus; and

  •
  the named executive officers of Allos were terminated without cause or resigned for good reason immediately following a change in control on September 12, 2011, which is the last practicable date prior to the filing of this proxy statement/prospectus.

Name and Principal Position	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Paul Berns, President and Chief Executive Officer	$2,288,528	$1,440,352	$64,564	$3,793,444
David C. Clark, Vice President, Finance	412,425	240,276	31,016	683,717
Bruce A. Goldsmith, Senior Vice President, Corporate Development	622,952	380,909	31,016	1,034,877
Marc H. Graboyes, Senior Vice President, General Counsel and Secretary	925,415	697,393	34,790	1,657,598
Charles Q. Morris, Executive Vice President, Chief Medical Officer	1,146,391	896,108	46,525	2,089,024

(1)
Amount represents lump sum payment equal to (i) 2 times base salary for Mr. Berns, 1.5 times base salary for Mr. Graboyes and Dr. Morris and 1 times base salary for Mr. Clark and Dr. Goldsmith plus (ii) the highest annualized bonus, paid or payable, in respect to the five fiscal years preceding the year of separation multiplied by 2 for Mr. Berns or the greater of (a) the annualized bonus for the year of separation or (b) the annualized bonus paid in the year immediately preceding the year of separation multiplied by 1.5 for Mr. Graboyes and Dr. Morris and 1 for Mr. Clark and Dr. Goldsmith plus (iii) target bonus award for the year of separation, prorated through the date of separation plus (iv) the amount of accrued sick leave for each named executive officer. The base salary, annualized bonus, prorated target bonus and accrued sick leave used for each named executive are as follows:

	Base Salary	Annualized Bonus	Prorated Target Bonus	Accrued Sick Leave
Paul Berns	$566,500	$412,500	$295,666	$34,862
David C. Clark	$262,800	$78,840	$54,864	$15,921
Bruce A. Goldsmith	$325,500	$162,750	$113,256	$21,446
Marc H. Graboyes	$348,500	$174,250	$121,259	$20,031
Charles Q. Morris	$432,600	$216,300	$150,521	$22,520
(2)
Represents the fair market value of those shares subject to outstanding Allos RSUs calculated based on the average closing price of AMAG's common stock of $15.82 over the five trading days immediately following the announcement of the signing of the Merger Agreement multiplied by the fixed exchange ratio of 0.1282, in each case with respect to Allos RSUs that will vest as a result of the application of the accelerated vesting provided under the Allos employment agreement with each named executive officer. No value has been attributed to the accelerated vesting and extended exercisability of Allos stock options since each such stock option held by a named executive officer has an exercise price that is higher than the average closing price of AMAG's common stock of $15.82 over the five trading days immediately following the announcement of the signing of the Merger Agreement multiplied by the fixed exchange ratio of 0.1282.

(3)
Represents the full amount of premiums for continued coverage under Allos' group health plans for each named executive officer and his eligible dependents following termination of service, provided the executive officer timely elects continued coverage under COBRA and the maximum aggregate amount of outplacement services payable to each named executive officer. The amounts attributable to COBRA coverage and outplacement services for each named executive officer is as follows:

	COBRA Continuation Coverage	Outplacement Services
Paul Berns	$49,564	$15,000
David C. Clark	$23,516	$7,500
Bruce A. Goldsmith	$23,516	$7,500
Marc H. Graboyes	$23,540	$11,250
Charles Q. Morris	$35,275	$11,250

        The above compensation is referred to as "golden parachute" compensation. The "golden parachute" compensation that Allos' named executive officers may potentially receive from Allos and/or AMAG in connection with the Merger is subject to an advisory (non-binding) vote of the Allos stockholders, and is described under "Certain Severance Arrangements with Executive Officers of Allos" on page 134.

        None of AMAG's executive officers will receive any type of "golden parachute" compensation in connection with the closing of the Merger.

Anticipated Accounting Treatment

        Financial Accounting Standards Board, or FASB, Accounting Standards Codification Topic 805, or ASC 805, requires the use of the acquisition method of accounting for business combinations. In applying the acquisition method, it is necessary to identify the acquirer and the acquiree for accounting purposes. In a business combination effected through an exchange of equity interests, there are several factors in ASC 805 that must also be considered to determine the acquirer, including the relative voting rights in the combined entity, the existence of a large minority voting interest in the combined entity, the composition of the governing board of the combined entity, the composition of the senior management team of the combined entity and the terms of the exchange of equity interests. AMAG and Allos management have considered these factors and determined that AMAG will be the acquirer of Allos for accounting purposes in the event that the Merger is completed as contemplated by the Merger Agreement. The total purchase price will be allocated to the identifiable assets acquired, including specific identifiable intangible assets, and liabilities assumed from Allos based on their fair values as of the date of the completion of the Merger. Any excess of the total purchase price over the estimated fair value will be allocated to goodwill. Reports of financial condition and results of operations of the combined company issued after the completion of the Merger will reflect both AMAG's and Allos' balances and results after the completion of the Merger, but will not be restated retroactively to reflect the historical financial position or results of operations of Allos. Following the completion of the Merger, the earnings of the combined company will reflect acquisition accounting adjustments (including, for example, additional amortization of identified intangibles).

        All unaudited pro forma condensed combined financial statements contained in this joint proxy statement/prospectus were prepared using the acquisition method of accounting. The final purchase price will be determined at the completion of the Merger. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments.

        In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill resulting from the business combination, if any, will not be amortized but instead will be tested for impairment at least annually (or more frequently if certain indicators are present). If management of AMAG determines that the value of goodwill has become impaired, AMAG will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

 U.S. Federal Income Tax Treatment of the Merger

        AMAG and Allos intend the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and have agreed not to take any action which would reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code. For a description of the material U.S. federal income tax consequences of the Merger to Allos stockholders, see the section entitled "Material United States Federal Income Tax Consequences of the Merger" beginning on page 100. It is a condition to the completion of the Merger that AMAG obtain from its outside legal counsel, Cooley, and Allos obtain from its outside legal counsel, Latham & Watkins, an opinion to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Regulatory Approvals Required for the Merger

        Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until notifications have been given and information furnished to the FTC and to the Antitrust Division and the specified waiting period has been terminated or has expired. AMAG and Allos each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on August 1, 2011, and the waiting period applicable to the Merger expired at 11:59 p.m., Eastern Time, on August 31, 2011.

        At any time before or after the completion of the Merger, the FTC or the Antitrust Division could take any action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of AMAG or Allos. The Merger also is subject to review under state antitrust laws and could be the subject of challenges by states or private parties under applicable antitrust laws. Neither AMAG nor Allos is aware of any foreign antitrust filings or approvals of foreign government agencies that are required to complete the Merger.

        AMAG must also comply with applicable federal and state securities laws and the rules and regulations of the NASDAQ in connection with the issuance of shares of AMAG common stock in the Merger and the filing of this joint proxy statement/prospectus with the SEC.

Restrictions on Sales of Shares of AMAG Common Stock Received in the Merger

        All shares of AMAG common stock received by Allos stockholders in connection with the Merger will be freely tradable, except that shares of AMAG common stock received by Allos stockholders who become affiliates of AMAG for purposes of Rule 144 under the Securities Act of 1933, as amended, or the Securities Act, may be resold by them only in transactions permitted by Rule 144, or as otherwise permitted under the Securities Act. Persons who may be deemed affiliates of AMAG generally include individuals or entities that control, are controlled by or are under common control with AMAG, and may include officers and directors as well as principal stockholders of AMAG. Each director of Allos who will serve as a director of AMAG following the completion of the Merger will be deemed an affiliate of AMAG for purposes of Rule 144.

Appraisal Rights

        Under Delaware law, neither AMAG stockholders nor Allos stockholders are entitled to appraisal rights in connection with the Merger because AMAG and Allos are publicly-traded companies listed on the NASDAQ.

 NASDAQ Global Select Market Listing of AMAG Common Stock; Delisting and Deregistration of Allos Common Stock

        Application will be made to NASDAQ to have the shares of AMAG common stock issued in connection with the Merger approved for listing on the NASDAQ Global Select Market, where AMAG common stock currently is traded under the symbol "AMAG." If the Merger is completed, Allos common stock will be delisted from the NASDAQ Global Market and there will no longer be a trading market for such stock. In addition, promptly following the closing of the Merger, Allos common stock will be deregistered under the Exchange Act and Allos will no longer file periodic reports with the SEC.

Legal Proceedings Related to the Merger

        Between July 21, 2011 and August 31, 2011, nine putative class action lawsuits were filed against AMAG, Allos, members of the Allos Board of Directors and AMAG Board of Directors and the Merger Sub, arising out of the proposed merger between AMAG and Allos. Two lawsuits were filed in the United States District Court for the District of Colorado on July 21, 2011 and July 22, 2011 (entitled James Radmore and John Salem v. Allos Therapeutics, Inc., et al. and A.E. Everage Jr. v. Allos Therapeutics, Inc., et al.); three lawsuits were filed on July 26, 2011, July 28, 2011 and August 15, 2011 in the Court of Chancery of the State of Delaware (entitled Hoyan Lam v. Allos Therapeutics, Inc., et al., Mulligan v. Allos Therapeutics, Inc., et al. and Ira Gaines v. Michael Narachi, et al.); and three lawsuits were filed in Jefferson County District Court for the State of Colorado on July 26, 2011 and July 27, 2011 (entitled Rupert Nunn v. Paul Berns, et al., Lyla Stevens, et al. v. Stephen J. Hoffman, et al. and Hannon et al. v. Allos Therapeutics, Inc., et al.). The Lawsuits generally allege that the members of the Allos Board of Directors breached their fiduciary duties of loyalty, care, independence, good faith and fair dealing to Allos' stockholders by entering into the Merger Agreement because they, among other things, (i) failed to maximize stockholder value; (ii) used a process that was unfair and inadequate and tailored to better their own interests at the expense of Allos' public stockholders; (iii) failed to implement a bidding mechanism to foster a fair auction or took steps to avoid competitive bidding; (iv) agreed to preclusive deal-protection terms; and (v) in the case of the AMAG Board of Directors, rejected an allegedly superior offer by MSMB Capital Management LLC. The Lawsuits also allege that AMAG, Allos and Merger Sub aided and abetted the Allos Board of Directors in breaching their fiduciary duties. Plaintiffs seek to stop or delay the acquisition of Allos by AMAG, or rescission of the Merger in the event it is consummated, and seek monetary damages in an unspecified amount to be determined at trial.

        On August 1, 2011, the Delaware Court of Chancery consolidated the Lam and Mulligan cases into In Re Allos Therapeutics, Inc. Shareholders Litigation, Consolidated C.A. No. 6714.

        On August 24, 2011, the Jefferson County District Court for the State of Colorado consolidated the Nunn, Stevens and Hannon cases into Stevens, et al. v. Hoffman, et al., lead case No. 2011CV3190.

        On August 31, 2011, an Amended Class Action Complaint was filed by plaintiffs Hannon and Fisher in the consolidated Stevens action pending in the Jefferson County District Court for the State of Colorado. On September 1, 2011, a Verified Consolidated Amended Class Action Complaint was filed in the consolidated action pending in the Delaware Court of Chancery. The amended complaints name as defendants members of the Allos Board of Directors, as well as Allos, AMAG and Merger Sub, and allege that the Allos Board of Directors breached their fiduciary duties to Allos' stockholders in connection with the Merger Agreement and the disclosures related thereto, and further claim that Allos, AMAG and Merger Sub aided and abetted those alleged breaches of fiduciary duty. The amended complaints generally allege that the Merger Agreement involves an unfair price, a flawed sales process and preclusive deal protection devices and that the defendants agreed to the transaction to benefit themselves personally. The amended complaints further allege that this proxy statement fails to disclose material information relating to Allos' and AMAG's financial projections, the fairness opinions of J.P. Morgan and Morgan Stanley and the background of the proposed transaction. The amended complaints seeks damages and injunctive relief, including to enjoin the acquisition of Allos by AMAG, and an award of attorneys' and other fees and costs, in addition to other relief. AMAG and Allos believe the plaintiffs' allegations lack merit and will contest them vigorously.

        Neither AMAG nor Allos has recorded an estimated liability associated with this legal proceeding as AMAG and Allos do not believe that such a liability is probable nor do AMAG or Allos believe that a range of loss is currently estimable.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following discussion summarizes the material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below) of Allos common stock who exchange their Allos common stock for AMAG common stock in connection with the Merger. This summary is based upon current provisions of the Code, existing Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect. This discussion does not address any state, local or foreign tax consequences of the Merger.

        This discussion addresses only Allos stockholders who are U.S. Holders and hold Allos common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences of the Merger that may be relevant to particular Allos stockholders that are subject to special treatment under U.S. federal income tax laws, including, without limitation:

  •
  dealers, brokers and traders in securities;

  •
  non-U.S. Holders (as defined below);

  •
  tax-exempt entities;

  •
  financial institutions, mutual funds, regulated investment companies, real estate investment trusts or insurance companies;

  •
  entities or arrangements treated as partnerships for U.S. federal income tax purposes and investors in such partnerships;

  •
  holders who are subject to the alternative minimum tax provisions of the Code;

  •
  holders who acquired their shares of Allos common stock in connection with stock option or stock purchase plans or in other compensatory transactions;

  •
  holders who hold their shares of Allos common stock as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy;

  •
  U.S. expatriates; or

  •
  holders who have a functional currency other than the U.S. dollar.

        For purposes of this discussion, "U.S. Holder" refers to a beneficial owner of Allos common stock that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States; (2) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or in the District of Columbia; (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (4) a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. The term "non-U.S. Holder" means a beneficial owner of Allos common stock that is neither a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Allos common stock, the tax treatment of a partner in such entity will generally depend upon the status of the partner and the activities of that partnership. A partner in a partnership holding Allos common stock should consult its tax advisor regarding the tax consequences of the Merger.

        In addition, this discussion does not address:

  •
  the tax consequences of transactions effectuated before, after or at the same time as the Merger, whether or not they are in connection with the Merger, including, without limitation, transactions in which shares of Allos common stock are acquired or expenses are reimbursed;

  •
  the tax consequences to holders of options or restricted stock units issued by Allos that are assumed, replaced, exercised or converted, as the case may be, in connection with the Merger; or

  •
  the tax consequences of the receipt of shares of AMAG common stock other than in exchange for shares of Allos common stock.

        Allos stockholders are advised to consult their tax advisors regarding the U.S. federal income tax consequences of the Merger in light of their personal circumstances and the consequences of the Merger under U.S. federal non-income tax laws and state, local and foreign tax laws.

        The Merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Code. As a condition to the completion of the Merger, Cooley must render a tax opinion to AMAG, and Latham & Watkins must render a tax opinion to Allos, in each case dated as of the closing date of the Merger to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. Neither AMAG nor Allos intends to waive these conditions, and such conditions may not be waived without the approval of AMAG and Allos stockholders.

        These tax opinions will be based on customary assumptions and the truth and accuracy, as of the completion of the Merger, of certain representations and covenants made in representation letters by AMAG, Merger Sub and Allos. The accuracy of those assumptions, representations and covenants may affect the conclusions set forth in these opinions, in which case the U.S. federal income tax consequences of the transaction could differ from those discussed herein. These tax opinions are not binding on the IRS or any court. In addition, no ruling from the IRS has been or will be requested regarding the U.S. federal income tax consequences of the Merger. Accordingly, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described therein and that such contrary position could be sustained by a court.

        Subject to the qualifications and limitations set forth above and assuming the Merger qualifies as a reorganization, the material U.S. federal income tax consequences to U.S. Holders of Allos common stock are as follows:

  •
  U.S. Holders of Allos common stock will recognize no gain or loss upon the receipt of AMAG common stock for their Allos common stock, except with respect to cash received in lieu of fractional shares of AMAG common stock (as discussed below);

  •
  the aggregate tax basis of the shares of AMAG common stock that are received by U.S. Holders of Allos common stock in the Merger (including any fractional shares deemed received and exchanged for cash) will be equal to the aggregate tax basis of the shares of Allos common stock surrendered in exchange therefor; and

  •
  the holding period of the shares of AMAG common stock received by a U.S. Holder of Allos common stock in connection with the Merger will include the holding period of the shares of Allos common stock surrendered in exchange therefor.

        A U.S. Holder of Allos common stock who receives cash in lieu of a fractional share of AMAG common stock generally will be treated as having received such fractional share in the Merger and then as having received cash in exchange for such fractional share. Gain or loss generally will be recognized based on the difference, if any, between such stockholder's basis in the fractional share and the amount of cash received. Any such gain or loss generally will be long-term capital gain or loss if, as of the effective date of the Merger, the U.S. Holder's holding period in the Allos common stock exchanged is more than one year; otherwise, such capital gain will be short-term capital gain.

        Allos stockholders that owned at least five percent (by vote or value) of the total outstanding stock of Allos or Allos stock with a tax basis of $1 million or more are required to attach a statement to their tax returns for the year in which the Merger is completed setting forth certain information pertaining to the Merger. In addition, all Allos stockholders must retain permanent records of certain information relating to the Merger.

        For the purposes of the above discussion of basis and holding periods for shares of Allos common stock and AMAG common stock, stockholders who acquired different blocks of Allos common stock at different times for different prices must calculate their basis, gains and losses and holding periods separately for each identifiable block of such stock exchanged or received in the Merger.

        If the Merger does not qualify as a reorganization within the meaning of Section 368(a) of the Code, then a U.S. Holder of Allos common stock that receives AMAG common stock in the Merger would generally recognize capital gain or loss equal to the difference between the fair market value of the AMAG common stock and cash for fractional shares received and such holder's tax basis in the Allos common stock surrendered. U.S. Holders that realize a loss should consult their tax advisors regarding allowance of this loss.

  Information Reporting and Backup Withholding.

        Payments in lieu of fractional shares of AMAG common stock may, under certain circumstances, be subject to information reporting and backup withholding unless the recipient provides proof of an applicable exemption or furnishes its taxpayer identification number, and otherwise complies with all applicable requirements of the backup withholding rules. Any amounts withheld under the backup withholding rules are not additional taxes and will be allowed as a refund or credit against such Allos stockholders' U.S. federal income tax liability, provided the information is timely furnished to the IRS.

        EACH ALLOS STOCKHOLDER IS STRONGLY URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR TO DETERMINE THE PARTICULAR U.S. FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF THE MERGER TO SUCH ALLOS STOCKHOLDER.

THE MERGER AGREEMENT

        The following is a summary of the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, including Amendment No. 1, copies of which are attached as Annex A and Annex A-1 to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. This summary may not contain all of the information about the Merger Agreement that is important to you. You should refer to the full text of the Merger Agreement for details of the transaction and the terms and conditions of the Merger Agreement.

        Additionally, the representations, warranties and covenants described in this section and contained in the Merger Agreement have been made only for the purpose of the Merger Agreement and, as such, are intended solely for the benefit of AMAG, Merger Sub and Allos. In many cases, these representations, warranties and covenants are subject to limitations agreed upon by the parties and are qualified by certain disclosures exchanged by the parties in connection with the execution of the Merger Agreement. Furthermore, many of the representations and warranties in the Merger Agreement are the result of a negotiated allocation of contractual risk among the parties and, taken in isolation, do not necessarily reflect facts about AMAG or Allos, their respective subsidiaries and affiliates or any other party. Likewise, any references to materiality contained in the representations and warranties may not correspond to concepts of materiality applicable to investors or stockholders. Finally, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement or may change in the future and these changes may not be fully reflected in the public disclosures made by AMAG and/or Allos.

 Terms of the Merger

        The Merger Agreement, which was amended on August 8, 2011 solely to correct certain typographical errors, provides that, subject to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub, a wholly-owned subsidiary of AMAG, will merge with and into Allos. Upon completion of the Merger, Allos will survive the Merger and will continue as a wholly-owned subsidiary of AMAG, or the Surviving Corporation.

Completion of the Merger

        The completion of the Merger will take place no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions contained in the Merger Agreement, other than the conditions which by nature are to be satisfied at the closing of the Merger, but subject to the satisfaction or waiver of such conditions. For a more complete discussion of the conditions to the completion of the Merger, see the section entitled "The Merger Agreement—Conditions to the Completion of the Merger" beginning on page 120.

        The Merger will become effective at the time of the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be designated jointly by AMAG and Allos and specified in such certificate of merger, which we refer to as the Effective Time.

        Because the completion of the Merger is subject to the satisfaction of other conditions, AMAG and Allos cannot predict the exact time at which the Merger will become effective.

Merger Consideration

        At the Effective Time, each share of Allos common stock outstanding immediately prior to the Effective Time (other than shares of Allos common stock held by AMAG, Merger Sub, Allos or any wholly-owned subsidiaries of AMAG or Allos, which will be cancelled and retired immediately prior to the Effective Time) will be automatically converted into the right to receive 0.1282 of a share of AMAG common stock. The Merger Agreement provides that the Exchange Ratio will be adjusted to the extent appropriate to provide the same economic effect contemplated by the Merger Agreement if, prior to the Effective Time, the outstanding shares of common stock of AMAG or Allos are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization or other similar transaction. However, the Exchange Ratio is not subject to any other adjustments, including any adjustments based on fluctuations in the stock prices of AMAG or Allos prior to the Effective Time.

        No fractional shares of AMAG common stock will be issued in connection with the Merger, and no certificates or scrip for any such fractional shares will be issued. Instead, each Allos stockholder who would otherwise be entitled to receive a fraction of a share of AMAG common stock (after aggregating all fractional shares of AMAG common stock issuable to such stockholder) will, in lieu of such fraction of a share, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying the fraction of a share of AMAG common stock that the Allos stockholder would otherwise receive by the closing price of a share of AMAG common stock on the NASDAQ Global Select Market on the last business day prior to the date on which the Merger becomes effective.

 Treatment of Allos Stock Options and Restricted Stock Units

        The Merger Agreement provides that, at the Effective Time, each Allos stock option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, and each outstanding award of Allos restricted stock units representing the right to vest in and be issued Allos common stock, will be converted into and become an option or award of restricted stock units in respect of AMAG common stock, as applicable, and AMAG will assume such stock option or award of restricted stock units, as applicable, in accordance with the terms of the applicable Allos equity incentive plan and the terms of the contract evidencing such Allos stock option or award of restricted stock units, as applicable. The number of shares of AMAG common stock subject to each assumed Allos stock option and award of Allos restricted stock units will be determined by multiplying the number of shares of Allos common stock subject to the stock option or award of restricted stock units immediately prior to the Effective Time by the Exchange Ratio and rounding down to the nearest whole number of shares of AMAG common stock. The per share exercise price for shares of AMAG common stock under each assumed Allos stock option will be determined by dividing the exercise price for the Allos common stock subject to the stock option immediately prior to the Effective Time by the Exchange Ratio and rounding up to the nearest whole cent. Any restriction on the exercise of any assumed stock option or restricted stock unit will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such option or restricted stock unit will remain unchanged, except that the AMAG Board of Directors or a committee thereof will succeed to the authority and responsibility of the Allos Board of Directors or any applicable committee thereof with respect to such stock options and restricted stock units.

        The Merger Agreement provides that AMAG will file a registration statement on Form S-8 (if available for use by AMAG) within 10 business days after the date on which the Merger becomes effective for the shares of AMAG common stock issuable with respect to the assumed Allos stock options and restricted stock units.

Exchange of Allos Stock Certificates

        The Merger Agreement provides that, prior to the Effective Time, AMAG shall issue and cause to be deposited with its exchange agent non-certificated shares of AMAG common stock represented by book entry issuable in the Merger and cash sufficient to make payments in lieu of fractional shares that would otherwise be issuable in the Merger. Promptly after the Effective Time, AMAG's exchange agent will mail to each record holder of Allos common stock immediately prior to the Effective Time a letter of transmittal in customary form and containing such provisions as AMAG may reasonably specify and Allos shall reasonably approve prior to the Effective Time and instructions for use in effecting the surrender of Allos common stock certificates or shares of Allos common stock represented by book entry method ("Book Entry Shares"). The Merger Agreement provides that, upon surrender to the exchange agent of an Allos common stock certificate or Book Entry Share for exchange, together with a duly signed letter of transmittal and such other documents as the exchange agent or AMAG may reasonably require, the holder of the Allos stock certificate or Book Entry Share will be entitled to receive the following:

  •
  non-certificated shares of AMAG common stock in book entry form representing the appropriate number of shares of AMAG common stock calculated based on the Exchange Ratio;

  •
  cash in lieu of any fractional share of AMAG common stock that such holder would otherwise be entitled to receive; and

  •
  any dividends or other distributions, without interest, declared or made with respect to the AMAG common stock to the extent that the record date for such dividend or distribution occurred after the Effective Time and payment of such dividend or distribution occurred prior to the date the Allos stock certificate or Book Entry Share was surrendered.

        Each Allos stock certificate and Book Entry Share so surrendered to the exchange agent will thereafter be cancelled.

        If any Allos stock certificate has been lost, stolen or destroyed, AMAG may, in its discretion and as a condition to the issuance of any non-certificated shares of AMAG common stock in book entry form in exchange therefor, require the owner of such lost, stolen or destroyed certificate to post a bond, in such reasonable and customary amount as AMAG may direct, as indemnity against any claim that may be made with respect to such certificate against AMAG, the Surviving Corporation or the exchange agent.

        From and after the Effective Time, until it is surrendered and exchanged, each certificate that previously evidenced Allos common stock and each Book Entry Share will be deemed to represent only the right to receive shares of AMAG common stock (and cash in lieu of any fractional share of AMAG common stock) in accordance with the terms of the Merger Agreement. AMAG will not pay dividends or other distributions on any shares of AMAG common stock to be issued in exchange for any unsurrendered Allos common stock certificate or Book Entry Share until the Allos common stock certificate or Book Entry Share is surrendered as provided in the Merger Agreement.

        Stock certificates and Book Entry Shares should not be surrendered for exchange by Allos stockholders prior to the completion of the Merger and should be sent only pursuant to instructions set forth in the letters of transmittal which the Merger Agreement provides will be mailed to Allos stockholders promptly following the completion of the Merger. In all cases, the certificates representing shares of AMAG common stock and cash in lieu of fractional shares will be delivered only in accordance with the procedures set forth in the letter of transmittal.

        The Merger Agreement contemplates that, upon any demand by AMAG following the first anniversary of the Effective Time, the exchange agent will deliver to AMAG any shares of AMAG common stock and any deposited funds which have not been disbursed to holders of Allos stock certificates or Book Entry Shares. Any holders of Allos stock certificates or Book Entry Shares who have not surrendered such certificates or Book Entry Shares in compliance with the above-described procedures may thereafter look only to AMAG for satisfaction of their claims for shares of AMAG common stock, cash in lieu of fractional shares and any dividends or distributions with respect to such AMAG common stock to which they are entitled.

Representations and Warranties

        The Merger Agreement contains customary representations and warranties made by Allos to AMAG, and generally reciprocal representations and warranties made by AMAG to Allos. Specifically, the representations and warranties of each of AMAG and Allos in the Merger Agreement (many of which are qualified by concepts of knowledge, materiality and/or dollar thresholds and are further modified and limited by confidential disclosure schedules exchanged by AMAG and Allos) relate to the following subject matters, among other things:

  •
  subsidiaries, corporate organization and similar corporate matters, including the qualification to do business under applicable law, corporate standing and corporate power;

  •
  constituent documents;

  •
  capitalization;

  •
  certain SEC filings, including certain financial statements contained in such filings;

  •
  compliance with the rules and regulations of the NASDAQ and certain requirements of the Sarbanes-Oxley Act of 2002, as amended, with respect to auditors;

  •
  disclosure controls and procedures and internal controls over financial reporting;

  •
  off-balance sheet arrangements;

  •
  the absence of certain changes and events since December 31, 2010;

  •
  title to assets, absence of liens and leasehold interests;

  •
  loans made to employees and other service providers;

  •
  customers;

  •
  real and personal property;

  •
  intellectual property;

  •
  certain material contracts, including no existing material violation or material breach of such material contracts;

  •
  the absence of certain liabilities;

  •
  compliance with applicable legal and regulatory requirements;

  •
  certain business practices and anti-bribery laws;

  •
  possession of and compliance with material permits and other governmental authorizations required for the operation of each party's business;

  •
  taxes;

  •
  labor and other employment matters, including benefit plans;

  •
  environmental matters;

  •
  insurance;

  •
  transactions with affiliates;

  •
  certain legal proceedings;

  •
  each party's authority to enter into and to perform its obligations under the Merger Agreement and the enforceability of the Merger Agreement;

  •
  the inapplicability of Section 203 of the DGCL and other anti-takeover statutes;

  •
  the required stockholder votes necessary to approve the adoption of the Merger Agreement or to approve the shares of AMAG common stock to be issued in the Merger, as applicable;

  •
  the absence of the violation of constituent documents, material contracts or any applicable laws as a result of the Merger and other transactions contemplated by the Merger Agreement;

  •
  the opinion of each party's financial advisor;

  •
  the absence of undisclosed brokers' fees;

  •
  the absence of misstatements or omissions of material facts in information provided for inclusion in this joint proxy statement/prospectus or the associated registration statement on Form S-4; and

  •
  the absence of reliance on any representations or warranties of the other parties to the Merger Agreement other than the representations and warranties expressly contained in the Merger Agreement.

        The Merger Agreement contains additional representations and warranties of Allos, regarding, among other things, the amendment of the Allos Rights Agreement to exempt the transactions contemplated by the Merger Agreement. The Merger Agreement contains additional representations and warranties of AMAG, regarding, among other things, the valid issuance of the AMAG common stock to be issued in the Merger, the nonoccurrence of certain triggering events with respect to rights under the AMAG Rights Agreement as a result of the execution of the Merger Agreement, the consummation of the Merger and the other transactions contemplated thereby, and the formation of Merger Sub.

Material Adverse Effect

        Several of the representations, warranties, covenants, closing conditions and termination provisions contained in the Merger Agreement refer to the concept of a "Company Material Adverse Effect" or "Parent Material Adverse Effect."

        For purposes of the Merger Agreement, a "Material Adverse Effect" means any effect, change, claim, event or circumstance, or collectively, Effect, that, considered together with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on the assets, liabilities (whether matured or unmatured, absolute or contingent, or otherwise), business, financial condition or results of operations of the subject company and its subsidiaries taken as a whole; provided, however, that, in no event shall any Effects resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, a Material Adverse Effect:

  •
  conditions generally affecting the biotechnology or pharmaceutical industry or the U.S. or global economy as a whole, to the extent that such conditions do not have a disproportionate impact on the subject company and its subsidiaries taken as a whole;

  •
  general conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on the subject company and its subsidiaries, taken as a whole;

  •
  changes in the trading price or trading volume of the subject company's common stock (it being understood, however, that except as otherwise provided in the other exceptions referenced here, any Effect giving rise to or contributing to such changes in the trading price or trading volume of the subject company's common stock may give rise to a Material Adverse Effect and may be taken into account in determining whether a Material Adverse Effect has occurred);

  •
  changes in GAAP (or any interpretations of GAAP) or legal requirements applicable to the subject company or any of its subsidiaries;

  •
  the failure to meet public estimates or forecasts of revenues, earnings of other financial metrics, in and of itself, or the failure to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics, in and of itself (it being understood, however, that, except as otherwise provided in the other exceptions referenced here, any Effect giving rise to or contributing to any such failure may give rise to a Material Adverse Effect and may be taken into account in determining whether a Material Adverse Effect has occurred);

  •
  any stockholder litigation arising from or relating to the Merger Agreement or the transactions contemplated thereby and relating to a breach of the fiduciary duties of the subject company's board of directors to the subject company's stockholders under applicable law; or

  •
  Effects resulting directly from the announcement or pendency of the Merger Agreement or the transactions contemplated thereby, including loss of employees, suppliers or customers (including customer orders or Contracts).

Certain Covenants of the Parties

  Affirmative Covenants

        Each of AMAG and Allos has undertaken customary covenants in the Merger Agreement relating to the conduct of its business prior to the completion of the Merger or the earlier termination of the Merger Agreement. In general, each of AMAG and Allos has agreed, among other things, to, and to cause its subsidiaries to (subject in some cases to exceptions specified in the Merger Agreement or set forth in the confidential disclosure schedules exchanged by AMAG and Allos):

  •
  provide the other company and its representatives with reasonable access to its representatives, assets, books, records, tax returns, work papers and other documents (and copies thereof), in each case as reasonably requested by the other company;

  •
  except as otherwise contemplated by the Merger Agreement, as required by legal requirements or with the prior written consent of the other company, which consent shall not be unreasonably withheld or delayed:

  •
  conduct its business and operations in the ordinary course and consistent with past practices;

  •
  use commercially reasonable efforts to attempt to preserve intact the material components of its current business organization, keep available the services of its current officers and directors, and maintain its relations and goodwill with all material suppliers, material customers, material licensors, and governmental bodies; and

  •
  notify the other company with respect to claims asserted or legal proceedings commenced or, in certain instances, threatened;

  •
  cause their senior officers to meet, upon reasonable notice and during normal business hours, with their respective chief financial officers and other officers responsible for financial statements and internal controls, to discuss such matters as the other party may deem necessary or appropriate to enable AMAG to comply following the Effective Time with the requirements of the Sarbanes-Oxley Act of 2002, as amended;

  •
  provide the other company with copies of any notice, report or other document filed with or sent to any governmental body on behalf of the subject company or any of its subsidiaries in connection with the Merger or the other transactions contemplated by the Merger Agreement, a reasonable time in advance of such filing or sending in order to permit such other company a review thereof;

  •
  promptly notify the other company in writing of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions for the other company to consummate the Merger impossible or unlikely or that has had or could reasonably be expected to have or result in a material adverse effect with respect to such company;

  •
  prepare and cause this joint proxy statement/prospectus and, in the case of AMAG, the associated registration statement on Form S-4 to be filed with the SEC, cooperate with the other party with respect to the filing of and responding to any comments received from the SEC with respect to such joint proxy statement/prospectus and registration statement, and cause such registration statement to become effective under the Securities Act and remain effective through the closing of the Merger;

  •
  use commercially reasonable efforts to cause this joint proxy statement/prospectus to be mailed to its stockholders, as promptly as practicable after the registration statement on Form S-4 is declared effective under the Securities Act;

  •
  in the case of AMAG, use commercially reasonable efforts to obtain all regulatory approvals needed to ensure that AMAG common stock to be issued in the Merger will, to the extent required, be registered or qualified or exempt from registration under the securities law of every state of the United States in which any registered holder of Allos common stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the special meeting of Allos stockholders;

  •
  in the case of Allos, take all actions necessary to call, give notice of and hold a meeting of its stockholders to vote on a proposal to adopt the Allos Merger Proposal and to vote, on an advisory basis, on a proposal to approve the compensation that Allos' named executive officers may potentially receive in connection with the Merger;

  •
  in the case of AMAG, take all actions necessary to call, give notice of and hold a meeting of its stockholders to vote on a proposal to approve the AMAG Share Issuance Proposal pursuant to NASDAQ Listing Rule 5635;

  •
  use reasonable best efforts to file all notices, reports or other documents required to be filed by such party with any governmental body with respect to the Merger and other transactions contemplated by the Merger Agreement and to promptly submit any additional information requested by such governmental body;

  •
  promptly supply the other party with any information which may be required in order to effectuate notices, reports, documents or other filings with any governmental body required to be made pursuant to the HSR Act;

  •
  to cooperate fully with the other company and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other company to evidence the transactions contemplated by the Merger;

  •
  consult with the other party prior to making certain public disclosures and certain internal communications, with specified exceptions;

  •
  in the case of AMAG, use best efforts to cause the AMAG common stock that will be issued in connection with the Merger, or that will be issued upon (a) exercise of assumed and converted Allos options, (b) the vesting of assumed and converted Allos restricted stock and (c) the vesting and issuance of assumed and converted Allos restricted stock units, to be approved for listing (subject to notice of issuance) on the NASDAQ Global Select Market at or prior to the Effective Time;

  •
  use commercially reasonable efforts to obtain the resignation of each officer and director of such company and its subsidiaries at or prior to the Effective Time other than those continuing in office as mutually agreed upon by AMAG and Allos in accordance with the Merger Agreement;

  •
  take all actions necessary to ensure that effective at the Effective Time, the AMAG Board of Directors shall be expanded to nine seats consisting of five directors, who shall include Messrs. Narachi and Pereira, to be designated by the AMAG Board of Directors prior to the Effective Time and four directors, who shall include Mr. Berns, to be designated by the Allos Board of Directors prior to the Effective Time, and that Mr. Pereira shall continue to serve as the Chief Executive Officer of AMAG;

  •
  take all steps necessary to effect appropriate Section 16 exemptions for any dispositions of Allos common stock and acquisitions of AMAG common stock resulting from the Merger; and

  •
  give the other company the right to participate in the defense or settlement of any securityholder litigation against a company relating to the transactions contemplated by the Merger.

  Negative Covenants

        Prior to the Effective Time or the earlier termination of the Merger Agreement, each of Allos and AMAG have agreed, with respect to itself and its subsidiaries, not to (except as otherwise contemplated by the Merger Agreement, as required by legal requirements or with the prior written consent of the other company, which consent shall not be unreasonably withheld or delayed), among other things (subject in some cases to exceptions specified in the Merger Agreement or set forth in the confidential disclosure schedules exchanged by AMAG and Allos):

  •
  declare, set aside, make or pay any dividend or other distribution in respect of any shares of its capital stock, or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities;

  •
  sell, issue, grant, or authorize the sale, issuance or grant of, any of its capital stock or any other right to acquire any of its capital stock, except that such company may issue shares of its common stock upon the exercise of stock options or upon the vesting of restricted stock units outstanding as of the date of the Merger Agreement, or pursuant to such company's employee stock purchase plan, or, subject to certain exceptions, grant equity awards to employees in the ordinary course of business and consistent with past practices;

  •
  amend or waive any rights, or accelerate the vesting, under any stock plan or related agreement, or otherwise modify any of the terms of any stock option, equity award or related agreement;

  •
  amend, terminate or grant any waiver under its respective stockholder rights agreement or any standstill agreement;

  •
  amend its certificate of incorporation or bylaws (or other charter or organizational documents);

  •
  acquire any interest in any other entity or form any subsidiary except in the ordinary course of business and consistent with past practice, or effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

  •
  make any capital expenditures other than (i) those provided for in the subject company's capital expense budget provided to the other company prior to the date of the Merger Agreement, or (ii) those that, when added together with all other capital expenditures made since the date of the Merger Agreement but not provided for in such capital expense budget, do not exceed $100,000 in the aggregate;

  •
  enter into or become bound by, or permit any of the assets owned or used by such company to become bound by any material contract, other than in the ordinary course consistent with past practices, or amend, terminate or waive any material right under any material contract, other than in the ordinary course consistent with past practices;

  •
  acquire, lease or license any material right or other material asset from any other person or sell or otherwise dispose of, or lease or license, any material right or other material asset to any other person other than in the ordinary course consistent with past practices;

  •
  make any pledge of any material asset or permit any material asset to become subject to any encumbrances other than immaterial encumbrances;

  •
  lend money other than routine travel and business expense advances made to directors or employees in the ordinary course of business or incur or guarantee any indebtedness other than in the ordinary course consistent with past practices;

  •
  establish, adopt, enter into or amend any employee plan or agreement, or increase the compensation or benefits of, or pay any severance, retention or bonus to, any current or former employee, officer, director or independent contractor;

  •
  hire any employee (except for positions set forth in the confidential disclosure schedules exchanged by AMAG and Allos or in order to fill a position at the level of director or below vacated after the date of the Merger Agreement) or promote any employee to the level of Vice President or above;

  •
  other than in the ordinary course consistent with past practices or as required by changes in GAAP or SEC rules, change accounting methods or practices in any respect;

  •
  make any material tax election, make any material amendments to tax returns previously filed, or settle or compromise any material tax liability or refund;

  •
  commence any legal proceeding, except with respect to routine matters in the ordinary course of business and consistent with past practices, in such cases where the subject company determines in good faith the failure to commence the suit would result in a material impairment of a valuable aspect of its business, or cases in connection with the breach of the Merger Agreement;

  •
  settle any legal proceeding, except with respect to any settlement that results in a monetary payment in the amount specifically reserved for legal proceedings in the subject company's audited balance sheet, or results solely in a monetary payment of not more than $200,000 in the aggregate;

  •
  enter into any contracts or make any payments that can be characterized as "parachute payments" within the meaning of Section 280G(b)(2) of the Code;

  •
  take any action that would be reasonably expected to cause the Merger to fail to qualify as a "reorganization" for federal income tax purposes within the meaning of Section 368(a) of the Code; or

  •
  agree or commit to take any of the foregoing actions.

No Solicitations

        Subject to certain exceptions described below, the Merger Agreement provides that prior to the Effective Time or the earlier termination of the Merger Agreement, each of AMAG and Allos shall not, directly or indirectly, and each of AMAG and Allos shall not permit its subsidiaries and their respective representatives to, directly or indirectly:

  •
  solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal (as defined below) or Acquisition Inquiry (as defined below) with respect to the subject company;

  •
  knowingly furnish any information regarding itself or its subsidiaries to any person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry with respect to the subject company;

  •
  engage in discussions or negotiations with any person relating to any Acquisition Proposal or Acquisition Inquiry with respect to the subject company;

  •
  approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry with respect to the subject company; or

  •
  enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction or Acquisition Inquiry with respect to the subject company.

        An "Acquisition Inquiry" means an inquiry, indication of interest or request for information (other than an offer or proposal made or submitted by AMAG or Allos) that would reasonably be expected to lead to an Acquisition Proposal.

        An "Acquisition Proposal" means any offer or proposal (other than an offer or proposal made or submitted by AMAG or Allos) contemplating or otherwise relating to any Acquisition Transaction.

        An "Acquisition Transaction" with respect to AMAG or Allos, as the case may be, means any transaction or series of transactions (other than the transactions contemplated by the Merger Agreement and the stockholder voting agreements) involving, directly or indirectly:

  •
  any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which the subject company or any of its subsidiaries is a constituent corporation and which would result in a third party, or the stockholders of that third party, beneficially owning 15% or more of the outstanding securities of any class of equity or voting securities of such subject company or any of its subsidiaries or the entity resulting from such transaction or the parent of such entity; (ii) in which a person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of the subject company or any of its subsidiaries; or (iii) in which the subject company or any of its subsidiaries issues securities representing more than 15% of the outstanding securities of any class of voting securities of such subject company or any of its subsidiaries;

  •
  any sale, lease, exchange, transfer, exclusive license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated net revenues, or consolidated net income for the 12 full months immediately prior to the receipt of the related Acquisition Proposal or 15% or more of the fair market value of the consolidated assets of the subject company or any of its subsidiaries; or

  •
  any liquidation or dissolution of the subject company or any of its subsidiaries.

        Prior to obtaining the requisite stockholder approval of the Allos Merger Proposal or AMAG Share Issuance Proposal, as applicable, the restrictions set forth in the first paragraph under "No Solicitations" above do not prohibit either AMAG or Allos from furnishing information regarding itself and its subsidiaries to, or entering into discussions and negotiations with, any person in response to an Acquisition Proposal that is reasonably expected to result in a Superior Offer (as defined below) that is submitted to such party by such person (and not withdrawn) if (i) such Acquisition Proposal did not result from any breach of, or any action inconsistent with, any of the restrictions set forth in the first paragraph under "No Solicitations" above; (ii) the board of directors of such party concludes in good faith, after having consulted with its outside legal counsel, that failure to take such action would reasonably constitute a breach of the fiduciary duties of such board of directors to such party's stockholders under applicable law; (iii) at least two business days prior to furnishing any such information to, or entering into discussions or negotiations with, such person, such party gives the other party written notice of the identity of such person and of such first party's intention to furnish information to, or enter into discussions with, such person, and such first party receives from such person an executed confidentiality agreement (which such first party may discuss with such person during the two day period) containing provisions (including nondisclosure provisions, use restrictions and non-solicitation provisions) at least as favorable to such first party as the provisions of the confidentiality agreement as in effect between AMAG and Allos immediately prior to the execution of the Merger Agreement (provided, however, that no such confidentiality agreement need include "standstill" provisions); and (iv) at least two business days prior to furnishing any such information to such person, such first party furnishes such information to the other party (to the extent such information has not been previously furnished or made available by such first party to the other party).

        A "Superior Offer" with respect to either AMAG or Allos, as the case may be, means an unsolicited bona fide written offer by a third party to purchase all or substantially all of the outstanding shares of the such party's common stock (whether through a tender offer, merger or otherwise), that is determined by such party's board of directors, in its good faith judgment, after consulting with a financial advisor of nationally recognized reputation and outside legal counsel, and after taking into account the terms and conditions of the offer, including the likelihood and anticipated timing of consummation and all other financial, regulatory, legal and other aspects of such offer, including any financing condition, to be more favorable from a financial point of view to the subject company's stockholders than the Merger.

        In addition, each of AMAG and Allos, as applicable, shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal with respect to such party or one of its subsidiaries, as the case may be, or Acquisition Inquiry with respect to such party or one of its subsidiaries, as the case may be) advise the other party orally and in writing of any such Acquisition Proposal or Acquisition Inquiry (including the identity of the person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof, including a copy of any written Acquisition Proposal or Acquisition Inquiry) that is made or submitted by any person prior to the Effective Time or the earlier termination of the Merger Agreement. Each party receiving an Acquisition Proposal or Acquisition Inquiry shall keep the other party reasonably informed with respect to: (i) the status of any such Acquisition Proposal or Acquisition Inquiry, including any negotiations with respect thereto; and (ii) the status and terms of any material modification or proposed material modification thereto.

        Each of AMAG and Allos agreed to, and to cause their respective subsidiaries and representatives to, immediately cease and cause to be terminated any discussions conducted on or before the date of the Merger Agreement with any person that relate to any Acquisition Proposal or Acquisition Inquiry.

        Further, AMAG and Allos each agreed not to release or permit the release of any person from, or to waive or permit the waiver of any provision of any confidentiality, non-solicitation, no hire, "standstill" or similar contract to which AMAG or Allos, or their respective subsidiaries, has any rights, and to use reasonable efforts to cause each such agreement to be enforced at the request of the other party; except that each of AMAG and Allos may waive any "standstill" or similar contract to which it or any of its subsidiaries is a party if its board of directors concludes in good faith, after having consulted with outside counsel, that the failure to take such action would reasonably constitute a breach of any fiduciary duties of its board of directors.

Board Recommendations

        Under the Merger Agreement, subject to the exceptions set forth below, (i) the Allos Board of Directors has agreed to include in this joint proxy statement/prospectus a statement that it has determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, Allos and its stockholders, and to recommend that Allos stockholders vote to adopt the Merger Agreement at the Allos special meeting of stockholders, which determination and recommendation we refer to as the Allos Board Recommendation, and (ii) the AMAG Board of Directors has agreed to include in this joint proxy statement/prospectus a statement that it has determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, AMAG and its stockholders, and to recommend that AMAG stockholders vote to approve the issuance of shares of AMAG Common Stock in the Merger at the AMAG special meeting of stockholders, which determination and recommendation we refer to as the AMAG Board Recommendation. Subject to the exceptions described below, the Merger Agreement provides that:

  •
  the Allos Board Recommendation or the AMAG Board Recommendation, as applicable, shall not be directly or indirectly withdrawn or modified in a manner adverse to the other party;

  •
  neither the Allos Board of Directors nor the AMAG Board of Directors (nor any committee of either the AMAG Board of Directors or Allos Board of Directors) will (i) fail to publicly reaffirm the Allos Board Recommendation or AMAG Board Recommendation, as applicable, or fail to publicly state that the Merger and the Merger Agreement are in the best interests of its stockholders within five business days after the other company requests in writing that such action be taken, (ii) fail to publicly announce, within ten business days after a tender offer or exchange offer relating to the securities of Allos or AMAG, as applicable, has been commenced, a statement disclosing that such board of directors recommends a rejection of such tender or exchange offer or (iii) fail to issue, within five business days after an Acquisition Proposal with respect to Allos or AMAG (or one of their subsidiaries), as applicable, is publicly announced, a press release announcing the opposition of such board of directors to such Acquisition Proposal; and

  •
  neither the Allos Board of Directors nor the AMAG Board of Directors (nor any committee of either the AMAG Board of Directors or Allos Board of Directors) will resolve to take any of the actions described above.

        Each of the foregoing actions is referred to as a "Change in Recommendation."

        At any time prior to obtaining the requisite stockholder approval of the Allos Merger Proposal or the AMAG Share Issuance Proposal, as applicable, the AMAG Board of Directors or the Allos Board of Directors, as applicable, may effect, or cause AMAG or Allos, as the case may be, to effect a Change in Recommendation if:

  •
  all of the following conditions are met:

  •
  the party whose board of directors seeks to effect a Change in Recommendation has not breached its obligations described under the section entitled "The Merger Agreement—No Solicitations" beginning on page 111 in connection with an offer referred to in the following bullet point;

  •
  an unsolicited, bona fide, written offer to acquire all of the outstanding shares of the applicable party's common stock (whether through a tender offer, merger or otherwise) is made to the subject company and is not withdrawn;

  •
  the board of directors of such party determines in its good faith judgment, after consulting with a financial advisor of nationally recognized reputation and outside legal counsel, that such offer constitutes a Superior Offer with respect to such party;

  •
  the board of directors of such party does not effect, or cause such party to effect, a Change in Recommendation at any time within three business days after the other party receives written notice from the first party confirming that the board of directors of such first party has determined that such offer is a Superior Offer with respect to such first party;

  •
  during the three business day period referred to in the foregoing bullet point, if requested by the other party, such first party engages in good faith negotiation with the other party to amend the Merger Agreement in such a manner that the offer that was determined to constitute a Superior Offer with respect to the first party no longer constitutes a Superior Offer;

    •
    at the end of the three business day period referenced above, such offer has not been withdrawn and continues to constitute a Superior Offer with respect to the first party (taking into account, any changes to the terms of the Merger Agreement proposed by the other party as a result of the negotiations required as described in the foregoing bullet point, or otherwise); and

    •
    the board of directors of such first party determines in good faith, after consultation with outside legal counsel that, in light of the Superior Offer, a failure to make a Change in Recommendation with respect to such party would reasonably constitute a breach of the fiduciary duties of such board of directors to such party's stockholders under applicable laws;

    or

  •
  all of the following conditions are met:

  •
  a material development or change in circumstances that was neither known nor reasonably foreseeable by the Allos Board of Directors or the AMAG Board of Directors, as applicable, as of the date of the Merger Agreement occurs or arises after the date of the Merger Agreement and prior to the completion of the Merger (other than a development or circumstances contemplated in the foregoing bullet points or in connection with or as a result of the making of, or any development or circumstances relating to, an Acquisition Proposal or Acquisition Inquiry with respect to the applicable party), which we refer to as an Intervening Event with respect to such party;

  •
  the party with respect to which an Intervening Event has occurred provides written notice to the other party at least three business days prior to any meeting of its board of directors at which such board of directors will consider whether such Intervening Event requires such board of directors to effect a Change in Recommendation, which notice shall specify the date and time of such meeting and the reasons for holding such meeting;

  •
  during such three business day period referred to in the foregoing bullet point, if requested by the other party, such first party engages in good faith negotiations with the other party to amend the Merger Agreement in such a manner that obviates the need for such first party's board of directors to effect, or cause such party to effect, a Change in Recommendation as a result of the Intervening Event; and

  •
  the board of directors of such party determines in good faith, after consultation with outside legal counsel that, in light of such Intervening Event, a failure to make a Change in Recommendation with respect to such party would reasonably constitute a breach of the fiduciary duties of such board of directors to such party's stockholders under applicable laws.

Stockholder Meetings

        Each of AMAG and Allos has agreed to take all action necessary under all applicable legal requirements to call, give notice of and hold a meeting of its stockholders to vote on the AMAG Share Issuance Proposal, in the case of AMAG, and each of the Allos Merger Proposal and Allos Golden Parachute Proposal, in the case of Allos, and to submit the applicable proposals to its stockholders at its special meeting of stockholders and not to submit any additional proposals to its stockholders in connection with such stockholder meeting without the prior written consent of the other party. Each party in consultation with the other party shall set a record date for persons entitled to notice of, and to vote at, such party's special meeting of stockholders and shall not change such record date without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed). Each of AMAG and Allos has also agreed that the Allos special meeting will be held (on a date selected by Allos in consultation with AMAG) as promptly as practicable after this registration statement on Form S-4 is declared effective under the Securities Act and that the AMAG special meeting will be held on the same date (unless otherwise agreed upon by Allos and AMAG). Notwithstanding the foregoing, either party may adjourn or postpone the meeting of its stockholders after consultation with the other party only (i) to the extent necessary to ensure that any supplement or amendment to this joint proxy statement/prospectus that is required by applicable legal requirement (or in connection with the settlement of any applicable litigation) is timely provided to such company's stockholders, (ii) if as of the time for which the stockholders' meeting is originally scheduled there are insufficient shares of such party's common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at such stockholders' meeting, or (iii) if additional time is reasonably required to solicit proxies in favor of Allos Merger Proposal or AMAG Share Issuance Proposal, as applicable.

Employee Benefits

        The Merger Agreement provides that:

  •
  subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or legal requirements, all employees of Allos or its subsidiaries who continue to be employed with AMAG, the Surviving Corporation or any subsidiary of the Surviving Corporation after the Effective Time, or the Continuing Allos Employees, will be eligible to participate in AMAG's health, vacation and 401(k) plans to substantially the same extent as similarly situated employees of AMAG;

  •
  if requested in writing by AMAG at least five days prior to the consummation of the Merger, Allos shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Allos employee plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code;

  •
  AMAG shall, or shall cause the Surviving Corporation to, recognize all service of the Continuing Allos Employees with Allos or its subsidiary, as the case may be, for purposes of eligibility, vesting and participation, in any employee benefit plan of AMAG in which any Continuing Allos Employee will participate after the Effective Time, to the extent such service was credited under the applicable employee benefit plan of Allos;

  •
  subject to the concurrence of any third-party insurers (which AMAG shall use commercially reasonable efforts to obtain), AMAG shall, or shall cause the Surviving Corporation to: (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Allos Employees under any welfare benefit plan of AMAG in which such Continuing Employees may be eligible to participate after the Effective Time, other than preexisting condition limitations, exclusions or waiting periods that are already in effect with respect to such Continuing Allos Employees and that have not been satisfied or waived as of the Effective Time under any welfare benefit plan maintained for the Continuing Allos Employees immediately prior to the Effective Time; and (ii) provide each Continuing Allos Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare benefit plan of AMAG in which such Continuing Allos Employees may be eligible to participate after the Effective Time;

  •
  prior to the Effective Time, each of Allos and AMAG shall not, and each of them shall ensure that its respective subsidiaries and representatives do not, make any commitment to any of its employees regarding continuing employment following the consummation of the Merger, including post-closing employee benefits and compensation, without the prior written approval of the other party, which approval shall not be unreasonably withheld; and

  •
  Allos and AMAG will cooperate with each other to ensure that any employee notification and consultation requirements imposed by legal requirements with respect to the transactions contemplated by the Merger Agreement are met.

        Nothing contained in the Merger Agreement creates or shall be construed to create a right in any Allos employee to employment with AMAG, the Surviving Corporation or any other subsidiary of AMAG. In addition, no Allos employee or Continuing Allos Employee will be deemed to be a third-party beneficiary of the Merger Agreement, except for officers and directors of Allos to the extent of their respective rights with respect to the maintenance of indemnification rights and directors' and officers' liability insurance coverage as described under the section entitled "The Merger Agreement—Indemnification and Insurance for Directors and Officers" beginning on page 118. No provision of the Merger Agreement shall be construed as requiring either Allos or AMAG or their respective subsidiaries to continue any specific employee benefit plan, program or document maintained for or provided to its employees or be construed to constitute an amendment to any such employee benefit plan, program or document (or an undertaking to amend any such plan, program or document). No AMAG employee will be deemed to be a third-party beneficiary of the Merger Agreement, except to the extent of their respective rights, if any, with respect to the maintenance of indemnification rights and directors' and officers' liability insurance coverage as described under the section entitled "The Merger Agreement—Indemnification and Insurance for Directors and Officers" beginning on page 118.

 Indemnification and Insurance for Directors and Officers

        The Merger Agreement provides that:

  •
  for a period of six years from the Effective Time, the Surviving Corporation and any applicable subsidiaries will observe to the fullest extent permitted by applicable law all rights to indemnification, advancement of expenses and exculpation from liabilities of Allos or its subsidiaries existing in favor of the current and former directors and officers of Allos at or prior to the Effective Time, or the Allos Indemnified Persons, for their acts and omissions as directors, officers, employees or agents of Allos and its subsidiaries occurring prior to the Effective Time, as provided in Allos' certificate of incorporation and bylaws (as in effect as of the date of the Merger Agreement) and as provided in any indemnification agreements between Allos and the Allos Indemnified Persons (as in effect as of the date of the Merger Agreement);

  •
  AMAG will cause the certificate of incorporation and bylaws (or comparable organizational documents) of the Surviving Corporation and its subsidiaries to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of current and former directors and officers of Allos and its subsidiaries than are set forth in the certificate of incorporation and bylaws of Allos as of the date of the Merger Agreement, and such provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any person benefited by such provisions without such person's prior written consent; and

  •
  at or prior to the Effective Time, Allos or the Surviving Corporation will purchase a directors' and officers' liability insurance "tail policy" with a claims period of six years from the Effective Time, and on terms and conditions no less favorable to the Allos Indemnified Parties than those in effect under Allos' existing directors' and officers' and fiduciary liability insurance policy, or the Allos Existing D&O Policy, in effect on the date of the Merger Agreement, for the benefit of the Allos Indemnified Persons with respect to their acts and omissions as directors, officers, employees and agents of Allos or its subsidiaries occurring prior to the Effective Time. If such "tail policy" is not obtained then from the Effective Time until the sixth anniversary of the

    Effective Time, the Surviving Corporation shall maintain in effect, for the benefit of the Allos Indemnified Persons with respect to their acts and omissions as directors, officers, employees or agents of Allos or any of its subsidiaries occurring at or prior to the Effective Time, the Allos Existing Policy to the extent that directors' and officers' liability insurance coverage is commercially available; provided, however, that the Surviving Corporation may substitute a policy or policies of comparable coverage for the Allos Existing D&O Policy and that the Surviving Corporation shall not be required to pay annual premiums in excess of $1.05 million. In the event any future annual premiums for the Allos Existing D&O Policy (or any substitute policies) exceed $1.05 million annually, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Allos Existing D&O Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to $1.05 million.

        In addition, the Merger Agreement provides that, for a period of six years from and after the Effective Time, AMAG will:

  •
  observe to the fullest extent permitted by applicable law all rights to indemnification, advancement of expenses and exculpation from liabilities existing in favor of the current and former directors and officers of AMAG at or prior to the Effective Time, or the AMAG Indemnified Persons, for their acts and omissions as directors, officers, employees or agents of AMAG or its subsidiaries occurring prior to the Effective Time, as provided in AMAG's certificate of incorporation or bylaws (as in effect on the date of the Merger Agreement) and as provided in any indemnification agreements between AMAG and the AMAG Indemnified Persons (as in effect as of the date of the Merger Agreement); and

  •
  until the sixth anniversary of the Effective Time, maintain in effect, for the benefit of the AMAG Indemnified Persons with respect to their acts and omissions as directors, officers, employees or agents of AMAG or any of its subsidiaries occurring at or prior to the Effective Time, AMAG's existing directors' and officers' and fiduciary liability insurance policy, or the AMAG Existing D&O Policy, in effect on the date of the Merger Agreement to the extent that directors' and officers' liability insurance coverage is commercially available; provided, however, that AMAG may substitute a policy or policies with comparable coverage for the AMAG Existing D&O Policy and that AMAG shall not be required to pay annual premiums in excess of $1.6 million. In the event any future annual premiums for the AMAG Existing D&O Policy (or any substitute policies) exceed $1.6 million annually, AMAG shall be entitled to reduce the amount of coverage of the AMAG Existing D&O Policy (or any substitute policies) to the amount of coverage that can be obtained for an annual premium equal to $1.6 million.

Governance Matters Upon Completion of the Merger

        AMAG and Allos have agreed to take all actions necessary to ensure that, effective at the Effective Time, the AMAG Board of Directors shall be expanded to nine seats, initially consisting of (i) Michael Narachi (the current Chairman of the AMAG Board of Directors), (ii) Brian J.G. Pereira, MD (the current President and Chief Executive Officer and a director of AMAG), (iii) three additional members designated by the current AMAG Board of Directors, and mutually and reasonably agreed between AMAG and Allos, who are expected to be members of the current AMAG Board of Directors, (iv) Paul Berns (the current President and Chief Executive Officer and a director of Allos), and (v) three additional members designated by the current Allos Board of Directors, and mutually and reasonably agreed between AMAG and Allos, as to whom the Allos Board of Directors has not yet made a determination, each such director to hold office from and after the Effective Time until the earliest of appointment of his or her respective successor, resignation or proper removal. Following the closing of the Merger, Michael Narachi shall continue to serve as the Chairman of the AMAG Board of Directors, Brian J.G. Pereira, MD shall continue to serve as the President and Chief Executive Officer of AMAG, Frank E. Thomas shall continue to serve as the Executive Vice President and Chief

Financial Officer, and the other officers of AMAG shall consist of such persons as are mutually agreed between AMAG and Allos.

Conditions to the Completion of the Merger

        The obligations of AMAG and Allos to complete the Merger are each subject to the satisfaction of the following conditions, subject, in some cases, to the exceptions or limitations contained in confidential disclosure schedules delivered to each party by the other:

  •
  accuracy in all material respects as of the date of the Merger Agreement and as of the closing date of the Merger as if made on and as of the closing date of the Merger (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date) of a limited number of specified representations and warranties made by the other party in the Merger Agreement (disregarding all materiality qualifications limiting the scope of such representations and warranties and any update or modification to such party's confidential disclosure schedules after the date of the Merger Agreement);

  •
  accuracy in all respects as of the date of the Merger Agreement and as of the closing date of the Merger as if made on and as of the closing date of the Merger (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date) of the remaining representations and warranties made by the other party in the Merger Agreement (disregarding all materiality qualifications limiting the scope of such representations and warranties and any update or modification to such party's confidential disclosure schedules after the date of the Merger Agreement), provided that inaccuracies in such remaining representations and warranties will be disregarded so long as such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Material Adverse Effect with respect to such other party;

  •
  prior compliance with and performance by the other party, in all material respects, of all of such party's covenants and obligations under the Merger Agreement;

  •
  effectiveness of the Form S-4 Registration Statement in accordance with the provisions of the Securities Act, the absence of a stop order issued by the SEC and remaining in effect and the absence of a proceeding seeking a stop order initiated by the SEC and remaining pending or threatened by the SEC;

  •
  approval by the requisite Allos stockholders of the adoption of the Merger Agreement;

  •
  approval by the requisite AMAG stockholders of the issuance of shares of AMAG common stock in the Merger;

  •
  receipt of an opinion from that party's outside legal counsel, that is reasonably acceptable and dated as of the closing date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes the Merger will be treated as a "reorganization" within the meaning of Section 368 of the Code;

  •
  receipt of a certificate executed by the Chief Executive Officer of the other party as to the satisfaction of certain of the foregoing conditions;

  •
  absence of any event or development since the date of the Merger Agreement which has not been cured, that, in combination with any other events or circumstances, is, or would reasonably be expected to have or result in a Material Adverse Effect with respect to such party;

  •
  expiration or termination of any waiting period applicable to the consummation of the Merger under the HSR Act;

  •
  obtainment of any governmental authorization or other consent required with respect to the Merger and the maintenance of those authorizations and consents in full force and effect (other than authorizations or consents which would not reasonably be expected to have a Material Adverse Effect with respect to either party if not obtained);

  •
  approval of the listing of the shares of AMAG common stock to be issued in connection with the Merger (including AMAG common stock to be issued upon the exercise of certain assumed Allos options, vesting of assumed Allos restricted stock and the vesting and issuance of assumed Allos restricted stock units) on the NASDAQ Global Select Market (subject to notice of issuance);

  •
  absence of any temporary restraining orders, preliminary or permanent injunctions or other orders preventing the consummation of the Merger issued by any court of competent jurisdiction or other governmental body and absence of any legal requirement applicable to the Merger that makes consummation of the Merger illegal; and

  •
  there shall not be pending, any suit, action or judicial proceedings brought by a governmental body:

  •
  challenging or seeking to restrain, prohibit, rescind or unwind the Merger or any of the other transactions contemplated by the Merger Agreement;

  •
  seeking to prohibit or limit in any material respect AMAG's ability to vote or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation;

  •
  subject to certain limitations set forth in the Merger Agreement, that would reasonably be expected to materially and adversely affect the right or ability of AMAG to own any material assets or materially limit the operation of the business of Allos or its subsidiaries;

  •
  seeking to compel AMAG, Allos or any of their respective subsidiaries to dispose of or hold separate any material assets or businesses as a result of the Merger; or

  •
  seeking to impose (or that would reasonably be expected to result in the imposition of) criminal sanctions or liability on AMAG, Allos or any of their respective subsidiaries.

        In addition, the obligation of AMAG to complete the Merger and the other transactions contemplated by the Merger Agreement are subject to the condition that Allos deliver to AMAG a statement described in Section 1.1445-2(c)(3)(i) of the U.S. Treasury Regulations certifying that the interests in Allos are not U.S. real property interests.

Termination of the Merger Agreement

        Generally and except as specified below, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the completion of the Merger, including after the adoption of the Merger Agreement by Allos stockholders and/or after approval of the issuance of shares of AMAG common stock in the Merger by the AMAG stockholders:

  •
  by mutual written consent of AMAG and Allos;

  •
  by either party, if:

  •
  the Merger has not been consummated by February 29, 2012, provided that a party may not terminate the Merger Agreement for this reason if the failure to complete the Merger by such date is attributable to a failure on the part of such party to perform any obligation in the Merger Agreement required to be performed by such party at or prior to the Effective Time;

    •
    a court of competent jurisdiction or other governmental entity issues a final and non-appealable order, or has taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

    •
    the special meeting of stockholders of AMAG or Allos (including any adjournments and postponements thereof) shall have been held and completed and such party's stockholders shall have taken a final vote on the AMAG Share Issuance Proposal or the Allos Merger Proposal, as applicable, and such AMAG Share Issuance Proposal or the Allos Merger Proposal, as applicable, shall not have been approved at the applicable meeting of stockholders (and shall not have been adopted at any adjournment or postponement thereof) by the requisite vote of the applicable party's stockholders, provided that a party shall not be permitted to terminate the Merger Agreement for this reason if the failure to have the AMAG Share Issuance Proposal or the Allos Merger Proposal, as applicable, approved by the requisite vote of the applicable stockholders is attributable to a failure on the part of such party to perform any covenant or obligation in the Merger Agreement required to be performed by such party at or prior to the Effective Time; or

    •
    any of the other party's representations and warranties contained in the Merger Agreement are inaccurate as of the date of the Merger Agreement, or shall have become inaccurate as of a date subsequent to the date of the Merger Agreement (as if made on such subsequent date), such that the closing condition in the Merger Agreement with respect to accuracy of the other party's representations and warranties would not be satisfied, or any of the other party's covenants or obligations contained in the Merger Agreement shall have been breached such that the closing condition in the Merger Agreement with respect to compliance and performance by the other party of its covenants would not be satisfied, provided that a party shall not be permitted to terminate the Merger Agreement for this reason if the inaccuracy in the other party's representations or warranties or breach of a covenant or obligation by the other party is curable by such other party prior to February 29, 2012 and such other party is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, unless such inaccuracy or breach shall remain uncured for 30 days commencing on the date that the party seeking termination of the Merger Agreement gives the other party notice of such inaccuracy or breach;

  •
  by either party, at any time prior to the approval of the AMAG Share Issuance Proposal, in the case of AMAG or the approval of the Allos Merger Proposal, in the case of Allos, in order to accept a Superior Offer and enter into a binding written definitive agreement providing for the consummation of a transaction constituting such Superior Offer if (i) such Superior Offer shall not have resulted from a breach of such party's no-solicitation restrictions as described under the section entitled "The Merger Agreement—No Solicitations" beginning on page 111, and (ii) such party's board of directors, after satisfying the requirements for effecting a Change of Recommendation other than in connection with an Intervening Event as described under the section entitled "The Merger Agreement—Board Recommendations" beginning on page 113, shall have authorized such party to enter into such binding written definitive agreement, and such party shall have simultaneously paid the applicable termination fee as described under the section entitled "The Merger Agreement—Termination Fees and Expenses" beginning on page 124;

  •
  by AMAG if, at any time prior to the approval of the Allos Merger Proposal by the requisite stockholders of Allos, any of the following events occurs, each referred to as an Allos Triggering Event:

  •
  the Allos Board of Directors fails to recommend that the Allos stockholders vote to adopt the Merger Agreement, or shall have directly or indirectly withdrawn or modified in a manner adverse to AMAG the Allos Board Recommendation;

  •
  Allos fails to include in this joint proxy statement/prospectus its Allos Board Recommendation and a statement to the effect that the Allos Board of Directors has determined and believes that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, Allos and its stockholders;

  •
  the Allos Board of Directors fails to publicly reaffirm the Allos Board Recommendation, or fails to publicly reaffirm its determination that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, Allos and its stockholders, within five business days after AMAG requests in writing that such recommendation or determination be reaffirmed;

  •
  the Allos Board of Directors approves, endorses or recommends any Acquisition Proposal with respect to Allos (other than any confidentiality agreement referred to in the fifth paragraph (exclusive of bullet points) under the section entitled "The Merger Agreement—No Solicitations" beginning on page 112);

  •
  Allos enters into any letter of intent or contract relating to any Acquisition Proposal with respect to Allos;

  •
  a tender or exchange offer relating to securities of Allos is commenced and Allos does not send to its securityholders, within ten business days after the commencement of such tender or exchange offer, a statement to the effect that Allos recommends the rejection of such tender or exchange offer;

  •
  Allos fails to issue a press release announcing its opposition to an Acquisition Proposal with respect to Allos or its subsidiaries within five business days after such an Acquisition Proposal is publicly announced; or

  •
  Allos breaches in any material respect certain material provisions relating to its no-solicitation restrictions, as described under the section entitled "The Merger Agreement—No Solicitations" beginning on page 111, its obligation to hold the Allos stockholder meeting as described under the section entitled "The Merger Agreement—Stockholder Meetings" beginning on page 115 or its covenants not to effect a Change in Recommendation as described under the section entitled "The Merger Agreement—Board Recommendations" beginning on page 114;

  •
  by Allos if, at any time prior to the approval of the AMAG Share Issuance Proposal by the requisite stockholders of AMAG, any of the following events occurs, each referred to as an AMAG Triggering Event:

  •
  the AMAG Board of Directors fails to recommend that the AMAG stockholders vote to approve the issuance of shares of AMAG common stock in the Merger, or shall have directly or indirectly withdrawn or modified in a manner adverse to Allos the AMAG Board Recommendation;

  •
  AMAG fails to include in this joint proxy statement/prospectus its AMAG Board Recommendation and a statement to the effect that the AMAG Board of Directors has determined and believes that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, AMAG and its stockholders;

    •
    the AMAG Board of Directors fails to publicly reaffirm the AMAG Board Recommendation, or fails to publicly reaffirm its determination that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, AMAG and its stockholders, within five business days after Allos requests in writing that such recommendation or determination be reaffirmed;

    •
    the AMAG Board of Directors approves, endorses or recommends any Acquisition Proposal with respect to AMAG (other than any confidentiality agreement referred to in the fifth paragraph (exclusive of bullet points) under the section entitled "The Merger Agreement—No Solicitations" beginning on page 112);

    •
    AMAG enters into any letter of intent or contract relating to any Acquisition Proposal with respect to AMAG;

    •
    a tender or exchange offer relating to securities of AMAG is commenced and AMAG does not send to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement to the effect that AMAG recommends the rejection of such tender or exchange offer;

    •
    AMAG fails to issue a press release announcing its opposition to an Acquisition Proposal with respect to AMAG or its subsidiaries within five business days after such an Acquisition Proposal is publicly announced; or

    •
    AMAG breaches in any material respect certain material provisions relating to its no-solicitation restrictions, as described under the section entitled "The Merger Agreement—No Solicitations" beginning on page 111, its obligation to hold the AMAG stockholder meeting as described under the section entitled "The Merger Agreement—Stockholder Meetings" beginning on page 115 or its covenants not to effect a Change in Recommendation as described under the section entitled "The Merger Agreement—Board Recommendations" beginning on page 114.

Termination Fees and Expenses

        The Merger Agreement provides that, subject to certain exceptions discussed below, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses, whether or not the Merger is consummated.

        The Merger Agreement provides that Allos must pay AMAG a termination fee of $9 million if any of the following events occurs:

  •
  the Merger Agreement is terminated by AMAG under the provision of the Merger Agreement permitting termination in the event of an Allos Triggering Event;

  •
  the Merger Agreement is terminated by Allos under the provision of the Merger Agreement permitting termination at any time prior to the approval of the Allos Merger Proposal by Allos stockholders in order to accept a Superior Offer and enter into a binding written definitive agreement providing for the consummation of a transaction constituting a Superior Offer if (i) such Superior Offer shall not have resulted from a breach of Allos' obligations described under the section entitled "The Merger Agreement—No Solicitations" beginning on page 112 and (ii) the Allos Board of Directors shall have authorized Allos to enter into such binding written definitive agreement;

  •
  following a Change in Recommendation by Allos, the Merger Agreement is terminated by Allos under the provision of the Merger Agreement permitting termination if the Merger shall not have been consummated by February 29, 2012 (provided that such failure to consummate the Merger is not attributable to a failure on Allos to perform any covenant or obligation in the Merger Agreement required to be performed by Allos prior to the Effective Time);

  •
  following a Change in Recommendation by Allos, the Merger Agreement is terminated by Allos under the provision of the Merger Agreement permitting termination in the event that the stockholders of Allos at a meeting to vote on the Allos Merger Proposal did not approve such Allos Merger Proposal; or

  •
  the Merger Agreement is terminated by AMAG or Allos under the provision of the Merger Agreement permitting termination in the event that the stockholders of Allos at a meeting to vote on the Allos Merger Proposal did not approve such Allos Merger Proposal and the following two conditions are met:

  •
  at or prior to the meeting of Allos stockholders to vote on the Allos Merger Proposal, an Acquisition Proposal with respect to Allos or its subsidiaries has been disclosed, announced, commenced, submitted or made and not subsequently withdrawn; and

  •
  on or prior to the first anniversary of such termination date of the Merger Agreement, either an Acquisition Transaction with respect to Allos or its subsidiaries is consummated or Allos or any of its subsidiaries enters into a definitive agreement providing for an Acquisition Transaction with respect to Allos or its subsidiaries; provided that all references to "15%" contained in the definition of "Acquisition Transaction" when it is used in the definition of Acquisition Proposal in this clause shall be deemed to be a reference to "50%."

        In addition, the Merger Agreement provides that Allos will pay AMAG's expenses in connection with the Merger Agreement in the amount of $2 million if the Merger Agreement is terminated by AMAG or Allos under the provision of the Merger Agreement permitting termination in the event that the stockholders of Allos did not approve the Allos Merger Proposal at the special meeting of Allos stockholders and Allos is not then obligated to pay the $9 million termination fee described above, provided that any such payment of expenses would be credited against any subsequently due $9 million termination fee described above, if any.

        The Merger Agreement provides that AMAG must pay Allos a termination fee of $14 million if any of the following events occurs:

  •
  the Merger Agreement is terminated by Allos under the provision of the Merger Agreement permitting termination in the event of an AMAG Triggering Event;

  •
  the Merger Agreement is terminated by AMAG under the provision of the Merger Agreement permitting termination at any time prior to the approval of the AMAG Share Issuance Proposal by AMAG stockholders in order to accept a Superior Offer and enter into a binding written definitive agreement providing for the consummation of a transaction constituting a Superior Offer if (i) such Superior Offer shall not have resulted from a breach of AMAG's obligations described under the section entitled "The Merger Agreement—No Solicitations" beginning on page 112 and (ii) the AMAG Board of Directors shall have authorized AMAG to enter into such binding written definitive agreement;

  •
  following a Change in Recommendation by AMAG, the Merger Agreement is terminated by AMAG under the provision of the Merger Agreement permitting termination if the Merger shall not have been consummated by February 29, 2012 (provided that such failure to consummate the Merger is not attributable to a failure by AMAG to perform any covenant or obligation in the Merger Agreement required to be performed by AMAG prior to the Effective Time);

  •
  following a Change in Recommendation by AMAG, the Merger Agreement is terminated by AMAG under the provision of the Merger Agreement permitting termination in the event that the stockholders of AMAG at a meeting to vote on the AMAG Share Issuance Proposal did not approve the AMAG Share Issuance Proposal; or

  •
  the Merger Agreement is terminated by AMAG or Allos under the provision of the Merger Agreement permitting termination in the event that the stockholders of AMAG at a meeting to vote on the AMAG Share Issuance Proposal did not approve the AMAG Share Issuance Proposal and the following two conditions are met:

  •
  at or prior to the meeting of AMAG stockholders to vote on the AMAG Share Issuance Proposal, an Acquisition Proposal with respect to AMAG or its subsidiaries has been disclosed, announced, commenced, submitted or made and not subsequently withdrawn; and

  •
  on or prior to the first anniversary of such termination date of the Merger Agreement, either an Acquisition Transaction with respect to AMAG or its subsidiaries is consummated or AMAG or any of its subsidiaries enters into a definitive agreement providing for an Acquisition Transaction with respect to AMAG or its subsidiaries; provided that all references to "15%" contained in the definition of "Acquisition Transaction" when it is used in the definition of Acquisition Proposal in this clause shall be deemed to be a reference to "50%."

        In addition, the Merger Agreement provides that AMAG will pay Allos' expenses in connection with the Merger Agreement in the amount of $2 million if the Merger Agreement is terminated by AMAG or Allos under the provision of the Merger Agreement permitting termination in the event that the stockholders of AMAG did not approve the AMAG Share Issuance Proposal at the special meeting of AMAG stockholders and AMAG is not then obligated to pay the $14 million termination fee described above, provided that any such payment of expenses would be credited against any subsequently due $14 million termination fee described above, if any.

        Finally, AMAG and Allos will share equally all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with (i) the filing, printing and mailing of the registration statement on Form S-4 and this joint proxy statement/prospectus and (ii) the filing by the parties of any notice or other document under the HSR Act.

Amendments

        The Merger Agreement may be amended at any time, whether before or after the approval of the adoption of the Merger Agreement by Allos stockholders and whether before or after approval of the issuance of AMAG common stock in the Merger by AMAG stockholders, upon the approval of the respective boards of directors of AMAG and Allos and execution by the parties of a written instrument signed on behalf of each of the parties to the Merger Agreement. However, no amendment to the Merger Agreement following the approval of the AMAG Share Issuance Proposal or the Allos Merger Proposal shall be made which by legal requirements or regulation of the NASDAQ Global Select Market, as applicable, would require further approval of the stockholders of each applicable company, without the further approval of such stockholders.

Governing Law

        The Merger Agreement is governed by and construed in accordance with the laws of the State of Delaware.

 AMENDMENT TO RIGHTS AGREEMENT

        In connection with and prior to the execution and delivery of the Merger Agreement on July 19, 2011, Allos entered into an amendment to the Allos Rights Agreement, or the Rights Amendment. The following is a summary of the material provisions of the Rights Amendment and is qualified in its entirety by reference to the full text of the Rights Amendment, a copy of which has been filed with the SEC, and is incorporated by reference into this joint proxy statement/prospectus.

        On May 6, 2003, Allos initially entered into the Allos Rights Agreement, which was subsequently amended on March 4, 2005, January 29, 2007 and July 17, 2009. Pursuant to the Allos Rights Agreement, preferred stock purchase rights were granted as a dividend at a rate of one right for each share of Allos common stock outstanding on May 6, 2003, and each share of Allos common stock issued after such date. The Allos Rights Agreement has the effect of making it difficult for third parties to acquire substantial amounts of Allos common stock without the consent of the Allos Board of Directors, as the preferred stock purchase rights become exercisable by the Allos stockholders upon the occurrence of certain events relating to a significant change in beneficial ownership of Allos.

        On July 19, 2011, prior to and in connection with the execution and delivery of the Merger Agreement, Allos entered into the Rights Amendment. The Rights Amendment provides, among other things, that neither AMAG nor any of its stockholders, Merger Sub nor any of their respective affiliates or associates, either individually or in any combination, shall be deemed an "Acquiring Person" (as defined in the Allos Rights Agreement) solely as a result of (i) the approval, execution, delivery or performance of the Merger Agreement, (ii) the execution and delivery of the AMAG Stockholder Voting Agreements entered into by the directors and certain executive officers of AMAG in favor of the AMAG Share Issuance Proposal (see the section entitled "The Voting Agreements" beginning on page 127), (iii) the execution and delivery of the Allos Stockholder Voting Agreements entered into by certain directors and executive officers of Allos, solely in their capacity as stockholders of Allos, and Warburg Pincus, in favor of the Allos Merger Proposal (see the section entitled "The Voting Agreements" beginning on page 127), (iv) their acquisition or their right to acquire beneficial ownership of the Allos common stock as a result of the execution of the Merger Agreement, or (v) the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement, the AMAG Stockholder Voting Agreements and the Allos Stockholder Voting Agreements (the foregoing actions being referred to as the "Permitted Events").

        Additionally, the Rights Amendment provides that the Permitted Events shall not result in AMAG, its stockholders, Merger Sub or their respective affiliates or associates being the beneficial owners of Allos common stock, the deemed occurrence of a Distribution Date or a Stock Acquisition Date (each as defined in the Allos Rights Agreement) or the separation of Rights (as defined in the Allos Rights Agreement) from the shares of Allos common stock. Additionally, the Allos Rights Agreement and the related Rights issued pursuant to the Allos Rights Agreement will terminate at the earliest to occur of certain specified events, including the time immediately prior to the consummation of the Merger. The Rights Amendment will terminate and will be of no further force or effect if the Merger Agreement is terminated in accordance with its terms prior to the Effective Time. Except as expressly amended in the Rights Amendment, all other terms and conditions of the Allos Rights Agreement shall remain in full force and effect.

 THE VOTING AGREEMENTS

        The following is a summary of the material provisions of the voting agreements entered into by Allos and the directors and certain executive officers of AMAG, on one hand, and AMAG and certain directors, certain executive officers and a significant stockholder of Allos, on the other hand, and is qualified in its entirety by reference to the full text of the forms of such voting agreements, copies of which have been filed with the SEC, and are incorporated by reference into this joint proxy statement/prospectus.

        In connection with the execution and delivery of the Merger Agreement, on July 19, 2011, each of Messrs. Paul L. Berns, David C. Clark, Dr. Bruce A. Goldsmith, Marc H. Graboyes, Dr. Charles O. Morris, Nishan de Silva, Dr. Stephen J. Hoffman, Dr. Jeffrey R. Latts, Jonathan S. Leff, David M. Stout and Warburg Pincus Private Equity VIII, L.P., or the Key Allos Stockholders, entered into a voting agreement with AMAG, or collectively, the Allos Stockholder Voting Agreements. Each of the Key Allos Stockholders, with the exception of Warburg Pincus Private Equity VIII, L.P., is a director and/or executive officer of Allos. Approximately 29,198,665 shares, or 27.63%, of Allos common stock outstanding on the record date for the Allos special meeting are held by the Key Allos Stockholders and subject to the Allos Stockholder Voting Agreements.

        Also, in connection with the execution and delivery of the Merger Agreement, on July 19, 2011, each of Messrs. Joseph V. Bonventre, Michael Narachi, Robert J. Perez, Lesley Russell, Davey S. Scoon, Ron Zwanziger, Brian J.G. Pereira, Lee F. Allen, Gary J. Zieziula and Edward C. English, or the Key AMAG Stockholders, entered into a voting agreement with Allos, or collectively, the AMAG Stockholder Voting Agreements. Each of the Key AMAG Stockholders was a director and/or executive officer of AMAG at the time of the signing of the Merger Agreement. Approximately 594,679 shares, or 2.73%, of AMAG common stock outstanding on the record date for the AMAG special meeting are held by the Key AMAG Stockholders and subject to the AMAG Stockholder Voting Agreements.

Allos Stockholder Voting Agreements

  Agreement to Vote and Irrevocable Proxy

        Pursuant to the Allos Stockholder Voting Agreements, each of the Key Allos Stockholders has agreed, during the term of such Allos Stockholder Voting Agreement, to vote all securities of Allos (including all shares of Allos common stock and all options, warrants and other rights to acquire shares of Allos common stock) owned as of the date of such Key Allos Stockholder's Allos Stockholder Voting Agreement or acquired prior to the termination of such Key Allos Stockholder's Allos Stockholder Voting Agreement, whether beneficially or of record, by such Key Allos Stockholder, such securities referred to as the Subject Allos Shares, at any meeting of the stockholders of Allos, however called, and in any action by written consent taken by the stockholders of Allos (to the extent such Subject Allos Shares are entitled to vote):

  •
  in favor of the Merger, the execution and delivery by Allos of the Merger Agreement and the adoption and approval of the Merger Agreement and the terms thereof, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

  •
  in favor of any proposal to adjourn or postpone the meeting of the stockholders of Allos to a later date if there are not sufficient votes for adoption of the Merger Agreement on the date on which such meeting is held;

  •
  against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of Allos in the Merger Agreement; and

  •
  against the following actions (other than the Merger and the transactions contemplated or permitted by the Merger Agreement): (i) any Acquisition Transaction with respect to Allos;

    (ii) any change in a majority of Allos Board of Directors; (iii) any amendment to Allos' certificate of incorporation or bylaws, which amendment would in any manner frustrate, prevent or nullify the Merger, the Merger Agreement or any transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of Allos' capital stock; (iv) any material change in the capitalization of Allos or Allos' corporate structure; (v) any Acquisition Proposal with respect to Allos; and (vi) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or such Key Allos Stockholder's Allos Stockholder Voting Agreement.

Except as set forth in the foregoing bullet points, nothing in the Allos Stockholder Voting Agreement shall limit the right of any Key Allos Stockholder to vote in favor of, against or abstain with respect to any matters presented to the Allos stockholders, including in connection with the election of directors.

        In furtherance of the foregoing, pursuant to the Allos Stockholder Voting Agreements, each Key Allos Stockholder appointed and constituted AMAG, Brian J.G. Pereira, MD, and Joseph L. Farmer, and each of them, the attorneys-in-fact and proxies of such Key Allos Stockholder, with full power of substitution and resubstitution, to attend any meeting of the stockholders of Allos, however called, on behalf of such Key Allos Stockholder with respect to the matters set forth in the foregoing bullet points, to include the Subject Allos Shares in any computation for purposes of establishing a quorum at any such meeting, and to vote all Subject Allos Shares, or grant consent or approval in respect of such Subject Allos Shares, in connection with any meeting of the stockholders of Allos, however called, and in connection with any action by written consent of Allos stockholders in a manner consistent with the matters set forth in the foregoing bullet points, in each case, in the event that such Key Allos Stockholder fails to comply with the obligations of such Key Allos Stockholder pursuant to the foregoing bullet points or any action is commenced, or any governmental order is entered, which challenges or impairs the enforceability or validity of the obligations of such Key Allos Stockholder set forth in the foregoing bullet points. The irrevocable proxy and power of attorney is binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Key Allos Stockholders, including any transferee of any of the Subject Allos Shares.

  Transfer Restrictions on Shares Held by the Key Allos Stockholders

        In addition to the agreement to vote or consent in the manner described above and the grant of an irrevocable proxy and power of attorney, the Key Allos Stockholders have agreed to certain transfer restrictions for the Subject Allos Shares. In particular, prior to the termination of the Allos Stockholder Voting Agreements, the Key Allos Stockholders may not directly or indirectly cause or permit, with respect to such Key Allos Stockholder's Subject Allos Shares, (i) a sale, pledge, encumbrance, grant of an option with respect to, transfer or other disposition of, or entry into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of (other than restrictions imposed by applicable laws or legal requirements or pursuant to the stockholder voting agreement entered into by such person), grant of an option with respect to, transfer of or disposition of such security or any interest therein to any person other than AMAG, or (ii) a reduction of such person's beneficial ownership of, interest in or risk relating to such securities, each such prohibited action referred to as a Transfer.

        The Key Allos Stockholders have also agreed, during the term of the Allos Stockholder Voting Agreements, to not (i) deposit the Subject Allos Shares into a voting trust or (ii) grant a proxy or enter into a voting agreement or similar agreement with respect to the Subject Allos Shares, other than a proxy solicited by Allos to vote in a manner not inconsistent with the obligations of such Key Allos Stockholder pursuant to the Allos Stockholder Voting Agreement, the proxy granted to AMAG pursuant to the Allos Stockholder Voting Agreement, or a proxy authorized by AMAG in writing.

        None of the foregoing actions shall be prohibited if AMAG agrees to such action in writing in its sole discretion, nor shall they be prohibited with respect to (i) if the Key Allos Stockholder is an individual, a Transfer to any member of such Key Allos Stockholder's immediate family, or to a trust for the benefit of such Key Allos Stockholder or any member of such Key Allos Stockholder's immediate family or upon the death of such Key Allos Stockholder, or (ii) if the Key Allos Stockholder is a partnership, corporation or limited liability company, a Transfer to one or more partners, subsidiaries or members of such Key Allos Stockholder or to an affiliated corporation under common control with such Key Allos Stockholder, provided that any Transfer as described in this paragraph shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by all of the terms of the applicable Allos Stockholder Voting Agreement.

  Additional Covenants in the Allos Stockholder Voting Agreements

        Pursuant to the Allos Stockholder Voting Agreements, prior to the termination of such Allos Stockholder Voting Agreements, each Key Allos Stockholder has agreed not to, and not to authorize or permit any of its representatives to, directly or indirectly:

  •
  solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry with respect to Allos or its subsidiaries;

  •
  knowingly furnish any information regarding Allos or its subsidiaries to any person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry with respect to Allos or its subsidiaries;

  •
  engage in discussions or negotiations with any person relating to any Acquisition Proposal or Acquisition Inquiry with respect to Allos or its subsidiaries by such person;

  •
  approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry with respect to Allos or its subsidiaries;

  •
  enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction or Acquisition Inquiry with respect to Allos or its subsidiaries;

  •
  make any disclosure or communication to any person (other than to any representative of such Key Allos Stockholder) (i) of or with respect to any non-public information relating to the Merger, any of the transactions contemplated by the Merger Agreement, the applicable Allos Stockholder Voting Agreement, the Merger Agreement or any Acquisition Proposal in furtherance of or in connection with an Acquisition Inquiry or Acquisition Proposal (without AMAG's prior written approval) or (ii) indicating that such Key Allos Stockholder is against the Merger or any of the transactions contemplated by the Merger Agreement, unless: (A) advised by such Key Allos Stockholder's outside legal counsel that such disclosure or communication is required by applicable law; and (B) to the extent reasonably practicable, prior to making such disclosure or communication, such Key Allos Stockholder shall have provided AMAG with reasonable (and in no event less than 48 hours') advance written notice of the Key Allos Stockholder's intent to make such disclosure or communication, the content of such disclosure or communication and the identities of the persons to which such disclosure or communication is intended to be made;

  •
  take any action that could result in the revocation or invalidation of the proxy granted by such Key Allos Stockholder pursuant to the applicable Allos Stockholder Voting Agreement; or

  •
  agree to publicly propose or take any of the actions referred to in the foregoing bullet points or otherwise prohibited by the applicable Allos Stockholder Voting Agreement.

        Notwithstanding the foregoing, in the event that any Key Allos Stockholder is an officer or director of Allos, nothing contained in such Key Allos Stockholder's Allos Stockholder Voting Agreement shall limit or affect any actions taken (or omissions to take any action) by such Key Allos Stockholder or any representative thereof in his or her capacity as a director or officer of Allos.

  Termination of the Allos Stockholder Voting Agreements

        The Allos Stockholder Voting Agreements and all rights and obligations of the parties thereunder will terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the date of any modification, waiver, change or amendment of the Merger Agreement that is adverse to such Key Allos Stockholder that results in a decrease in the Exchange Ratio or the form of consideration payable to such Key Allos Stockholder under the Merger Agreement and (iii) the Effective Time.

AMAG Stockholder Voting Agreements

        Pursuant to the AMAG Stockholder Voting Agreements, each of the Key AMAG Stockholders has agreed, during the term of such AMAG Stockholder Voting Agreement, to vote all securities of AMAG (including all shares of AMAG common stock and all options, warrants and other rights to acquire shares of AMAG common stock) owned as of the date of such Key AMAG Stockholder's AMAG Stockholder Voting Agreement or acquired prior to the termination of such Key AMAG Stockholder's AMAG Stockholder Voting Agreement, whether beneficially or of record, by such Key AMAG Stockholder, such securities referred to as the Subject AMAG Shares, at any meeting of the stockholders of AMAG, however called, and in any action by written consent taken by the stockholders of AMAG (to the extent such Subject AMAG Shares are entitled to vote):

  •
  in favor of the issuance of the AMAG common stock pursuant to the Merger Agreement, in favor of each of the other actions contemplated by the Merger Agreement and in favor of any action in furtherance of any of the foregoing;

  •
  in favor of any proposal to adjourn or postpone the meeting of the stockholders of AMAG to a later date if there are not sufficient votes for the approval of the issuance of the AMAG common stock pursuant to the Merger Agreement on the date on which such meeting is held;

  •
  against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of AMAG in the Merger Agreement; and

  •
  against the following actions (other than the Merger and the transactions contemplated or permitted by the Merger Agreement): (i) any Acquisition Transaction with respect to AMAG; (ii) any change in a majority of the AMAG Board of Directors; (iii) any amendment to AMAG' certificate of incorporation or bylaws, which amendment would in any manner frustrate, prevent or nullify the Merger, the Merger Agreement or any transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of AMAG's capital stock; (iv) any material change in the capitalization of AMAG or AMAG's corporate structure; (v) any Acquisition Proposal with respect to AMAG; and (vi) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or such Key AMAG Stockholder's AMAG Stockholder Voting Agreement.

Except as set forth in the foregoing bullet points, nothing in the AMAG Stockholder Voting Agreement shall limit the right of any Key AMAG Stockholder to vote in favor of, against or abstain with respect to any matters presented to the AMAG stockholders, including in connection with the election of directors.

        In furtherance of the foregoing, pursuant to the AMAG Stockholder Voting Agreements, each Key AMAG Stockholder appointed and constituted Allos, Paul L. Berns and Marc H. Graboyes, and each of them, the attorneys-in-fact and proxies of such Key AMAG Stockholder, with full power of substitution and resubstitution, to attend any meeting of the stockholders of AMAG, however called, on behalf of such Key AMAG Stockholder with respect to the matters set forth in the foregoing bullet points, to include the Subject AMAG Shares in any computation for purposes of establishing a quorum at any such meeting, and to vote all Subject AMAG Shares, or grant consent or approval in respect of such Subject AMAG Shares, in connection with any meeting of the stockholders of AMAG, however called, and in connection with any action by written consent of AMAG stockholders in a manner consistent with the matters set forth in the foregoing bullet points, in each case, in the event that such Key AMAG Stockholder fails to comply with the obligations of such Key AMAG Stockholder pursuant to the foregoing bullet points or any action is commenced, or any governmental order is entered, which challenges or impairs the enforceability or validity of the obligations of such Key AMAG Stockholder set forth in the foregoing bullet points. The irrevocable proxy and power of attorney is binding upon the heirs, estate, executors, personal representatives, successors and assigns of the Key AMAG Stockholders, including any transferee of any of the Subject AMAG Shares.

  Transfer Restrictions on Shares Held by the Key AMAG Stockholders

        In addition to the agreement to vote or consent in the manner described above and the grant of an irrevocable proxy and power of attorney, the Key AMAG Stockholders have agreed to certain transfer restrictions for the Subject AMAG Shares. In particular, prior to the termination of the AMAG Stockholder Voting Agreements, the Key AMAG Stockholders may not directly or indirectly cause or permit a Transfer with respect to such Key AMAG Stockholder's Subject AMAG Shares.

        The Key AMAG Stockholders have also agreed, during the term of the AMAG Stockholder Voting Agreements, to not (i) deposit the Subject AMAG Shares into a voting trust or (ii) grant a proxy or enter into a voting agreement or similar agreement with respect to the Subject AMAG Shares, other than a proxy solicited by AMAG to vote in a manner not inconsistent with the obligations of such Key AMAG Stockholder pursuant to the AMAG Stockholder Voting Agreement, the proxy granted to Allos pursuant to the AMAG Stockholder Voting Agreement, or a proxy authorized by Allos in writing.

        None of the foregoing actions shall be prohibited if Allos agrees to such action in writing in its sole discretion, nor shall they be prohibited with respect to (i) if the Key AMAG Stockholder is an individual, a Transfer to any member of such Key AMAG Stockholder's immediate family, or to a trust for the benefit of such Key AMAG Stockholder or any member of such Key AMAG Stockholder's immediate family, or upon the death of such Key AMAG Stockholder, or (ii) if the Key AMAG Stockholder is a partnership, corporation or limited liability company, a Transfer to one or more partners, subsidiaries or members of such Key AMAG Stockholder or to an affiliated corporation under common control with such Key AMAG Stockholder, provided that any Transfer as described in this paragraph shall be permitted only if, as a precondition to such Transfer, the transferee agrees in writing to be bound by all of the terms of the applicable AMAG Stockholder Voting Agreement.

  Additional Covenants in the AMAG Stockholder Voting Agreements

        Pursuant to the AMAG Stockholder Voting Agreements, prior to the termination of such AMAG Stockholder Voting Agreements, each Key AMAG Stockholder has agreed not to, and not to authorize or permit any of its representatives to, directly or indirectly:

  •
  solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry with respect to AMAG or its subsidiaries;

  •
  knowingly furnish any information regarding AMAG or its subsidiaries to any person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry with respect to AMAG or its subsidiaries;

  •
  engage in discussions or negotiations with any person relating to any Acquisition Proposal or Acquisition Inquiry with respect to AMAG or its subsidiaries by such person;

  •
  approve, endorse or recommend any Acquisition Proposal or Acquisition Inquiry with respect to AMAG or its subsidiaries;

  •
  enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Transaction or Acquisition Inquiry with respect to AMAG or its subsidiaries;

  •
  make any disclosure or communication to any person (other than to any representative of such Key AMAG Stockholder) (i) of or with respect to any non-public information relating to the Merger, any of the transactions contemplated by the Merger Agreement, the applicable AMAG Stockholder Voting Agreement, the Merger Agreement or any Acquisition Proposal in furtherance of or in connection with an Acquisition Inquiry or Acquisition Proposal (without Allos' prior written approval) or (ii) indicating that such Key AMAG Stockholder is against the Merger or any of the transactions contemplated by the Merger Agreement, unless: (A) advised by such Key AMAG Stockholder's outside legal counsel that such disclosure or communication is required by applicable law; and (B) to the extent reasonably practicable, prior to making such disclosure or communication, such Key AMAG Stockholder shall have provided Allos with reasonable (and in no event less than 48 hours') advance written notice of the Key AMAG Stockholder's intent to make such disclosure or communication, the content of such disclosure or communication and the identities of the persons to which such disclosure or communication is intended to be made;

  •
  take any action that could result in the revocation or invalidation of the proxy granted by such Key AMAG Stockholder pursuant to the applicable AMAG Stockholder Voting Agreement; or

  •
  agree to publicly propose or take any of the actions referred to in the foregoing bullet points or otherwise prohibited by the applicable AMAG Stockholder Voting Agreement.

        Notwithstanding the foregoing, in the event that any Key AMAG Stockholder is an officer or director of AMAG, nothing contained in such Key AMAG Stockholder's AMAG Stockholder Voting Agreement shall limit or affect any actions taken (or omissions to take any action) by such Key AMAG Stockholder or any representative thereof in his or her capacity as a director or officer of AMAG

  Termination of the AMAG Stockholder Voting Agreements

        The AMAG Stockholder Voting Agreements and all rights and obligations of the parties thereunder will terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the date of any modification, waiver, change or of the Merger Agreement that is adverse to such Key AMAG Stockholder or that results in a decrease in the Exchange Ratio or the form of consideration payable to such Key AMAG Stockholder under the Merger Agreement and (iii) the Effective Time.

 THE STOCKHOLDERS AGREEMENT

        The following is a summary of the material provisions of the stockholders agreement entered into by AMAG and Warburg Pincus, and is qualified in its entirety by reference to the full text of such Stockholders Agreement, a copy of which has been filed with the SEC, and is incorporated by reference into this joint proxy statement/prospectus.

        In connection with the execution and delivery of the Merger Agreement, AMAG and Warburg Pincus entered into a stockholders agreement, or the Stockholders Agreement. Pursuant to the Stockholders Agreement, AMAG agreed to file within ten calendar days after the closing of the Merger a shelf registration statement with respect to the shares of AMAG common stock to be received by Warburg Pincus in connection with the Merger and subsequently acquired shares in the future; provided that to the extent that Warburg Pincus' AMAG shares are freely tradable to the public such registration rights shall not apply. AMAG has agreed to maintain the effectiveness of any registration statement that is filed until the earlier of three year after its effective date or the date all covered shares are sold, are freely tradable to the public without registration or are no longer covered shares pursuant to the Stockholders Agreement. The Stockholders Agreement also contains customary provisions regarding indemnification and contribution between AMAG and Warburg Pincus, AMAG's ability to suspend the use of the shelf registration statement or prospectus contained therein by Warburg Pincus under certain circumstances and AMAG's obligations to keep its filings with the SEC current, among other matters.

CERTAIN SEVERANCE ARRANGEMENTS WITH EXECUTIVE OFFICERS OF ALLOS

  Allos Executive Employment Agreements

        Allos has entered into an employment agreement with each of its executive officers which provides that if Allos (or any surviving or acquiring corporation) terminates an executive officer's employment without cause or if such executive officer resigns for good reason within one month prior to or 12 months (or two years in the case of Mr. Berns) following the Effective Time, such executive officer will be entitled to certain payments and other benefits provided that the executive officer executes a general release in favor of Allos (or any surviving or acquiring corporation). Each employment agreement provides the executive officer with a multiple of base salary and annual bonus, a prorated target bonus, subsidized continued healthcare coverage for a specified period of time, outplacement services for a specified period of time, cash out of accrued sick leave, full vesting acceleration of Allos equity awards and extended exercisability of Allos stock options. The salary and annual bonus multiple for Mr. Berns is the applicable amount multiplied by 2, for each of Marc Graboyes, the current Senior Vice President, General Counsel and Secretary of Allos and Charles Morris, the current Executive Vice President and Chief Medical Officer of Allos, the multiple is the applicable amount multiplied by 1.5 and for all other executive officers the multiple is the applicable amount multiplied by 1. Subsidized continued healthcare coverage for Messrs. Berns and Graboyes and Dr. Morris is up to 18 months and for all other executive officers is 12 months. Outplacement services for Mr. Berns is 12 months, for Mr. Graboyes and Dr. Morris is 9 months and for all other executive officers is 6 months. Extended exercisability of Allos stock options is 24 months for Mr. Berns and 12 months for all other executive officers. Mr. Berns' employment agreement also provides for a full gross up of any parachute payment taxes incurred under Section 280G of the Internal Revenue Code.

        The foregoing summary of the employment agreements is qualified in its entirety by reference to the complete text of each employment agreement, a copy of which has been included as Exhibits 10.14, 10.14.1, 10.14.2, 10.16, 10.16.1, 10.20, 10.20.1, 10.21, 10.21.1, 10.24, 10.24.1 and 10.24.2 to Allos' Annual Report on Form 10-K for the year ended December 31, 2010, which has been filed by Allos with the SEC. See the section entitled "Where You Can Find Additional Information" beginning on page 169.

  Allos' Named Executive Officer Golden Parachute Compensation.

        The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each named executive officer of Allos under the existing employment agreements between the applicable executives and Allos that is based on or otherwise relates to the Merger, assuming the following:

  •
  the Merger closed on September 12, 2011 the last practicable date prior to the filing of this proxy statement/prospectus; and

  •
  the named executive officers of Allos were terminated without cause or resigned for good reason immediately following a change in control on September 12, 2011, which is the last practicable date prior to the filing of this proxy statement/prospectus.

Name and Principal Position	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Paul Berns, President and Chief Executive Officer	$2,288,528	$1,440,352	$64,564	$3,793,444
David C. Clark, Vice President, Finance	412,425	240,276	31,016	683,717
Bruce A. Goldsmith, Senior Vice President, Corporate Development	622,952	380,909	31,016	1,034,877
Marc H. Graboyes, Senior Vice President, General Counsel and Secretary	925,415	697,393	34,790	1,657,598
Charles Q. Morris, Executive Vice President, Chief Medical Officer	1,146,391	896,108	46,525	2,089,024

(1)
Amount represents lump sum payment equal to (i) 2 times base salary for Mr. Berns, 1.5 times base salary for Mr. Graboyes and Dr. Morris and 1 times base salary for Mr. Clark and Dr. Goldsmith plus (ii) the highest annualized bonus, paid or payable, in respect to the five fiscal years preceding the year of separation multiplied by 2 for Mr. Berns or the greater of (a) the annualized bonus for the year of separation or (b) the annualized bonus paid in the year immediately preceding the year of separation multiplied by 1.5 for Mr. Graboyes and Dr. Morris and 1 for Mr. Clark and Dr. Goldsmith plus (iii) target bonus award for the year of separation, prorated through the date of separation plus (iv) the amount of accrued sick leave for each named executive officer. The base salary, annualized bonus, prorated target bonus and accrued sick leave used for each named executive are as follows:

	Base Salary	Annualized Bonus	Prorated Target Bonus	Accrued Sick Leave
Paul Berns	$566,500	$412,500	$295,666	$34,862
David C. Clark	$262,800	$78,840	$54,864	$15,921
Bruce A. Goldsmith	$325,500	$162,750	$113,256	$21,446
Marc H. Graboyes	$348,500	$174,250	$121,259	$20,031
Charles Q. Morris	$432,600	$216,300	$150,521	$22,520
(2)
Represents the fair market value of those shares subject to outstanding Allos RSUs calculated based on the average closing price of AMAG's common stock of $15.82 over the five trading days immediately following the announcement of the signing of the Merger Agreement multiplied by the fixed exchange ratio of 0.1282, in each case with respect to Allos RSUs that will vest as a result of the application of the accelerated vesting provided under the Allos employment agreement with each named executive officer. No value has been attributed to the accelerated vesting and extended exercisability of Allos stock options since each such stock option held by a named executive officer has an exercise price that is higher than the average closing price of AMAG's common stock of $15.82 over the five trading days immediately following the announcement of the signing of the Merger Agreement multiplied by the fixed exchange ratio of 0.1282.

(3)
Represents the full amount of premiums for continued coverage under Allos' group health plans for each named executive officer and his eligible dependents following termination of service, provided the executive officer timely elects continued coverage under COBRA and the maximum aggregate amount of outplacement services payable to each named executive officer. The amounts attributable to COBRA coverage and outplacement services for each named executive officer is as follows:

	COBRA Continuation Coverage	Outplacement Services
Paul Berns	$49,564	$15,000
David C. Clark	$23,516	$7,500
Bruce A. Goldsmith	$23,516	$7,500
Marc H. Graboyes	$23,540	$11,250
Charles Q. Morris	$35,275	$11,250

        None of AMAG's executive officers will receive any type of "golden parachute" compensation in connection with the closing of the Merger.

INFORMATION ABOUT THE COMPANIES

AMAG Pharmaceuticals, Inc.

        AMAG Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of a therapeutic iron compound to treat iron deficiency anemia. AMAG manufactures, Feraheme® (ferumoxytol) Injection for intravenous (IV) use. In the United States, Feraheme® use received marketing approval from the FDA on June 30, 2009 and was commercially launched by AMAG in the U.S. shortly thereafter. Feraheme is indicated for the treatment of iron deficiency anemia in adult chronic kidney disease (CKD) patients. In June 2010 AMAG submitted its Marketing Authorization Application, or MAA, for Feraheme for the treatment of IDA in CKD patients with the European Medicines Agency, or EMA. AMAG expects a decision by the EMA on its MAA submission by the first quarter of 2012. Feraheme was discovered, developed and is manufactured by AMAG Pharmaceuticals, Inc.

        AMAG is headquartered in Lexington, Massachusetts and was incorporated in Delaware in November 1981. AMAG's principal offices are located at 100 Hayden Avenue, Lexington, Massachusetts 02421 and its telephone number is (617) 498-3300. AMAG's principal website is www.amagpharma.com. AMAG common stock is listed on the NASDAQ Global Select Market and trades under the symbol "AMAG." Additional information about AMAG and its subsidiaries is included in documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 169.

Allos Therapeutics, Inc.

        Allos Therapeutics, Inc. is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. Allos is currently focused on the development and commercialization of FOLOTYN® (pralatrexate injection), a folate analogue metabolic inhibitor. In the United States, FOLOTYN is indicated for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma, or PTCL. This indication for FOLOTYN is based on overall response rate. Clinical benefit such as improvement in progression free survival or overall survival has not been demonstrated. Allos is also seeking regulatory approval to market FOLOTYN in the European Union for the treatment of patients with relapsed or refractory PTCL and is developing FOLOTYN in other potential indications.

        Allos is headquartered in Westminster, Colorado and was incorporated in Delaware in October 1996. Allos' principal offices are located at 11080 CirclePoint Road Suite 200, Westminster, Colorado 80020 and its telephone number is (303) 426-6262. Allos' principal website is www.allos.com. Allos common stock is listed on the NASDAQ Global Market and trades under the symbol "ALTH." Additional information about Allos is included in documents incorporated by reference into this joint proxy statement/prospectus. See the section entitled "Where You Can Find Additional Information" beginning on page 170.

THE SPECIAL MEETING OF AMAG STOCKHOLDERS

Date, Time and Place

        The AMAG special meeting will be held on October 21, 2011, at 9:00 a.m., local time, at Cooley LLP, 500 Boylston St., Boston, Massachusetts 02116.

Purpose of the AMAG Special Meeting

        The AMAG special meeting will be held for the following purposes:

  1.
  To approve the AMAG Share Issuance Proposal;

  2.
  To approve the adjournment of the AMAG special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the AMAG Share Issuance Proposal; and

  3.
  To conduct any other business as may properly come before the AMAG special meeting or any adjournment or postponement thereof.

AMAG Record Date; Shares Entitled to Vote

        The AMAG Board of Directors has fixed September 9, 2011, or the AMAG Record Date, as the record date for the determination of stockholders entitled to notice of, and to vote at, the AMAG special meeting and any adjournment or postponement thereof. Only holders of record of shares of AMAG common stock at the close of business on the AMAG Record Date are entitled to notice of, and to vote at, the AMAG special meeting. At the close of business on the AMAG Record Date, AMAG had outstanding and entitled to vote 21,202,959 shares of common stock.

        The AMAG common stock is the only class of securities entitled to vote at the AMAG special meeting. Each share of AMAG common stock outstanding on the AMAG Record Date entitles the holder thereof to one vote on each matter properly brought before the AMAG special meeting, exercisable in person or by proxy through a properly executed and delivered proxy card.

Quorum

        In order to conduct the business described above at the AMAG special meeting, AMAG must have a quorum present. Stockholders who hold a majority of the AMAG common stock outstanding as of the close of business on the record date for the AMAG special meeting must be present either in person or by proxy in order to constitute a quorum to conduct business at the AMAG special meeting. As of the AMAG Record Date, there were 21,202,959 shares of AMAG common stock outstanding and entitled to vote at the AMAG special meeting. Accordingly, the presence, in person or by proxy, of the holders of 10,601,480 shares of AMAG common stock will be required in order to establish a quorum. If the shares present, in person and by proxy, at the AMAG special meeting do not constitute the required quorum, AMAG may adjourn the AMAG special meeting to a later date in order to obtain a quorum.

 Required Vote

        The proposals being submitted for approval by the AMAG stockholders at the AMAG special meeting will be approved or rejected on the basis of certain specific voting thresholds. In particular:

  •
  the approval of the AMAG Share Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of AMAG common stock present and entitled to vote either in person or by proxy at the AMAG special meeting; and

  •
  the approval of the adjournment of the AMAG special meeting, if necessary, to solicit proxies if there are not sufficient votes in favor of the AMAG Share Issuance Proposal, requires the affirmative vote of the holders of a majority of the AMAG common stock present and entitled to vote either in person or by proxy at the AMAG special meeting.

        Approval of the AMAG Share Issuance Proposal is a required condition to the completion of the Merger. If this proposal is not approved by the holders of AMAG common stock, the Merger will not be completed.

 Counting of Votes; Treatment of Abstentions and Incomplete Proxies; Broker Non-Votes

        If an AMAG stockholder does not submit a proxy card or vote at the AMAG special meeting, such stockholder's shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the AMAG special meeting, and will have no effect on the outcome of AMAG Proposal Nos. 1 (Share Issuance Proposal) and 2 (adjournment to solicit additional proxies, if necessary).

        If an AMAG stockholder submits a proxy card and affirmatively elects to abstain from voting, that proxy will be counted as present for the purpose of determining the presence of a quorum for the AMAG special meeting, but will not be voted at the AMAG special meeting. As a result, such abstention will have the same effect as voting "AGAINST" AMAG Proposal Nos. 1 and 2.

        If an AMAG stockholder submits a proxy card without indicating how such stockholder wishes to vote, the shares of AMAG common stock represented by that proxy will be counted as present for the purpose of determining the presence of a quorum for the AMAG special meeting and all of such shares will be voted "FOR" AMAG Proposal Nos. 1 and 2.

        If a broker, bank, custodian, nominee or other record holder of AMAG common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares of AMAG common stock through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted with respect to each of the proposals. Broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect in determining whether AMAG Proposal Nos. 1 or 2 are approved.

Principal Share Ownership

  Stockholder of Record: Shares Registered in Your Name

        AMAG's transfer agent is American Stock Transfer and Trust Company, LLC. If, as of the AMAG Record Date, your shares of AMAG common stock were registered directly in your name with AMAG's transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the AMAG special meeting or vote by proxy. Whether or not you plan to attend the meeting, AMAG urges you to fill out and return the proxy card or vote by proxy by telephone or over the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on the AMAG Record Date, your shares of AMAG common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your name, then you are the beneficial owner of shares held in street name and a voting instruction card is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the AMAG special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the AMAG special meeting. However, since you are not the stockholder of record, you may not vote your shares of AMAG common stock in person at the AMAG special meeting unless you request and obtain a valid proxy from your broker or other agent.

  Voting

        The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the AMAG Board of Directors for use at the AMAG special meeting. Each AMAG stockholder is entitled to one vote for each share of AMAG common stock held as of the AMAG Record Date. For each matter scheduled for a vote at the AMAG special meeting, you may vote "For" or "Against" or you may "Abstain" from voting. The procedures for voting are as follows.

  Stockholder of Record: Shares Registered in Your Name

        If you are an AMAG stockholder of record, you may vote in person at the AMAG special meeting, vote by proxy by the telephone, vote by proxy over the Internet, or vote by completing and returning the enclosed proxy card. Whether or not you plan to attend the AMAG special meeting, AMAG urges you to vote by proxy to ensure that your vote is counted. You may still attend the AMAG special meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the AMAG special meeting and AMAG will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If your signed proxy card is received before the AMAG special meeting, your proxy will be voted as you direct.

  •
  To vote by telephone, dial toll-free 1-800-776-9437 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on October 20, 2011 to be counted.

  •
  To vote over the Internet, go to www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on October 20, 2011 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares of AMAG common stock registered in the name of your broker, bank or other agent, i.e., in "street name", you should have received a voting instruction card containing voting instructions from that organization rather than from AMAG. Simply follow the voting instructions in the voting instruction card to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the AMAG special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        Brokers or other nominees who hold shares of AMAG common stock in street name for a beneficial owner typically have the authority to vote in their discretion on "routine" proposals, even when they have not received instructions from beneficial owners. However, brokers or other nominees are not allowed to exercise their voting discretion on matters that are determined to be "non-routine" without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are represented at the AMAG special meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker or other nominee does not have discretionary voting power on such proposal.

        AMAG believes that brokers or other nominees do not have discretionary authority to vote on the AMAG Share Issuance Proposal. Therefore, if you are an AMAG stockholder and you do not instruct your broker or other nominee on how to vote your shares, your broker or other nominee may not vote your shares on the Share Issuance Proposal, and the resulting broker non-vote will have no effect on this proposal.

  Counting Votes

        Votes will be counted by the inspector of election appointed for the AMAG special meeting, who will separately count "For," "Against," "Abstain" and broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to how to vote on that proposal from the beneficial owner. If a broker, bank, custodian, nominee or other record holder of AMAG common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares of AMAG common stock through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted with respect to each of the proposals.

        Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the AMAG special meeting.

Voting by AMAG Directors and Executive Officers

        In connection with the execution and delivery of the Merger Agreement, on July 19, 2011, each director of AMAG, the President and Chief Executive Officer, the then Interim Chief Financial Officer, the Chief Medical Officer and Executive Vice President of Clinical Development, and the former Executive Vice President and Chief Commercial Officer entered into the AMAG Stockholder Voting Agreements pursuant to which each such person has agreed to vote his Subject AMAG Shares in favor of the AMAG Share Issuance Proposal. Each of such directors and officers may vote his or her respective Subject AMAG Shares on all other matters in any manner they deem appropriate. The Subject AMAG Shares represented approximately 2.73% of AMAG common stock outstanding on the AMAG Record Date for the AMAG special meeting.

Revocability of Proxies and Changes to an AMAG Stockholder's Vote

        If you are an AMAG stockholder and wish to change your vote with respect to any proposal, you may do so by revoking your proxy at any time prior to the commencement of voting with respect to that proposal at the AMAG special meeting

        If you are the record holder of your shares, you can revoke your proxy by:

  •
  sending a written notice stating that you would like to revoke your proxy to AMAG's Corporate Secretary at 100 Hayden Avenue, Lexington, Massachusetts 02421;

  •
  submitting new proxy instructions on a new proxy card with a later date;

  •
  granting a subsequent proxy by telephone or over the Internet; or

  •
  attending the AMAG special meeting and voting in person (but note that your attendance alone will not revoke your proxy).

        If you are an AMAG stockholder of record, revocation of your proxy or voting instructions by written notice must be received by 11:59 p.m., Eastern Time, on October 20, 2011, although you may also revoke your proxy by attending the AMAG special meeting and voting in person. Simply attending the AMAG special meeting will not, by itself, revoke your proxy. Your most current proxy card or telephone or Internet proxy is the one that will be counted. If your shares are held in street name by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.

Solicitation of Proxies

        AMAG and Allos will generally share the cost and expense of filing, printing and mailing this joint proxy statement/prospectus, any amendments thereto, the proxy card and any additional information furnished to AMAG stockholders and Allos stockholders in connection therewith, as well as any filing fees paid to the SEC. AMAG and Allos may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding this joint proxy statement/prospectus and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of AMAG and Allos by mail, telephone, fax or other methods of communication. AMAG has retained Georgeson Inc. to act as proxy solicitors for aggregate total fees estimated to be $25,000, plus reimbursement of out of pocket expenses. Allos also has retained Georgeson Inc. to act as proxy solicitors for aggregate total fees estimated to be $15,000, plus reimbursement of out of pocket expenses.

Delivery of Proxy Materials to Households Where Two or More AMAG Stockholders Reside

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single joint proxy statement/prospectus addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost-savings for companies.

        In connection with the AMAG special meeting, a number of brokers with account holders who are AMAG stockholders will be householding AMAG's proxy materials. As a result, a single joint proxy statement/prospectus will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the applicable stockholders. Once an AMAG stockholder receives notice from its broker that they will be householding communications to such stockholder's address, householding will continue until such stockholder is notified otherwise or until such stockholder revokes its consent. If, at any time, an AMAG stockholder no longer wishes to participate in householding and would prefer to receive a separate joint proxy statement/prospectus, such stockholder should notify its broker or contact AMAG's Investor Relations Department (Attn: Investor Relations Department, AMAG Pharmaceuticals, Inc., 100 Hayden Avenue, Lexington, Massachusetts 02421 or (617) 498-3300). AMAG stockholders who currently receive multiple copies of this joint proxy statement/prospectus at their address and would like to request householding of their communications should contact their broker.

Attending the AMAG Special Meeting

        All AMAG stockholders as of the AMAG Record Date, or their duly appointed proxies, may attend the AMAG special meeting. If you are a registered AMAG stockholder (that is, if you hold your stock in your own name) and you wish to attend the AMAG special meeting, please bring your proxy and evidence of your stock ownership, such as your most recent account statement, to the AMAG special meeting. You should also bring valid picture identification.

        If your shares are held in street name in a stock brokerage account or by another nominee and you wish to attend the AMAG special meeting, you need to bring a copy of a brokerage or bank statement to the AMAG special meeting reflecting your stock ownership as of the AMAG Record Date. You should also bring valid picture identification.

Other Matters

        As of the date of this joint proxy statement/prospectus, the AMAG Board of Directors does not know of any business to be presented at the AMAG special meeting other than as set forth in the notice accompanying this joint proxy statement/prospectus. If any other matters should properly come before the AMAG special meeting, it is intended that the shares of AMAG common stock represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

AMAG PROPOSALS

AMAG Proposal No. 1: Approval of the Issuance of AMAG Common Stock in Connection with the Merger

        If the Merger is completed, each share of Allos common stock outstanding immediately before the Effective Time will be converted into the right to receive 0.1282 shares of AMAG common stock, subject to adjustment for changes in the number of outstanding shares of AMAG common stock or Allos common stock by reason of stock splits, stock dividends or other similar transactions occurring prior to the completion of the Merger. Under the NASDAQ Marketplace Rules, a company listed on NASDAQ is required to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in connection with the acquisition of another company if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before such issuance in connection with such proposed acquisition.

        The aggregate number of shares of AMAG common stock to be issued in connection with the Merger will exceed 20% of the shares of AMAG common stock outstanding before such issuance. For this reason, AMAG must obtain the approval of the AMAG stockholders, in accordance with the NASDAQ Marketplace Rules, for the issuance of shares of AMAG common stock to Allos stockholders in connection with the Merger. Accordingly, AMAG is asking its stockholders to approve the issuance of AMAG common stock in connection with the Merger.

  Required Vote; Recommendation of the AMAG Board of Directors

        Approval of the AMAG Share Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of AMAG common stock present and entitled to vote either in person or by proxy at the AMAG special meeting. A failure to submit a proxy card or vote at the AMAG special meeting will result in your shares not being counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the AMAG special meeting, and will have no effect on the outcome of the AMAG Share Issuance Proposal. However, for purposes of this vote, an abstention will be counted as present for the purpose of determining a quorum, but will have the same effect as voting "AGAINST" the AMAG Share Issuance Proposal.

        The AMAG Board of Directors recommends a vote "FOR" the AMAG Share Issuance Proposal.

 AMAG Proposal No. 2: Approval of the Adjournment of the AMAG Special Meeting, if Necessary, to Solicit Additional Proxies if There Are Not Sufficient Votes in Favor of the AMAG Share Issuance Proposal.

        AMAG is asking its stockholders to vote on a proposal to approve the adjournment of the AMAG special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the AMAG Share Issuance Proposal.

  Required Vote; Recommendation of the AMAG Board of Directors

        Approval of the adjournment of the AMAG special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the AMAG Share Issuance Proposal requires the affirmative vote of the holders of a majority of the shares of AMAG common stock present and entitled to vote either in person or by proxy at the AMAG special meeting. A failure to submit a proxy card or vote will have no effect on the outcome of the vote for this proposal. For purposes of this vote, an abstention will have the same effect as a vote "AGAINST" such proposal.

        The AMAG Board of Directors recommends a vote "FOR" the adjournment of the AMAG special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the AMAG Share Issuance Proposal.

THE SPECIAL MEETING OF ALLOS STOCKHOLDERS

General

        The proxy is solicited on behalf of the Allos Board of Directors for use at the special meeting of stockholders of Allos to be held on October 21, 2011, at 9:00 a.m. local time, or at any postponement or adjournment thereof, for the purposes described below and in the accompanying notice of special meeting of stockholders. The Allos special meeting will be held at Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022. You are invited to attend the Allos special meeting to vote on the proposals described in this joint proxy statement/prospectus, but you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the proxy card, or follow the instructions below to submit your proxy by telephone or over the Internet.

Matters Scheduled for a Vote at the Allos Special Meeting

        The following matters are scheduled for a vote at the Allos special meeting:

          (1)   To consider and vote upon Allos Proposal No. 1 to adopt the Merger Agreement, as amended;

          (2)   To consider and vote upon Allos Proposal No. 2 to adjourn the Allos special meeting, if necessary to solicit additional proxies if there are not sufficient votes in favor of the Allos Merger Proposal;

          (3)   To consider and cast a vote upon Allos Proposal No. 3 to approve, on an advisory basis, the "golden parachute" compensation that Allos' named executive officers may potentially receive in connection with the Merger; and

          (4)   To conduct any other business as may properly come before the AMAG special meeting or any adjournment or postponement thereof.

Recommendations of the Allos Board of Directors

        The Allos Board of Directors has determined and believes that the Merger is advisable and fair to, and in the best interests of, Allos and its stockholders and has approved the Merger and the Merger Agreement, as amended. The Allos Board of Directors recommends that Allos stockholders vote "FOR" Allos Proposal No. 1 to adopt the Merger Agreement, as amended.

        The Allos Board of Directors has determined and believes that the proposal to adjourn the Allos special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Allos Merger Proposal is advisable to, and in the best interests of, Allos and its stockholders and has approved and adopted the proposal. Accordingly, the Allos Board of Directors recommends that Allos stockholders vote "FOR" Allos Proposal No. 2 to adjourn the Allos special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the Allos Merger Proposal.

        The Allos Board of Directors has determined and believes that the Allos Golden Parachute Proposal is advisable to, and in the best interests of, Allos and its stockholders and the Allos Board of Directors has approved the proposal. Accordingly, the Allos Board of Directors recommends that Allos stockholders vote "FOR" Allos Proposal No. 3 to approve the compensation that Allos' named executive officers may potentially receive in connection with the Merger.

Record Date and Principal Share Ownership

        Stockholders of record at the close of business on September 12, 2011, or the Allos Record Date, are entitled to notice of and to vote at the Allos special meeting. As of the Allos Record Date, 105,679,986 shares of Allos common stock were outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        Allos' transfer agent is Mellon Investor Services. If, as of the Allos Record Date, your shares of Allos common stock were registered directly in your name with Allos' transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Allos special meeting or vote by proxy. Whether or not you plan to attend the meeting, Allos urges you to fill out and return the proxy card or vote by proxy by telephone or over the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on the Allos Record Date, your shares of Allos common stock were held in an account at a brokerage firm, bank, dealer or other similar organization, rather than in your name, then you are the beneficial owner of shares held in street name and a voting instruction card is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Allos special meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Allos special meeting. However, since you are not the stockholder of record, you may not vote your shares of Allos common stock in person at the Allos special meeting unless you request and obtain a valid proxy from your broker or other agent.

Voting

        The proxy accompanying this joint proxy statement/prospectus is solicited on behalf of the Allos Board of Directors for use at the Allos special meeting. Each Allos stockholder is entitled to one vote for each share of Allos common stock held as of the Allos Record Date. For each matter scheduled for a vote at the Allos special meeting, you may vote "For" or "Against" or you may "Abstain" from voting. The procedures for voting are as follows.

  Stockholder of Record: Shares Registered in Your Name

        If you are an Allos stockholder of record, you may vote in person at the Allos special meeting, vote by proxy by the telephone, vote by proxy over the Internet, or vote by completing and returning the enclosed proxy card. Whether or not you plan to attend the Allos special meeting, Allos urges you to vote by proxy to ensure that your vote is counted. You may still attend the Allos special meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the Allos special meeting and Allos will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If your signed proxy card is received before the Allos special meeting, your proxy will be voted as you direct.

  •
  To vote by telephone, dial toll-free 1-866-540-5760 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on October 20, 2011 to be counted.

  •
  To vote over the Internet, go to bnymellon.mobular.net/bnymellon/alth to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on October 20, 2011 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares of Allos common stock registered in the name of your broker, bank or other agent, you should have received a voting instruction card containing voting instructions from that organization rather than from Allos. Simply follow the voting instructions in the voting instruction card to ensure your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Allos special meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

        Brokers or other nominees who hold shares of Allos common stock in street name for a beneficial owner typically have the authority to vote in their discretion on "routine" proposals, even when they have not received instructions from beneficial owners. However, brokers or other nominees are not allowed to exercise their voting discretion on matters that are determined to be "non-routine" without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are represented at the Allos special meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker or other nominee does not have discretionary voting power on such proposal.

        Allos believes that brokers or other nominees do not have discretionary authority to vote on the Allos Merger Proposal or the Allos Golden Parachute Proposal. Therefore, if you are an Allos stockholder and you do not instruct your broker or other nominee on how to vote your shares, your broker or other nominee may not vote your shares on the Allos Merger Proposal or the Allos Golden Parachute Proposal. The resulting broker non-vote will have the same effect as a vote "AGAINST" the Allos Merger Proposal, however, the resulting broker non-vote will have no effect on the outcome of the Allos Golden Parachute Proposal.

Counting Votes

        Votes will be counted by the inspector of election appointed for the Allos special meeting, who will separately count "For," "Against," "Abstain" and broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to how to vote on that proposal from the beneficial owner. If a broker, bank, custodian, nominee or other record holder of Allos common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares of Allos common stock through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted with respect to each of the proposals.

        Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Allos special meeting.

Voting by Allos Directors and Executive Officers

        In connection with the execution and delivery of the Merger Agreement, on July 19, 2011, the President and Chief Executive Officer, Vice President, Finance, Treasurer and Assistant Secretary, Senior Vice President, Corporate Development, Senior Vice President, General Counsel and Secretary, and Executive Vice President, Chief Medical Officer of Allos, and each director of Allos, other than Timothy P. Lynch, entered into the Allos Stockholder Voting Agreements pursuant to which each such person has agreed, among other things, to vote his or its Subject Allos Shares in favor of the Allos Merger Proposal. Warburg Pincus also entered into a similar voting agreement. Currently, such directors, officers and Warburg Pincus own, whether beneficially or of record, shares of Allos common stock representing approximately 27.63% of the Allos common stock outstanding on the record date for the Allos special meeting.

Revocability of Proxies

        If you are an Allos stockholder and wish to change your vote with respect to any proposal, you may do so by revoking your proxy at any time prior to the commencement of voting with respect to that proposal at the Allos special meeting

        If you are the record holder of your shares, you can revoke your proxy by:

  •
  sending a written notice stating that you would like to revoke your proxy to Allos' Corporate Secretary at 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020;

  •
  submitting new proxy instructions on a new proxy card with a later date;

  •
  granting a subsequent proxy by telephone or over the Internet; or

  •
  attending the Allos special meeting and voting in person (but note that your attendance alone will not revoke your proxy).

        If you are an Allos stockholder of record, revocation of your proxy or voting instructions by written notice must be received by 11:59 p.m., Eastern Time, on October 20, 2011, although you may also revoke your proxy by attending the Allos special meeting and voting in person. Simply attending the Allos special meeting will not, by itself, revoke your proxy. Your most current proxy card or telephone or Internet proxy is the one that will be counted. If your shares are held in street name by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.

Quorum

        In order to conduct the business described above at the Allos special meeting, Allos must have a quorum of stockholders present. Stockholders who hold a majority of the Allos common stock outstanding as of the close of business on the record date for the Allos special meeting must be present either in person or by proxy in order to constitute a quorum to conduct business at the Allos special meeting. As of the Allos Record Date, there were 105,679,986 shares outstanding and entitled to vote at the Allos special meeting. Accordingly, the presence, in person or by proxy, of the holders of 52,839,994 shares of Allos common stock will be required in order to establish a quorum. If the shares present, in person and by proxy, at the Allos special meeting do not constitute the required quorum, Allos may adjourn the Allos special meeting to a later date in order to obtain a quorum.

Required Vote

        Approval of Allos Proposal No. 1 requires the affirmative vote of the holders of a majority of the shares of Allos common stock outstanding and entitled to vote on the Allos Record Date. Approval of Allos Proposal No. 2 requires the affirmative vote of holders of a majority of the shares present and entitled to vote either in person or by proxy at the Allos special meeting. Approval of Allos Proposal No. 3 requires the requires the affirmative vote of the holders of a majority of the shares of Allos common stock present and entitled to vote either in person or by proxy at the Allos special meeting. However, the vote of Allos stockholders on Allos Proposal No. 3 is advisory in nature and will not be binding on Allos or the Allos Board of Directors and will not impact whether or not the compensation is paid. Abstentions will be counted as present for the purpose of determining the presence of a quorum, and will have the same effect as votes "against" Allos Proposal Nos. 1, 2 and 3. Broker non-votes will be counted as present for the purpose of determining the presence of a quorum, and will have the same effect as votes "against" Allos Proposal No. 1, but will have no effect in determining whether Allos Proposal Nos. 2 and 3 are approved.

Solicitation of Proxies

        AMAG and Allos will generally share the cost and expense of preparing, filing, assembling, printing and mailing this joint proxy statement/prospectus, and any amendments thereto, the proxy card and any additional information furnished to AMAG stockholders and Allos stockholders, as well as any fees paid to the SEC. AMAG and Allos may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their costs of soliciting and obtaining proxies from beneficial owners, including the costs of reimbursing brokerage houses and other custodians, nominees and fiduciaries for their costs of forwarding this joint proxy statement/prospectus and other solicitation materials to beneficial owners. In addition, proxies may be solicited without extra compensation by directors, officers and employees of AMAG and Allos by mail, telephone, fax, or other methods of communication. AMAG has retained Georgeson Inc. to act as proxy solicitors for aggregate total fees estimated to be $25,000, plus reimbursement of out of pocket expenses. Allos also has retained Georgeson Inc. to act as proxy solicitors for aggregate total fees estimated to be $15,000, plus reimbursement of out of pocket expenses.

Attending the Allos Special Meeting

        All Allos stockholders as of the Allos Record Date, or their duly appointed proxies, may attend the Allos special meeting. If you are a registered Allos stockholder (that is, if you hold your stock in your own name) and you wish to attend the Allos special meeting, please bring your proxy and evidence of your stock ownership, such as your most recent account statement, to the Allos special meeting. You should also bring valid picture identification.

        If your shares are held in street name in a stock brokerage account or by another nominee and you wish to attend the Allos special meeting, you need to bring a copy of a brokerage or bank statement to the Allos special meeting reflecting your stock ownership as of the Allos Record Date. You should also bring valid picture identification.

Other Matters

        As of the date of this joint proxy statement/prospectus, the Allos Board of Directors does not know of any business to be presented at the Allos special meeting other than as set forth in the notice accompanying this joint proxy statement/prospectus. If any other matters should properly come before the Allos special meeting, it is intended that the shares of Allos common stock represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

        If the Merger is completed, Allos will not have public stockholders and there will be no public participation in any future meeting of Allos stockholders. However, if the Merger is not completed or if Allos is otherwise required to do so under applicable law, Allos will hold a 2012 annual meeting of its stockholders.

        Allos has not adopted a formal process related to stockholder communications with the Allos Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Allos Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. Allos stockholders may direct communications to a particular director, or to the independent directors generally, in care of: Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020; Attn: Corporate Secretary.

Delivery of Proxy Materials to Households Where Two or More Allos Stockholders Reside

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices Regarding the Availability of Proxy Materials or other stockholder meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice Regarding the Availability of Proxy Materials or other stockholder meeting materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        In connection with the Allos special meeting, a number of brokers with account holders who are Allos stockholders will be householding Allos' proxy materials. As a result, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the applicable stockholders. Once an Allos stockholder receives notice from its broker that they will be householding communications to such stockholder's address, householding will continue until such stockholder is notified otherwise or until such stockholder revokes its consent. If, at any time, an Allos stockholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement, such stockholder should notify its broker or contact Allos in writing at Allos Therapeutics, Inc., Attention: Investor Relations, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020, or by phone to Monique Greer, Vice President, Corporate Communications and Investor Relations at 720-540-5268. Allos stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

ALLOS PROPOSALS

Allos Proposal No. 1: Adoption of the Merger Agreement

        Allos is asking its stockholders to vote on the adoption of the Merger Agreement, as amended (referred to elsewhere in this joint proxy statement/prospectus as the Allos Merger Proposal). For a detailed discussion of the terms and conditions of the Merger, see the section entitled "The Merger Agreement" beginning on page 102. As discussed in the section entitled "The Merger—Recommendation of the Allos Board of Directors and its Reasons for the Merger" beginning on page 66, the Allos Board of Directors determined that the Merger Agreement, as amended, and the Merger are advisable and fair to, and in the best interests of, Allos and its stockholders, and approved the Merger Agreement, as amended, and the Merger.

  Vote Required; Recommendation of Allos Board of Directors

        Approval of the Allos Merger Proposal requires the affirmative vote of the holders of a majority of the shares of Allos common stock outstanding and entitled to vote either in person or by proxy at the Allos special meeting.

        Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum and will have the same effect as votes "against" Allos Proposal No. 1.

        The Allos Board of Directors recommends that the Allos stockholders vote "FOR" Allos Proposal No. 1 to adopt the Merger Agreement, as amended.

 Allos Proposal No. 2: Approval of the Adjournment of the Allos Special Meeting, if Necessary, to Solicit Additional Proxies if There Are Not Sufficient Votes in Favor of the Allos Merger Proposal

        Allos is asking its stockholders to vote on a proposal to approve the adjournment of the Allos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Allos Merger Proposal. If necessary, Allos may propose to adjourn the Allos special meeting for a period of not more than 30 days for the purpose of soliciting additional proxies.

  Vote Required; Recommendation of Allos Board of Directors

        The affirmative vote of the holders of a majority of the shares of Allos common stock present and entitled to vote either in person or by proxy at the Allos special meeting is required for approval of Allos Proposal No. 2.

        Abstentions will be counted as present for the purpose of determining the presence of a quorum, and will have the same effect as votes "against" Allos Proposal No. 2. Broker non-votes will be counted as present for the purposes of determining the presence of a quorum, but will have no effect in determining whether Allos Proposal No. 2 is approved.

        The Allos Board of Directors recommends that the Allos stockholders vote "FOR" Allos Proposal No. 2 to adjourn the Allos special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Allos Merger Proposal.

 Allos Proposal No. 3: Approval, on an Advisory Basis, of the "Golden Parachute" Compensation that Allos Named Executive Officers May Potentially Receive in Connection With the Merger.

        Allos is asking its stockholders to vote on a proposal to approve, on a non-binding, advisory basis, the compensation that Allos' named executive officers may potentially receive in connection with the Merger. Therefore, Allos is asking its stockholders to approve, on an advisory basis, the compensation that may be paid or become payable to Allos' named executive officers in connection with the Merger, as disclosed in the section and accompanying table entitled "Allos' Named Executive Officer Golden

Parachute Compensation" beginning on page 135 including the associated narrative discussion, and to approve the agreements or understandings pursuant to which such compensation may be paid or become payable.

  Vote Required; Recommendation of Allos Board of Directors

        The advisory vote on the compensation that Allos' named executive officers may potentially receive in connection with the Merger will be approved if a majority of the votes cast at the meeting vote "FOR" such proposal. The vote on Allos Proposal No. 1 to approve the Merger is a vote separate and apart from the vote on Allos Proposal No. 3. Accordingly, you may vote to approve Allos Proposal No. 1 on the Merger and vote not to approve Allos Proposal No. 3 on executive "golden parachute" compensation and vice versa. However, the approval by the Allos stockholders of Allos Proposal No. 3 is not a condition to the Merger.

        Abstentions will be counted as present for the purpose of determining the presence of a quorum, and will have the same effect as votes "against" Allos Proposal No. 3. Broker non-votes will be counted as present for the purposes of determining the presence of a quorum, but will have no effect in determining whether Allos Proposal No. 3 is approved.

        Allos' executive officers are parties to existing employment agreements with Allos that provide for severance benefits upon qualifying terminations of employment that could occur in connection with the Merger. Except as provided in their respective employment agreements, Allos' executive officers will not receive any additional compensation in connection with the closing of the Merger. Therefore, because the only compensation that Allos' executive officers may potentially receive in connection with the Merger is pursuant to an existing contractual obligation, such compensation will be payable regardless of the outcome of this advisory vote, subject only to the conditions thereto contained in the applicable executive's employment agreement.

        The Allos Board of Directors recommends that the Allos stockholders vote "FOR" Allos Proposal No. 3 to approve, on an advisory basis, the "golden parachute" compensation that Allos' named executive officers may potentially receive in connection with the Merger.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

        The following unaudited pro forma condensed combined financial statements give effect to the merger of AMAG and Allos in a transaction to be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification 805, Business Combinations, with AMAG treated as the legal and accounting acquirer. The unaudited pro forma condensed combined balance sheet is based on the individual historical consolidated balance sheets of AMAG and Allos as of June 30, 2011, and has been prepared to reflect the merger of AMAG and Allos as of June 30, 2011. The unaudited pro forma condensed combined balance sheet has been adjusted to give effect to pro forma events that are (1) directly attributable to the merger and (2) factually supportable. The unaudited pro forma condensed combined statements of operations are based on the individual historical consolidated statements of operations of AMAG and Allos and combine the results of operations of AMAG and Allos for the year ended December 31, 2010 and the six months ended June 30, 2011, giving effect to the merger as if it occurred on January 1, 2010. The unaudited pro forma condensed combined statements of operations do not include material nonrecurring charges or credits directly attributable to the merger that are not expected to have a continuing impact on the combined results.

        These unaudited pro forma condensed combined financial statements are for informational purposes only. They do not purport to indicate the results that would have actually been obtained had the merger been completed on the assumed date or for the periods presented, or which may be realized in the future. To produce the pro forma financial information, AMAG allocated the purchase price using its best estimates of fair value. These estimates are based on the most recently available information. To the extent there are significant changes to AMAG's or Allos' business, including results from ongoing clinical trials, the assumptions and estimates herein could change significantly. The allocation is dependent upon certain valuation and other studies that are not yet final. Accordingly, the pro forma purchase price adjustments are preliminary, subject to further adjustments as additional information becomes available and as additional analyses are performed. Upon completion of the merger, final valuations will be performed. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company's future financial position and results of operations.

        Furthermore, the parties expect to incur reorganization and restructuring expenses to consolidate locations, reduce headcount, and achieve selling, general and operating efficiencies as well as to achieve potential operating synergies estimated to be in the range of $55 million to $60 million per year (excluding one time costs) as a result of combining the companies. The pro forma financial information does not reflect these potential reorganization and restructuring expenses or the expected net operating cost synergies.

        The unaudited pro forma condensed combined financial statements should be read in conjunction with:

  •
  AMAG's audited consolidated financial statements including the related notes thereto contained in AMAG's Annual Report on Form 10-K for the year ended December 31, 2010, and AMAG's unaudited interim financial statements contained in AMAG's Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which are incorporated by reference into this joint proxy statement/prospectus; and

  •
  Allos' audited financial statements including the related notes thereto contained in Allos' Annual Report on Form 10-K for the year ended December 31, 2010, and Allos' unaudited interim financial statements contained in Allos' Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, which are incorporated by reference into this joint proxy statement/prospectus.

AMAG PHARMACEUTICALS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2011

	AMAG PHARMACEUTICALS, INC. (Historical)	ALLOS THERAPEUTICS, INC. (Historical)	Pro Forma Adjustments	Note 4	Pro Forma Combined
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$79,956	$68,898	$(150)	G	$132,898
			(15,806)	G
Short-term investments	159,237	40,570	—		199,807
Restricted cash	—	238	—		238
Accounts receivable, net	4,813	13,971	—		18,784
Inventories	15,126	342	8,519	C	23,987
Receivable from collaboration	871	—	—		871
Prepaid and other current assets	5,567	3,189	—		8,756

Total current assets	265,570	127,208	(7,437)		385,341
Property, plant and equipment, net	10,130	1,913	—		12,043
Long-term investments	25,079	—	—		25,079
Developed technology	—	—	92,264	D	92,264
In-process research and development	—	—	15,495	D	15,495
Goodwill	—	—	1,250	E	1,250
Intangible asset, net	—	4,998	(4,998)	B	—
Restricted cash	460	—	—		460

Total Assets	$301,239	$134,119	$96,574		$531,932

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$2,549	$2,541	$—		$5,090
Accrued expenses	29,467	17,773	(1,855)	G	45,385
Deferred revenues	6,346	6,079	—		12,425

Total current liabilities	38,362	26,393	(1,855)		62,900
Deferred revenues	48,244	15,949	—		64,193
Other long-term liabilities	2,615	—	—		2,615
Stockholders' Equity:
Preferred stock	—	—	—		—
Series A Junior Participating Preferred Stock	—	—	—		—
Common stock	212	106	(106)	F	347
			135	A
Additional paid-in capital	622,051	555,343	(555,343)	F	826,073
			204,172	A
			(150)	G
Accumulated other comprehensive loss	(5,549)	—	—		(5,549)
Accumulated deficit	(404,696)	(463,672)	463,672	F	(418,647)
			(13,951)	G

Total stockholders' equity	212,018	91,777	98,429		402,224

Total Liabilities and Stockholders' Equity	$301,239	$134,119	$96,574		$531,932

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements,
which are an integral part of these statements.

AMAG PHARMACEUTICALS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2011

	AMAG PHARMACEUTICALS, INC. (Historical)	ALLOS THERAPEUTICS, INC. (Historical)	Pro Forma Adjustments	Note 4	Pro Forma Combined
	(In thousands, except per share data)
Revenues:
Product sales, net	$24,103	$21,836	$—		$45,939
License fee and other collaboration revenues	4,615	28,127	—		32,742
Royalties	69	—	—		69

Total revenues	28,787	49,963	—		78,750
Costs and Expenses
Cost of product sales	5,123	1,987	836	C	7,946
Cost of license and other revenue	—	10,571	—		10,571
Research and development expenses	30,261	12,571	—		42,832
Selling, general and administrative expenses	36,460	37,710	(2,099)	G	72,071
Amortization of intangible asset	—	227	(227)	B	3,376
			3,376	D

Total costs and expenses	71,844	63,066	1,886		136,796
Other income (expense):
Interest and other income, net	1,012	60	—		1,072
Losses on investments, net	(208)	—	—		(208)

Total other income (expense)	804	60	—		864

Net loss before income taxes	(42,253)	(13,043)	(1,886)		(57,182)
Income tax benefit	396	—	—	H	396

Net loss	$(41,857)	$(13,043)	$(1,886)		$(56,786)

Net loss per share:
Basic and diluted	$(1.98)	$(0.12)		I	$(1.64)

Weighted average shares outstanding:
Basic and diluted	21,156	105,567	(92,020)	J	34,703

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements,
which are an integral part of these statements.

AMAG PHARMACEUTICALS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2010

	AMAG PHARMACEUTICALS, INC. (Historical)	ALLOS THERAPEUTICS, INC. (Historical)	Pro Forma Adjustments	Note 4	Pro Forma Combined
	(In thousands, except per share data)
Revenues:
Product sales, net	$59,978	$35,227	$—		$95,205
License fee and other collaboration revenues	6,132	—	—		6,132
Royalties	135	—	—		135

Total revenues	66,245	35,227	—		101,472
Costs and Expenses
Cost of product sales	7,606	3,647	1,672	C	12,925
Research and development expenses	54,462	31,359	—		85,821
Selling, general and administrative expenses	84,939	78,782	—		163,721
Restructuring expenses	2,224	—	—		2,224
Amortization of intangible asset	—	454	(454)	B	6,751
			6,751	D

Total costs and expenses	149,231	114,242	7,969		271,442
Other income (expense):
Interest and other income, net	1,741	1,520	—		3,261
Gains on investments, net	408	—	—		408
Fair value adjustment of settlement rights	(788)	—	—		(788)

Total other income (expense)	1,361	1,520	—		2,881

Net loss before income taxes	(81,625)	(77,495)	(7,969)		(167,089)
Income tax benefit	472	78	—	H	550

Net loss	$(81,153)	$(77,417)	$(7,969)		$(166,539)

Net loss per share:
Basic and diluted	$(3.90)	$(0.74)		I	$(4.85)

Weighted average shares outstanding:
Basic and diluted	20,806	105,123	(91,576)	J	34,353

See the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements,
which are an integral part of these statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. DESCRIPTION OF TRANSACTION AND BASIS OF PRESENTATION

        On July 19, 2011, AMAG, Alamo Acquisition Sub, Inc., a wholly owned subsidiary of AMAG ("Merger Sub") and Allos entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), pursuant to which, Merger Sub will, upon the terms and subject to the satisfaction or waiver of the conditions therein, merge with and into Allos (the "Merger") with Allos continuing as the surviving corporation and as a wholly owned subsidiary of AMAG in a strategic business combination. The transaction will be accounted for under the acquisition method of accounting in accordance with accounting principles generally accepted in the United States of America, with AMAG treated as the accounting acquirer. Under the acquisition method of accounting, all of Allos' assets acquired and liabilities assumed in the transaction will be recorded by AMAG at their acquisition date fair values while transaction costs associated with the transaction are expensed as incurred. The transaction is intended to qualify as a tax-free reorganization. Under the terms of the Merger Agreement, each share of Allos common stock outstanding at the effective time of the merger will be converted into the right to receive 0.1282 of a share of AMAG common stock (the "Exchange Ratio"), plus cash in lieu of a fractional share of AMAG common stock. In addition, all Allos stock options that are outstanding and unexercised immediately prior to the effective time, whether or not vested, will be converted into and become an option to purchase AMAG common stock in accordance with the terms (in effect as of the date of the merger) of Allos' option plan and Allos' stock option agreements; all Allos restricted stock and restricted stock units ("RSUs") that are outstanding immediately prior to the effective time will be converted into an award of AMAG restricted stock or AMAG RSUs, respectively, on the same terms and conditions as were applicable under such award of Allos with respect to a number of shares of AMAG common stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Allos stock subject to such award immediately prior to the effective time by the Exchange Ratio. The merger is subject to certain closing conditions, including approval by the AMAG and Allos stockholders and the applicable regulatory authorities.

2. CALCULATION OF ESTIMATED CONSIDERATION TRANSFERRED

        A preliminary estimate of the consideration transferred is as follows (in thousands):

Fair value of 13,547,405 AMAG shares issuable as of June 30, 2011, at an exchange ratio of 0.1282 shares of AMAG for one (1) share of Allos	$202,534
Fair value of Allos RSUs and stock options assumed	1,773

Total estimated consideration transferred	$204,307

        No shares of Allos restricted stock were outstanding as of June 30, 2011. The fair value of the AMAG shares used in determining the estimated purchase price was $14.95 per share based on the closing market price of AMAG common stock on August 11, 2011. In accordance with ASC 805, the fair value of the AMAG shares issued as part of the consideration transferred will be measured using the market price of AMAG common stock on the closing date.

        ASC 805 requires that the fair value of the RSUs and stock options attributable to pre-combination service be included in the consideration transferred. The $1.8 million included in the estimated consideration transferred represents the fair value of Allos' 4,209,432 RSUs and the fair value-based measure of Allos' 7,993,310 stock options outstanding as of June 30, 2011 for which service was completed as of that date, less an assumed forfeiture rate of 10%. The fair value of the RSUs was determined using the closing market price of AMAG common stock of $14.95 per share on August 11,

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

2. CALCULATION OF ESTIMATED CONSIDERATION TRANSFERRED (Continued)

2011. The fair value-based measure of the options was determined using the Black-Scholes option pricing model using the following assumptions: (i) the closing market price of AMAG common stock of $14.95 per share on August 11, 2011; (ii) an expected remaining life considering the original expected life for the option, the remaining service period and the contractual life of the option as of June 30, 2011; (iii) volatility based on a blend of the historical stock price volatility of AMAG's common stock and the historical volatility of other similar companies over the most recent period equivalent to the expected life of the option; and (iv) the risk-free interest rate based on published U.S. Treasury yields for notes with comparable terms as the expected life of the option. The consideration transferred in the merger will be measured using the fair value of the RSUs and the fair value-base measure of the options on the closing date. Allos' outstanding stock options and RSUs vest upon employment termination of the option holder if such termination occurs under certain conditions within specified periods prior to or following a change of control.

3. PRELIMINARY ALLOCATION OF CONSIDERATION TRANSFERRED TO NET ASSETS ACQUIRED

        The estimated consideration transferred has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of June 30, 2011 as follows (in thousands):

Cash and cash equivalents	$68,898
Short-term investments	40,570
Restricted cash	238
Accounts receivable, net	13,971
Inventories	8,861
Prepaid and other current assets	3,189
Property, plant and equipment, net	1,913
Developed technology	92,264
In-process research and development	15,495
Goodwill	1,250
Accounts payable and accrued liabilities	(20,314)
Deferred revenue	(22,028)

Total purchase price	$204,307

        The allocation of consideration transferred is preliminary and the final determination will be based on (i) the fair values of assets acquired, including the fair values of inventories, developed technology, in-process research and development and other identifiable intangible assets, (ii) the fair values of liabilities assumed, and (iii) the fair value of common stock, RSUs and options issued, as of the date that the merger is consummated. The excess of consideration transferred over the fair value of assets and liabilities acquired is allocated to goodwill. The allocation of consideration transferred will remain preliminary until AMAG completes a final valuation of significant identifiable intangible assets acquired and determines the fair values of other assets and liabilities acquired. The final determination of the allocation of consideration transferred is expected to be completed as soon as practicable after consummation of the merger. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

3. PRELIMINARY ALLOCATION OF CONSIDERATION TRANSFERRED TO NET ASSETS ACQUIRED (Continued)

  Inventories

        Of the total estimated purchase price, $8.9 million has been allocated to inventories of which approximately $0.2 million relates to raw materials, $3.0 million relates to finished goods and $5.7 million relates to the active pharmaceutical ingredient ("API"). The inventories will be charged to cost of sales as the drug products are sold, estimated to be approximately 2 years for finished goods and approximately 7 years for the API. This preliminary allocation is based on quantities of inventories on hand as of June 30, 2011, and management's estimates as follows: (i) raw materials at their estimated replacement value; (ii) finished goods at their estimated selling price adjusted for the costs of the selling effort and a reasonable profit allowance on the selling effort; and (iii) API at the estimated selling price of the finished goods adjusted for the costs of the selling effort, costs to complete the manufacturing process and a reasonable profit allowance on the selling efforts and completion of the manufacturing process. The amount that will ultimately be allocated to inventories and the related amortization periods may differ materially from these estimates.

  Identifiable Intangible Assets

        The amount allocated to identifiable intangible assets has been attributed to the following categories (in thousands):

Developed technology, 13-year life	$92,264
In-process research and development, indefinite-lived	15,495

Total	$107,759

        The estimated fair value attributed to developed technology intangible assets represents an estimate of the fair value of FOLOTYN for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma, or PTCL, in the United States. The estimated fair value of the developed technology was determined based on estimates of expected future net cash flows. These expected future net cash flows included estimates for revenue and associated operating costs, including the cost of products sold, research and development costs, and selling, general and administrative costs. The present value of future net cash flows was then determined utilizing an estimate of the appropriate discount rate which is consistent with the uncertainties of the cash flows utilized. For purposes of preparing the unaudited pro forma condensed combined financial statements, AMAG used publicly available information, market participant assumptions, Allos' existing cost and development assumptions, expected synergies and other cost savings that a market participant would be expected to realize as a result of the merger and certain other high-level assumptions. Developed technology intangible assets are amortized over the shorter of the expected patent life and the expected life cycle of the related product. Amortization expense will be recorded on a straight-line basis over the expected life of the patent for FOLOTYN, which we expect to last until mid 2025. The carrying value of the developed technology asset will be periodically reviewed to determine if the facts and circumstances suggest that a potential impairment may have occurred. Impairment charges, if any, will be recorded in the period in which the impairment occurs.

        The estimated fair value attributed to in-process research and development, or IPR&D, intangible assets represents an estimate of the fair value of purchased in-process technology for Allos' research programs that, as of the expected closing date of the merger, will not have reached technological

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

3. PRELIMINARY ALLOCATION OF CONSIDERATION TRANSFERRED TO NET ASSETS ACQUIRED (Continued)

feasibility and have no alternative future use. Only those research programs that had advanced to a stage of development where management believed reasonable net future cash flow forecasts could be prepared and a reasonable possibility of technical success existed were included in the estimated fair value. The estimated fair value of the IPR&D programs was determined based on estimates of expected future net cash flows. These expected future net cash flows included estimates for revenue and associated costs for the IPR&D programs based on: (i) relevant industry factors; (ii) current and expected trends in the product development life cycle; (iii) the completion of future clinical trials; (iv) the ability to obtain regulatory approval; and (v) the ability to manufacture and commercialize the products. The probability-adjusted future net cash flows which reflect the different stages of development of each program are then present valued utilizing an estimate of the appropriate discount rate which is consistent with the uncertainties of the cash flows utilized. For purposes of preparing the unaudited pro forma condensed combined financial statements, AMAG used publicly available information, market participant assumptions, Allos' existing cost and development assumptions, expected synergies and other cost savings that a market participant would be expected to realize as a result of the merger and certain other high-level assumptions.

        IPR&D is recorded as an indefinite-lived intangible asset until completion or abandonment of the associated research and development projects. Accordingly, no amortization expense is reflected in the pro forma adjustments. AMAG will periodically evaluate these indefinite-life intangible assets. If a project is completed, the carrying value of the related intangible asset will be amortized over the remaining estimated life of the asset beginning in the period in which the project is completed. If a project becomes impaired or is abandoned, the carrying value of the related intangible asset will be written down to its fair value and an impairment charge will be taken in the period in which the impairment occurs. These intangible assets will be tested for impairment on an annual basis, or earlier if impairment indicators are present.

  Goodwill

        The excess of the estimated consideration transferred over the fair value of the assets acquired and liabilities assumed has been attributed to goodwill. The goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, AMAG will incur an accounting charge for the amount of the impairment during the period in which the determination is made. The goodwill is not expected to be deductible for tax purposes.

4. PRO FORMA ADJUSTMENTS

(A)
To record the fair value of common stock, stock options and RSUs issued and issuable in connection with the merger. Cash paid in lieu of fractional shares will be from existing cash balances and has not been reflected, as the amount is immaterial.

(B)
To eliminate the historical intangible asset of Allos and the related amortization expense.

(C)
To record the fair value of the finished goods and API inventories and to adjust historical cost of product sales to reflect the fair value of the finished goods sold as described above.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

4. PRO FORMA ADJUSTMENTS (Continued)

(D)
To record the fair value of the identifiable intangible assets as described above and to record amortization expense for the developed technology over its estimated useful life.

(E)
To record the excess of the consideration transferred over the fair value of the assets acquired and liabilities assumed as goodwill. The goodwill will not be amortized but will be tested for impairment at least annually

(F)
To eliminate Allos' historical stockholders' equity accounts.

(G)
AMAG estimates that its costs for this transaction will be approximately $8.2 million, including approximately $8.1 million of merger expenses and approximately $0.1 million of costs to register and issue the common stock, stock options and RSUs. Merger expenses include fees for investment banking services, legal, accounting, due diligence, tax, valuation, printing and other various services necessary to complete the transaction. Approximately $0.7 million of the merger expenses were incurred as of June 30, 2011 and are included in accrued expenses in AMAG's historical financial statements at June 30, 2011.

  Allos estimates that it will incur merger expenses of approximately $8.0 million in the transaction, of which $1.4 million have been incurred as of June 30, 2011. Approximately $1.2 million of the merger expenses are included in accrued expenses in Allos' historical financial statements at June 30, 2011.

  The unpaid merger expenses are reflected in the unaudited pro forma condensed combined balance sheet as of June 30, 2011 as a reduction to cash of $15.8 million, a reduction to accrued expenses of $1.9 million and a charge to accumulated deficit of $13.9 million. Because they will not have a continuing impact, the merger expenses have been eliminated and are not reflected in the unaudited pro forma condensed combined statement of operations. The $0.1 million of equity registration and issuance costs have been reflected in the unaudited pro forma condensed combined balance sheet as a reduction to cash and a reduction to additional paid-in capital.

  The Merger Agreement also provides for certain termination rights that may result in either AMAG or Allos paying a termination fee. The pro forma financial statements have been prepared under the assumption that the merger will be completed and reflect an estimate of those costs to be incurred by AMAG in connection with the merger. The pro forma financial statements do not reflect any potential termination fees that could be required if the merger was not completed.

(H)
The tax effect of the above pro forma adjustments was calculated at the statutory rate and was determined to be zero because it is expected that the combined company will continue to provide a full valuation allowance on its deferred tax assets.

(I)
Pro forma combined basic and diluted net loss per share is computed by dividing pro forma combined net loss by the weighted average pro forma number of shares outstanding during the relevant period. Shares issuable upon the exercise of outstanding stock options and the vesting of restricted stock units are excluded from the computation due to their anti-dilutive effect on pro forma combined net loss per share.

(J)
To reflect the issuance of AMAG common shares to Allos' stockholders in connection with the merger. For purposes of preparing the pro forma condensed combined financial statements, AMAG estimated a purchase price of $204.3 million. The price of AMAG's shares used in estimating the purchase price was the closing market price of AMAG's common stock of $14.95

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (Continued)

4. PRO FORMA ADJUSTMENTS (Continued)

  per share on August 11, 2011. The final purchase price and actual number of AMAG shares issued will be determined at the closing date.

5. ACCOUNTING POLICIES

        Upon consummation of the merger, AMAG will review, in detail, the accounting policies of Allos. As a result of that review, AMAG may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements. At this time, AMAG is not aware of any differences that would have a material impact on the combined financial statements.

COMPARISON OF RIGHTS OF HOLDERS OF
AMAG COMMON STOCK AND ALLOS COMMON STOCK

General

        AMAG and Allos are both organized under the laws of the State of Delaware and, accordingly, the rights of holders of AMAG common stock and Allos common stock are currently, and will continue to be, governed by the DGCL. Any differences, therefore, in the rights of holders of AMAG common stock and Allos common stock arise primarily from differences in the companies' respective certificates of incorporation and bylaws and from the respective stockholder rights agreements, as amended by the Rights Amendment with respect to Allos. Upon completion of the Merger, holders of Allos common stock will receive shares of AMAG common stock in exchange for their shares of Allos common stock. As a result, upon completion of the Merger, the rights of holders of Allos common stock who become holders of AMAG common stock in connection with the Merger will be governed by the DGCL, the AMAG Restated Certificate of Incorporation, or the AMAG Certificate, the AMAG Amended and Restated By-Laws, or the AMAG Bylaws, and the Rights Agreement, dated as of September 4, 2009, or the AMAG Rights Agreement, between AMAG and American Stock Transfer & Trust Company, LLC, as rights agent.

Certain Differences Between the Rights of AMAG Stockholders and Allos Stockholders

        The following is a summary of the material differences between the current rights of AMAG stockholders and the current rights of Allos stockholders. Although AMAG and Allos believe that this summary covers the material differences between the two companies' stockholder rights, this summary may not contain all of the information that is important to you. This summary is not intended to be a complete discussion of the respective rights of AMAG stockholders and Allos stockholders, and it is qualified in its entirety by reference to the DGCL and the various documents of AMAG and Allos referred to in this summary. In addition, the characterization of some of the differences in the rights of AMAG stockholders and Allos stockholders as material is not intended to indicate that other differences do not exist or are not important. AMAG and Allos urge you to carefully read this entire joint proxy statement/prospectus, the relevant provisions of the DGCL and the other documents referred to in this joint proxy statement/prospectus for a more complete understanding of the differences between the rights of an AMAG stockholder and the rights of an Allos stockholder. AMAG and Allos have filed with the SEC their respective documents referenced in this comparison of stockholder rights and will send copies of these documents to you, without charge, upon your request. See the section entitled "Where You Can Find Additional Information" beginning on page 170.

AMAG	ALLOS
Authorized Capital Stock

The AMAG Certificate authorizes AMAG to issue 60,750,000 shares of its capital stock divided into two classes: 58,750,000 shares of common stock, par value $0.01 per share, and 2,000,000 shares of preferred stock, par value $0.01 per share.
The Allos Amended and Restated Certificate of Incorporation, as amended, or the Allos Certificate, authorizes Allos to issue 210,000,000 shares of its capital stock divided into two classes: 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.
As of the date of this filing, no shares of preferred stock, including the Series A Junior Participating Preferred Stock, are issued and outstanding.	As of the date of this filing, no shares of preferred stock, including the Series A Junior Participating Preferred Stock, are issued and outstanding.

AMAG	ALLOS
Stockholder Action by Written Consent

Under the AMAG Bylaws, any action required or permitted to be taken at any annual or special meeting of the AMAG stockholders, may be taken by AMAG stockholders without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action to be taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the matter were present and voted.
The Allos Certificate provides that no action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Amended and Restated Bylaws of Allos, or the Allos Bylaws, and no action shall be taken by the stockholders by written consent.
Supermajority Vote Requirements
The AMAG Bylaws do not provide for supermajority vote requirements.
The Allos Certificate provides that the affirmative vote of 66 2/3% of the then-outstanding voting securities of Allos, voting together as a single class, is required for the amendment, repeal or modification of (1) certain provisions of the Allos Certificate relating to (a) the number of authorized directors, (b) the capital stock (including the power to designate the classes of stock of the company, the rights and restrictions of the common stock of the company, the rights preferences and restrictions of the preferred stock of the company and the authority of the Allos Board of Directors with respect to certain matters relating to the capital stock of the company), and (c) the amendment of the Allos Certificate and Allos Bylaws, and (2) certain provisions of the Allos Bylaws related to notice requirements and the business brought before a stockholder meeting, special meetings of the stockholders, stockholder voting rights, stockholder action by written consent without a meeting and the number and term of directors of the corporation.

The Allos Bylaws provide that, in addition to the vote of any holders of any class or series of stock of the corporation required by law or the Allos Certificate to adopt, amend or repeal the Allos Bylaws, such action by stockholders requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.
Stockholder Proposals and Nominations for Candidates for Election

The AMAG Bylaws allow stockholders to propose business to be brought before a stockholder meeting, including nominations for the election of directors, subject to timely and proper notice in accordance with the requirements set forth in the AMAG Bylaws.
The Allos Bylaws allow stockholders to propose business to be brought before a stockholder meeting, including nominations for the election of directors, subject to timely and proper notice in accordance with the requirements set forth in the Allos Bylaws.

AMAG	ALLOS
The AMAG Bylaws provide that in order to be timely, a stockholder's notice must be delivered to the Secretary of the AMAG at its principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year's annual meeting, such notice by the stockholder must be delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of such meeting date is first made.	The Allos Bylaws provide that in order to be timely, a stockholder's notice must be received by Allos' principal executive offices not later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that no annual meeting was held the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, a stockholder's notice must be received not earlier than the close of business on the ninetieth (90th) day and not later than the close of business on the sixtieth (60th) day prior to such annual meeting or, in the event public announcement of the date of such annual meeting is first made by the corporation fewer than seventy (70) days prior to the date of such annual meeting, by the close of business on the tenth (10th) day following the day on which such public announcement is first made.
Adjournment of a Stockholder Meeting

The AMAG Bylaws provide that any meeting of stockholders, may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under the AMAG Bylaws either by the chairman of the meeting or the stockholders present or represented at the meeting and entitled to vote, although less than a quorum, or, if no stockholder is present, by any officer entitled to preside at or to act as Secretary of such meeting.
The Allos Bylaws provide that any meeting of Allos stockholders may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, or represented by proxy at the meeting.
Special Meetings of Stockholders
The AMAG Bylaws provide that special meetings of stockholders may be called at any time by the President or by the AMAG Board of Directors.
The Allos Bylaws provide that special meetings of the stockholders may be called, for any purpose or purposes, by (i) the Chairman of the Allos Board of Directors, (ii) the Chief Executive Officer, or (iii) the Allos Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Allos Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Allos Board of Directors, shall fix.
List of Stockholders Entitled to Vote

The AMAG Bylaws provide that the officer who has charge of the stock ledger of the corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at a place within the city where the meeting is to be held. The list will also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present.
The Allos Bylaws provide that the Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the Allos stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting on a reasonably accessible electronic network or during ordinary business hours, at the principal place of business of the corporation.

AMAG	ALLOS
Size of the Board of Directors

The AMAG Board of Directors currently consists of seven (7) members. The AMAG Bylaws provide that the number of directors which shall constitute the whole AMAG Board of Directors shall be fixed by resolution of the AMAG Board of Directors, but in no event shall be less than one (1). The number of the AMAG Board of Directors may be increased at anytime by vote of a majority of the directors then in office.
The Allos Board of Directors currently consists of seven (7) members. The Allos Bylaws provide that the Allos Board of Directors shall consist of one (1) or more members, and the authorized the number directors of the corporation shall be fixed from time to time by resolution of the Allos Board of Directors.
Removal of Directors

The AMAG Bylaws provide that, any one or more or all of the directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.
The Allos Bylaws provide that, subject to the rights of the holders of any series of Preferred Stock, no director shall be removed without cause. Subject to any limitations imposed by law, the Allos Board of Directors or any individual director may be removed from office at any time with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors.
Lost Certificates

The AMAG Bylaws provide that AMAG may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the AMAG Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the AMAG Board of Directors may require for the protection of the corporation or any transfer agent or registrar.
The Allos Bylaws provide that a new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. Allos may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate to agree to indemnify Allos in such manner as it shall require or to give Allos a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against Allos with respect to the certificate alleged to have been lost, stolen, or destroyed.
Rights Agreement

The AMAG Rights Agreement defines the rights of holders of certain preferred share purchase rights that are associated with AMAG common stock. The following is a summary of the material provisions of the AMAG Rights Agreement and is qualified in its entirety by reference to the full text of the AMAG Rights Agreement, a copy of which has been filed with the SEC, and is incorporated by reference into this joint proxy statement/prospectus (see the section entitled "Where You Can Find Additional Information" beginning on page 170).
The Allos Rights Agreement defines the rights of holders of certain preferred share purchase rights that are associated with Allos common stock. The following is a summary of the material provisions of the Allos Rights Agreement and is qualified in its entirety by reference to the full text of the Allos Rights Agreement and all Amendments to the Allos Rights Agreement, copies of which have been filed with the SEC, and are incorporated by reference into this joint proxy statement/prospectus (see the section entitled "Where You Can Find Additional Information" beginning on page 170).

AMAG	ALLOS
On September 3, 2009, the AMAG Board of Directors authorized and declared a dividend of one preferred share purchase right, or an AMAG Right, for each Common Share (as defined in the AMAG Rights Agreement and hereinafter referred to as "AMAG Common Share") outstanding at the close of business on September 17, 2009, or the AMAG Record Date, each AMAG Right representing the right to purchase one one-thousandth of a Preferred Share (as defined in the AMAG Rights Agreement and hereinafter referred to as "AMAG Preferred Share"), upon the terms and subject to the conditions set forth within the AMAG Rights Agreement, and further authorized and directed the issuance of one AMAG Right with respect to each AMAG Common Share that shall become outstanding between the AMAG Record Date and the earliest to occur of the Distribution Date (as defined in the AMAG Rights Agreement and hereinafter referred to as the "AMAG Distribution Date"), the Redemption Date (as defined in the AMAG Rights Agreement and hereinafter referred to as the "AMAG Redemption Date") and the Final Expiration Date (as defined in the AMAG Rights Agreement and hereinafter referred to as the "AMAG Final Expiration Date").	On May 6, 2003, the Allos Board of Directors authorized and declared a dividend of one preferred share purchase right, or an Allos Right, for each Common Share (as defined in the Allos Rights Agreement and hereinafter referred to as "Allos Common Share") outstanding at the close of business on May 28, 2003, or the Allos Record Date, each Allos Right representing the right to purchase one one-hundredth of a Preferred Share (as defined in the Allos Rights Agreement and hereinafter referred to as "Allos Preferred Share"), upon the terms and subject to the conditions set forth within the Allos Rights Agreement, and further authorized and directed the issuance of one Allos Right with respect to each Allos Common Share that shall become outstanding between the Allos Record Date and the earliest to occur of the Distribution Date (as defined in the Allos Rights Agreement and hereinafter referred to as the "Allos Distribution Date"), the Redemption Date (as defined in the Allos Rights Agreement and hereinafter referred to as the "Allos Redemption Date") and the Final Expiration Date (as defined in the Allos Rights Agreement and hereinafter referred to as the "Allos Final Expiration Date").
DETACHMENT AND TRANSFER OF RIGHTS	DETACHMENT AND TRANSFER OF RIGHTS

Until the AMAG Distribution Date, the earlier to occur of (i) the date 10 days following the first date of public announcement by AMAG or an Acquiring Person (as such term is defined in the AMAG Rights Agreement and hereinafter referred to as an AMAG Acquiring Person) that a person has become an AMAG Acquiring Person (having become Beneficial Owner (as defined in the AMAG Rights Agreement) of 20% or more of the AMAG Common Shares then outstanding) or (ii) the tenth business day (or such later date as may be determined by action of the AMAG Board of Directors prior to such time as any person becomes an AMAG Acquiring Person) after the date of the commencement of, or of the first public announcement of the intention of any person to commence, a tender or exchange offer which would result in any person becoming an AMAG Acquiring Person, the AMAG Rights will be evidenced by the certificates for AMAG Common Shares and registered in the names of the holders thereof and not by separate Right Certificates (as defined in the AMAG Rights Agreement and hereinafter referred to as "AMAG Right Certificates").
This section of the Allos Rights Agreement mirrors the AMAG Rights Agreement in all material respects, except that the Allos Rights Agreement (i) defines an Acquiring Person (hereinafter referred to as an "Allos Acquiring Person") as a person or group of affiliated persons who is the Beneficial Owner of 15% or more of the outstanding Allos Common Shares, and (ii) defines the Distribution Date as the earlier to occur of (a) the first date of public announcement by Allos or an Allos Acquiring Person that an Allos Acquiring person has become such, other than if such Allos Acquiring Person is determined not to have become an Allos Acquiring Person pursuant to the Allos Rights Agreement or (b) the tenth business day (or such later date as may be determined by action of the Allos Board of Directors prior to such time as any person becomes an Allos Acquiring Person) after the date of the commencement by any person of, or of the fist public announcement of the intention of any person to commence, a tender offer or exchange offer which would result in any person becoming an Allos Acquiring Person.

The AMAG Rights Agreement further provides that, until such AMAG Distribution Date, the AMAG Rights will be transferable only in connection with the transfer of AMAG Common Shares. Certificates for AMAG Common Shares that become outstanding after the AMAG Record Date but prior to the earliest of the AMAG Distribution Date, the AMAG Redemption Date or the AMAG Final Expiration Date, shall contain a legend specified in the AMAG Rights Agreement, which incorporates the AMAG Rights Agreement by reference. With respect to such certificates containing such legend, until the Distribution Date (or, if earlier, the earlier of the AMAG Redemption Date or the AMAG Final Expiration Date), the surrender for transfer of any such certificate will also constitute the transfer of the AMAG Rights associated with the Common Shares represented by such certificate. As soon as practicable following the AMAG Distribution Date, AMAG will send or cause to be sent to each record holder of AMAG Common Shares an AMAG Right Certificate, evidencing one AMAG Right for each AMAG Common Share so held, subject to certain adjustments under the AMAG Rights Agreement. As of such date, the AMAG Rights will be evidenced solely by such AMAG Right Certificates.

AMAG	ALLOS
EXERCISABILITY OF RIGHTS	EXERCISABILITY OF RIGHTS

The registered holder of any AMAG Rights Certificate may exercise the AMAG Rights evidenced thereby (except as provided in the AMAG Rights Agreement) in whole or in part after the AMAG Distribution Date upon surrender of the AMAG Right Certificate together with the Purchase Price (as defined in the AMAG Rights Agreement) for each one one-thousandth of an AMAG Preferred Share as to which the AMAG Rights are exercised, at or prior to the earliest of (i) the close of business on the AMAG Final Expiration Date (September 17, 2019), (ii) the time at which the AMAG Rights are redeemed as provided in the AMAG Rights Agreement, or (iii) the time at which such AMAG Rights are exchanged under the AMAG Rights Agreement. Nothing contained in the AMAG Rights Agreement confers upon the holder of any AMAG Right Certificate, as such, any of the rights of an AMAG stockholder or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the AMAG rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such AMAG Right Certificates are exercised.
This section of the Allos Rights Agreement mirrors the AMAG Rights Agreement in all material respects, except that the Allos Rights Agreement (i) states that the Allos Final Expiration Date is May 28, 2013, and (ii) one one-thousandths of an AMAG Preferred Share is replaced by one one-hundredths of an Allos Preferred Share.

The Purchase Price, the number of Preferred Shares covered by each AMAG Right and the number of AMAG Rights outstanding are subject to adjustment from time to time as provided in the AMAG Rights Agreement upon certain events effecting the outstanding number of AMAG Preferred Shares. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. AMAG shall not be required to issue fractions of AMAG Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of AMAG, be evidenced by depositary receipts) and in lieu of fractional AMAG Preferred Shares that are not integral multiples of one one-thousandth of an AMAG Preferred Share, AMAG shall pay to the registered holders of AMAG Right Certificates at the time such AMAG Rights are exercised as provided in the AMAG Rights Agreement an amount in cash equal to the same fraction of the current market value of one AMAG Preferred Share, which shall be the closing price of a Preferred Share on the trading day immediately prior the date of such exercise.

AMAG	ALLOS
TERMS OF PREFERRED SHARES	TERMS OF PREFERRED SHARES

AMAG Preferred Shares purchasable upon exercise of the AMAG Rights will not be redeemable. Each AMAG Preferred Share will be entitled to receive, in preference to the holders of AMAG Common Shares, when, as and if declared by the AMAG Board of Directors out of funds legally available for the purpose, a quarterly dividend payment equal to the greater of (a) $l per share or (b) subject to certain adjustments, a dividend of 1,000 times the aggregate dividend declared per AMAG Common Share. Upon any liquidation, dissolution or winding up of AMAG, the holders of the AMAG Preferred Shares will be entitled to a minimum preferential liquidation payment of $250 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, but will be entitled to an aggregate payment of 1,000 times the payment made per AMAG Common Share. Each AMAG Preferred Share will have 1,000 votes, voting together with the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which AMAG Common Shares are exchanged, each AMAG Preferred Share will be entitled to receive 1,000 times the amount received per AMAG Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the AMAG Preferred Shares' dividend, liquidation and voting rights, the value of the one one-thousandth interest in a AMAG Preferred Share purchasable upon exercise of each Right should approximate the value of one AMAG Common Share. The AMAG Preferred Shares would rank junior to any other series of the AMAG's preferred stock.
Allos Preferred Shares purchasable upon exercise of the Allos Rights will not be redeemable. Each Allos Preferred Share will be entitled to receive, in preference to the holders of Allos Common Shares, when, as and if declared by the Allos Board of Directors out of funds legally available for the purpose, a quarterly dividend payment equal to the greater of (a) $l per share or (b) subject to certain adjustments, a dividend of 100 times the aggregate dividend declared per Allos Common Share. Upon any liquidation, dissolution or winding up of Allos, the holders of Allos Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, but will be entitled to an aggregate payment of 100 times the payment made per Allos Common Share. Each Allos Preferred Share will have 100 votes, voting together with the Allos Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Allos Common Shares are exchanged, each Allos Preferred Share will be entitled to receive 100 times the amount received per Allos Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the Allos Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in an Allos Preferred Share purchasable upon exercise of each Allos Right should approximate the value of one Allos Common Share. The Allos Preferred Shares would rank junior to any other series of Allos' preferred stock
TRIGGER OF FLIP-IN AND FLIP-OVER RIGHTS	TRIGGER OF FLIP-IN AND FLIP-OVER RIGHTS

In the event that any person or group of affiliated or associated persons becomes an AMAG Acquiring Person, each holder of an AMAG Right, for a period of 60 days after the later of such time any person becomes an AMAG Acquiring Person or the effective date of a registration statement relating to the securities purchasable upon exercise of the AMAG Rights, subject to adjustment in the event that exercise is enjoined, shall have the right to receive, upon exercise thereof that number of Common Shares having a market value equal to two times the exercise price of the Right.	This section of the Allos Rights Agreement mirrors the AMAG Rights Agreement in all material respects.

In the event that AMAG is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an AMAG Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, proper provision will be made so that each such holder of an AMAG Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the AMAG Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the Purchase Price of the AMAG Right.

AMAG	ALLOS
REDEMPTION AND EXCHANGE OF RIGHTS	REDEMPTION AND EXCHANGE OF RIGHTS

The AMAG Board of Directors may, at its option, at any time after the time a person becomes an AMAG Acquiring Person and after the expiration of any period during which the holder of AMAG Rights may exercise the AMAG Rights but prior to a transaction in which AMAG is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an AMAG Acquiring Person, its affiliates or associates or certain other persons in which such persons have an interest, at any time prior to the earlier of (i) such time as any person becomes an AMAG Acquiring Person, or (ii) the AMAG Final Expiration Date, the AMAG Board of Directors may redeem all but not less than all the then outstanding AMAG Rights at a price of $0.01 per Right, or the AMAG Redemption Price, which AMAG, at its option, may pay in AMAG Common Shares, cash or any other consideration deemed appropriate by the AMAG Board of Directors. The redemption of the AMAG Rights by the AMAG Board of Directors may be made effective at such time, on such basis and subject to such conditions as the AMAG Board of Directors in its sole discretion may establish. Immediately upon any action of the AMAG Board of Directors ordering the redemption of the AMAG Rights, the right to exercise the AMAG Rights will terminate and the only right of the holders of AMAG Rights will be to receive the Redemption Price.
This section of the Allos Rights Agreement mirrors the AMAG Rights Agreement in all material respects, except that the Allos Rights Agreement states that the Allos Board of Directors may redeem the then outstanding Allos Rights at price of $0.001 per Allos Right, or the Allos Redemption Price.

The AMAG Board of Directors may, at its option, at any time after the time a person becomes an AMAG Acquiring Person exchange the AMAG Rights then outstanding and exercisable at an exchange ratio of one AMAG Common Share per Right. Under certain circumstances set forth in the AMAG Rights Agreement, in lieu of Common Shares, AMAG may exchange cash, property or other securities of the AMAG having an aggregate value equal to such Common Shares that otherwise would have been issuable.
AMENDMENT OF RIGHTS	AMENDMENT OF RIGHTS

For so long as the AMAG Rights are then redeemable, AMAG may in its sole and absolute discretion supplement or amend any provision of the AMAG Rights Agreement without the approval of any holders of the AMAG Rights. From and after the time that the AMAG Rights are no longer redeemable, AMAG may from time to time supplement or amend any provision of the AMAG Rights Agreement without the approval of any holders of AMAG Right Certificates under certain circumstances specified in the AMAG Rights Agreement.
Prior to the Allos Distribution Date, Allos may supplement or amend any provision of the Allos Rights Agreement without the approval of any holders of the Allos Rights. From and after the Allos Distribution Date, Allos may from time to time supplement or amend any provision of the Allos Rights Agreement without the approval of any holders of Allos Right Certificates under certain circumstances specified in the Allos Rights Agreement.

 LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for AMAG by Cooley LLP, Boston, Massachusetts. Certain federal income tax consequences of the Merger will be passed upon for AMAG by Cooley, LLP, Palo Alto, California, and for Allos by Latham & Watkins LLP, Los Angeles, California.

EXPERTS

        The financial statements of AMAG and AMAG's management's assessment of the effectiveness of internal control over financial reporting (which is included in AMAG's Management's Report on Internal Control over Financial Reporting) incorporated in this joint proxy statement/prospectus by reference to AMAG's Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements of Allos Therapeutics, Inc. appearing in Allos Therapeutics Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2010, and the effectiveness of Allos Therapeutics, Inc.'s internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated by reference in this Proxy Statement and Prospectus of AMAG Pharmaceuticals, Inc and Allos Therapeutics, Inc. included in the registration statement on Form S-4 of AMAG Pharmaceuticals, Inc., in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        The financial statements as of December 31, 2009 and for each of the two years in the period ended December 31, 2009 incorporated in this joint proxy statement/prospectus by reference to Allos' Annual Report on Form 10-K for the year ended December 31, 2010 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

FUTURE STOCKHOLDER PROPOSALS

AMAG

        To be considered for inclusion in next year's proxy materials, AMAG stockholder proposals must be submitted in writing to AMAG's principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary and must be received by AMAG no later than December 20, 2011. Proposals must satisfy the procedures set forth in Rule 14a-8 under the Exchange Act. If an AMAG stockholder wishes to submit a proposal that is not to be included in next year's proxy materials or wish to nominate a director, such stockholder must submit such proposal or nomination in writing to AMAG's principal executive offices at 100 Hayden Avenue, Lexington, Massachusetts 02421, attention: Secretary. Such proposal or nomination must be received by AMAG no earlier than January 25, 2012 and no later than February 24, 2012. AMAG stockholders are also advised to review AMAG's bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations

Allos

        If the Merger is completed, Allos does not expect to hold a meeting of its stockholders next year. In that case, stockholder proposals must be submitted to the Corporate Secretary of AMAG in accordance with the procedure described above.

        If the Merger is not completed, Allos will hold a 2012 annual meeting of stockholders. To be considered for inclusion in 2012's proxy materials, an Allos stockholder proposal must be submitted in writing by December 31, 2011 to the attention of Allos' Corporate Secretary, c/o Allos Therapeutics, Inc., 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. If an Allos stockholder wishes to submit a proposal that is not to be included in 2012's proxy materials or nominate a director, such stockholder must do so no earlier than March 23, 2012 and no later than April 22, 2012. Allos stockholders are also advised to review Allos' bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        AMAG and Allos file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of this information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or 202-942-8090 for further information on the public reference room. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding issuers, including AMAG and Allos, who file electronically with the SEC. The reports and other information filed by AMAG with the SEC are also available at AMAG's website. The address of the site is www.amagpharma.com. The reports and other information filed by Allos with the SEC are also available at Allos' website. The address of the site is www.Allos.com. The web addresses of the SEC, AMAG and Allos have been included as inactive textual references only. The information contained on those websites is specifically not incorporated by reference into this joint proxy statement/prospectus.

        AMAG has filed with the SEC a registration statement on Form S-4 of which this joint proxy statement/prospectus forms a part. The registration statement registers the shares of AMAG common stock to be issued to Allos stockholders in connection with the Merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about the common stock of AMAG and Allos. The rules and regulations of the SEC allow AMAG and Allos to omit certain information included in the registration statement from this joint proxy statement/prospectus.

        In addition, the SEC allows AMAG and Allos to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus as described below.

        This joint proxy statement/prospectus incorporates by reference the documents listed below that AMAG has previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about AMAG and its financial condition.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on February 25, 2011;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 5, 2011;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 5, 2011;

  •
  Current Reports on Form 8-K filed on August 9, 2011, August 3, 2011, August 1, 2011, July 26, 2011, July 22, 2011; July 20, 2011, June 22, 2011, May 25, 2011, May 25, 2011, February 4, 2011, and January 10, 2011;

  •
  Amendment to Current Report on Form 8-K filed with the SEC on August 8, 2011;

  •
  AMAG's definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with its 2011 Annual Meeting of Stockholders filed with the SEC on April 18, 2011;

  •
  The description of AMAG Common Stock, which is registered under Section 12 of the Exchange Act, in AMAG's registration statement on Form 8-A as filed on June 26, 2006, including any amendment or report filed for the purpose of updating such descriptions; and

  •
  The description of AMAG's Series A Junior Participating Preferred Stock Purchase Rights contained in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on September 4, 2009, including any amendments or reports filed for the purpose of updating that description.

        This joint proxy statement/prospectus also incorporates by reference the documents listed below that Allos has previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules). They contain important information about Allos and its financial condition.

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 3, 2011;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 10, 2011;

  •
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 4, 2011;

  •
  Current Reports on Form 8-K filed on August 19, 2011, August 9, 2011, August 4, 2011, July 22, 2011, July 20, 2011, June 23, 2011, May 16, 2011, May 10, 2011, March 4, 2011, March 3, 2011, and January 11, 2011;

  •
  Amendment to Current Report on Form 8-K filed with the SEC on September 17, 2010;

  •
  Allos' definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with its 2011 Annual Meeting of Stockholders filed with the SEC on April 29, 2011;

  •
  The description of the Allos' Common Stock contained in the Allos' Registration Statement on Form 8-A filed under the Exchange Act on March 6, 2000, including any amendment or report filed for the purpose of updating such description; and

  •
  The description of Allos' Series A Junior Participating Preferred Stock Purchase Rights contained in our registration statement on Form 8-A registering the rights under Section 12 of the Exchange Act, filed with the SEC on March 6, 2000, including any amendments or reports filed for the purpose of updating that description.

        To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC by AMAG or Allos, such information or exhibit is specifically not incorporated by reference.

        In addition, AMAG and Allos incorporate by reference any future filings they may make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the AMAG special meeting and the Allos special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

        You can obtain any of the other documents of AMAG and Allos listed above from the SEC, through the SEC's website at the address described above, or from AMAG and Allos by requesting them in writing or by telephone from AMAG at the following address:

AMAG Pharmaceuticals, Inc. 100 Hayden Ave Lexington, MA 02421 Attention: Investor Relations (617) 498-3300	Allos Therapeutics, Inc. 11080 CirclePoint Road Suite 200 Westminster, Colorado 80020 Attention: Investor Relations (720) 540-5268

        These documents are available from AMAG and Allos, without charge, excluding any exhibits to them, unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. You can also find information about AMAG and Allos at their websites at www.amagpharma.com and www.Allos.com, respectively. Information contained on these websites is specifically not incorporated by reference into this joint proxy statement/prospectus.

        This document is a prospectus of AMAG and is a joint proxy statement of AMAG and Allos for the AMAG special meeting and the Allos special meeting. Neither AMAG nor Allos has authorized anyone to give any information or make any representation about the Merger or AMAG or Allos that is different from, or in addition to, the information or representations contained in this joint proxy statement/prospectus or in any of the materials that AMAG or Allos have incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information or representations of this sort, you should not rely on it or them. The information contained in this joint proxy statement/prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

among:

AMAG PHARMACEUTICALS, INC.,
a Delaware corporation;

ALAMO ACQUISITION SUB, INC.,
a Delaware corporation; and

ALLOS THERAPEUTICS, INC.,
a Delaware corporation

Dated as of July 19, 2011

i

ii

iii

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of July 19, 2011, by and among AMAG PHARMACEUTICALS, INC., a Delaware corporation ("Parent"); ALAMO ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); and ALLOS THERAPEUTICS, INC., a Delaware corporation (the "Company"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

        A.    Parent, Merger Sub and the Company intend to engage in a strategic business combination to advance their long-term strategies to be effected by a merger of Merger Sub into the Company in accordance with this Agreement and the DGCL (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent.

        B.    It is intended that the Merger qualify as a "reorganization" within the meaning of Section 368(a) of the Code and that this Agreement qualifies as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        C.    The respective boards of directors of Parent, Merger Sub and the Company have approved this Agreement and the Merger.

        D.    In order to induce Parent to enter into this Agreement and cause the Merger to be consummated, certain stockholders of the Company are executing voting agreements in favor of Parent concurrently with the execution of this Agreement (the "Company Stockholder Voting Agreements").

        E.    In order to induce the Company to enter into this Agreement and consummate the Merger, certain stockholders of Parent are executing voting agreements in favor of the Company concurrently with the execution of this Agreement (the "Parent Stockholder Voting Agreements").

AGREEMENT

        The parties to this Agreement, intending to be legally bound, agree as follows:

  Section 1. DESCRIPTION OF TRANSACTION

        1.1    Merger of Merger Sub into the Company.     Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company. By virtue of the Merger, at the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation").

        1.2    Effects of the Merger.     The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

        1.3    Closing; Effective Time.     The consummation of the Merger (the "Closing") shall take place at the offices of Cooley LLP, 500 Boylston Street, Boston, Massachusetts, on a date to be designated jointly by Parent and the Company, which shall be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Sections 6 and 7 (other than the conditions, which by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions). The date on which the Closing actually takes place is referred to as the "Closing Date." Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company and concurrently with or as soon as practicable following the Closing shall be filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be designated jointly by Parent and the Company and specified in such certificate of merger (the time as of which the Merger becomes effective being referred to as the "Effective Time").

        1.4    Certificate of Incorporation and Bylaws; Directors and Officers.

        (a)   The Certificate of Incorporation of the Surviving Corporation shall be amended and restated immediately after the Effective Time to read as set forth on Exhibit B;

        (b)   The Bylaws of the Surviving Corporation shall be amended and restated immediately after the Effective Time to conform to read as set forth on Exhibit C; and

        (c)   The directors and officers of the Surviving Corporation immediately after the Effective Time shall be as mutually agreed between the Company and Parent prior to the Effective Time.

        1.5    Conversion of Shares.

        (a)   Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

            (i)  any shares of Company Common Stock owned by any wholly-owned Subsidiary of the Company immediately prior to the Effective Time (or held in the Company's treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

           (ii)  any shares of Company Common Stock owned by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

         (iii)  except as provided in clauses "(i)" and "(ii)" above and subject to Sections 1.5(c) and 1.5(d), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.1282 of a share of Parent Common Stock (such number as may be adjusted in accordance with Section 1.5(b), the "Exchange Ratio"); and

          (iv)  each share of the Common Stock, $.001 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

        (b)   If, during the period from the date of this Agreement through the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, combination of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company or Parent during such period, then the Exchange Ratio shall be adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action.

        (c)   If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other Contract with the Company or under which the Company has any rights, then (except to the extent provided in any binding agreement between the Company and the holder thereof): (i) the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition; and (ii) the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. Prior to the Effective Time, the Company shall use commercially reasonable efforts to ensure that, from and after the Effective Time, Parent or the Surviving Corporation is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other Contract.

        (d)   No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company

Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's Company Stock Certificate(s), or non-certificated shares of Company Common Stock represented by book entry ("Book Entry Shares"), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the NASDAQ Global Select Market on the last business day prior to the date on which the Merger becomes effective.

        1.6    Closing of the Company's Transfer Books.     At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of Book Entry Shares or of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except the right to receive shares of Parent Common Stock as contemplated by Section 1.5, cash in lieu of any fractional share of Parent Common Stock pursuant to Section 1.5(d) and any dividends or other distributions pursuant to Section 1.7(c); and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a "Company Stock Certificate") or a Book Entry Share is presented to the Exchange Agent or to the Surviving Corporation or Parent, such Company Stock Certificate or Book Entry Share shall be canceled and shall be exchanged as provided in Section 1.7.

        1.7    Exchange of Certificates.

        (a)   Prior to the Closing Date, Parent shall select a reputable bank or trust company reasonably satisfactory to the Company to act as exchange agent in the Merger (the "Exchange Agent"). Prior to the Effective Time, Parent shall issue and cause to be deposited with the Exchange Agent: (i) non-certificated shares of Parent Common Stock represented by book entry issuable pursuant to Section 1.5; and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares of Parent Common Stock, are referred to collectively as the "Exchange Fund."

        (b)   Promptly after the Effective Time, the Exchange Agent will mail to the Persons who were record holders of Company Stock Certificates or Book Entry Shares immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and the Company shall reasonably approve prior to the Effective Time (including a provision confirming that delivery of Company Stock Certificates or Book Entry Shares shall be effected, and risk of loss and title to Company Stock Certificates or Book Entry Shares shall pass, only upon delivery of such Company Stock Certificates or Book Entry Shares to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates or Book Entry Shares in exchange for non-certificated shares of Parent Common Stock in book entry form. Upon surrender of a Company Stock Certificate or Book Entry Shares to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent: (A) the holder of such Company Stock Certificate or Book Entry Shares shall be entitled to receive, and the Exchange Agent shall (and Parent shall cause the Exchange Agent to) in exchange therefor transfer from the Exchange Fund to such holder the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock pursuant to Section 1.5(d) and any dividends or other distributions pursuant to Section 1.7(c)); and (B) the Company Stock Certificate or Book Entry Shares so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate and Book Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1.5 and any dividends or other distributions pursuant to Section 1.7(c). If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition to the issuance of any non-certificated shares of Parent Common Stock in book entry form, require the owner of such lost, stolen or destroyed Company Stock Certificate to post a bond, in such reasonable and customary amount as Parent may direct, as indemnity against any claim that may be made against Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

        (c)   No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid or otherwise delivered to the holder of any unsurrendered Company Stock Certificate or Book Entry Share with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate or Book Entry Share in accordance with this Section 1.7 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

        (d)   Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates and Book Entry Shares as of the date that is one year after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates or Book Entry Shares who have not theretofore surrendered their Company Stock Certificates or Book Entry Shares in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock.

        (e)   Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld from such consideration under the Code or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld and paid to the appropriate Governmental Body, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

        (f)    Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, required to be delivered to any public official pursuant to any applicable abandoned property law, escheat law or other Legal Requirement.

        1.8    Tax Consequences.     For U.S. federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

        1.9    Further Action.     If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

  Section 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 2 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection in this Section 2 in which such representation and warranty appears; and (b) any exception or disclosure set forth in any other part or subpart of the Company Disclosure Schedule to the extent it is reasonably apparent that such exception or disclosure would qualify such representation and warranty; and (c) any information set forth in the Company SEC Documents filed on the SEC's EDGAR database on or after January 1, 2011 and publicly available prior to the date of this Agreement, other than information set forth therein under the headings "Risk Factors" or "Forward-Looking Statements" and any other information set forth therein that is predictive or forward-looking in nature):

        2.1    Subsidiaries; Due Organization; Etc.

        (a)   Part 2.1(a) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization. Neither the Company nor any of Company's Subsidiaries owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Company's Subsidiaries. No Alamo Corporation has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

        (b)   Each of the Alamo Corporations is a corporation or other business organization duly organized, validly existing and in good standing (to the extent that the laws of the jurisdiction of its formation recognize the concept of good standing) under the laws of the jurisdiction of its incorporation and has all necessary organizational power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

        (c)   Each of the Alamo Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Company Material Adverse Effect.

        2.2    Certificate of Incorporation and Bylaws.     The Company has delivered or Made Available to Parent accurate and complete copies of the certificate of incorporation, bylaws, memorandum of association and articles of association or equivalent governing documents of each of the Alamo Corporations, including all amendments thereto. The Company has delivered or Made Available to Parent accurate and complete copies of: (a) the charters of all committees of the Company Board; and (b) any code of conduct, corporate governance policies or principles, related party transaction policy, stock ownership guidelines, whistleblower policy, disclosure committee charter or similar codes policies, or guidelines adopted by any of the Alamo Corporations or by the board of directors, or any committee of the board of directors, of any of the Alamo Corporations.

        2.3    Capitalization, Etc.

        (a)   The authorized capital stock of the Company consists of: (i) 200,000,000 shares of Company Common Stock, of which 105,677,486 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 10,000,000 shares of Company Preferred Stock, of which 1,500,000 have been designated as Series A Junior Participating Preferred Stock, $0.001 par value, of which no shares of Company Preferred Stock or Series A Junior Participating Preferred Stock have been issued and are outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the Alamo Corporations (other than the

Company) holds any shares of Company Common Stock or any rights to acquire shares of Company Common Stock.

        (b)   Except as set forth in Part 2.3(b) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock is entitled or subject to any preemptive right, right of repurchase or forfeiture (other than the Company Restricted Stock), right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock is subject to any right of first refusal in favor of the Company; and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock. None of the Alamo Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities, except for the Company's right to repurchase or reacquire restricted shares of Company Common Stock held by an employee of the Company upon termination of such employee's employment or upon any other forfeiture of a vesting condition.

        (c)   As of the date of this Agreement: (i) 8,168,778 shares of Company Common Stock are subject to issuance pursuant to Company Options; (ii) 2,041,774 shares of Company Common Stock are reserved for future issuance pursuant to the Alamo 2001 Employee Stock Purchase Plan (the "Company ESPP"); (iii) no shares of Company Restricted Stock are subject to vesting after the date of this Agreement; (iv) 4,191,536 shares of Company Common Stock are subject to issuance upon vesting of Company RSUs; and (v) 9,279,969 shares of Company Common Stock are reserved for future issuance pursuant to equity awards not yet granted under the Company Option Plans.

        (d)   As of the date of this Agreement, 1,500,000 shares of Company Preferred Stock, designated as Series A Junior Participating Preferred Stock, are reserved for future issuance upon exercise of the rights (the "Company Rights") issued pursuant to the Company Rights Agreement.

        (e)   The Company has delivered or Made Available to Parent a complete and accurate list that sets forth with respect to each Company Equity Award outstanding as of the date of this Agreement the following information: (i) the particular plan (if any) pursuant to which such Company Equity Award was granted; (ii) the name of the holder of such Company Equity Award; (iii) the type of Company Equity Award (whether a Company Option, Company Restricted Stock, Company RSU, or another type of Company Equity Award); (iv) the number of shares of Company Common Stock subject to such Company Equity Award; (v) the per share exercise price (if any) of such Company Equity Award; (vi) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and exercisable, if applicable; (vii) the date on which such Company Equity Award was granted; (viii) the date on which such Company Equity Award expires (if applicable); (ix) if such Company Equity Award is a Company Option, whether such Company Option is an "incentive stock option" (as defined in the Code) or a non-qualified stock option; and (x) if such Company Equity Award is in the form of Company Restricted Stock or Company RSU, respectively, the dates on which shares of Company Common Stock with respect to such Company Restricted Stock or Company RSU, respectively, are scheduled to vest. The Company has delivered or Made Available to Parent accurate and complete copies of all equity plans pursuant to which any outstanding Company Equity Awards were granted by the Company, and the forms of all agreements evidencing such Company Equity Awards. The exercise price of each Company Option is not less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Option. All grants of Company Equity Awards were recorded on the Company's financial statements (including, any related notes thereto) contained in the Company SEC Documents in accordance with GAAP, and no such grants involved any "back dating" or similar practices with respect to the effective date of grant (whether intentional or otherwise). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights or similar equity-based awards with respect to any of the Alamo Corporations.

        (f)    Except as set forth in Sections 2.3(a), 2.3(c) and 2.3(d), or as permitted from and after the date of this Agreement pursuant to Section 4.2, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Alamo Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Alamo Corporations or that has the right to vote on any matter on which the stockholders of the Company have the right to vote; (iii) Contract under which any of the Alamo Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that would reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Alamo Corporations.

        (g)   All outstanding shares of Company Common Stock, and all options and other Company Equity Awards and other securities of the Alamo Corporations, have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

        (h)   All of the outstanding shares of capital stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Company, free and clear of any Encumbrances, other than restrictions under applicable securities laws.

        2.4    SEC Filings; Financial Statements.

        (a)   The Company has delivered or Made Available (or made available on the SEC website) to Parent accurate and complete copies of all registration statements, proxy statements, Company Certifications and other statements, reports, schedules, forms and other documents filed by the Company with the SEC, including all amendments thereto, since January 1, 2010 (collectively, the "Company SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Company or its officers with the SEC since January 1, 2010 have been so filed on a timely basis. None of the Company's Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements relating to the Company SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the Company SEC Documents (collectively, the "Company Certifications") is accurate and complete, and complies as to form in all material respects with all applicable Legal Requirements. As used in the introduction to this Section 2 and in this Section 2.4, the term "file" and variations thereof shall be broadly construed to include any manner in which a document or information is filed, furnished, submitted, supplied or otherwise made available to the SEC or any member of its staff.

        (b)   The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning the Alamo Corporations required to be disclosed by the Company in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. The Company is in compliance in all material respects with the applicable listing requirements of the NASDAQ Global Market, and has not since January 1, 2010 received any notice asserting any non-compliance with the listing requirements of the NASDAQ Global Market.

        (c)   The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which will be material); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby. No financial statements of any Person other than the Alamo Corporations are required by GAAP to be included in the consolidated financial statements of the Company. There are no comments from the SEC or its staff pending with respect to any statements, reports, schedules, forms or other documents filed by the Company with the SEC that remain outstanding and unresolved.

        (d)   The Company's auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) "independent" with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) to the knowledge of the Company, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services performed by the Company's auditors for the Alamo Corporations that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved.

        (e)   The Company maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Alamo Corporations; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Alamo Corporations that could have a material effect on the Company's consolidated financial statements. The Company's management has completed an assessment of the effectiveness of the Company's system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2010, and, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, such assessment concluded that such controls were effective and the Company's independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2010. To the knowledge of the Company, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since December 31, 2010, neither the Company nor any of its Subsidiaries nor the Company's independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Alamo Corporations; (B) any illegal act or fraud, whether or not material, that involves the Company's management or other employees; or (C) any claim or allegation regarding any of the foregoing.

        (f)    Part 2.4(f) of the Company Disclosure Schedule lists, and the Company has delivered or Made Available to Parent accurate and complete copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K under the Exchange Act) currently in effect or effected by any of the Alamo Corporations since January 1, 2010. None of the Alamo Corporations has any obligation or other commitment to become a party to any such "off-balance sheet arrangements" in the future.

        2.5    Absence of Changes.     Except as set forth in Part 2.5 of the Company Disclosure Schedule, since December 31, 2010 through the date of this Agreement:

        (a)   there has not been any Company Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect;

        (b)   there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of any of the Alamo Corporations (whether or not covered by insurance);

        (c)   none of the Alamo Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Alamo Corporations (other than repurchase of restricted Company Common Stock in connection with termination of employment of the previous holder of such Company Common Stock that were made in the ordinary course of business and consistent with past practices, or upon the cashless or net exercise of outstanding Company Options);

        (d)   none of the Alamo Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options or vesting of Company RSUs or pursuant to the Company ESPP); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Company Options and Company RSUs identified in Part 2.3(e) of the Company Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

        (e)   the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under: (i) any provision of any of the Company Option Plans; (ii) any provision of any Contract evidencing any outstanding Company Option; (iii) any restricted stock unit agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

        (f)    (i) there has been no amendment to the certificate of incorporation or bylaws of the Company, (ii) none of the Alamo Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction and (iii) none of the Alamo Corporations has acquired or disposed of any business or a material amount of assets;

        (g)   the Alamo Corporations have not made any capital expenditures that in the aggregate exceed $1,000,000;

        (h)   none of the Alamo Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any material account receivable or other material indebtedness;

        (i)    none of the Alamo Corporations has: (i) lent money to any Person (other than routine travel advances made to employees in the ordinary course of business); or (ii) incurred or guaranteed any indebtedness for borrowed money;

        (j)    none of the Alamo Corporations has: (i) adopted, established or entered into any Company Employee Plan or Company Employee Agreement; (ii) caused or permitted any Company Employee Plan or Company Employee Agreement to be amended in any material respect; or (iii) increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to any of its directors, officers or other employees by in excess of $25,000 in any individual case;

        (k)   none of the Alamo Corporations has changed any of its methods of accounting or accounting practices in any material respect except as required by concurrent changes in GAAP or SEC rules and regulations;

        (l)    none of the Alamo Corporations has made any material Tax election, made any material amendments to Tax Returns previously filed, or settled or compromised any material Tax liability or refund;

        (m)  none of the Alamo Corporations has commenced or settled any Legal Proceeding;

        (n)   none of the Alamo Corporations has amended, terminated or granted any waiver under the Company Rights Agreement (other than the Company Rights Agreement Amendment) or any "standstill" or similar agreement;

        (o)   none of the Alamo Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

        (p)   none of the Alamo Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(o)" above.

        2.6    Title to Assets.     The Alamo Corporations own, and have good and valid title to, all assets (excluding, for purposes of this Section 2.6, Intellectual Property and Intellectual Property Rights) purported to be owned by them, including: (a) all of said assets reflected on the Company Audited Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Company Audited Balance Sheet); and (b) all other of said assets reflected in the books and records of the Alamo Corporations as being owned by the Alamo Corporations. All of said assets are owned by the Alamo Corporations free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Alamo Corporations; and (iii) liens described in Part 2.6 of the Company Disclosure Schedule. The Alamo Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the Company Audited Balance Sheet; and (B) all other assets reflected in the books and records of the Alamo Corporations as being leased to the Alamo Corporations, and the Alamo Corporations enjoy undisturbed possession of such leased assets.

        2.7    Loans; Customers.

        (a)   Part 2.7(a) of the Company Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the Alamo Corporations to any Company Associate, other than routine travel advances made to directors or officers or other employees in the ordinary course of business.

        (b)   Part 2.7(b) of the Company Disclosure Schedule accurately identifies Alamo Corporations' top 5 customers in the fiscal year ended on December 31, 2010 based on the revenues received by Alamo

Corporations in that year. The Company has not received any notice or other communication, and has not received any other information, indicating that any of its customers or other Person identified or required to be identified in Part 2.7(b) of the Company Disclosure Schedule may cease dealing with or materially reduce its orders from any of the Alamo Corporations.

        2.8    Equipment; Real Property; Leasehold.

        (a)   All material items of equipment and other tangible assets owned by or leased to the Alamo Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the businesses of the Alamo Corporations in the manner in which such businesses are currently being conducted.

        (b)   Except as set forth in Part 2.8(b) of the Company Disclosure Schedule, no Alamo Corporation owns any real property. An Alamo Corporation owns fee simple title to all of the real properties set forth on Part 2.8(b) of the Company Disclosure Schedule (the "Company Owned Real Property"), in each case free and clear of all Encumbrances except for (i) minor Encumbrances that will not, in any case or in the aggregate, materially detract from the value of the real property subject thereto or materially impair the operations of any of the Alamo Corporations, (ii) all Encumbrances disclosed on existing title policies or surveys Made Available to Parent prior to the date of this Agreement, and (iii) real estate Taxes and special assessments with respect to such Company Owned Real Property that are not yet due and payable. No Person other than an Alamo Corporation has any ownership interest in any Company Owned Real Property. None of the Alamo Corporations has received written notice to the effect that there are any condemnation proceedings that are pending or, to the knowledge of the Company, threatened with respect to any material portion of the Company Owned Real Property. No Alamo Corporation has received written notice of (A) any structural defects or any material violation of Legal Requirements relating to any Company Owned Real Property or (B) any physical damage to any Company Owned Real Property that is not covered by insurance and that would materially detract from the value of the Company Owned Real Property subject thereto or materially impair the operations of any of the Alamo Corporations.

        (c)   Part 2.8(c) of the Company Disclosure Schedule sets forth an accurate and complete list of each lease pursuant to which any of the Alamo Corporations leases real property from any other Person for annual rent payments in excess of $200,000. (All real property leased to the Alamo Corporations pursuant to the real property leases identified or required to be identified in Part 2.8(c) of the Company Disclosure Schedule, including all buildings, structures, fixtures and other improvements leased to the Alamo Corporations, is referred to as the "Alamo Leased Real Property.") To the knowledge of the Company, there is no existing plan or study by any Governmental Body or by any other Person that challenges or otherwise adversely affects the continuation of the use or operation of any Alamo Leased Real Property. Part 2.8(c) of the Company Disclosure Schedule contains an accurate and complete list of all subleases, occupancy agreements and other Company Contracts granting to any Person (other than any Alamo Corporation) a right of use or occupancy of any of the Alamo Leased Real Property. Except as set forth in the leases or subleases identified in Part 2.8(c) of the Company Disclosure Schedule, there is no Person in possession of any Alamo Leased Real Property other than an Alamo Corporation. Since January 1, 2010, none of the Alamo Corporations has received any written notice (or, to the knowledge of the Company, any other communication, whether written or otherwise) of a default, alleged failure to perform, or any offset or counterclaim with respect to any occupancy agreement with respect to any Alamo Leased Real Property which has not been fully remedied and withdrawn.

        2.9    Intellectual Property.

        (a)   Part 2.9(a) of the Company Disclosure Schedule accurately identifies:

            (i)  in Part 2.9(a)(i) of the Company Disclosure Schedule: (A) each material item of Registered IP in which any of the Alamo Corporations has or purports to have an ownership interest of any nature (whether solely or jointly with another Person) and that either: (1) covers any Company Product; (2) covers the manufacture, development, support, maintenance or testing of any Company Product and is not generally available on standard terms; or (3) is used or held for use in connection with any clinical stage Company Product (the "Alamo Material Registered IP"); (B) the jurisdiction in which such Alamo Material Registered IP has been registered or filed and the applicable registration or serial number; and (C) any other Person that has an ownership interest in such item of Alamo Material Registered IP and the nature of such ownership interest; and

           (ii)  in Part 2.9(a)(ii) of the Company Disclosure Schedule: (A) each material item of Registered IP licensed with respect to any field to any of the Alamo Corporations; (B) each Contract pursuant to which any material Intellectual Property Rights or material Intellectual Property is licensed (x) to any of the Alamo Corporations (other than commercially available third party software) or (y) from any of the Alamo Corporations and which Contract is material to the Alamo Corporations, including any material development, collaboration or commercialization agreements; and (C) whether these licenses are exclusive or nonexclusive (for purposes of this Agreement, a covenant not to sue or not to assert infringement claims shall be deemed to be equivalent to a nonexclusive license).

        (b)   The Company has delivered or Made Available to Parent an accurate and complete copy of each standard form of the following documents and Contracts used by any Alamo Corporation at any time since January 1, 2009: (i) terms and conditions with respect to the distribution, sale, or provisioning of any Company Product; (ii) employee agreement or similar Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (iii) consulting or independent contractor agreement or similar Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision. Part 2.9(b) of the Company Disclosure Schedule accurately identifies each Company Contract concerning the subject matter of (i), (ii) or (iii) that is material to the Company and that deviates in any material respect from the corresponding standard form described above.

        (c)   The Alamo Corporations exclusively own all right, title and interest to and in the Company IP (other than Intellectual Property Rights or Intellectual Property licensed to the Company, as identified in Part 2.9(a)(ii) of the Company Disclosure Schedule or pursuant to commercially available third party software and material transfer agreements entered into in the ordinary course of business) free and clear of any Encumbrances (other than non-exclusive licenses granted by any Alamo Corporation in connection with the sale or license of Company Products in the ordinary course of business). Without limiting the generality of the foregoing:

            (i)  all documents and instruments necessary to perfect the rights of the Alamo Corporations in the Company IP that is Alamo Material Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;

           (ii)  no Company Associate, to the knowledge of the Company, has any claim, right (whether or not currently exercisable) or interest to or in any Company IP and each Company Associate who is or was involved in the creation or development of any Company IP has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights to the Alamo Corporations and confidentiality provisions protecting the Company IP;

         (iii)  no Alamo Corporation has entered in any research or collaboration agreement with any Governmental Body that resulted in the development of any material Company IP;

          (iv)  each Alamo Corporation has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information held by any of the Alamo Corporations, or purported to be held by any of the Alamo Corporations, as a trade secret;

           (v)  none of the Alamo Corporations is now or has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that could reasonably be expected to require or obligate any of the Alamo Corporations to grant or offer to any other Person any license or right to any Company IP; and

          (vi)  the Alamo Corporations own or otherwise have, and after the Closing the Surviving Corporation will continue to have, all Intellectual Property Rights reasonably necessary to conduct the business of the Alamo Corporations as conducted as of the date of this Agreement.

        (d)   All Company IP that is material to the business of any of the Alamo Corporations is valid, subsisting and enforceable.

        (e)   Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or would reasonably be expected to, with or without notice or the lapse of time, result in or give any other Person the right or option to cause, create, impose or declare: (i) a loss of, or Encumbrance on, any Company IP; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP.

        (f)    To the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, and no Person is infringing, misappropriating or otherwise violating, any Company IP. Part 2.9(f) of the Company Disclosure Schedule: (i) accurately identifies (and the Company has provided to Parent an accurate and complete copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to any of the Alamo Corporations or any Representative of any of the Alamo Corporations between January 1, 2006 and the date of this Agreement regarding any alleged or suspected infringement or misappropriation of any Company IP; and (ii) provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

        (g)   To the knowledge of the Company, none of the Alamo Corporations and none of the Company Products has infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person in any material respect. Part 2.9(g) of the Company Disclosure Schedule accurately identifies (and the Company has provided to Parent an accurate and complete copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to any of the Alamo Corporations or, to the knowledge of the Company, any Representative of any of the Alamo Corporations, between January 1, 2006 and the date of this Agreement regarding any alleged or suspected infringement or misappropriation of any Intellectual Property Right of any other Person by any of the Alamo Corporations.

        (h)   No infringement, misappropriation or similar claim or Legal Proceeding involving infringement or misappropriation of any Intellectual Property Right of any other Person is or, since January 1, 2006, has been pending and served or, to the knowledge of the Company, pending and not served or threatened against any Alamo Corporation or against any other Person who is, or has asserted or would reasonably be expected to assert that it is, entitled to be indemnified, defended, held harmless or reimbursed by any Alamo Corporation with respect to such claim or Legal Proceeding (including any claim or Legal Proceeding that has been settled, dismissed or otherwise concluded).

        (i)    Except as set forth in Part 2.9(i) of the Company Disclosure Schedule, since January 1, 2006, none of the Alamo Corporations has received any notice or other communication relating to any actual or alleged infringement, misappropriation or violation of any Intellectual Property Right of another Person by any of the Company Products.

        (j)    Except as set forth in Part 2.9(j) of the Company Disclosure Schedule, none of the Alamo Corporations has transferred title to, or granted any exclusive license with respect to, any material Company IP.

        2.10    Contracts.

        (a)   Part 2.10(a) of the Company Disclosure Schedule identifies each Company Contract that is executory as of the date of this Agreement and that constitutes a Company Material Contract. For purposes of this Agreement, "Company Material Contract" shall mean:

            (i)  any Contract which is in effect and which has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or that the Company is required to disclose under Item 404 of Regulation S-K under the Exchange Act;

           (ii)  any Contract: (A) constituting a Company Employee Agreement; (B) pursuant to which any of the Alamo Corporations is or may become obligated to make any severance, termination or similar payment to any Company Associate or any spouse, heir or Representative of any Company Associate except for severance, termination or similar payments required by applicable Legal Requirements that does not exceed $50,000 per employee; (C) pursuant to which any of the Alamo Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary, incentive bonuses or commissions paid in the ordinary course of business) in excess of $50,000 to any Company Associate; or (D) pursuant to which any of the Alamo Corporations is or may become obligated to grant or accelerate the vesting of, or otherwise modify, any stock option, restricted stock, stock appreciation right or other equity interest in any of the Alamo Corporations;

         (iii)  any Contract identified or required to be identified in Part 2.9 of the Company Disclosure Schedule;

          (iv)  any Contract with any distributor and any contract with any other reseller or sales representative, in each case that provides exclusivity rights to any third party;

           (v)  any Contract that is with a supplier of products, product candidates, raw materials or any intermediate form of any drug product, or any services, which supplier is the only source or only supplier of such product, product candidate, raw material, intermediate form of drug product or service in the market place;

          (vi)  any Contract that provides for: (A) reimbursement of any current director or officer of an Alamo Corporation for, or advancement to any current director or officer of an Alamo Corporation of, legal fees or other expenses associated with any Legal Proceeding or the defense thereof; or (B) indemnification of any current director or officer of an Alamo Corporation;

         (vii)  any Contract imposing any restriction on the right or ability of any Alamo Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (D) to perform services for any other Person; or (E) to transact business with any other Person, in each case which restriction would or would reasonably be expected to materially and adversely affect: (x) the conduct of the business of the Alamo Corporations as currently conducted or as currently is proposed to be conducted; or (y) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, performance, display, creation of derivative works with respect to and/or use of any Company Product;

        (viii)  any Contract incorporating or relating to any material guaranty, warranty, sharing of liabilities or indemnity (including any indemnity with respect to Intellectual Property or Intellectual Property Rights) or similar obligation, other than Contracts entered into in the ordinary course of business;

          (ix)  any Contract relating to any currency hedging;

           (x)  any Contract requiring that any of the Alamo Corporations give any notice or provide any information to any Person prior to responding to or prior to accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction;

          (xi)  any Contract relating to the lease or sublease of Alamo Leased Real Property or of any real property owned by any Alamo Corporation;

         (xii)  any Contract that: (A) involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $1,000,000 in the fiscal year ending December 31, 2011 or the following fiscal years; (B) requires by its terms the payment or delivery of cash or other consideration in an amount or having a value in excess of $1,000,000 in the fiscal year ending December 31, 2011 or the following fiscal years; (C) involves the performance of services having a value in excess of $1,000,000 in the fiscal year ended December 31, 2011; (D) requires by its terms the performance of services having a value in excess of $1,000,000 in the fiscal year ending December 31, 2011 or the following fiscal years; (E) in which the Company or any Alamo Corporation has granted development rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any Company Product; (F) in which the Company or any Alamo Corporation has agreed to purchase a minimum quantity of goods relating to any Company Product or has agreed to purchase goods relating to any Company Product exclusively from a certain party; (G) is (i) material to the Alamo Corporations and (ii) relates to the supply or manufacture of any Company Product (including any raw materials or any intermediate form of any drug product) or that is with any clinical research organization or relates to any ongoing clinical trial; or (H) relates to the lease by an Alamo Corporation of material tangible personal property;

       (xiii)  any Contract, the termination of which would reasonably be expected to have a Company Material Adverse Effect.

The Company has delivered or Made Available to Parent an accurate and complete copy of each Company Contract that constitutes a Company Material Contract.

        (b)   Each Company Contract that constitutes a Company Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        (c)   Except as set forth in Part 2.10(c) of the Company Disclosure Schedule: (i) none of the Alamo Corporations has violated or breached in any material respect, or committed any default in any material respect under, any Company Material Contract; (ii) to the knowledge of the Company, no other Person has violated or breached in any material respect, or committed any default in any material respect under, any Company Material Contract; (iii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (A) result in a violation or breach in any material respect of any of the provisions of any Company Material Contract; (B) give any Person the right to declare a default in any material respect under any Company Material Contract; (C) give any Person the right to accelerate the maturity or performance of any Company Material Contract; or (D) give any Person the right to cancel, terminate or modify any Company Material Contract; and (iv) since January 1, 2009, none of the Alamo Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Material Contract.

        2.11    Liabilities.    None of the Alamo Corporations has any accrued, contingent or other liabilities of the type required to be disclosed, accrued or reserved in the liabilities column of a balance sheet prepared in accordance with GAAP, except for: (a) liabilities identified as such, or specifically reserved against, in the Company Audited Balance Sheet; (b) liabilities that have been incurred by the Alamo Corporations since the date of the Company Audited Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Alamo Corporations pursuant to the express terms of Company Contracts; (d) liabilities under this Agreement or incurred in connection with the Contemplated Transactions; and (e) liabilities that are not, individually or in the aggregate, material to the Alamo Corporations, or that are described in Part 2.11 of the Company Disclosure Schedule.

        2.12    Compliance with Legal Requirements; Regulatory Matters.

        (a)   Each of the Alamo Corporations is, and has during the past two years been, in compliance in all material respects with all applicable Legal Requirements, including Environmental Laws and Legal Requirements relating to employment, privacy law matters, exportation of goods and services, securities law matters and Taxes, and all applicable Health Care Laws, which affect the business, properties, assets and activities of the Alamo Corporations. During the past five years, none of the Alamo Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.

        (b)   All Company Products subject to the jurisdiction of the FDA or Governmental Bodies which administer Health Care Laws in other jurisdictions are being marketed, sold, distributed, developed, manufactured, labeled, stored, tested and otherwise produced by or on behalf of the Alamo Corporations in compliance in all material respects with all applicable requirements under Health Care Laws. Part 2.12(b) of the Disclosure Schedule sets forth a complete and correct list of all Regulatory Authorizations from the FDA, or any other Governmental Body which administers Health Care Laws, held by the Alamo Corporations, and there are no other Regulatory Authorizations required for the Alamo Corporations or the Company Products in connection with the conduct of the business of the Alamo Corporations as currently conducted.

        (c)   Neither any of the Alamo Corporations nor, to the knowledge of the Company, any officer, employee or agent of any of the Alamo Corporations, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Body which administers Health Care Laws, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Body which administers Health Care Laws, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other such Governmental Body to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto (the "FDA Ethics Policy") or any similar policy.

        (d)   All preclinical and clinical trials in respect of the activities of the Alamo Corporations being conducted by or on behalf of the Alamo Corporations are being or have been conducted in compliance in all material respects with the required experimental protocols, procedures and controls, and all applicable Health Care Laws, including but not limited to, the FDA Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, and all applicable laws of the relevant Governmental Bodies outside the United States. No clinical trial conducted by or on behalf of the Alamo Corporations has been terminated or suspended by the FDA or any other applicable Governmental Body, and neither the FDA nor any other applicable Governmental Body has commenced or, to the knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay, suspend or materially restrict, any proposed or ongoing clinical trial conducted or proposed to be conducted by or on behalf of any of the Alamo Corporations.

        (e)   No Company Product has been recalled, withdrawn, suspended or discontinued (whether voluntarily or otherwise) or has been the subject of any "dear doctor" notifications, investigator notices, safety alerts, or other notice of action related to an alleged lack of safety, efficacy, or regulatory compliance. No proceedings (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any such product or product candidate or pre-market approvals or marketing authorizations are pending, or to the knowledge of the Company, threatened, against the Company or any of its affiliates, nor have any such proceedings been pending at any time. The Company has, prior to the execution of this Agreement, provided or Made Available to Parent accurate summaries of all significant adverse drug experiences relating to any Company Product and with respect to which information has been obtained or otherwise received by any of the Alamo Corporations prior to the date of this Agreement from any source, in the United States or outside the United States, including information derived from clinical investigations prior to any market authorization approvals, commercial marketing experience, clinical investigations, surveillance studies or registries, reports in the scientific literature, and unpublished scientific papers. In addition, the Company (and each of the Alamo Corporations, as applicable) has filed all annual and periodic reports, amendments and safety reports required for any Company Product required to be made to the FDA or any other Governmental Body.

        (f)    All batches and doses of any Company Product that is or was previously marketed, sold, or distributed by any of the Alamo Corporations have been manufactured in conformance with cGMP and the product specifications set forth in any applicable Company Contract Manufacturing Agreements. To the extent any batches or doses of any drug product deviated from cGMP and the product specifications, all such batches or doses were destroyed in accordance with applicable industry standards and the terms of any applicable Company Contract Manufacturer Agreements, and the Company possesses written records documenting any such destruction.

        (g)   No manufacturing site which assists in the manufacture of a Company Product has been subject to a Governmental Body (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Body notice of inspectional observations, "warning letters," "untitled letters" or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Health Care Laws or Regulatory Authorizations, and, to the knowledge of the Company, neither the FDA nor any Governmental Body is considering such action.

        (h)   The Alamo Corporations are not the subject of any pending or, to the knowledge of the Company, threatened investigation in respect of any Alamo Corporation employee, officer or agent by the FDA pursuant to the FDA Ethics Policy. Neither any of the Alamo Corporations nor any of their respective officers, employees or agents, has been debarred, suspended or excluded under 21 U.S.C. Section 335a or has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in a debarment, suspension or exclusion under 21 U.S.C. Section 335a, or any similar laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of any Governmental Body.

        (i)    As of the date hereof, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the knowledge of the Company, threatened against any of the Alamo Corporations or their officers, consultants, employees or agents.

        (j)    The Alamo Corporations are not a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Body.

        2.13    Certain Business Practices.     Neither the Company nor any of its directors, employees or officers, and to the Company's knowledge, no agents, consultants or distributors engaged by the Company (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any official or employee of a foreign or domestic Governmental Body, (c) has violated or is violating any provision of the US Foreign Corrupt Practices Act of 1977, as amended (including the rules and regulations issued thereunder) or any other law, rule, regulation, or other legally binding measure of any jurisdiction that relates to bribery or corruption (collectively, "Anti-Bribery Laws"), (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, (e) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or other unlawful payment of any nature in furtherance of an offer, payment, promise to pay, authorization, or ratification of the payment, directly or indirectly, of any gift, money or anything of value to any official or employee of a foreign or domestic Governmental Body to secure any improper advantage (within the meaning of such term under any applicable Anti-Bribery Law) or to obtain or retain business, or (f) has otherwise taken any action that has caused, or would reasonably be expected to cause the Company to be in violation of any applicable Anti-Bribery Law. The Company has established and maintains a compliance program, internal controls and procedures appropriate for compliance with the Anti-Bribery Laws.

        2.14    Governmental Authorizations.

        (a)   The Alamo Corporations hold all material Governmental Authorizations necessary to enable the Alamo Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, including all Governmental Authorizations required under Environmental Laws. All such Governmental Authorizations are valid and in full force and effect. Each Alamo Corporation is, and at all times since January 1, 2009 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since January 1, 2009, none of the Alamo Corporations has received any notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

        (b)   Part 2.14(b) of the Company Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Alamo Corporations by any U.S. federal, state or local Governmental Body or any foreign Governmental Body. Each of the Alamo Corporations is in full compliance with all of the material terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, does, will or could reasonably be expected to (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 2.14(b) of the Company Disclosure Schedule.

        2.15    Tax Matters.

        (a)   Each of the Tax Returns required to be filed by or on behalf of the respective Alamo Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Alamo Corporation Returns"): (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Alamo Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date, except with respect to matters contested in good faith in appropriate proceedings of for which adequate reserves have been established in accordance with GAAP.

        (b)   The Company Audited Balance Sheet fully accrues all actual and contingent liabilities for material Taxes with respect to all periods through the date of the Company Audited Balance Sheet.

        (c)   To the knowledge of the Company, no Alamo Corporation and no Alamo Corporation Return is subject to (or since January 1, 2009 has been subject to) an audit with respect to Taxes by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Alamo Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Alamo Corporation.

        (d)   No claim or Legal Proceeding is pending or, to the knowledge of the Company, has been threatened against or with respect to any Alamo Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any Alamo Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Alamo Corporations and with respect to which adequate reserves for payment have been established on the Company Audited Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Alamo Corporations except liens for current Taxes not yet due and payable. None of the Alamo Corporations has been, and none of the Alamo Corporations will be, required to include any adjustment in taxable income for U.S. federal income Tax purposes for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

        (e)   No written claim has ever been made by any Governmental Body in a jurisdiction where an Alamo Corporation does not file a Tax Return that it is or may be subject to taxation by that jurisdiction which has resulted or could reasonably be expected to result in an obligation to pay material Taxes.

        (f)    There are no Contracts relating to the allocating, sharing or indemnification of Taxes to which any Alamo Corporation is a party, other than (i) Contracts containing customary gross-up, allocation, sharing or indemnification provisions in credit agreements, derivatives, leases, and similar agreements entered into in the ordinary course of business or (ii) commercially reasonable Contracts for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold in the ordinary course of business.

        (g)   No Alamo Corporation has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code.

        (h)   No Alamo Corporation is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (i)    No Alamo Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an Alamo Corporation may be subject, other than the affiliated group of which the Company is the common parent. No Alamo Corporation has any liability for Taxes of a predecessor or transferor that became a liability of the successor or transferee by operation of law.

        (j)    The Company has disclosed on its federal income Tax Returns all positions that could give rise to a material understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement.

        (k)   No Alamo Corporation has participated in, or is currently participating in, a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

        (l)    The Alamo Corporations have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owning to any employee, independent contractor, creditor, stockholder or other Person.

        (m)  No Alamo Corporation has taken any action or knows of any fact that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        2.16    Employee and Labor Matters; Benefit Plans.

        (a)   Except as set forth in Part 2.16(a) of the Company Disclosure Schedule or as required by applicable Legal Requirements, the employment of each of the Alamo Corporations' employees is terminable by the applicable Alamo Corporation at will.

        (b)   Except as set forth in Part 2.16(b) of the Company Disclosure Schedule, none of the Alamo Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of any of the Alamo Corporations. There has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting any of the Alamo Corporations or any of their employees. There is not now pending, and, to the knowledge of the Company, no Person has threatened to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding representation or union organizing activity or any similar activity or dispute. There is no claim or grievance pending or, to the knowledge of the Company, threatened against any Alamo Corporation relating to any employment Contract, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers' compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any Company Associate, including charges of unfair labor practices or harassment complaints.

        (c)   The Company has delivered or Made Available to Parent an accurate and complete list, by country and as of the date hereof, of each Company Employee Plan and each Company Employee Agreement. None of the Alamo Corporations intends, and none of the Alamo Corporations has committed, to establish or enter into any new Company Employee Plan or Company Employee Agreement, or to modify any Company Employee Plan or Company Employee Agreement (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement).

        (d)   The Company has delivered or Made Available to Parent accurate and complete copies of: (i) all documents setting forth the terms of each Company Employee Plan and each Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under applicable Legal Requirements in connection with each Company Employee Plan; (iii) if the Company Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Employee Plan assets, if any; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA or any similar Legal Requirement with respect to each Company Employee Plan; (v) all material written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts; (vi) all discrimination tests required under the Code for each Company Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; (vii) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code; and (viii) all material correspondence in its possession regarding any Company Employee Plan regarding any audit, investigation or proceeding regarding such Company Employee Plan or any fiduciary thereof.

        (e)   Each of the Alamo Corporations and Company Affiliates has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and Company Employee Agreement, and each Company Employee Plan and Company Employee Agreement has been established and maintained in all material respects in accordance with its terms and applicable Legal Requirements. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. All Company Pension Plans required to have been approved by any foreign Governmental Body have been so approved, no such approval has been revoked (or, to the knowledge of the Company, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Company Pension Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto. Each Company Employee Plan intended to be tax qualified under applicable Legal Requirements is so tax qualified, and no event has occurred and no circumstance or condition exists that would reasonably be expected to result in the disqualification of any such Company Employee Plan. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. Each Company Employee Plan (other than any Company Employee Plan to be terminated prior to the Effective Time in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, any of the Alamo Corporations or any Company Affiliate (other than any liability for ordinary administration expenses). There are no audits or inquiries pending or, to the knowledge of the Company, threatened by the IRS, the DOL or any other Governmental Body with respect to any Company Employee Plan or any fiduciary thereof. None of the Alamo Corporations, and no Company Affiliate, has ever incurred: (i) any material penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; or (ii) any material penalty or Tax under applicable Legal Requirements. Each of the Alamo Corporations and Company Affiliates has made all contributions and other payments required by and due under the terms of each Company Employee Plan and each Company Employee Agreement. Neither the terms nor the performance of any Company Employee Agreement or Company Employee Plan would reasonably be expected to result in gross income inclusion after the Effective Time pursuant to Section 409A(a)(1)(A) of the Code.

        (f)    None of the Alamo Corporations, and no Company Affiliate, has ever maintained, established, sponsored, participated in or contributed to any: (i) Company Pension Plan subject to Title IV of ERISA; (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Company Employee Plan is or has been funded by, associated with or related to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code. None of the Alamo Corporations, and no Company Affiliate, has ever maintained, established, sponsored, participated in or contributed to any Company Pension Plan in which stock of any of the Alamo Corporations or any Company Affiliate is or was held as a plan asset. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no Contemplated Transaction will cause any such assets or insurance obligations to be less than such benefit obligations. There are no material liabilities of the Alamo Corporations with respect to any Company Employee Plan that are not properly accrued and reflected in the financial statements of the Company in accordance with GAAP.

        (g)   None of the Alamo Corporations, and no Company Affiliate, maintains, sponsors or contributes to any Company Employee Plan that is an employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) and that is, in whole or in part, self-funded or self-insured. No Company Employee Plan provides (except at no cost to the Alamo Corporations or any Company Affiliate), or reflects or represents any liability of any of the Alamo Corporations or any Company Affiliate to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Alamo Corporations or any Company Affiliate, none of the Alamo Corporations nor any Company Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Company Associate (either individually or to Company Associates as a group) or any other Person that such Company Associate(s) or other Person would be provided with post-termination or retiree life insurance, post-termination or retiree health benefit or other post-termination or retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

        (h)   Except as set forth in Part 2.16(h) of the Company Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will or would reasonably be expected to (either alone or upon the occurrence of termination of employment) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Associate.

        (i)    Except as set forth in Part 2.16(i) of the Company Disclosure Schedule, each of the Alamo Corporations and Company Affiliates: (i) is, and has been, in compliance in all material respects with any Order or arbitration award of any court, arbitrator or any Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor related matters; (ii) has withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Company Associates; (iii) is not, to the knowledge of the Company, liable for any arrears of wages or any taxes or any interest or penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, social charges or other benefits or obligations for Company Associates (other than routine payments to be made in the normal course of business and consistent with past practice).

        (j)    There is no agreement, plan, arrangement or other Contract covering any Company Associate, and no payments have been made or will be made in connection with the Merger to any Company Associate, that, considered individually or considered collectively with any other such Contracts or payments, will, or would reasonably be expected to, be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). No Alamo Corporation is a party to or has any obligation under any Contract to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.

        (k)   Since January 1, 2009, none of the Alamo Corporations has effectuated a "plant closing," partial "plant closing," "relocation", "mass layoff" or "termination" (as defined in the Worker Adjustment and Retraining Notification Act (the "WARN Act") or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Alamo Corporations.

        (l)    Each Company Employee Plan and Company Employee Agreement that is a "nonqualified deferred compensation plan" (as defined under Code Section 409A) has been operated in compliance in all material respects with Code Section 409A and has complied in all material respects with applicable document requirements of 409A. No stock right or other equity option or appreciation right granted under any benefit plan has an exercise price that is less than the fair market value of the underlying stock or equity units (as the case may be) as of the date of such option or right was granted, or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or right.

        2.17    Environmental Matters.

        (a)   None of the Alamo Corporations has received any notice or other communication, whether from a Governmental Body, citizens group, Company Associate or otherwise, that alleges that any of the Alamo Corporations is not or might not be in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the compliance by any of the Alamo Corporations with any Environmental Law in the future.

        (b)   To the knowledge of the Company: (i) all Alamo Leased Real Property and any other property that is or was leased to or owned, controlled or used by any of the Alamo Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern or material environmental contamination of any nature; (ii) none of the Alamo Leased Real Property or any other property that is or was leased to or owned, controlled or used by any of the Alamo Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the Alamo Leased Real Property or any other property that is or was leased to or owned, controlled or used by any of the Alamo Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released.

        (c)   No Alamo Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

        (d)   Except with respect to Contracts relating to Alamo Leased Real Property, none of the Alamo Corporations has entered into any Company Contract that may require any of them to guarantee,

reimburse, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws, or the activities of the Alamo Corporations or any other Person relating to Materials of Environmental Concern.

        2.18    Insurance.     Each material insurance policy and self-insurance program and arrangement relating to the business, assets and operations of the Alamo Corporations is in full force and effect. Since January 1, 2009, none of the Alamo Corporations has received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any material insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Alamo Corporations involving an amount in excess of $100,000 in any individual case or $500,000 in the aggregate.

        2.19    Transactions with Affiliates.     Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, during the period commencing on the date of the Company's last proxy statement filed with the SEC through the date of this Agreement, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        2.20    Legal Proceedings; Orders.

        (a)   Except as set forth in Part 2.20(a) of the Company Disclosure Schedule, there is not as of the date hereof, and there has not been since January 1, 2009, any pending and served Legal Proceeding, or (to the knowledge of the Company) any pending but not served Legal Proceeding and during such period no Person has threatened to commence any material Legal Proceeding: (i) that involves any of the Alamo Corporations, any business of any of the Alamo Corporations, any of the assets owned, leased or used by any of the Alamo Corporations or, to the knowledge of the Company, any Company Associate (in their capacity as such); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a reasonable basis for the commencement of any Legal Proceeding of the type described in clause "(i)" or clause "(ii)" of the first sentence of this Section 2.20(a).

        (b)   There is no Order to which any of the Alamo Corporations, or any of the material assets owned or used by any of the Alamo Corporations, is subject. To the knowledge of the Company, no officer or other key employee of any of the Alamo Corporations is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Alamo Corporations.

        2.21    Authority; Binding Nature of Agreement.     The Company has the corporate right, power and authority to enter into and perform its obligations under this Agreement and, subject to obtaining the Required Company Stockholder Vote, consummate the transactions contemplated hereby. The Company Board (at a meeting duly called and held) has: (a) determined that this Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and its stockholders; (b) authorized and approved the execution, delivery and performance of this Agreement by the Company and approved the Merger; (c) authorized and approved the execution and delivery of the Company Rights Agreement Amendment; and (d) recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Company Stockholders' Meeting. Assuming the due authorization, execution and delivery of this Agreement by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency, the relief of debtors and creditors' rights generally; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.22    Inapplicability of Section 203 of the DGCL and other Anti-takeover Statutes.     The Company Board has taken, and during the Pre-Closing Period the Company Board will take, all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery or performance of this Agreement, the Company Stockholder Voting Agreements, the Company Rights Agreement Amendment, or to the consummation of the Merger or any of the other Contemplated Transactions. The Company Board (at a meeting duly called and held) has, to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other Contemplated Transactions. No state takeover statute or similar Legal Requirement (other than Section 203 of the DGCL) applies or purports to apply to the Merger, this Agreement, the Company Stockholder Voting Agreements or any of the Contemplated Transactions. None of the Company or, to the knowledge of the Company, any of its respective "affiliates" or "associates" is or has been an "interested stockholder" (as defined in Section 203 of the DGCL) with respect to Parent.

        2.23    Vote Required.     The affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock outstanding on the record date for the Company Stockholders' Meeting (the "Required Company Stockholder Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement or consummate the transactions contemplated hereby.

        2.24    Non-Contravention; Consents.     Assuming compliance with the applicable provisions of the DGCL, the HSR Act, and the listing requirements of the NASDAQ Global Market, except as set forth in Part 2.24 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation of the Merger or any of the other Contemplated Transactions, will, directly or indirectly (with or without notice or lapse of time):

          (a)   contravene, conflict with or result in a violation of: (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Alamo Corporations; or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Alamo Corporations;

          (b)   contravene, conflict with or result in a violation of, any Legal Requirement or any Order to which any of the Alamo Corporations, or any of the assets owned or used by any of the Alamo Corporations, is subject;

          (c)   contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Alamo Corporations or that otherwise relates to the business of any of the Alamo Corporations or to any of the assets owned or used by any of the Alamo Corporations;

          (d)   contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such Company Material Contract; (ii) accelerate the maturity or performance of any such Company Material Contract; or (iii) cancel, terminate or modify any right, benefit, obligation or other term of such Company Material Contract; or

          (e)   result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Alamo Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Alamo Corporations).

        Except as may be required by the Securities Act, the Exchange Act, the DGCL, the HSR Act, and the listing requirements of the NASDAQ Global Market, none of the Alamo Corporations is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Merger or any of the other Contemplated Transactions, except where the failure to make any such filing or give any such notice or to obtain any such Consent would not, individually or in the aggregate, be material to the Alamo Corporations.

        2.25    Opinion of Financial Advisor.     The Company Board has received the opinion of J.P. Morgan Securities LLC (the "Company's Financial Advisor"), financial advisor to the Company, dated July 19, 2011, to the effect that, as of such date and based upon the factors and assumptions set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock. The Company will promptly furnish an accurate and complete copy of said opinion to Parent for informational purposes only.

        2.26    Financial Advisor.     Except for the Company's Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Alamo Corporations. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of the Company's Financial Advisor.

        2.27    Disclosure.     None of the information to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it, or any amendment or supplement thereto, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the stockholders of Parent or at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the stockholders of Parent or at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting (or any adjournment or postponement thereof), comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

        2.28    Rights Agreement.     The Company has amended the Company Rights Agreement to provide that: (i) none of the Parent, any of its stockholders nor any of their respective Affiliates or Associates (as such terms are defined in the Company Rights Agreement), shall be deemed to be an Acquiring Person (as defined in the Company Rights Agreement) as a result of the execution, delivery or performance of this Agreement, the Parent Stockholder Voting Agreements or the Company Stockholder Voting Agreements or the consummation of the Merger or any of the other Contemplated Transactions; (ii) neither a Stock Acquisition Date (as defined in the Company Rights Agreement) nor a Distribution Date (as defined in the Company Rights Agreement) shall be deemed to occur as a result of the execution, delivery or performance of this Agreement, the Parent Stockholder Voting Agreements or the Company Stockholder Voting Agreements or the consummation of the Merger or any of the other Contemplated Transactions; and (iii) the Company Rights will not separate from the Company Common Stock as a result of the execution, delivery or performance of this Agreement, the Parent Stockholder Voting Agreements or the Company Stockholder Voting Agreements or the consummation of the Merger or any of the other Contemplated Transactions (such amendment to the Company Rights Agreement being referred to as the "Company Rights Agreement Amendment").

        2.29    Acknowledgement by the Company.     The Company is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Section 3 or contained in the Parent Stockholder Voting Agreements. The representations and warranties by Parent and Merger Sub contained in Section 3 constitute the sole and exclusive representations and warranties of Parent, the other Abeline Corporations and their respective Representatives in connection with the Contemplated Transactions and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent.

        Section 3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company as follows (it being understood that each representation and warranty contained in this Section 3 is subject to: (a) the exceptions and disclosures set forth in the part or subpart of the Parent Disclosure Schedule corresponding to the particular Section or subsection in this Section 3 in which such representation and warranty appears; and (b) any exception or disclosure set forth in any other part or subpart of the Parent Disclosure Schedule to the extent it is reasonably apparent that such exception or disclosure would qualify such representation and warranty; and (c) any information set forth in the Parent SEC Documents filed on the SEC's EDGAR database on or after January 1, 2011 and publicly available prior to the date of this Agreement, other than information set forth therein under the headings "Risk Factors" or "Forward-Looking Statements" and any other information set forth therein that is predictive or forward-looking in nature):

        3.1    Subsidiaries; Due Organization; Etc.

        (a)   Part 3.1(a) of the Parent Disclosure Schedule identifies each Subsidiary of the Parent and indicates its jurisdiction of organization. Neither the Parent nor any of Parent's Subsidiaries owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Parent's Subsidiaries. No Abeline Corporation has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

        (b)   Each of the Abeline Corporations is a corporation or other business organization duly organized, validly existing and in good standing (to the extent that the laws of the jurisdiction of its formation recognize the concept of good standing) under the laws of the jurisdiction of its incorporation and has all necessary organizational power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

        (c)   Each of the Abeline Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Parent Material Adverse Effect.

        3.2    Certificate of Incorporation and Bylaws.     The Parent has delivered or Made Available to the Company accurate and complete copies of the certificate of incorporation, bylaws, memorandum of association and articles of association or equivalent governing documents of each of the Abeline Corporations, including all amendments thereto. The Parent has delivered or Made Available to the Company accurate and complete copies of: (a) the charters of all committees of the Parent Board; and (b) any code of conduct, corporate governance policies or principles, related party transaction policy, stock ownership guidelines, whistleblower policy, disclosure committee charter or similar codes policies, or guidelines adopted by any of the Abeline Corporations or by the board of directors, or any committee of the board of directors, of any of the Abeline Corporations.

        3.3    Capitalization, Etc.

        (a)   The authorized capital stock of the Parent consists of: (i) 58,750,000 shares of Parent Common Stock, of which 21,182,147 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 2,000,000 shares of Parent Preferred Stock, of which 45,000 have been designated as Series A Junior Participating Preferred Stock, $0.01 par value, of which no shares of Parent Preferred Stock or Series A Junior Participating Preferred Stock have been issued and are outstanding. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. None of the Abeline Corporations (other than the Parent) holds any shares of Parent Common Stock or any rights to acquire shares of Parent Common Stock.

        (b)   Except as set forth in Part 3.3(b) of the Parent Disclosure Schedule: (i) none of the outstanding shares of Parent Common Stock is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Parent Common Stock is subject to any right of first refusal in favor of the Parent; and (iii) there is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Parent Common Stock. None of the Abeline Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or other securities, except for the Parent's right to repurchase or reacquire restricted shares of Parent Common Stock held by an employee of the Parent upon termination of such employee's employment or upon any other forfeiture of a vesting condition.

        (c)   As of the date of this Agreement: (i) 2,107,249 shares of Parent Common Stock are subject to issuance pursuant to Parent Options; (ii) 59,076 shares of Parent Common Stock are reserved for future issuance pursuant to the Abeline 2010 Employee Stock Purchase Plan (the "Parent ESPP"); (iii) 643,370 shares of Parent Common Stock are subject to issuance upon the vesting of Parent RSUs; and (iv) 1,191,694 shares of Parent Common Stock are reserved for future issuance pursuant to equity awards not yet granted under the Parent Option Plans.

        (d)   As of the date of this Agreement, 45,000 shares of Parent Preferred Stock, designated as Series A Junior Participating Preferred Stock, are reserved for future issuance upon exercise of the rights (the "Parent Rights") issued pursuant to the Parent Rights Agreement.

        (e)   The Parent has delivered or Made Available to Company a complete and accurate list that sets forth with respect to each Parent Equity Award outstanding as of the date of this Agreement the following information: (i) the particular plan (if any) pursuant to which such Parent Equity Award was granted; (ii) the name of the holder of such Parent Equity Award; (iii) the type of Parent Equity Award (whether a Parent Option, a Parent RSU, or another type of Parent Equity Award); (iv) the number of shares of Parent Common Stock subject to such Parent Equity Award; (v) the per share exercise price (if any) of such Parent Equity Award; (vi) the applicable vesting schedule, and the extent to which such Parent Equity Award is vested and exercisable, if applicable; (vii) the date on which such Parent Equity Award was granted; (viii) the date on which such Parent Equity Award expires (if applicable); (ix) if such Parent Equity Award is a Parent Option, whether such Parent Option is an "incentive stock option" (as defined in the Code) or a non-qualified stock option; and (x) if such Parent Equity Award is in the form of Parent RSU, the dates on which shares of Parent Common Stock with respect to such Parent RSU are scheduled to be issued upon vesting. The Parent has delivered or Made Available to the Company accurate and complete copies of all equity plans pursuant to which any outstanding Parent Equity Awards were granted by the Parent, and the forms of all agreements evidencing such Parent Equity Awards. The exercise price of each Parent Option is not less than the fair market value of a share of Parent Common Stock as determined on the date of grant of such Parent Option. All grants of Parent Equity Awards were recorded on the Parent's financial statements (including, any related notes thereto) contained in the Parent SEC Documents in accordance with GAAP, and no such grants involved any "back dating" or similar practices with respect to the effective date of grant (whether intentional or otherwise). There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights or similar equity-based awards with respect to any of the Abeline Corporations.

        (f)    Except as set forth in Sections 3.3(a), 3.3(c) and 3.3(d), or as permitted from and after the date of this Agreement pursuant to Section 4.3, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Abeline Corporations; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Abeline Corporations or that has the right to vote on any matter on which the stockholders of Parent have the right to vote; (iii) Contract under which any of the Abeline Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that would reasonably be expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Abeline Corporations.

        (g)   All outstanding shares of Parent Common Stock, and all options and other Parent Equity Awards and other securities of the Abeline Corporations, have been issued and granted in compliance in all material respects with: (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

        (h)   All of the outstanding shares of capital stock of each of the Parent's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and are owned beneficially and of record by the Parent, free and clear of any Encumbrances, other than restrictions under applicable securities laws.

        3.4    SEC Filings; Financial Statements.

        (a)   The Parent has delivered or Made Available (or made available on the SEC website) to the Company accurate and complete copies of all registration statements, proxy statements, Parent Certifications and other statements, reports, schedules, forms and other documents filed by the Parent with the SEC, including all amendments thereto, since January 1, 2010 (collectively, the "Parent SEC Documents"). All statements, reports, schedules, forms and other documents required to have been filed by the Parent or its officers with the SEC since January 1, 2010 have been so filed on a timely basis. None of the Parent's Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the certifications and statements relating to the Parent SEC Documents required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act; (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act); or (C) any other rule or regulation promulgated by the SEC or applicable to the Parent SEC Documents (collectively, the "Parent Certifications") is accurate and complete, and complies as to form in all material respects with all applicable Legal Requirements. As used in the introduction to this Section 3 and in this Section 3.4, the term "file" and variations thereof shall be broadly construed to include any manner in which a document or information is filed, furnished, submitted, supplied or otherwise made available to the SEC or any member of its staff.

        (b)   The Parent maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning the Abeline Corporations required to be disclosed by the Parent in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. The Parent is in compliance in all material respects with the applicable listing requirements of the NASDAQ Global Select Market, and has not since January 1, 2010 received any notice asserting any non-compliance with the listing requirements of the NASDAQ Global Select Market.

        (c)   The financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments, none of which will be material); and (iii) fairly present, in all material respects, the consolidated financial position of the Parent and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Parent and its consolidated Subsidiaries for the periods covered thereby. No financial statements of any Person other than the Abeline Corporations are required by GAAP to be included in the consolidated financial statements of the Parent. There are no comments from the SEC or its staff pending with respect to any statements, reports, schedules, forms or other documents filed by Parent with the SEC that remain outstanding and unresolved.

        (d)   The Parent's auditor has at all times since the date of enactment of the Sarbanes-Oxley Act been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) "independent" with respect to the Parent within the meaning of Regulation S-X under the Exchange Act; and (iii) to the knowledge of the Parent, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services performed by the Parent's auditors for the Abeline Corporations that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved.

        (e)   The Parent maintains a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Abeline Corporations; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Parent; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Abeline Corporations that could have a material effect on the Parent's consolidated financial statements. The Parent's management has completed an assessment of the effectiveness of the Parent's system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2010, and, except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, such assessment concluded that such controls were effective and the Parent's independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Parent maintained effective internal control over financial reporting as of December 31, 2010. To the knowledge of the Parent, except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, since December 31, 2010, neither the Parent nor any of its Subsidiaries nor the Parent's independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Abeline Corporations; (B) any illegal act or fraud, whether or not material, that involves the Parent's management or other employees; or (C) any claim or allegation regarding any of the foregoing.

        (f)    Part 3.4(f) of the Parent Disclosure Schedule lists, and the Parent has delivered or Made Available to the Company accurate and complete copies of the documentation creating or governing, all securitization transactions and "off-balance sheet arrangements" (as defined in Item 303(c) of Regulation S-K under the Exchange Act) currently in effect or effected by any of the Abeline Corporations since January 1, 2010. None of the Abeline Corporations has any obligation or other commitment to become a party to any such "off-balance sheet arrangements" in the future.

        3.5    Absence of Changes.     Except as set forth in Part 3.5 of the Parent Disclosure Schedule, since December 31, 2010 through the date of this Agreement:

          (a)   there has not been any Parent Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Parent Material Adverse Effect;

          (b)   there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the material assets of any of the Abeline Corporations (whether or not covered by insurance);

          (c)   none of the Abeline Corporations has: (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock; or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Abeline Corporations (other than repurchase of restricted Parent Common Stock in connection with termination of employment of the previous holder of such Parent Common Stock that were made in the ordinary course of business and consistent with past practices, or upon the cashless or net exercise of outstanding Parent Options);

          (d)   none of the Abeline Corporations has sold, issued or granted, or authorized the issuance of: (i) any capital stock or other security (except for Parent Common Stock issued upon the valid exercise of outstanding Parent Options or vesting of Parent RSUs or pursuant to the Parent ESPP); (ii) any option, warrant or right to acquire any capital stock or any other security (except for Parent Options and Parent RSUs identified in Part 3.3(e) of the Parent Disclosure Schedule); or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

          (e)   the Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under: (i) any provision of any of the Parent Option Plans; (ii) any provision of any Contract evidencing any outstanding Parent Option; (iii) any restricted stock unit agreement; or (iv) any other Contract evidencing or relating to any equity award (whether payable in cash or stock);

          (f)    (i) there has been no amendment to the certificate of incorporation or bylaws of the Parent, (ii) none of the Abeline Corporations has effected or been a party to any merger,

  consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction and (iii) none of the Abeline Corporations has acquired or disposed of any business or a material amount of assets;

          (g)   the Abeline Corporations have not made any capital expenditures that in the aggregate exceed $1,000,000;

          (h)   none of the Abeline Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any material account receivable or other material indebtedness;

          (i)    none of the Abeline Corporations has: (i) lent money to any Person (other than routine travel advances made to employees in the ordinary course of business); or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (j)    none of the Abeline Corporations has: (i) adopted, established or entered into any Parent Employee Plan or Parent Employee Agreement; (ii) caused or permitted any Parent Employee Plan or Parent Employee Agreement to be amended in any material respect; or (iii) increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to any of its directors, officers or other employees by in excess of $25,000 in any individual case;

          (k)   none of the Abeline Corporations has changed any of its methods of accounting or accounting practices in any material respect except as required by concurrent changes in GAAP or SEC rules and regulations;

          (l)    none of the Abeline Corporations has made any material Tax election made any material amendments to Tax Returns previously filed, or settled or compromised any material Tax liability or refund;

          (m)  none of the Abeline Corporations has commenced or settled any Legal Proceeding;

          (n)   none of the Abeline Corporations has amended, terminated or granted any waiver under the Parent Rights Agreement or any "standstill" or similar agreement;

          (o)   none of the Abeline Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

          (p)   none of the Abeline Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(o)" above.

        3.6    Title to Assets.     The Abeline Corporations own, and have good and valid title to, all assets (excluding, for purposes of this Section 3.6, Intellectual Property and Intellectual Property Rights) purported to be owned by them, including: (a) all of said assets reflected on the Parent Audited Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Parent Audited Balance Sheet); and (b) all other of said assets reflected in the books and records of the Abeline Corporations as being owned by the Abeline Corporations. All of said assets are owned by the Abeline Corporations free and clear of any Encumbrances, except for: (i) any lien for current taxes not yet due and payable; (ii) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Abeline Corporations; and (iii) liens described in Part 3.6 of the Parent Disclosure Schedule. The Abeline Corporations are the lessees of, and hold valid leasehold interests in, all assets purported to have been leased by them, including: (A) all assets reflected as leased on the Parent Audited Balance Sheet; and (B) all other assets reflected in the books and records of the Abeline Corporations as being leased to the Abeline Corporations, and the Abeline Corporations enjoy undisturbed possession of such leased assets.

        3.7    Loans; Customers.

        (a)   Part 3.7(a) of the Parent Disclosure Schedule contains an accurate and complete list as of the date of this Agreement of all outstanding loans and advances made by any of the Abeline Corporations to any Company Associate, other than routine travel advances made to directors or officers or other employees in the ordinary course of business.

        (b)   Part 3.7(b) of the Parent Disclosure Schedule accurately identifies Abeline Corporations' top 5 customers in the fiscal year ended on December 31, 2010 based on the revenues received by Abeline Corporations in that year. The Parent has not received any notice or other communication, and has not received any other information, indicating that any of its customers or other Person identified or required to be identified in Part 3.7(b) of the Parent Disclosure Schedule may cease dealing with or materially reduce its orders from any of the Abeline Corporations.

        3.8    Equipment; Real Property; Leasehold.

        (a)   All material items of equipment and other tangible assets owned by or leased to the Abeline Corporations are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the businesses of the Abeline Corporations in the manner in which such businesses are currently being conducted.

        (b)   Except as set forth in Part 3.8(b) of the Parent Disclosure Schedule, no Abeline Corporation owns any real property. An Abeline Corporation owns fee simple title to all of the real properties set forth on Part 3.8(b) of the Parent Disclosure Schedule (the "Parent Owned Real Property"), in each case free and clear of all Encumbrances except for (i) minor Encumbrances that will not, in any case or in the aggregate, materially detract from the value of the real property subject thereto or materially impair the operations of any of the Abeline Corporations, (ii) all Encumbrances disclosed on existing title policies or surveys Made Available to the Company prior to the date of this Agreement, and (iii) real estate Taxes and special assessments with respect to such Parent Owned Real Property that are not yet due and payable. No Person other than an Abeline Corporation has any ownership interest in any Parent Owned Real Property. None of the Abeline Corporations has received written notice to the effect that there are any condemnation proceedings that are pending or, to the knowledge of Parent, threatened with respect to any material portion of any Parent Owned Real Property. No Abeline Corporation has received written notice of (A) any structural defects or any material violation of Legal Requirements relating to any Parent Owned Real Property or (B) any physical damage to any Parent Owned Real Property that is not covered by insurance and that would materially detract from the value of the Parent Owned Real Property subject thereto or materially impair the operations of any of the Abeline Corporations.

        (c)   Part 3.8(c) of the Parent Disclosure Schedule sets forth an accurate and complete list of each lease pursuant to which any of the Abeline Corporations leases real property from any other Person for annual rent payments in excess of $200,000. (All real property leased to the Abeline Corporations pursuant to the real property leases identified or required to be identified in Part 3.8(c) of the Parent Disclosure Schedule, including all buildings, structures, fixtures and other improvements leased to the Abeline Corporations, is referred to as the "Abeline Leased Real Property.") To the knowledge of the Parent, there is no existing plan or study by any Governmental Body or by any other Person that challenges or otherwise adversely affects the continuation of the use or operation of any Abeline Leased Real Property. Part 3.8(c) of the Parent Disclosure Schedule contains an accurate and complete list of all subleases, occupancy agreements and other Parent Contracts granting to any Person (other than any Abeline Corporation) a right of use or occupancy of any of the Abeline Leased Real Property. Except as set forth in the leases or subleases identified in Part 3.8(c) of the Parent Disclosure Schedule, there is no Person in possession of any Abeline Leased Real Property other than an Abeline Corporation. Since January 1, 2010, none of the Abeline Corporations has received any written notice (or, to the knowledge of the Parent, any other communication, whether written or otherwise) of a default, alleged failure to perform, or any offset or counterclaim with respect to any occupancy agreement with respect to any Abeline Leased Real Property which has not been fully remedied and withdrawn.

        3.9    Intellectual Property.

        (a)   Part 3.9(a) of the Parent Disclosure Schedule accurately identifies:

            (i)  in Part 3.9(a)(i) of the Parent Disclosure Schedule: (A) each material item of Registered IP in which any of the Abeline Corporations has or purports to have an ownership interest of any nature (whether solely or jointly with another Person) and that either: (1) covers any Parent Product; (2) covers the manufacture, development, support, maintenance or testing of any Parent Product and is not generally available on standard terms; or (3) is used or held for use in connection with any clinical stage Parent Product (the "Abeline Material Registered IP"); (B) the jurisdiction in which such Abeline Material Registered IP has been registered or filed and the applicable registration or serial number; and (C) any other Person that has an ownership interest in such item of Abeline Material Registered IP and the nature of such ownership interest; and

           (ii)  in Part 3.9(a)(ii) of the Parent Disclosure Schedule: (A) each material item of Registered IP licensed with respect to any field to any of the Abeline Corporations; (B) each Contract pursuant to which any material Intellectual Property Rights or material Intellectual Property is licensed (x) to any of the Abeline Corporations (other than commercially available third party software) or (y) from any of the Abeline Corporations, and which Contract is material to the Abeline Corporations, including any material development, collaboration or commercialization agreements; and (C) whether these licenses are exclusive or nonexclusive (for purposes of this Agreement, a covenant not to sue or not to assert infringement claims shall be deemed to be equivalent to a nonexclusive license).

        (b)   The Parent has delivered or Made Available to the Company an accurate and complete copy of each standard form of the following documents and Contracts used by any Abeline Corporation at any time since January 1, 2009: (i) terms and conditions with respect to the distribution, sale, or provisioning of any Parent Product; (ii) employee agreement or similar Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision; or (iii) consulting or independent contractor agreement or similar Contract containing any assignment or license of Intellectual Property or Intellectual Property Rights or any confidentiality provision. Part 3.9(b) of the Parent Disclosure Schedule accurately identifies each Parent Contract concerning the subject matter of (i), (ii) or (iii) that is material to the Company and that deviates in any material respect from the corresponding standard form described above.

        (c)   The Abeline Corporations exclusively own all right, title and interest to and in the Parent IP (other than Intellectual Property Rights or Intellectual Property licensed to the Parent, as identified in Part 3.9(a)(ii) of the Parent Disclosure Schedule or pursuant to commercially available third party software and material transfer agreements entered into in the ordinary course of business) free and clear of any Encumbrances (other than non-exclusive licenses granted by any Abeline Corporation in connection with the sale or license of Parent Products in the ordinary course of business). Without limiting the generality of the foregoing:

            (i)  all documents and instruments necessary to perfect the rights of the Abeline Corporations in the Parent IP that is Abeline Material Registered IP have been validly executed, delivered and filed in a timely manner with the appropriate Governmental Body;

           (ii)  no Parent Associate, to the knowledge of the Parent, has any claim, right (whether or not currently exercisable) or interest to or in any Parent IP and each Parent Associate who is or was involved in the creation or development of any Parent IP has signed a valid, enforceable agreement containing an assignment of Intellectual Property Rights to the Abeline Corporations and confidentiality provisions protecting the Parent IP;

          (iii)  no Abeline Corporation has entered in any research or collaboration agreement with any Governmental Body that resulted in the development of any material Parent IP;

          (iv)  each Abeline Corporation has taken all reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information held by any of the Abeline Corporations, or purported to be held by any of the Abeline Corporations, as a trade secret;

           (v)  none of the Abeline Corporations is now or has ever been a member or promoter of, or a contributor to, any industry standards body or any similar organization that could reasonably be expected to require or obligate any of the Abeline Corporations to grant or offer to any other Person any license or right to any Parent IP; and

          (vi)  the Abeline Corporations own or otherwise have, and after the Closing the Surviving Corporation will continue to have, all Intellectual Property Rights reasonably necessary to conduct the business of the Abeline Corporations as conducted as of the date of this Agreement.

        (d)   All Parent IP that is material to the business of any of the Abeline Corporations is valid, subsisting and enforceable.

        (e)   Neither the execution, delivery or performance of this Agreement nor the consummation of any of the Contemplated Transactions will, or would reasonably be expected to, with or without notice or the lapse of time, result in or give any other Person the right or option to cause, create, impose or declare: (i) a loss of, or Encumbrance on, any Parent IP; or (ii) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Parent IP.

        (f)    To the knowledge of the Parent, no Person has infringed, misappropriated or otherwise violated, and no Person is infringing, misappropriating or otherwise violating, any Parent IP. Part 3.9(f) of the Parent Disclosure Schedule: (i) accurately identifies (and the Parent has provided to Parent an accurate and complete copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to any of the Abeline Corporations or any Representative of any of the Abeline Corporations between January 1, 2006 and the date of this Agreement regarding any alleged or suspected infringement or misappropriation of any Parent IP; and (ii) provides a brief description of the current status of the matter referred to in such letter, communication or correspondence.

        (g)   To the knowledge of the Parent, none of the Abeline Corporations and none of the Parent Products has infringed (directly, contributorily, by inducement or otherwise), misappropriated or otherwise violated any Intellectual Property Right of any other Person in any material respect. Part 3.9(g) of the Parent Disclosure Schedule accurately identifies (and the Parent has provided to the Company an accurate and complete copy of) each letter or other written or electronic communication or correspondence that has been sent or otherwise delivered by or to any of the Abeline Corporations or, to the knowledge of the Parent, any Representative of any of the Abeline Corporations, between January 1, 2006 and the date of this Agreement regarding any alleged or suspected infringement or misappropriation of any Intellectual Property Right of any other Person by any of the Abeline Corporations.

        (h)   No infringement, misappropriation or similar claim or Legal Proceeding involving infringement or misappropriation of any Intellectual Property Right of any other Person is or, since

January 1, 2006, has been pending and served or, to the knowledge of the Parent, pending and not served or threatened against any Abeline Corporation or against any other Person who is, or has asserted or would reasonably be expected to assert that it is, entitled to be indemnified, defended, held harmless or reimbursed by any Abeline Corporation with respect to such claim or Legal Proceeding (including any claim or Legal Proceeding that has been settled, dismissed or otherwise concluded).

        (i)    Except as set forth in Part 3.9(i) of the Parent Disclosure Schedule, since January 1, 2006, none of the Abeline Corporations has received any notice or other communication relating to any actual or alleged infringement, misappropriation or violation of any Intellectual Property Right of another Person by any of the Parent Products.

        (j)    Except as set forth in Part 3.9(j) of the Parent Disclosure Schedule, none of the Abeline Corporations has transferred title to, or granted any exclusive license with respect to, any material Parent IP.

        3.10    Contracts.

        (a)   Part 3.10(a) of the Parent Disclosure Schedule identifies each Parent Contract that is executory as of the date of this Agreement and that constitutes a Parent Material Contract. For purposes of this Agreement, "Parent Material Contract" shall mean:

            (i)  any Contract which is in effect and which has been filed (or is required to be filed) by the Parent as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act, or that Parent is required to disclose under Item 404 of Regulation S-K under the Exchange Act;

           (ii)  any Contract: (A) constituting a Parent Employee Agreement; (B) pursuant to which any of the Abeline Corporations is or may become obligated to make any severance, termination or similar payment to any Parent Associate or any spouse, heir or Representative of any Parent Associate except for severance, termination or similar payments required by applicable Legal Requirements that does not exceed $50,000 per employee; (C) pursuant to which any of the Abeline Corporations is or may become obligated to make any bonus or similar payment (other than payments constituting base salary, incentive bonuses or commissions paid in the ordinary course of business) in excess of $50,000 to any Parent Associate; or (D) pursuant to which any of the Abeline Corporations is or may become obligated to grant or accelerate the vesting of, or otherwise modify, any stock option, restricted stock, stock appreciation right or other equity interest in any of the Abeline Corporations;

         (iii)  any Contract identified or required to be identified in Part 3.9 of the Parent Disclosure Schedule;

          (iv)  any Contract with any distributor and any contract with any other reseller or sales representative, in each case that provides exclusivity rights to any third party;

           (v)  any Contract that is with a supplier of products, product candidates, raw materials or any intermediate form of any drug product, or any services, which supplier is the only source or only supplier of such product, product candidate, raw material, intermediate form of drug product or service in the market place;

          (vi)  any Contract that provides for: (A) reimbursement of any current director or officer of an Abeline Corporation for, or advancement to any current director or officer of an Abeline Corporation of, legal fees or other expenses associated with any Legal Proceeding or the defense thereof; or (B) indemnification of any current director or officer of an Abeline Corporation;

         (vii)  any Contract imposing any restriction on the right or ability of any Abeline Corporation: (A) to compete with any other Person; (B) to acquire any product or other asset or any services from any other Person; (C) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person; (D) to perform services for any other Person; or (E) to transact business with any other Person, in each case which restriction would or would reasonably be expected to materially and adversely affect: (x) the conduct of the business of the Abeline Corporations as currently conducted or as currently is proposed to be conducted; or (y) the design, development, manufacturing, reproduction, marketing, licensing, sale, offer for sale, importation, distribution, performance, display, creation of derivative works with respect to and/or use of any Parent Product;

        (viii)  any Contract incorporating or relating to any material guaranty, warranty, sharing of liabilities or indemnity (including any indemnity with respect to Intellectual Property or Intellectual Property Rights) or similar obligation, other than Contracts entered into in the ordinary course of business;

          (ix)  any Contract relating to any currency hedging;

           (x)  any Contract requiring that any of the Abeline Corporations give any notice or provide any information to any Person prior to responding to or prior to accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction;

          (xi)  any Contract relating to the lease or sublease of Abeline Leased Real Property or of any real property owned by any Abeline Corporation;

         (xii)  any Contract that: (A) involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $1,000,000 in the fiscal year ending December 31, 2011 or the following fiscal years; (B) requires by its terms the payment or delivery of cash or other consideration in an amount or having a value in excess of $1,000,000 in the fiscal year ending December 31, 2011 or the following fiscal years; (C) involves the performance of services having a value in excess of $1,000,000 in the fiscal year ending December 31, 2011; (D) requires by its terms the performance of services having a value in excess of $1,000,000 in the fiscal year ending December 31, 2011 or the following fiscal years; (E) in which the Parent or any Abeline Corporation has granted development rights, "most favored nation" pricing provisions or marketing or distribution rights relating to any Parent Product; (F) in which the Parent or any Abeline Corporation has agreed to purchase a minimum quantity of goods relating to any Parent Product or has agreed to purchase goods relating to any Parent Product exclusively from a certain party; (G) is (i) material to the Abeline Corporations and (ii) relates to the supply or manufacture of any Parent Product (including any raw materials or any intermediate form of any drug product) or that is with any clinical research organization or relates to any ongoing clinical trial; or (H) relates to the lease by an Abeline Corporation of material tangible personal property;

       (xiii)  any Contract, the termination of which would reasonably be expected to have a Parent Material Adverse Effect.

The Parent has delivered or Made Available to the Company an accurate and complete copy of each Parent Contract that constitutes a Parent Material Contract.

        (b)   Each Parent Contract that constitutes a Parent Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        (c)   Except as set forth in Part 3.10(c) of the Parent Disclosure Schedule: (i) none of the Abeline Corporations has violated or breached in any material respect, or committed any default in any material respect under, any Parent Material Contract; (ii) to the knowledge of the Parent, no other Person has violated or breached in any material respect, or committed any default in any material respect under, any Parent Material Contract; (iii) to the knowledge of the Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (A) result in a violation or breach in any material respect of any of the provisions of any Parent Material Contract; (B) give any Person the right to declare a default in any material respect under any Parent Material Contract; (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Parent Material Contract; (D) give any Person the right to accelerate the maturity or performance of any Parent Material Contract; or (E) give any Person the right to cancel, terminate or modify any Parent Material Contract; and (iv) since January 1, 2009, none of the Abeline Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Parent Material Contract.

        3.11    Liabilities.     None of the Abeline Corporations has any accrued, contingent or other liabilities of the type required to be disclosed, accrued or reserved in the liabilities column of a balance sheet prepared in accordance with GAAP, except for: (a) liabilities identified as such, or specifically reserved against, in the Parent Audited Balance Sheet; (b) liabilities that have been incurred by the Abeline Corporations since the date of the Parent Audited Balance Sheet in the ordinary course of business and consistent with past practices; (c) liabilities for performance of obligations of the Abeline Corporations pursuant to the express terms of Parent Contracts; (d) liabilities under this Agreement or incurred in connection with the Contemplated Transactions; and (e) liabilities that are not, individually or in the aggregate, material to the Abeline Corporations, or that are described in Part 3.11 of the Parent Disclosure Schedule.

        3.12    Compliance with Legal Requirements; Regulatory Matters.

        (a)   Each of the Abeline Corporations is, and has during the past two years been, in compliance in all material respects with all applicable Legal Requirements, including Environmental Laws and Legal Requirements relating to employment, privacy law matters, exportation of goods and services, securities law matters and Taxes, and all applicable Health Care Laws, which affect the business, properties, assets and activities of the Abeline Corporations. During the past five years, none of the Abeline Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation in any material respect of, or failure to comply in any material respect with, any Legal Requirement.

        (b)   All Parent Products subject to the jurisdiction of the FDA or Governmental Bodies which administer Health Care Laws in other jurisdictions are being marketed, sold, distributed, developed, manufactured, labeled, stored, tested and otherwise produced by or on behalf of the Abeline Corporations in compliance in all material respects with all applicable requirements under Health Care Laws. Part 3.12(b) of the Disclosure Schedule sets forth a complete and correct list of all Regulatory Authorizations from the FDA, or any other Governmental Body which administers Health Care Laws, held by the Abeline Corporations, and there are no other Regulatory Authorizations required for the Abeline Corporations or the Parent Products in connection with the conduct of the business of the Abeline Corporations as currently conducted.

        (c)   Neither any of the Abeline Corporations nor, to the knowledge of Parent, any officer, employee or agent of any of the Abeline Corporations, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Body which administers Health Care Laws, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Body which administers Health Care Laws, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA or any other such Governmental Body to invoke the FDA Ethics Policy or any similar policy.

        (d)   All preclinical and clinical trials in respect of the activities of the Abeline Corporations being conducted by or on behalf of the Abeline Corporations are being or have been conducted in compliance in all material respects with the required experimental protocols, procedures and controls, and all applicable Health Care Laws, including but not limited to, the FDA Act and its applicable implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312, and all applicable laws of the relevant Governmental Bodies outside the United States. No clinical trial conducted by or on behalf of the Abeline Corporations has been terminated or suspended by the FDA or any other applicable Governmental Body, and neither the FDA nor any other applicable Governmental Body has commenced or, to the knowledge of the Parent, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate, delay, suspend or materially restrict, any proposed or ongoing clinical trial conducted or proposed to be conducted by or on behalf of any of the Abeline Corporations.

        (e)   No Parent Product has been recalled, withdrawn, suspended or discontinued (whether voluntarily or otherwise) or has been the subject of any "dear doctor" notifications, investigator notices, safety alerts, or other notice of action related to an alleged lack of safety, efficacy, or regulatory compliance. No proceedings (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any such product or product candidate or pre-market approvals or marketing authorizations are pending, or to the knowledge of the Parent, threatened, against the Parent or any of its affiliates, nor have any such proceedings been pending at any time. The Parent has, prior to the execution of this Agreement, provided or Made Available to the Company accurate summaries of all significant adverse drug experiences relating to any Parent Product that have occurred and with respect to which information has been obtained or otherwise received by any of the Abeline Corporations prior to the date of this Agreement from any source, in the United States or outside the United States, including information derived from clinical investigations prior to any market authorization approvals, commercial marketing experience, clinical investigations, surveillance studies or registries, reports in the scientific literature, and unpublished scientific papers . In addition, the Parent (and each of the Abeline Corporations, as applicable) has filed all annual and periodic reports, amendments and safety reports required for any Parent Product required to be made to the FDA or any other Governmental Body.

        (f)    All batches and doses of any Parent Product that is or was previously marketed, sold, or distributed by any of the Abeline Corporations have been manufactured in conformance with cGMP and the product specifications set forth in any applicable Parent Contract Manufacturing Agreements. To the extent any batches or doses of any drug product deviated from cGMP and the product specifications, all such batches or doses were destroyed in accordance with applicable industry standards and the terms of any applicable Parent Contract Manufacturer Agreements, and the Parent possesses written records documenting any such destruction.

        (g)   No manufacturing site which assists in the manufacture of a Parent Product has been subject to a Governmental Body (including FDA) shutdown or import or export prohibition, nor received any FDA Form 483 or other Governmental Body notice of inspectional observations, "warning letters," "untitled letters" or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Health Care Laws or Regulatory Authorizations, and, to the knowledge of the Parent, neither the FDA nor any Governmental Body is considering such action.

        (h)   The Abeline Corporations are not the subject of any pending or, to the knowledge of the Parent, threatened investigation in respect of any Abeline Corporation employee, officer or agent by the FDA pursuant to the FDA Ethics Policy. Neither any of the Abeline Corporations nor any of their respective officers, employees or agents, has been debarred, suspended or excluded under 21 U.S.C. Section 335a or has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in a debarment, suspension or exclusion under 21 U.S.C. Section 335a, or any similar laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions of any Governmental Body.

        (i)    As of the date hereof, no claims, actions, proceedings or investigations that would reasonably be expected to result in such a material debarment or exclusion are pending or, to the knowledge of the Parent, threatened against any of the Abeline Corporations or their officers, consultants, employees or agents.

        (j)    The Abeline Corporations are not a party to any corporate integrity agreements, deferred prosecution agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Governmental Body.

        3.13    Certain Business Practices.     Neither the Parent nor any of its directors, employees or officers, and to the Parent's knowledge, no agents, consultants or distributors engaged by the Parent (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any official or employee of a foreign or domestic Governmental Body, (c) has violated or is violating any provision of any Anti-Bribery Law, (d) has established or maintained, or is maintaining, any unlawful fund of corporate monies or other properties, (e) has made any bribe, unlawful rebate, unlawful payoff, influence payment, kickback or other unlawful payment of any nature in furtherance of an offer, payment, promise to pay, authorization, or ratification of the payment, directly or indirectly, of any gift, money or anything of value to any official or employee of a foreign or domestic Governmental Body to secure any improper advantage (within the meaning of such term under any applicable Anti-Bribery Law) or to obtain or retain business, or (f) has otherwise taken any action that has caused, or would reasonably be expected to cause the Parent to be in violation of any applicable Anti-Bribery Law. The Parent has established and maintains a compliance program, internal controls and procedures appropriate for compliance with the Anti-Bribery Laws.

        3.14    Governmental Authorizations.

        (a)   The Abeline Corporations hold all material Governmental Authorizations necessary to enable the Abeline Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, including all Governmental Authorizations required under Environmental Laws. All such Governmental Authorizations are valid and in full force and effect. Each Abeline Corporation is, and at all times since January 1, 2009 has been, in compliance in all material respects with the terms and requirements of such Governmental Authorizations. Since January 1, 2009, none of the Abeline Corporations has received any notice or other communication from any Governmental Body regarding: (i) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization; or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

        (b)   Part 3.14(b) of the Parent Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Abeline Corporations by any U.S. federal, state or local Governmental Body or any foreign Governmental Body. Each of the Abeline Corporations is in full compliance with all of the material terms and requirements of each grant, incentive and subsidy identified or required to be identified in Part 3.14(b) of the Parent Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other Contemplated Transactions, does, will or could reasonably be expected to (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify any grant, incentive or subsidy identified or required to be identified in Part 3.14(b) of the Parent Disclosure Schedule.

        3.15    Tax Matters.

        (a)   Each of the Tax Returns required to be filed by or on behalf of the respective Abeline Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Abeline Corporation Returns"): (i) has been or will be filed on or before the applicable due date (including any extensions of such due date); and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Abeline Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date, except with respect to matters contested in good faith in appropriate proceedings of for which adequate reserves have been established in accordance with GAAP.

        (b)   The Parent Audited Balance Sheet fully accrues all actual and contingent liabilities for material Taxes with respect to all periods through the date of the Parent Audited Balance Sheet.

        (c)   To the knowledge of Parent, no Abeline Corporation and no Abeline Corporation Return is subject to (or since January 1, 2009 has been subject to) an audit with respect to Taxes by any Governmental Body. No extension or waiver of the limitation period applicable to any of the Abeline Corporation Returns has been granted (by the Parent or any other Person), and no such extension or waiver has been requested from any Abeline Corporation.

        (d)   No claim or Legal Proceeding is pending or, to the knowledge of the Parent, has been threatened against or with respect to any Abeline Corporation in respect of any material Tax. There are no unsatisfied liabilities for material Taxes with respect to any notice of deficiency or similar document received by any Abeline Corporation with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Abeline Corporations and with respect to which adequate reserves for payment have been established on the Parent Audited Balance Sheet). There are no liens for material Taxes upon any of the assets of any of the Abeline Corporations except liens for current Taxes not yet due and payable. None of the Abeline Corporations has been, and none of the Abeline Corporations will be, required to include any adjustment in taxable income for U.S. federal income Tax purposes for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

        (e)   No written claim has ever been made by any Governmental Body in a jurisdiction where an Abeline Corporation does not file a Tax Return that it is or may be subject to taxation by that jurisdiction which has resulted or could reasonably be expected to result in an obligation to pay material Taxes.

        (f)    There are no Contracts relating to the allocating, sharing or indemnification of Taxes to which any Abeline Corporation is a party, other than (i) Contracts containing customary gross-up, allocation, sharing or indemnification provisions in credit agreements, derivatives, leases, and similar agreements entered into in the ordinary course of business or (ii) commercially reasonable Contracts for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold in the ordinary course of business.

        (g)   No Abeline Corporation has constituted either a "distributing corporation" or a "controlled corporation" within the meaning of Section 355(a)(1)(A) of the Code.

        (h)   No Abeline Corporation is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii)of the Code.

        (i)    No Abeline Corporation has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code or within the meaning of any similar Legal Requirement to which an Abeline Corporation may be subject, other than the affiliated group of which the Parent is the common parent. No Abeline Corporation has any liability for Taxes of a predecessor or transferor that became a liability of the successor or transferee by operation of law.

        (j)    The Parent has disclosed on its federal income Tax Returns all positions that could give rise to a material understatement penalty within the meaning of Section 6662 of the Code or any similar Legal Requirement.

        (k)   No Abeline Corporation has participated in, or is currently participating in, a "listed transaction" within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

        (l)    The Abeline Corporations have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owning to any employee, independent contractor, creditor, stockholder or other Person.

        (m)  No Abeline Corporation has taken any action or knows of any fact that would reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

        3.16    Employee and Labor Matters; Benefit Plans.

        (a)   Except as set forth in Part 3.16(a) of the Parent Disclosure Schedule or as required by applicable Legal Requirements, the employment of each of the Abeline Corporations' employees is terminable by the applicable Abeline Corporation at will.

        (b)   Except as set forth in Part 3.16(b) of the Parent Disclosure Schedule, none of the Abeline Corporations is a party to, or has a duty to bargain for, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the knowledge of the Parent, seeking to represent any employees of any of the Abeline Corporations. There has not been any strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question concerning representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting any of the Abeline Corporations or any of their employees. There is not now pending, and, to the knowledge of Parent, no Person has threatened to commence, any such strike, slowdown, work stoppage, lockout, job action, picketing, labor dispute, question regarding representation or union organizing activity or any similar activity or dispute. There is no claim or grievance pending or, to the knowledge of the Parent, threatened against any Abeline Corporation relating to any employment Contract, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers' compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any Parent Associate, including charges of unfair labor practices or harassment complaints.

        (c)   The Parent has delivered or Made Available to the Company an accurate and complete list, by country and as of the date hereof, of each Parent Employee Plan and each Parent Employee Agreement. None of the Abeline Corporations intends, and none of the Abeline Corporations has committed, to establish or enter into any new Parent Employee Plan or Parent Employee Agreement, or to modify any Parent Employee Plan or Parent Employee Agreement (except to conform any such Parent Employee Plan or Parent Employee Agreement to the requirements of any applicable Legal Requirements, in each case as previously disclosed to Parent in writing or as required by this Agreement).

        (d)   The Parent has delivered or Made Available to the Company accurate and complete copies of: (i) all documents setting forth the terms of each Parent Employee Plan and each Parent Employee Agreement, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under applicable Legal Requirements in connection with each Parent Employee Plan; (iii) if the Parent Employee Plan is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Parent Employee Plan assets, if any; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA or any similar Legal Requirement with respect to each Parent Employee Plan; (v) all material written Contracts relating to each Parent Employee Plan, including administrative service agreements and group insurance contracts; (vi) all discrimination tests required under the Code for each Parent Employee Plan intended to be qualified under Section 401(a) of the Code for the three most recent plan years; (vii) the most recent IRS determination or opinion letter issued with respect to each Parent Employee Plan intended to be qualified under Section 401(a) of the Code; and (viii) all material correspondence in its possession regarding any Parent Employee Plan regarding any audit, investigation or proceeding regarding such Parent Employee Plan or any fiduciary thereof.

        (e)   Each of the Abeline Corporations and Parent Affiliates has performed in all material respects all obligations required to be performed by it under each Parent Employee Plan and Parent Employee Agreement, and each Parent Employee Plan and Parent Employee Agreement has been established and maintained in all material respects in accordance with its terms and applicable Legal Requirements. Any Parent Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code. All Parent Pension Plans required to have been approved by any foreign Governmental Body have been so approved, no such approval has been revoked (or, to the knowledge of the Parent, has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Parent Pension Plan that would reasonably be expected to materially affect any such approval relating thereto or materially increase the costs relating thereto. Each Parent Employee Plan intended to be tax qualified under applicable Legal Requirements is so tax qualified, and no event has occurred and no circumstance or condition exists that would reasonably be expected to result in the disqualification of any such Parent Employee Plan. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Parent Employee Plan. Each Parent Employee Plan (other than any Parent Employee Plan to be terminated prior to the Effective Time in accordance with this Agreement) can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without liability to Parent, any of the Abeline Corporations or any Parent Affiliate (other than any liability for ordinary administration expenses). There are no audits or inquiries pending or, to the knowledge of the Parent, threatened by the IRS, the DOL or any other Governmental Body with respect to any Parent Employee Plan or any fiduciary thereof. None of the Abeline Corporations, and no Parent Affiliate, has ever incurred: (i) any material penalty or tax with respect to any Parent Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code; or (ii) any material penalty or Tax under applicable Legal Requirements. Each of the Abeline Corporations and Parent Affiliates has made all contributions and other payments required by and due under the terms of each Parent Employee Plan and each Parent Employee Agreement. Neither the terms nor the performance of any Parent Employee Agreement or Parent Employee Plan would reasonably be expected to result in gross income inclusion after the Effective Time pursuant to Section 409A(a)(1)(A) of the Code.

        (f)    None of the Abeline Corporations, and no Parent Affiliate, has ever maintained, established, sponsored, participated in or contributed to any: (i) Parent Pension Plan subject to Title IV of ERISA; (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Parent Employee Plan is or has been funded by, associated with or related to a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code. None of the Abeline Corporations, and no Parent Affiliate, has ever maintained, established, sponsored, participated in or contributed to any Parent Pension Plan in which stock of any of the Abeline Corporations or any Parent Affiliate is or was held as a plan asset. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations, with respect to all current and former participants in such Foreign Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan, and no Contemplated Transaction will cause any such assets or insurance obligations to be less than such benefit obligations. There are no material liabilities of the Abeline Corporations with respect to any Parent Employee Plan that are not properly accrued and reflected in the financial statements of the Parent in accordance with GAAP.

        (g)   None of the Abeline Corporations, and no Parent Affiliate, maintains, sponsors or contributes to any Parent Employee Plan that is an employee welfare benefit plan (as such term is defined in Section 3(1) of ERISA) and that is, in whole or in part, self-funded or self-insured. No Parent Employee Plan provides (except at no cost to the Abeline Corporations or any Parent Affiliate), or reflects or represents any liability of any of the Abeline Corporations or any Parent Affiliate to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable Legal Requirements. Other than commitments made that involve no future costs to any of the Abeline Corporations or any Parent Affiliate, none of the Abeline Corporations nor any Parent Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Parent Associate (either individually or to Parent Associates as a group) or any other Person that such Parent Associate(s) or other Person would be provided with post-termination or retiree life insurance, post-termination or retiree health benefit or other post-termination or retiree employee welfare benefits, except to the extent required by applicable Legal Requirements.

        (h)   Except as set forth in Part 3.16(h) of the Parent Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will or would reasonably be expected to (either alone or upon the occurrence of termination of employment) constitute an event under any Parent Employee Plan, Parent Employee Agreement, trust or loan that will or may result (either alone or in connection with any other circumstance or event) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Associate.

        (i)    Except as set forth in Part 3.16(i) of the Parent Disclosure Schedule, each of the Abeline Corporations and Parent Affiliates: (i) is, and at all times has been, in compliance in all material respects with any Order or arbitration award of any court, arbitrator or any Governmental Body respecting employment, employment practices, terms and conditions of employment, wages, hours or other labor related matters; (ii) has withheld and reported all amounts required by applicable Legal Requirements or by Contract to be withheld and reported with respect to wages, salaries and other payments to Parent Associates; (iii) is not, to the knowledge of the Parent, liable for any arrears of wages or any taxes or any interest or penalty for failure to comply with the Legal Requirements applicable of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security, social charges or other benefits or obligations for Parent Associates (other than routine payments to be made in the normal course of business and consistent with past practice).

        (j)    There is no agreement, plan, arrangement or other Contract covering any Parent Associate, and no payments have been made or will be made in connection with the Merger to any Parent Associate, that, considered individually or considered collectively with any other such Contracts or payments, will, or would reasonably be expected to, be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws). No Abeline Corporation is a party to or has any obligation under any Contract to compensate any Person for excise taxes payable pursuant to Section 4999 of the Code or for additional taxes payable pursuant to Section 409A of the Code.

        (k)   Since January 1, 2009, none of the Abeline Corporations has effectuated a "plant closing," partial "plant closing," "relocation", "mass layoff" or "termination" (as defined in the WARN Act or any similar Legal Requirement) affecting any site of employment or one or more facilities or operating units within any site of employment or facility of any of the Abeline Corporations.

        (l)    Each Parent Employee Plan and Parent Employee Agreement that is a "nonqualified deferred compensation plan" (as defined under Code Section 409A) has been operated in compliance in all material respects with Code Section 409A and has complied in all material respects with applicable document requirements of 409A. No stock right or other equity option or appreciation right granted under any benefit plan has an exercise price that is less than the fair market value of the underlying stock or equity units (as the case may be) as of the date of such option or right was granted, or has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or right.

        3.17    Environmental Matters.

        (a)   None of the Abeline Corporations has received any notice or other communication, whether from a Governmental Body, citizens group, Parent Associate or otherwise, that alleges that any of the Abeline Corporations is not or might not be in compliance with any Environmental Law, and, to the knowledge of the Parent, there are no circumstances that may prevent or interfere with the compliance by any of the Abeline Corporations with any Environmental Law in the future.

        (b)   To the knowledge of the Parent: (i) all Abeline Leased Real Property and any other property that is or was leased to or owned, controlled or used by any of the Abeline Corporations, and all surface water, groundwater and soil associated with or adjacent to such property, is free of any Materials of Environmental Concern or material environmental contamination of any nature; (ii) none of the Abeline Leased Real Property or any other property that is or was leased to or owned, controlled or used by any of the Abeline Corporations contains any underground storage tanks, asbestos, equipment using PCBs or underground injection wells; and (iii) none of the Abeline Leased Real Property or any other property that is or was leased to or owned, controlled or used by any of the Abeline Corporations contains any septic tanks in which process wastewater or any Materials of Environmental Concern have been Released.

        (c)   No Abeline Corporation has ever sent or transported, or arranged to send or transport, any Materials of Environmental Concern to a site that, pursuant to any applicable Environmental Law: (i) has been placed on the "National Priorities List" of hazardous waste sites or any similar state list; (ii) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; or (iii) is subject to a Legal Requirement to take "removal" or "remedial" action as detailed in any applicable Environmental Law or to make payment for the cost of cleaning up any site.

        (d)   Except with respect to Contracts relating to Abeline Leased Real Property, none of the Abeline Corporations has entered into any Parent Contract that may require any of them to guarantee, reimburse, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws, or the activities of the Abeline Corporations or any other Person relating to Materials of Environmental Concern.

        3.18    Insurance.     Each material insurance policy and self-insurance program and arrangement relating to the business, assets and operations of the Abeline Corporations is in full force and effect. Since January 1, 2009, none of the Abeline Corporations has received any notice or other communication regarding any actual or possible: (a) cancellation or invalidation of any material insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. There is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Abeline Corporations involving an amount in excess of $100,000 in any individual case or $500,000 in the aggregate.

        3.19    Transactions with Affiliates.     Except as set forth in the Parent SEC Documents filed prior to the date of this Agreement, during the period commencing on the date of the Parent's last proxy statement filed with the SEC through the date of this Agreement, no event has occurred that would be required to be reported by the Parent pursuant to Item 404 of Regulation S-K promulgated by the SEC.

        3.20    Legal Proceedings; Orders.

        (a)   Except as set forth in Part 3.20(a) of the Parent Disclosure Schedule, there is not as of the date hereof, and there has not been since January 1, 2009, any pending and served Legal Proceeding, or (to the knowledge of the Parent) any pending but not served Legal Proceeding and during such period no Person has threatened to commence any material Legal Proceeding: (i) that involves any of the Abeline Corporations, any business of any of the Abeline Corporations, any of the assets owned, leased or used by any of the Abeline Corporations or, to the knowledge of the Parent, any Parent Associate (in their capacity as such); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other Contemplated Transactions. To the knowledge of the Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that would reasonably be expected to give rise to or serve as a reasonable basis for the commencement of any Legal Proceeding of the type described in clause "(i)" or clause "(ii)" of the first sentence of this Section 3.20(a).

        (b)   There is no Order to which any of the Abeline Corporations, or any of the material assets owned or used by any of the Abeline Corporations, is subject. To the knowledge of the Parent, no officer or other key employee of any of the Abeline Corporations is subject to any Order that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Abeline Corporations.

        3.21    Authority; Binding Nature of Agreement.     Parent and Merger Sub have the corporate right, power and authority to enter into and perform their respective obligations under this Agreement and, subject to obtaining the Required Parent Stockholder Vote and the Required Merger Sub Stockholder Vote, respectively, consummate the transactions contemplated hereby. The Parent Board (at a meeting duly called and held) has unanimously: (a) determined that this Agreement and the Merger are advisable and fair to, and in the best interests of, Parent and its stockholders; (b) authorized and approved the execution, delivery and performance of this Agreement by Parent and the issuance of shares of Parent Common Stock pursuant to this Agreement; and (c) recommended the approval of the issuance of the Parent Common Stock pursuant to this Agreement for purposes of Nasdaq Listing Rule 5635 by the holders of Parent Common Stock and directed that the issuance of such shares be submitted for consideration by the Parent's stockholders at the Parent Stockholders' Meeting. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to: (i) laws of general application relating to bankruptcy, insolvency, the relief of debtors and creditors' rights generally; and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.22    Inapplicability of Section 203 of the DGCL and other Anti-takeover Statutes.     The Parent Board has taken, and during the Pre-Closing Period the Parent Board will take, all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are not, and will not be, applicable to the execution, delivery or performance of this Agreement, the Parent Stockholder Voting Agreements, or to the consummation of the Merger or any of the other Contemplated Transactions. The Parent Board (at a meeting duly called and held) has, to the extent necessary, adopted a resolution having the effect of causing the Parent not to be subject to any state takeover law or similar Legal Requirement that might otherwise apply to the Merger or any of the other Contemplated Transactions. No state takeover statute or similar Legal Requirement (other than Section 203 of the DGCL) applies or purports to apply to the Merger, this Agreement, the Parent Stockholder Voting Agreements or any of the Contemplated Transactions. None of the Parent or, to the knowledge of Parent, any of its respective "affiliates" or "associates" is or has been an "interested stockholder" (as defined in Section 203 of the DGCL) with respect to the Company.

        3.23    Vote Required.     The only vote of Parent's stockholders required to consummate the transactions contemplated hereby is the affirmative vote of the holders of a majority of the shares of Parent Common Stock present in person or by proxy at the Parent Stockholders' Meeting in favor of the approval of the issuance of the Parent Common Stock pursuant to this Agreement for the purpose of approving such issuance Nasdaq Listing Rule 5635 (the "Required Parent Stockholder Vote"). The affirmative vote of the holders of a majority of the voting power of the shares of common stock of Merger Sub (the "Required Merger Sub Stockholder Vote") is the only vote of the holders of any class or series of Merger Sub's capital stock necessary to adopt this Agreement or consummate the transactions contemplated hereby. Parent is the sole stockholder of record of Merger Sub. Parent shall, in its capacity as sole stockholder of Merger Sub, adopt this Agreement and approve the Merger by written consent as soon as practicable following execution of this Agreement.

        3.24    Non-Contravention; Consents.     Assuming compliance with the applicable provisions of the DGCL, the HSR Act, and the listing requirements of the NASDAQ Global Select Market, except as set forth in Part 3.24 of the Parent Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement, nor (2) the consummation of the Merger or any of the other Contemplated Transactions, will, directly or indirectly (with or without notice or lapse of time):

          (a)   contravene, conflict with or result in a violation of: (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Abeline Corporations; or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Abeline Corporations;

          (b)   contravene, conflict with or result in a violation of, any Legal Requirement or any Order to which any of the Abeline Corporations, or any of the assets owned or used by any of the Abeline Corporations, is subject;

          (c)   contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Abeline Corporations or that otherwise relates to the business of any of the Abeline Corporations or to any of the assets owned or used by any of the Abeline Corporations;

          (d)   contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any such Parent Material Contract; (ii) accelerate the maturity or performance of any such Parent Material Contract; or (iii) cancel, terminate or modify any right, benefit, obligation or other term of such Parent Material Contract; or

          (e)   result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Abeline Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Abeline Corporations).

        Except as may be required by the Securities Act, the Exchange Act, the DGCL, the HSR Act, and the listing requirements of the NASDAQ Global Select Market, none of the Abeline Corporations is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with: (x) the execution, delivery or performance of this Agreement; or (y) the consummation of the Merger or any of the other Contemplated Transactions, except where the failure to make any such filing or give any such notice or to obtain any such Consent would not, individually or in the aggregate, be material to the Abeline Corporations.

        3.25    Opinion of Financial Advisor.     The Parent Board has received the written opinion of Morgan Stanley & Co. LLC (the "Parent's Financial Advisor"), financial advisor to the Parent, dated July 19, 2011, to the effect that the Exchange Ratio is fair, from a financial point of view, to the Parent. The Parent has furnished an accurate and complete copy of said written opinion to the Company.

        3.26    Financial Advisor.     Except for the Parent's Financial Advisor, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Abeline Corporations. The Parent has furnished to the Company accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of the Parent's Financial Advisor.

        3.27    Disclosure.     None of the information to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Form S-4 Registration Statement will, at the time the Form S-4 Registration Statement is filed with the SEC or at the time it, or any amendment or supplement thereto, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by or on behalf of Parent for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus will, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the stockholders of Parent or at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting (or any adjournment or postponement thereof), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus included therein will, at the time the Form S-4 Registration Statement is filed, at the time the Joint Proxy Statement/Prospectus is mailed to the stockholders of the Company or the stockholders of Parent, at the time of the Company Stockholders' Meeting or the Parent Stockholders' Meeting (or any adjournment or postponement thereof) and at the Effective Time, comply as to form in all material respects with the provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Joint Proxy Statement/Prospectus.

        3.28    Rights Agreement.     Based on Parent's review of Schedule 13D and G filings made with respect to the Company on or before the date of this Agreement and the information provided in the Company Stockholder Voting Agreements, (i) none of the Company, any of its stockholders nor any of their respective Affiliates or Associates (as such terms are defined in the Parent Rights Agreement), will be an Acquiring Person (as defined in the Parent Rights Agreement) as a result of the execution, delivery or performance of this Agreement, the Company Stockholder Voting Agreements or the Parent Stockholder Voting Agreements or the consummation of the Merger or any of the other Contemplated Transactions; (ii) neither a Stock Acquisition Date (as defined in the Parent Rights Agreement) nor a

Distribution Date (as defined in the Parent Rights Agreement) will occur as a result of the execution, delivery or performance of this Agreement, the Company Stockholder Voting Agreements or the Parent Stockholder Voting Agreements or the consummation of the Merger or any of the other Contemplated Transactions; and (iii) the Parent Rights will not separate from the Parent Common Stock as a result of the execution, delivery or performance of this Agreement, the Company Stockholder Voting Agreements or the Parent Stockholder Voting Agreements or the consummation of the Merger or any of the other Contemplated Transactions. Each of the shares of Parent Common Stock to be issued in the Merger (including the Parent Common Stock to be issued upon the exercise of assumed and converted Company Options and Company RSUs) will be entitled to one Parent Right pursuant to the Parent Rights Agreement and all other rights to which other holders of Parent Common Stock are entitled to receive.

        3.29    Valid Issuance.     The Parent Common Stock to be issued in the Merger (including the Parent Common Stock to be issued upon the exercise of assumed and converted Company Options and upon vesting and issuance of assumed and converted Company RSUs) has been duly authorized and will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable and will not be subject to any restriction on resale under the Securities Act, other than restrictions imposed by Rules 144 and 145 under the Securities Act.

        3.30    Acknowledgement by Parent.     Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Section 2 or contained in the Company Stockholder Voting Agreements. The representations and warranties by the Company contained in Section 2 constitute the sole and exclusive representations and warranties of the Company, the other Alamo Corporations and their respective Representatives in connection with the Contemplated Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company.

        3.31    Merger Sub.     Merger Sub was formed solely for the purpose of engaging in the Contemplated Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Contemplated Transactions.

  Section 4. CERTAIN COVENANTS OF THE PARTIES REGARDING OPERATIONS DURING THE PRE-CLOSING PERIOD

        4.1    Access and Investigation.     During the period commencing on the date of this Agreement and ending as of the earlier of the termination of this Agreement or the Effective Time (the "Pre-Closing Period"), subject to applicable Legal Requirements and the terms of any confidentiality restrictions under Contracts of a party as of the date hereof, upon reasonable notice the Company and Parent shall each, and shall cause each of their respective Subsidiaries to: (a) provide the Representatives of the other party with reasonable access during normal business hours to its Representatives and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Entity or any of its Subsidiaries, in each case as reasonably requested by Parent or the Company, as the case may be; and (b) provide the Representatives of the other party with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to such Entity and its Subsidiaries as reasonably requested by Parent or the Company, as the case may be. During the Pre-Closing Period, the Company and Parent shall, and shall cause their respective Representatives to, cause their senior officers to meet, upon reasonable notice and during normal business hours, with their respective chief financial officers and other officers responsible for the Company's and Parent's financial statements and the internal controls, respectively, to discuss such matters as the Company or Parent may deem necessary or appropriate in order to enable Parent to comply following the Closing with the Sarbanes-Oxley Act and the rules and regulations relating thereto. Subject to Section 5.7 and without limiting the generality of any of the foregoing, during the Pre-Closing Period, the Company and Parent shall promptly provide the other with copies of any notice, report or other document filed with or sent to any Governmental Body on behalf of any of the Alamo Corporations or the Abeline Corporations, respectively, in connection with the Merger or any of the other Contemplated Transactions a reasonable time in advance of the filing or sending of such document in order to permit a review thereof. Nothing herein shall require the Company or the Parent to disclose any information if such disclosure would jeopardize any attorney-client privilege or contravene any applicable Legal Requirement or binding agreement entered into prior to the date of this Agreement; provided that the parties shall cooperate to disclose such information to the extent possible without jeopardizing such privilege or contravening such Legal Requirements or binding agreements. All information exchanged pursuant to this Section 4.1 shall be subject to the Confidentiality Agreement.

        4.2    Operation of the Business of the Alamo Corporations.

        (a)   During the Pre-Closing Period, except as set forth in Part 4.2(a) of the Company Disclosure Schedule, as otherwise contemplated by this Agreement, as required by Legal Requirements or if Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed): (i) the Company shall ensure that each of the Alamo Corporations conducts its business and operations in the ordinary course and consistent with past practices; (ii) the Company shall use commercially reasonable efforts to attempt to ensure that each of the Alamo Corporations preserves intact the material components of its current business organization, keeps available the services of its current officers and directors, and maintains its relations and goodwill with all material suppliers, material customers, material licensors and Governmental Bodies; and (iii) the Company shall promptly notify Parent of any claim asserted or Legal Proceeding commenced, or, to the Company's knowledge, either: (A) with respect to a Governmental Body, threatened; or (B) with respect to any other Person, threatened in writing, against, relating to, involving or otherwise affecting any of the Alamo Corporations that relates to any of the Contemplated Transactions.

        (b)   Except as set forth in Part 4.2(b) of the Company Disclosure Schedule, during the Pre-Closing Period, the Company shall not (except as otherwise contemplated by this Agreement, as required by Legal Requirements or with the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed), and the Company shall ensure that each of the other Alamo Corporations does not (except as otherwise contemplated by this Agreement, as required by Legal Requirements or with the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed):

            (i)  declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, other than: (A) dividends or distributions between or among any of the Alamo Corporations to the extent consistent with past practices; or (B) pursuant to the Company's right to purchase restricted shares of Company Common Stock held by an employee of the Company upon termination of such employee's employment or upon the cashless or net exercise of outstanding Company Options or to satisfy withholding obligations upon vesting or exercise of equity awards;

           (ii)  sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that: (1) the Company may issue shares of Company Common Stock: (aa) upon the valid exercise of Company Options or upon the vesting of any Company RSUs, in each case outstanding as of the date of this Agreement; and (bb) pursuant to the Company ESPP; and (2) Company may, in the ordinary course of business and consistent with past practices grant Company Equity Awards to employees (other than named executive officers (as defined in Item 402 of Regulation S-K under the Securities Act)) of an Alamo Corporation under the Company Option Plans; provided that such Company Equity Awards may not exceed (x) with respect to new hires, the amounts listed on Schedule 4.2(b)(ii) and (y) with respect to replacement hires, an amount of Equity Awards consistent with past practice with respect to the position being filled);

         (iii)  amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company Option Plans, any provision of any agreement evidencing any outstanding stock option, restricted stock grant, or any restricted stock unit purchase agreement, or otherwise modify any of the terms of any outstanding option, restricted stock agreement, restricted stock unit, warrant or other security or any related Contract;

          (iv)  amend, terminate or grant any waiver under the Company Rights Agreement or any standstill agreements (except as permitted in Section 4.4(e));

           (v)  amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;

          (vi)  (A) except in the ordinary course of business and consistent with past practices, acquire any equity interest or other interest in any other Entity; (B) except in the ordinary course of business and consistent with past practices, form any Subsidiary; or (C) effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

         (vii)  make any capital expenditure (except that the Alamo Corporations may make any capital expenditure that: (A) is provided for in the Company's capital expense budget delivered or Made Available to Parent prior to the date of this Agreement; or (B) when added to all other capital expenditures made on behalf of all of the Alamo Corporations since the date of this Agreement but not provided for in the Company's capital expense budget delivered or Made Available to Parent prior to the date of this Agreement, does not exceed $100,000 in the aggregate);

        (viii)  other than in the ordinary course of business and consistent with past practices: (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract that would be a Company Material Contract or any other Contract that is material to the Alamo Corporations (taken as a whole), it being agreed that entering into or amending any real estate lease shall be deemed to be a Company Material Contract not entered into in the ordinary course of business; or (B) amend, terminate, or waive any material right or remedy under, any Company Material Contract or any other Contract that is material to the Alamo Corporations (taken as a whole), other than termination thereof upon the expiration of any such Contract in accordance with its terms or upon a material breach thereof by the counterparty thereto;

          (ix)  acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for: (A) assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business and consistent with past practices; (B) assets that are immaterial to the business of the Alamo Corporations; or (C) sales of inventory in the ordinary course of business);

           (x)  make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances, except for Encumbrances that do not materially detract from the value of such assets or that do not materially impair the operations of any of the Alamo Corporations;

          (xi)  lend money to any Person (other than routine travel and business expense advances made to directors or employees in the ordinary course of business), or, except in the ordinary course of business and consistent with past practices, incur or guarantee any indebtedness;

         (xii)  establish, adopt, enter into or amend any Company Employee Plan or Company Employee Agreement, pay any bonus or make any profit-sharing or similar payment to, pay any severance, retention or change-of-control or similar benefits, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers or other employees (except that the Company: (A) may amend the Company Employee Plans to the extent required by applicable Legal Requirements; (B) may make customary bonus payments and profit sharing payments consistent with past practices in accordance with bonus and profit sharing plans existing on the date of this Agreement; (C) pay severance, retention or change-of-control or similar benefits pursuant to any Company Employee Plan or Company Employee Agreement as set forth on Part 4.2(b)(xii) of the Company Disclosure Schedule; (D)(1) enter into ordinary course compensation arrangements with any new employee hired in accordance with clause (xiii), consistent with past practice or (2) increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable in connection with the promotion of any employee in the ordinary course of business and in accordance with clause (xiii), consistent with past practice; and (E) may make payments or increase any benefits as required by the terms of any Company Employee Plan or Company Employee Agreement as in effect as of the date of this Agreement or as set forth on Part 4.2(b)(xii) of the Company Disclosure Schedule);

       (xiii)  hire any employee (except (A) to fill any position set forth in Part 4.2(b) of the Company Disclosure Schedule or (B) in order to fill a position at the level of director or below vacated after the date of this Agreement) or promote any employee to the level of Vice President or above;

        (xiv)  other than in the ordinary course of business and consistent with past practices or as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any respect;

         (xv)  make any material Tax election, make any material amendments to Tax Returns previously filed, or settle or compromise any material Tax liability or refund;

        (xvi)  commence any Legal Proceeding, except with respect to: (A) routine matters in the ordinary course of business and consistent with past practices; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that the Company consults with Parent and considers the views and comments of Parent with respect to such Legal Proceedings prior to commencement thereof); or (C) in connection with a breach of this Agreement or the other agreements listed in the definition of "Contemplated Transactions;"

       (xvii)  except as permitted pursuant to Section 5.16, settle any Legal Proceeding or other material claim, other than pursuant to a settlement: (A) that results solely in monetary obligation involving payment by the Alamo Corporations of the amount specifically reserved in accordance with GAAP with respect to such Legal Proceedings or claim on the Company Audited Balance Sheet; or (B) that results solely in monetary obligation involving only the payment of monies by the Alamo Corporations of not more than $200,000 in the aggregate;

      (xviii)  enter into any Contract covering any Company Employee, or make any payment to any Company Employee (other than pursuant to a Company Employee Plan or a Company Employee Agreement as in effect as of the date of this Agreement), that, considered individually or considered collectively with any other Contracts or payments, will, or would reasonably be expected to, be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code in connection with the Contemplated Transactions or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws);

        (xix)  take any action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code (whether or not otherwise permitted by the provisions of this Section 4) or fail to take any action reasonably necessary to cause the Merger to so qualify; or

         (xx)  agree or commit to take any of the actions described in clauses "(i)" through "(xix)" of this Section 4.2(b).

        (c)   During the Pre-Closing Period, the Company shall promptly notify Parent in writing of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 6 impossible or unlikely or that has had or could reasonably be expected to have or result in a Company Material Adverse Effect. Without limiting the generality of the foregoing, the Company shall promptly advise Parent in writing of any material Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Alamo Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of the Company contained in this Agreement.

        4.3    Operation of the Business of the Abeline Corporations.

        (a)   During the Pre-Closing Period, except as set forth in Part 4.3(a) of the Parent Disclosure Schedule, as otherwise contemplated by this Agreement, as required by Legal Requirements or if the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed): (i) Parent shall ensure that each of the Abeline Corporations conducts its business and operations in the ordinary course and consistent with past practices; (ii) Parent shall use commercially reasonable efforts to attempt to ensure that each of the Abeline Corporations preserves intact the material components of its current business organization, keeps available the services of its current officers and directors, and maintains its relations and goodwill with all material suppliers, material customers, material licensors, and Governmental Bodies; and (iii) Parent shall promptly notify Company of any claim asserted or Legal Proceeding commenced, or, to Parent's knowledge either: (A) with respect to a Governmental Body, threatened; or (B) with respect to any other Person, threatened in writing, against, relating to, involving or otherwise affecting any of the Abeline Corporations that relates to any of the Contemplated Transactions.

        (b)   Except as set forth in Part 4.3(b) of the Parent Disclosure Schedule, during the Pre-Closing Period, Parent shall not (except as otherwise contemplated by this Agreement, as required by Legal Requirements or with the prior written consent of Company, which consent shall not be unreasonably withheld or delayed), and Parent shall ensure that each of the other Abeline Corporations does not (except as otherwise contemplated by this Agreement, as required by Legal Requirements or with the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed):

            (i)  declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities, other than: (A) dividends or distributions between or among any of the Abeline Corporations to the extent consistent with past practices; or (B) pursuant to Parent's right to purchase restricted shares of Parent Common Stock held by an employee of Parent upon termination of such employee's employment or upon the cashless or net exercise of outstanding Parent Options or to satisfy withholding obligations upon vesting or exercise of equity awards;

           (ii)  sell, issue, grant or authorize the sale, issuance or grant of: (A) any capital stock or other security; (B) any option, call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that: (1) the Parent may issue shares of Parent Common Stock: (aa) upon the valid exercise of Parent Options or upon the vesting of any Parent RSUs, in each case outstanding as of the date of this Agreement; and (bb) pursuant to the Parent ESPP; and (2) Parent may, in the ordinary course of business and consistent with past practices grant Parent Equity Awards to employees (other than named executive officers (as defined in Item 402 of Regulation S-K under the Securities Act)) of an Abeline Corporation under the Parent Option Plans; provided that such Parent Equity Awards may not exceed (x) with respect to new hires, the amounts listed on Schedule 4.3(b)(ii) and (y) with respect to replacement hires, an amount of Equity Awards consistent with past practice with respect to the position being filled);

         (iii)  amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Parent Option Plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock unit purchase agreement, or otherwise modify any of the terms of any outstanding option, restricted stock agreement, restricted stock unit, warrant or other security or any related Contract;

          (iv)  amend, terminate or grant any waiver under Parent Rights Agreement or any standstill agreements (except as permitted by Section 4.4(e));

           (v)  amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents;

          (vi)  (A) except in the ordinary course of business and consistent with past practices, acquire any equity interest or other interest in any other Entity; (B) except in the ordinary course of business and consistent with past practices, form any Subsidiary; or (C) effect or become a party to any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

         (vii)  make any capital expenditure (except that the Abeline Corporations may make any capital expenditure that: (A) is provided for in Parent's capital expense budget delivered or Made Available to the Company prior to the date of this Agreement; or (B) when added to all other capital expenditures made on behalf of all of the Abeline Corporations since the date of this Agreement but not provided for in Parent's capital expense budget delivered or Made Available to the Company prior to the date of this Agreement, does not exceed $100,000 in the aggregate);

        (viii)  other than in the ordinary course of business and consistent with past practices: (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract that would be a Parent Material Contract or any other Contract that is material to the Abeline Corporations (taken as a whole); or (B) amend, terminate, or waive any material right or remedy under, any Parent Material Contract or any other Contract that is material to the Abeline Corporations (taken as a whole), other than termination thereof upon the expiration of any such Contract in accordance with its terms or upon a material breach thereof by the counterparty thereto;

          (ix)  acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for: (A) assets acquired, leased, licensed or disposed of by Parent in the ordinary course of business and consistent with past practices; (B) assets that are immaterial to the business of the Abeline Corporations; or (C) sales of inventory in the ordinary course of business);

           (x)  make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrances, except for Encumbrances that do not materially detract from the value of such assets or that do not materially impair the operations of any of the Abeline Corporations;

          (xi)  lend money to any Person (other than routine travel and business expense advances made to directors or employees in the ordinary course of business), or, except in the ordinary course of business and consistent with past practices, incur or guarantee any indebtedness;

         (xii)  establish, adopt, enter into or amend any Parent Employee Plan or Parent Employee Agreement, pay any bonus or make any profit-sharing or similar payment to, pay any severance, retention or change-of-control or similar benefits, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable to, any of its directors or any of its officers or other employees (except that the Parent: (A) may amend the Parent Employee Plans to the extent required by applicable Legal Requirements; (B) may make customary bonus payments and profit sharing payments consistent with past practices in accordance with bonus and profit sharing plans existing on the date of this Agreement; (C) pay severance, retention or change-of-control or similar benefits pursuant to any Parent Employee Plan or Parent Employee Agreement as set forth on Part 4.3(b)(xii) of the Parent Disclosure Schedule; (D)(1) enter into ordinary course compensation arrangements with any new employee hired in accordance with clause (xiii), consistent with past practice or (2) increase the amount of the wages, salary, commissions, fringe benefits or other compensation (including equity-based compensation, whether payable in stock, cash or other property) or remuneration payable in connection with the promotion of any employee in the ordinary course of business and in accordance with clause (xiii), consistent with past practice; and (E) may make payments or increase any benefits as required by the terms of any Parent Employee Plan or Parent Employee Agreement as in effect as of the date of this Agreement or as set forth on Part 4.3(b)(xii) of the Parent Disclosure Schedule);

       (xiii)  hire any employee (except (A) to fill any position set forth in Part 4.3(b) of the Parent Disclosure Schedule or (B) in order to fill a position at the level of director or below vacated after the date of this Agreement) or promote any employee to the level of Vice President or above;

        (xiv)  other than in the ordinary course of business and consistent with past practices or as required by concurrent changes in GAAP or SEC rules and regulations, change any of its methods of accounting or accounting practices in any respect;

         (xv)  make any material Tax election, make any material amendments to Tax Returns previously filed, or settle or compromise any material Tax liability or refund;

        (xvi)  commence any Legal Proceeding, except with respect to: (A) routine matters in the ordinary course of business and consistent with past practices; (B) in such cases where Parent reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that Parent consults with the Company and considers the views and comments of the Company with respect to such Legal Proceedings prior to commencement thereof); or (C) in connection with a breach of this Agreement or the other agreements listed in the definition of "Contemplated Transactions;"

       (xvii)  except as permitted pursuant to Section 5.16, settle any Legal Proceeding or other material claim, other than pursuant to a settlement: (A) that results solely in monetary obligation involving payment by the Abeline Corporations of the amount specifically reserved in accordance with GAAP with respect to such Legal Proceedings or claim on the Parent Audited Balance Sheet; or (B) that results solely in monetary obligation involving only the payment of monies by the Abeline Corporations of not more than $200,000 in the aggregate;

      (xviii)  enter into any Contract covering any Parent Employee, or make any payment to any Parent Employee (other than pursuant to a Parent Employee Plan or a Parent Employee Agreement as in effect as of the date of this Agreement), that, considered individually or considered collectively with any such Contracts or payments, will, or would reasonably be expected to, be characterized as a "parachute payment" within the meaning of Section 280G(b)(2) of the Code in connection with the Contemplated Transactions or give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162(m) of the Code (or any comparable provision under state or foreign Tax laws);

        (xix)  take any action that would reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code (whether or not otherwise permitted by the provisions of this Section 4) or fail to take any action reasonably necessary to cause the Merger to so qualify; or

         (xx)  agree or commit to take any of the actions described in clauses "(i)" through "(xix)" of this Section 4.3(b).

        (c)   During the Pre-Closing Period, Parent shall promptly notify the Company in writing of any event, condition, fact or circumstance that would reasonably be expected to make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely or that has had or could reasonably be expected to have or result in a Parent Material Adverse Effect. Without limiting the generality of the foregoing, Parent shall promptly advise the Company in writing of any material Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Abeline Corporations. No notification given to the Company pursuant to this Section 4.3(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Parent contained in this Agreement.

        4.4    No Solicitation.

        (a)   During the Pre-Closing Period, the Company shall not, directly or indirectly, and the Company shall not permit its Subsidiaries and the respective Representatives of the Alamo Corporations to, directly or indirectly:

            (i)  solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal with respect to an Alamo Corporation or Acquisition Inquiry with respect to an Alamo Corporation;

           (ii)  knowingly furnish any information regarding any of the Alamo Corporations to any Person in connection with or in response to an Acquisition Proposal with respect to an Alamo Corporation or Acquisition Inquiry with respect to an Alamo Corporation;

         (iii)  engage in discussions or negotiations with any Person relating to any Acquisition Proposal with respect to an Alamo Corporation or Acquisition Inquiry with respect to an Alamo Corporation;

          (iv)  approve, endorse or recommend any Acquisition Proposal with respect to an Alamo Corporation or Acquisition Inquiry with respect to an Alamo Corporation; or

           (v)  enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction or Acquisition Inquiry with respect to an Alamo Corporation.

provided, however, that prior to the adoption of this Agreement by the Required Company Stockholder Vote, this Section 4.4(a) shall not prohibit the Company from furnishing information regarding the Alamo Corporations to, or entering into discussions and negotiations with, any Person in response to an Acquisition Proposal that is reasonably expected to result in a Company Superior Offer that is submitted to the Company by such Person (and not withdrawn) if: (A) such Acquisition Proposal did not result from any breach of, or any action inconsistent with, any of the provisions set forth in this Section 4.4; (B) the Company Board concludes in good faith, after having consulted with its outside legal counsel, that failure to take such action would reasonably constitute a breach of the fiduciary duties of the Company Board to the Company's stockholders under applicable law; (C) at least two business days prior to furnishing any such information to, or entering into discussions or negotiations with, such Person, the Company gives Parent written notice of the identity of such Person and of the Company's intention to furnish information to, or enter into discussions with, such Person, and the Company receives from such Person an executed confidentiality agreement (which the Company may discuss with such Person during the two day period) containing provisions (including nondisclosure provisions, use restrictions and non-solicitation provisions) at least as favorable to the Company as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (provided, however, that no such confidentiality agreement need include "standstill" provisions); and (D) at least two business days prior to furnishing any such information to such Person, the Company furnishes such information to Parent (to the extent such information has not been previously furnished or Made Available by the Company to Parent). Parent and the Company agree that any action inconsistent with the restrictions set forth in this Section 4.4 by any Alamo Corporation or by any Representative of an Alamo Corporation will be deemed to be a breach of this Section 4.4 by the Company.

        (b)   During the Pre-Closing Period, Parent shall not, directly or indirectly, and Parent shall cause its Subsidiaries and the respective Representatives of the Abeline Corporations not to, directly or indirectly:

            (i)  solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal with respect to an Abeline Corporation or Acquisition Inquiry with respect to an Abeline Corporation;

           (ii)  knowingly furnish any information regarding any of the Abeline Corporations to any Person in connection with or in response to an Acquisition Proposal with respect to an Abeline Corporation or Acquisition Inquiry with respect to an Abeline Corporation;

         (iii)  engage in discussions or negotiations with any Person relating to any Acquisition Proposal with respect to an Abeline Corporation or Acquisition Inquiry with respect to an Abeline Corporation;

          (iv)  approve, endorse or recommend any Acquisition Proposal with respect to an Abeline Corporation or Acquisition Inquiry with respect to an Abeline Corporation; or

           (v)  enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction or Acquisition Inquiry with respect to an Abeline Corporation.

provided, however, that prior to the approval of the issuance of shares of Parent Common Stock in the Merger by the Required Parent Stockholder Vote, this Section 4.4(b) shall not prohibit Parent from furnishing information regarding the Abeline Corporations to, or entering into discussions and negotiations with, any Person in response to an Acquisition Proposal that is reasonably expected to result in a Company Superior Offer that is submitted to Parent by such Person (and not withdrawn): (A) such Acquisition Proposal did not result from any breach of, or any action inconsistent with, any of the provisions set forth in this Section 4.4; (B) the Parent Board concludes in good faith, after having consulted with its outside legal counsel, that failure to take such action would reasonably constitute a breach of the fiduciary duties of the Parent Board to Parent's stockholders under applicable law; (C) at least two business days prior to furnishing any such information to, or entering into discussions or negotiations with, such Person, Parent gives the Company written notice of the identity of such Person and of Parent's intention to furnish information to, or enter into discussions with, such Person, and Parent receives from such Person an executed confidentiality agreement (which the Parent may discuss with such Person during the two day period) containing provisions (including nondisclosure provisions, use restrictions and non-solicitation provisions) at least as favorable to Parent as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (provided, however, that no such confidentiality agreement need include "standstill" provisions); and (D) at least two business days prior to furnishing any such information to such Person, Parent furnishes such information to the Company (to the extent such information has not been previously furnished or Made Available by Parent to the Company). The Company and Parent agree that any action inconsistent with the restrictions set forth in this Section 4.4 by any Abeline Corporation or by any Representative of an Abeline Corporation will be deemed to be a breach of this Section 4.4 by Parent.

        (c)   Each of Parent and the Company shall promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal with respect to an Alamo Corporation or an Abeline Corporation, as the case may be, or Acquisition Inquiry with respect to an Alamo Corporation or an Abeline Corporation, as the case may be) advise the other party to this Agreement orally and in writing of any such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry and the terms thereof, including a copy of any written Acquisition Proposal or Acquisition Inquiry) that is made or submitted by any Person during the Pre-Closing Period. Each party receiving an Acquisition Proposal or Acquisition Inquiry shall keep the other party reasonably informed with respect to: (i) the status of any such Acquisition Proposal or Acquisition Inquiry, including any negotiations with respect thereto; and (ii) the status and terms of any material modification or proposed material modification thereto.

        (d)   Each of Parent and the Company shall, and shall cause their respective Subsidiaries and Representatives to, immediately cease and cause to be terminated any discussions conducted on or before the date of this Agreement with any Person that relate to any Acquisition Proposal or Acquisition Inquiry.

        (e)   Each of Parent and the Company agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, non-solicitation, no hire, "standstill" or similar Contract to which any such party or any of its Subsidiaries is a party or under which any such party or any of its Subsidiaries has any rights, and will use its reasonable efforts to cause each such agreement to be enforced at the request of the other party to this Agreement, except that each of Parent and the Company may waive any "standstill" or similar contract to which any such party or any subsidiary is a party if the party's board of directors concludes in good faith, after having consulted with outside counsel, that the failure to take such action would reasonably constitute a breach of any fiduciary duties of the party's board of directors.

  Section 5. ADDITIONAL COVENANTS OF THE PARTIES

        5.1    Registration Statement; Joint Proxy Statement/Prospectus.

        (a)   As promptly as practicable after the date of this Agreement, Parent and the Company shall cooperate to prepare and Parent shall cause to be filed with the SEC the Form S-4 Registration Statement, in which the Joint Proxy Statement/Prospectus will be included as a prospectus. Each of Parent and the Company shall use commercially reasonable efforts: (i) to cause the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus to comply with the applicable rules and regulations promulgated by the SEC; (ii) to promptly notify the other of, cooperate with each other with respect to, provide the other party (and its counsel) with a reasonable opportunity to review and comment on, and respond promptly to any comments of the SEC or its staff with respect to the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus; (iii) to provide the other party (and its counsel) with a reasonable opportunity to review and comment on the Form S-4

Registration Statement and the Joint Proxy Statement/Prospectus, and any amendment or supplement thereto, prior to filing of any such document with the SEC; (iv) to have the Form S-4 Registration Statement become effective under the Securities Act as promptly as practicable after it is filed with the SEC; and (v) to keep the Form S-4 Registration Statement effective through the Closing in order to permit the consummation of the Merger. The Company shall cause to be filed with the SEC the Joint Proxy Statement/Prospectus, Parent shall use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to Parent's stockholders, and the Company shall use commercially reasonable efforts to cause the Joint Proxy Statement/Prospectus to be mailed to the Company's stockholders, in each case as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. Each of Parent and the Company shall promptly furnish the other party all information concerning such party, its Subsidiaries and stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1. If either Parent or the Company becomes aware of any information that should be disclosed in an amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus, then such party: (i) shall promptly inform the other party thereof; (ii) shall provide the other party (and its counsel) with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 Registration Statement or the Joint Proxy Statement/Prospectus prior to it being filed with the SEC; (iii) shall provide the other party with a copy of such amendment or supplement promptly after it is filed with the SEC; and (iv) shall cooperate, if appropriate, in mailing such amendment or supplement to the stockholders of the Company or Parent.

        (b)   Prior to the Effective Time, Parent shall use commercially reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will (to the extent required) be registered or qualified or exempt from registration or qualification under the securities law of every state of the United States in which any registered holder of Company Common Stock has an address of record on the record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders' Meeting; provided, however, that Parent shall not be required: (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified; or (ii) to file a general consent to service of process in any jurisdiction.

        5.2    Company Stockholders' Meeting.

        (a)   The Company: (i) shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on a proposal to adopt this Agreement and to vote, on an advisory basis, on a proposal to approve the compensation that may be payable to the Company's named executive officers in connection with the Merger (a "say-on-golden parachute compensation" vote) as required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder (the "Company Stockholders' Meeting"); and (ii) shall submit such proposals to such holders at the Company Stockholders' Meeting and shall not submit any other proposals to such holders in connection with the Company's Stockholders' Meeting without the prior written consent of Parent. The Company in consultation with Parent shall set a record date for persons entitled to notice of, and to vote at, the Company's Stockholders' Meeting and shall not change such record date without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed). Subject to the rights to postpone or adjourn the Company Stockholders' Meeting set forth below, the Company Stockholders' Meeting shall be held (on a date selected by the Company in consultation with Parent) as promptly as practicable after the Form S-4 Registration Statement is declared effective under the Securities Act. The Company shall ensure that all proxies solicited by the Alamo Corporations and their Representatives in connection with the Company Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, the Company may after consultation with Parent adjourn or postpone the Company's Stockholders' Meeting only: (A) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement/

Prospectus that is required by applicable Legal Requirement (or in connection with the settlement of any applicable litigation) is timely provided to the Company's stockholders; (B) if as of the time for which the Company Stockholders' Meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Company's Stockholders' Meeting; or (C) if additional time is reasonably required to solicit proxies in favor of the adoption of this Agreement.

        (b)   Subject to Section 5.2(c): (i) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Company Board has determined that this Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and its stockholders, and recommends that the Company's stockholders vote to adopt this Agreement at the Company Stockholders' Meeting (such determination and recommendation being referred to as the "Company Board Recommendation"); (ii) the Company Board Recommendation shall not be directly or indirectly withdrawn or modified in a manner adverse to Parent; (iii) neither the Company Board nor any committee thereof shall: (A) fail to publicly reaffirm the Company Board Recommendation, or fail to publicly state that the Merger and this Agreement are in the best interest of the Company's stockholders, within five business days after Parent requests in writing that such action be taken; (B) fail to publicly announce, within ten business days after a tender offer or exchange offer relating to the securities of the Company shall have been commenced, a statement disclosing that the Company Board recommends rejection of such tender or exchange offer; (C) fail to issue, within five business days after an Acquisition Proposal with respect to an Alamo Corporation is publicly announced, a press release announcing its opposition to such Acquisition Proposal; or (D) resolve to take any action described in clauses "(ii)" or "(iii)" of this sentence (each of the foregoing actions described in clauses "(ii)" and "(iii)" being referred to as a "Company Change in Recommendation").

        (c)   Notwithstanding anything to the contrary contained in Section 5.2(b) or elsewhere in this Agreement, at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company Board may effect, or cause the Company to effect, as the case may be, a Company Change in Recommendation:

            (i)  if: (A) the Company has not breached its obligations under Section 4.4 in connection with the offer referred to in the following clause "(B);" (B) after the date of this Agreement, an unsolicited, bona fide, written offer to acquire all of the outstanding shares of Company Common Stock (whether through a tender offer, merger or otherwise) is made to the Company and is not withdrawn; (C) the Company Board determines in its good faith judgment, after consulting with a financial advisor of nationally recognized reputation and outside legal counsel, that such offer constitutes a Company Superior Offer; (D) the Company Board does not effect, or cause the Company to effect, a Company Change in Recommendation at any time within three business days after Parent receives written notice from the Company confirming that the Company Board has determined that such offer is a Company Superior Offer; (E) during such three business day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend this Agreement in such a manner that the offer that was determined to constitute a Company Superior Offer no longer constitutes a Company Superior Offer; (F) at the end of such three business day period, such offer has not been withdrawn and continues to constitute a Company Superior Offer (taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause "(E)" or otherwise); and (G) the Company Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Company Superior Offer, a failure to make a Company Change in Recommendation would reasonably constitute a breach of the fiduciary duties of the Company Board to the Company's stockholders under applicable law; or

           (ii)  if: (A) other than (1) the development or circumstances contemplated by clause "(i)" of this Section 5.2(c) or (2) in connection with or as a result of the making of, or any development or circumstance relating to, an Acquisition Proposal with respect to an Alamo Corporation or an Acquisition Inquiry with respect to an Alamo Corporation, a material development or change in circumstances occurs or arises after the date of this Agreement that was neither known to the Company Board nor reasonably foreseeable to the Company Board as of the date of this Agreement (such material development or change in circumstances being referred to as a "Company Intervening Event"); (B) at least three business days prior to any meeting of the Company Board at which the Company Board will consider whether such Company Intervening Event requires the Company Board to effect, or cause the Company to effect, a Company Change in Recommendation, the Company provides Parent with a written notice specifying the date and time of such meeting and the reasons for holding such meeting; (C) during such three business day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend this Agreement in such a manner that obviates the need for the Company Board to effect, or cause the Company to effect, a Company Change in Recommendation as a result of such Company Intervening Event; and (D) the Company Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Company Intervening Event, a failure to make a Company Change in Recommendation would reasonably constitute a breach of the fiduciary duties of the Company Board to the Company's stockholders under applicable law.

        5.3    Parent Stockholders' Meeting.

        (a)   Parent: (i) shall take all action necessary under all applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Parent Common Stock to vote on a proposal to approve the issuance of shares of Parent Common Stock in the Merger pursuant to Nasdaq Listing Rule 5635 (the "Parent Stockholders' Meeting"); and (ii) shall submit such proposal to such holders at the Parent Stockholders' Meeting and shall not submit any other proposal to such holders in connection with the Parent Stockholders' Meeting without the prior written consent of the Company. Parent in consultation with the Company shall set a record date for persons entitled to notice of, and to vote at, the Parent Stockholders' Meeting and shall not change such record date without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Subject to the rights to postpone or adjourn the Parent Stockholders' Meeting set forth below, the Parent Stockholders' Meeting shall be held on the same date as the Company Stockholders' Meeting (unless otherwise agreed upon by the Company and Parent). Parent shall ensure that all proxies solicited by the Abeline Corporations and their Representatives in connection with the Parent Stockholders' Meeting are solicited in compliance with all applicable Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, Parent may after consultation with the Company adjourn or postpone the Parent Stockholders' Meeting only: (i) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement/Prospectus that is required by applicable Legal Requirement (or in connection with the settlement of any applicable litigation) is timely provided to Parent's stockholders; (ii) if as of the time for which the Parent Stockholders' Meeting is originally scheduled there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Parent Stockholders' Meeting; or (iii) if additional time is reasonably required to solicit proxies in favor of the approval of the issuance of shares of Parent Common Stock in the Merger.

        (b)   Subject to Section 5.3(c): (i) the Joint Proxy Statement/Prospectus shall include a statement to the effect that the Parent Board has determined that this Agreement and the Merger are advisable and fair to, and in the best interests of, Parent and its stockholders, and recommends that Parent's stockholders vote to approve the issuance of shares of Parent Common Stock in the Merger at the Parent Stockholders' Meeting (such determination and recommendation being referred to as the "Parent Board Recommendation"); (ii) the Parent Board Recommendation shall not be directly or indirectly withdrawn or modified in a manner adverse to the Company; (iii) neither the Parent Board nor any committee thereof shall: (A) fail to publicly reaffirm the Parent Board Recommendation, or fail to publicly state that this Agreement and the Merger are in the best interest of Parent and its stockholders, within five business days after the Company requests in writing that such action be taken; (B) fail to publicly announce, within ten business days after a tender offer or exchange offer relating to the securities of Parent shall have been commenced, a statement disclosing that the Parent Board recommends rejection of such tender or exchange offer; (C) fail to issue, within five business days after an Acquisition Proposal with respect to an Abeline Corporation is publicly announced, a press release announcing its opposition to such Acquisition Proposal; or (D) resolve to take any action described in clauses "(ii)" or "(iii)" of this sentence (each of the foregoing actions described in clauses "(ii)" and "(iii)" being referred to as a "Parent Change in Recommendation").

        (c)   Notwithstanding anything to the contrary contained in Section 5.3(b) or elsewhere in this Agreement, at any time prior to the approval of the issuance of shares of Parent Common Stock in the Merger by the Required Parent Stockholder Vote, the Parent Board may effect, or cause Parent to effect, as the case may be, a Parent Change in Recommendation:

            (i)  if: (A) Parent has not breached its obligations under Section 4.4 in connection with the offer referred to in the following clause "(B);" (B) after the date of this Agreement, an unsolicited, bona fide, written offer to acquire all of the outstanding shares of Parent Common Stock (whether through a tender offer, merger or otherwise) is made to Parent and is not withdrawn; (C) the Parent Board determines in its good faith judgment, after consulting with a financial advisor of nationally recognized reputation and outside legal counsel, that such offer constitutes a Parent Superior Offer; (D) the Parent Board does not effect, or cause Parent to effect, a Parent Change in Recommendation at any time within three business days after the Company receives written notice from Parent confirming that the Parent Board has determined that such offer is a Parent Superior Offer; (E) during such three business day period, if requested by the Company, Parent engages in good faith negotiations with the Company to amend this Agreement in such a manner that the offer that was determined to constitute a Parent Superior Offer no longer constitutes a Parent Superior Offer; (F) at the end of such three business day period, such offer has not been withdrawn and continues to constitute a Parent Superior Offer (taking into account any changes to the terms of this Agreement proposed by the Company as a result of the negotiations required by clause "(E)" or otherwise); and (G) the Parent Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Parent Superior Offer, a failure to make a Parent Change in Recommendation would reasonably constitute a breach of the fiduciary duties of the Parent Board to Parent's stockholders under applicable law; or

           (ii)  if: (A) other than (1) the development or circumstances contemplated by clause "(i)" of this Section 5.3(c) or (2) in connection with or as a result of the making of, or any development or circumstance relating to, an Acquisition Proposal with respect to an Abeline Corporation or an Acquisition Inquiry with respect to an Abeline Corporation, a material development or change in circumstances occurs or arises after the date of this Agreement that was neither known to the Parent Board nor reasonably foreseeable to the Parent Board as of the date of this Agreement (such material development or change in circumstances being referred to as an "Parent Intervening Event" and, together with a Company Intervening Event, as applicable, an "Intervening Event"); (B) at least three business days prior to any meeting of the Parent Board at which the Parent Board will consider whether such Parent Intervening Event requires the Parent Board to effect, or cause Parent to effect, a Parent Change in Recommendation, Parent provides the Company with a written notice specifying the date and time of such meeting and the reasons for holding such meeting; (C) during such three business day period, if requested by the Company, Parent engages in good faith negotiations with the Company to amend this Agreement in such a manner that obviates the need for the Parent Board to effect, or cause Parent to effect, a Parent Change in Recommendation as a result of such Parent Intervening Event; and (D) the Parent

  Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Parent Intervening Event, a failure to make a Parent Change in Recommendation would reasonably constitute a breach of the fiduciary duties of the Parent Board to Parent's stockholders under applicable law.

        5.4    Stock Options and Company ESPP.

        (a)   At the Effective Time, (x) each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase Parent Common Stock, and Parent shall assume such Company Option in accordance with the terms (as in effect as of the date of this Agreement) of the applicable Company Option Plan and the terms of the stock option agreement by which such Company Option is evidenced; (y) each award of Company RSUs outstanding immediately prior to the Effective Time shall be converted at the Effective Time into an award of Parent RSUs on the same terms and conditions as were applicable under such award of Company RSUs with respect to a number of shares of Parent Common Stock (rounded down to the nearest whole share) determined by multiplying the number of shares of Company Common Stock subject to such award immediately prior to the Effective Time by the Exchange Ratio; and (z) each share of Parent Common Stock into which a share of Company Restricted Stock was converted pursuant to Section 1.5 shall be a share of Parent Restricted Stock and shall remain subject to the same terms and conditions as were applicable under the award of Company Restricted Stock immediately prior to the Effective Time. All rights with respect to Company Common Stock under Company Options assumed by Parent shall thereupon be converted into options with respect to Parent Common Stock. Accordingly, from and after the Effective Time: (A) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock; (B) the number of shares of Parent Common Stock subject to each Company Option assumed by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; (C) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Option assumed by Parent shall be determined by dividing the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent; and (D) any restriction on the exercise of any Company Option assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall remain unchanged; provided, however, that Parent Board or a committee thereof shall succeed to the authority and responsibility of the Company Board or any committee thereof with respect to each Company Option, Company Restricted Stock or Company RSUs assumed by Parent.

        (b)   Parent shall file with the SEC, no later than 10 business days after the date on which the Merger becomes effective, a registration statement on Form S-8, if available for use by Parent, relating to the shares of Parent Common Stock issuable with respect to the Company Options, Company Restricted Stock or Company RSUs assumed by Parent in accordance with Section 5.4(a).

        (c)   At the Effective Time, Parent shall assume all of the Company Option Plans. Parent shall be entitled to grant stock awards under each such Company Option Plan, to the extent permissible under applicable Legal Requirements, using the share reserves of such Company Option Plan as of the Effective Time (including any shares returned to such share reserves as a result of the termination of Company Options that are assumed by Parent pursuant to Section 5.4(a)), except that: (i) stock covered by such awards shall be shares of Parent Common Stock; (ii) all references in such Company Option Plan to a number of shares of Company Common Stock shall be deemed amended to refer instead to a number of shares of Parent Common Stock determined by multiplying the number of referenced shares of Company Common Stock by the Exchange Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock; and (iii) the Parent Board or a committee thereof shall succeed to the authority and responsibility of the Company Board or any committee thereof with respect to the administration of such Company Option Plan.

        (d)   Prior to the Effective Time, the Company shall use its commercially reasonable efforts to take all action that may be necessary (under the Company Option Plans and otherwise) to effectuate the provisions of this Section 5.4 and to ensure that, from and after the Effective Time, holders of Company Equity Awards have no rights with respect thereto other than those specifically provided in this Section 5.4.

        (e)   Prior to the Effective Time, the Company shall take all action that may be necessary to: (i) cause any outstanding offering period (or similar period during which Company Common Stock may be purchased) under the Company ESPP to be terminated as of the last business day prior to the date on which the Merger becomes effective (the last business day prior to the date on which the Merger becomes effective being referred to as the "Designated Date"); (ii) make any pro-rata adjustments that may be necessary to reflect the shortened offering period (or similar period), but otherwise treat such shortened offering period (or similar period) as a fully effective and completed offering period for all purposes under the Company ESPP; and (iii) cause the exercise as of the Designated Date of each outstanding purchase right under the Company ESPP; provided, however, that the actions described in clauses "(i)" through "(iii)" of this sentence shall be conditioned upon the consummation of the Merger. On the Designated Date, the Company shall apply the funds credited as of such date under the Company ESPP within each participant's payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the Company ESPP. Immediately prior to and effective as of the Effective Time (and subject to the consummation of the Merger), the Company shall terminate the Company ESPP.

        5.5    Employee Benefits.

        (a)   Parent agrees that, subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or Legal Requirements all employees of the Alamo Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time ("Continuing Employees") shall be eligible to participate in Parent's health, vacation and 401(k) plans, to substantially the same extent as similarly situated employees of Parent.

        (b)   Nothing in this Section 5.5 or elsewhere in this Agreement shall be construed to create a right in any Company Associate to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent. Except for Company Indemnified Persons to the extent of their respective rights pursuant to Section 5.6, no Company Associate, and no Continuing Employee, shall be deemed to be a third party beneficiary of this Agreement. Except for Parent Indemnified Persons to the extent of their respective rights pursuant to Section 5.6(b), no Parent Associate, shall be deemed to be a third party beneficiary of this Agreement.

        (c)   If requested in writing by Parent at least five days prior to the Closing, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a "Company 401(k) Plan"). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company Board of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which resolutions shall be subject to the prior review of Parent). The Company also shall take, prior to the Effective Time, such other actions in furtherance of terminating such Company 401(k) Plan as Parent may reasonably request in writing.

        (d)   With respect to each "employee benefit plan" as defined in Section 3(3) of ERISA and each vacation and severance plan (that is not an "employee benefit plan" as defined in Section 3(3) of ERISA) maintained by Parent or any Subsidiary of Parent (collectively, the "Parent Benefit Plans") in which any Continuing Employee will participate after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Continuing Employees with the Company or a Subsidiary, as the case may be, for purposes of eligibility, vesting and participation, in any such Parent Benefit Plan to the extent such service was credited under the applicable Company Benefit Plan. In addition, and subject to the concurrence of any third-party insurers (which Parent shall use commercially reasonable efforts to obtain), Parent shall or shall cause the Surviving Corporation to: (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any Parent Benefit Plan that is a welfare benefit plan in which such Continuing Employees may be eligible to participate after the Effective Time, other than preexisting condition limitations, exclusions or waiting periods that are already in effect with respect to such Continuing Employees and that have not been satisfied or waived as of the Effective Time under any welfare benefit plan maintained for the Continuing Employees immediately prior to the Effective Time; and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any Parent Benefit Plan that is a welfare benefit plan in which such Continuing Employees may be eligible to participate after the Effective Time.

        (e)   To the extent any employee notification or consultation requirements are imposed by applicable Legal Requirements with respect to any of the Contemplated Transactions, the Company and Parent shall cooperate with each other to ensure that such requirements are complied with prior to the Effective Time.

        (f)    Prior to the Effective Time, (i) the Company shall not, and shall ensure that its Subsidiaries and the respective Representatives of the Alamo Corporations do not, make any commitment to any employees of the Alamo Corporations regarding continuing post-Closing employment, including post-Closing employee benefits and compensation, without the prior written approval of Parent, which approval shall not be unreasonably withheld and (ii) the Parent shall not, and shall ensure that its Subsidiaries and the respective Representatives of the Abeline Corporations do not, make any commitment to any employees of the Abeline Corporations regarding continuing post-Closing employment, including post-Closing employee benefits and compensation, without the prior written approval of the Company, which approval shall not be unreasonably withheld.

        (g)   Nothing contained herein shall be construed as requiring the Alamo Corporations or the Abeline Corporations to continue any specific Company Employee Plan or Parent Employee Plan. The provisions of this Section 5.5 are for the sole benefit of Parent and the Company and nothing in this Section 5.5, expressed or implied, is intended or shall be construed to constitute an amendment of any Company Employee Plan or Parent Employee Plan (or an undertaking to amend any such plan) or other compensation and benefits plan maintained for or provided to Company Employees, including Continuing Employees, prior to, on or following the Effective Time.

        5.6    Indemnification of Officers and Directors.

        (a)   Company Indemnified Person.

            (i)  All rights to indemnification, advancement of expenses and exculpation from liabilities by the Company or its Subsidiaries existing in favor of those Persons who are current or former directors or officers of the Company or its Subsidiaries at or prior to the Effective Time (the "Company Indemnified Persons") for their acts and omissions as directors, officers, employees or agents of the Company or its Subsidiaries occurring prior to the Effective Time, as provided in the Company's certificate of incorporation or bylaws (as in effect as of the date of this Agreement)

  and as provided in any indemnification agreements between the Company and said Company Indemnified Persons (as in effect as of the date of this Agreement), shall survive the Merger and be observed and performed by the Surviving Corporation and any applicable Subsidiaries to the fullest extent permitted by applicable law for a period of six years from the date on which the Merger becomes effective. Parent shall cause the certificate of incorporation and bylaws (or comparable organizational documents) of the Surviving Corporation and its Subsidiaries to contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of current and former directors and officers of the Company and its Subsidiaries than are presently set forth in the certificate of incorporation and bylaws of the Company and such Subsidiaries, and such provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any Person benefited by such provisions without such person's prior written consent. Parent guarantees the full and timely performance of the obligations of the Surviving Corporation and its Subsidiaries under this Section 5.6(a).

           (ii)  At or prior to the Effective Time, the Company or the Surviving Corporation shall purchase a directors' and officers' liability insurance "tail policy" with a claims period of six years from the Effective Time, and on terms and conditions no less favorable to the Company Indemnified Parties than those in effect under the Company Existing D&O Policy in effect on the date hereof, for the benefit of the Company Indemnified Persons with respect to their acts and omissions as directors, officers, employees and agents of the Company or its Subsidiaries occurring prior to the Effective Time. If such "tail policy" is not obtained then from the Effective Time until the sixth anniversary of the date on which the Merger becomes effective, the Surviving Corporation shall maintain in effect, for the benefit of the Company Indemnified Persons with respect to their acts and omissions as directors, officers, employees or agents of the Company or any of its Subsidiaries occurring at or prior to the Effective Time, the existing policy of directors' and officers' and fiduciary liability insurance maintained by the Company as of the date of this Agreement in the form delivered or Made Available by the Company to Parent prior to the date of this Agreement (the "Company Existing D&O Policy"), to the extent that directors' and officers' liability insurance coverage is commercially available; provided, however, that: (i) the Surviving Corporation may substitute for the Company Existing D&O Policy a policy or policies of comparable coverage; and (ii) the Surviving Corporation shall not be required to pay annual premiums for the Company Existing D&O Policy (or for any substitute policies) in excess of $1.05 million (the "Company Maximum Premium"). In the event any future annual premiums for the Company Existing D&O Policy (or any substitute policies) exceed the Company Maximum Premium, the Surviving Corporation shall be entitled to reduce the amount of coverage of the Company Existing D&O Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to the Company Maximum Premium.

        (b)   Parent Indemnified Person.

            (i)  All rights to indemnification, advancement of expenses and exculpation from liabilities by the Parent or its Subsidiaries existing in favor of those Persons who are current or former directors or officers of the Parent or its Subsidiaries at or prior to the Effective Time(the "Parent Indemnified Persons") for their acts and omissions as directors, officers, employees or agents of the Parent or its Subsidiaries occurring prior to the Effective Time, as provided in the Parent's certificate of incorporation or bylaws (as in effect as of the date of this Agreement) and as provided in any indemnification agreements between the Parent and said Parent Indemnified Persons (as in effect as of the date of this Agreement), shall survive the Merger and be observed by the Parent and such Subsidiaries to the fullest extent permitted by applicable law for a period of six years from the date on which the Merger becomes effective.

           (ii)  From the Effective Time until the sixth anniversary of the date on which the Merger becomes effective, the Parent shall maintain in effect, for the benefit of the Parent Indemnified Persons with respect to their acts and omissions as directors, officers, employees or agents of the Parent or any of its Subsidiaries occurring at or prior to the Effective Time, the existing policy of directors' and officers' liability insurance maintained by the Parent as of the date of this Agreement in the form delivered or Made Available by the Parent to Company prior to the date of this Agreement (the "Parent Existing D&O Policy"), to the extent that directors' and officers' liability insurance coverage is commercially available; provided, however, that: (i) the Parent may substitute for the Parent Existing D&O Policy a policy or policies of comparable coverage; and (ii) the Parent shall not be required to pay annual premiums for the Parent Existing D&O Policy (or for any substitute policies) in excess of $1.6 million (the "Parent Maximum Premium"). In the event any future annual premiums for the Parent Existing D&O Policy (or any substitute policies) exceed the Parent Maximum Premium, the Parent shall be entitled to reduce the amount of coverage of the Parent Existing D&O Policy (or any substitute policies) to the amount of coverage that can be obtained for a premium equal to the Parent Maximum Premium.

        (c)   Parent shall pay (as incurred) all expenses, including reasonable fees and expenses of counsel, which any Company Indemnified Person or Parent Indemnified Person may incur in enforcing the indemnification and other obligations provided for in this Section 5.6.

        (d)   This Section 5.6 is intended to be (i) for the benefit of, and shall be enforceable by, the Company Indemnified Persons and the Parent Indemnified Persons, their heirs and personal representatives and shall be binding on the Parent, the Surviving Corporation and their successors and assigns, (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any Company Indemnified Person or Parent Indemnified Person may have by contract or otherwise, including indemnification agreements that the Company or Parent have entered into with any of their respective directors or officers and (iii) may not be amended, altered or repealed after the Effective Time without the prior written consent of the affected Company Indemnified Person or Parent Indemnified Person (provided that such amendment, alteration or repeal prior to the Effective Time shall be governed by Section 9.1). In the event that the Parent or the Surviving Corporation or any of their successors or assigns: (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger; or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each case, Parent (or its successor, as applicable), shall make proper provision so that the successors and assigns of the Surviving Corporation or the Parent (as the case may be) honor the indemnification and other obligations set forth in this Section 5.6. This Section 5.6 shall survive consummation of the Merger.

        5.7    Regulatory Approvals and Related Matters.

        (a)   Each party shall use reasonable best efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly (and in any event within 10 business days) after the date of this Agreement, prepare and file the notifications required under the HSR Act in connection with the Merger. The Company and Parent each shall promptly (i) supply the other party with any information which may be required in order to effectuate notices, reports, documents or other filings with any Governmental Body required to be made pursuant to the HSR Act (the "Antitrust Filings"); and (ii) supply any additional information which reasonably may be required by any Governmental Body in connection with Antitrust Filings or which the parties may reasonably deem appropriate. Each of the Company and Parent will notify the other party promptly upon the receipt of (A) any comments from any Governmental Bodies in connection with any Antitrust Filings made pursuant hereto; and (B) any request by any Governmental Bodies for amendments or supplements to any Antitrust Filings made pursuant to, or information provided to comply in all material respects with, the requirements of the HSR Act. Whenever any event occurs that is required to be set forth in an amendment or supplement to any Antitrust Filings, the Company or Parent, as the case may be, will promptly inform the other party of such occurrence and cooperate in filing with the applicable Governmental Body such amendment or supplement. Each of the Company and Parent shall give the other party prompt notice of the commencement or known threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other Contemplated Transactions, keep the other party reasonably informed as to the status of any such Legal Proceeding or threat, and in connection with any such Legal Proceeding, each of the Company or Parent will permit authorized representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Proceeding.

        (b)   Subject to Section 5.7(c), Parent, Merger Sub and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary or advisable to satisfy each of the conditions set forth in Section 6 and 7, consummate the Merger and make effective the other Contemplated Transactions (provided that no party shall be required to waive any of the conditions set forth in Section 6 or 7, as applicable, to its obligations to consummate the Merger and the other Contemplated Transactions). Without limiting the generality of the foregoing, but subject to Section 5.7(c), each party to this Agreement: (i) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other Contemplated Transactions; (ii) shall use reasonable best efforts to obtain each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger or any of the other Contemplated Transactions; and (iii) shall use reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger.

        (c)   Notwithstanding anything to the contrary contained in this Section 5.7, neither Parent, Merger Sub or the Company shall have any obligation under this Agreement to divest or agree to divest (or cause any of its Subsidiaries to divest or agree to divest) any of its respective material businesses, material product lines or material assets, or to take or agree to take (or cause any of its Subsidiaries to take or agree to take) any other material action or agree (or cause any of its Subsidiaries to agree) to any material limitation or material restriction on any of its respective material businesses, material product lines or material assets.

        5.8    Disclosure.     Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement regarding this Agreement or the Contemplated Transactions. The Company shall consult with Parent and consider the views and comments of Parent before any of the Alamo Corporations or any of their Representatives sends any emails or other documents to the Company Associates generally or otherwise communicate with the Company Associates generally, with respect to the Merger or any of the other Contemplated Transactions. The Parent shall consult with the Company and consider the views and comments of the Company before any of the Abeline Corporations or any of their Representatives sends any emails or other documents to the Parent Associates generally or otherwise communicate with the Parent Associates generally, with respect to the Merger or any of the other Contemplated Transactions. Notwithstanding the foregoing: (i) each party may, without such consultation, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the parties (or individually, if approved by the other party), (ii) a party may issue any such press release or make any such public announcement or statement as may be required by Legal Requirement or the rules and regulations of the NASDAQ Global Select Market and the NASDAQ Global Market if it first notifies and consults with the other party hereto prior to issuing any such press release or making any such public announcement or statement; (iii) the Company need not consult with Parent in connection with any press release, public statement or filing to be issued or made with respect to any Acquisition Proposal relating to any Alamo Corporation or any Company Change in Recommendation; and (iv) Parent need not consult with the Company in connection with any press release, public statement or filing to be issued or made with respect to any Acquisition Proposal relating to Parent or any Parent Subsidiaries or any Parent Change in Recommendation.

        5.9    Tax Matters.

        (a)   Unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code, each of Parent, Merger Sub and Company shall report the Merger on their Tax Returns as a "reorganization" within the meaning of Section 368(a) of the Code.

        (b)   Prior to the filing of the Form S-4 Registration Statement, the Company and Parent shall execute and deliver to Cooley LLP and to Latham & Watkins LLP tax representation letters in substantially the form attached to this Agreement as Exhibits D and E, respectively. Following the delivery of the tax representation letters pursuant to the preceding sentence of this Section 5.9: (i) Parent shall use commercially reasonable efforts to cause Cooley LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K under the Securities Act; and (ii) the Company shall use commercially reasonable efforts to cause Latham & Watkins LLP to deliver to it a tax opinion satisfying the requirements of Item 601 of Regulation S-K under the Securities Act. In rendering such opinions, each of such counsel shall be entitled to rely on the tax representation letters referred to in this Section 5.9.

        (c)   The parties hereto shall cooperate and use their reasonable best efforts in order for Parent to obtain the opinion of Cooley LLP described in Section 6.5(a) and for Company to obtain the opinion of Latham & Watkins LLP described in Section 7.5(a). In connection therewith, both Parent (together with Merger Sub) and Company shall deliver to Cooley LLP and Latham & Watkins LLP tax representation letters, dated and executed as of the dates of such opinions, in substantially the form attached to this Agreement as Exhibits D and E, respectively. Parent and Company, respectively, shall use their best efforts not to take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations included in the certificates described in this Section 5.9(b).

        5.10    Listing.     Parent shall use best efforts to cause the shares of Parent Common Stock to be issued in the Merger, including the Parent Common Stock to be issued upon (a) the exercise of assumed and converted Company Options, (b) the vesting of assumed and converted Company Restricted Stock and (c) the vesting and issuance of assumed and converted Company RSUs, to be approved for listing (subject to notice of issuance) on the NASDAQ Global Select Market at or prior to the Effective Time.

        5.11    Resignation of Officers and Directors.     The Company shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Effective Time the resignation of each officer and director of each of the Alamo Corporations other than those continuing in office in accordance with Section 5.12 as officers and directors of the surviving entity in the Merger. Parent shall use commercially reasonable efforts to obtain and deliver to the Company at or prior to the Effective Time the resignation of each officer and director of each of the Abeline Corporations other than those continuing in office in accordance with Section 5.12.

        5.12    Board of Directors of the Combined Company; Management of the Combined Company.

        (a)   The parties and the Parent Board shall take all actions necessary to ensure that effective at the Effective Time, the Parent Board shall be expanded to nine seats and shall consist of five directors to be designated by the Parent Board prior to the Effective Time, who shall include Mike Narachi and Brian J.G. Pereira, MD, and four directors to be designated by the Company Board prior to the

Effective Time, who shall include Paul Berns, each such director to hold office from and after the Effective Time until the earliest of appointment of his or her respective successor, resignation or proper removal. The other members of the Parent Board designated as provided above shall consist of such persons as are mutually and reasonably agreed between the Company and Parent, each such director to hold office from and after the Effective Time until the earliest of appointment of his or her respective successor, resignation or proper removal. Mike Narachi shall continue to serve as the Chairman of the Parent Board following the Closing, until the earliest of appointment of his successor or his resignation or proper removal. In the event that any director designated pursuant to this Section 5.12(a) by the Parent Board or the Company Board is unwilling or unable to serve at the Effective Time, the Parent Board or the Company Board, respectively, shall designate a replacement for such director prior to the Effective Time.

        (b)   The parties and the Parent Board shall take all actions necessary to ensure that effective at the Effective Time, Brian J.G. Pereira, MD continues to serve as the CEO of Parent and the other officers of Parent shall consist of such persons as are mutually agreed between the Company and Parent, each to hold office from and after the Effective Time until the earliest of appointment of his or her respective successor, resignation or removal. In the event that any such officer is unwilling or unable to serve at the Effective Time, the Company and Parent shall mutually agree upon a replacement prior to the Effective Time.

        (c)   Prior to the Effective Time, Parent shall provide evidence reasonably satisfactory to the Company of the taking of such actions by the Parent Board as may be necessary to ensure the matters contemplated by Sections 5.12(a) and (b).

        5.13    Section 16 Matters.     Subject to the following sentence, prior to the Effective Time, Parent and the Company shall take all such steps as may be required (to the extent permitted under applicable Legal Requirements and no-action letters issued by the SEC) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the Contemplated Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, and the acquisition of Parent Common Stock (including derivative securities with respect to Parent Common Stock) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, to be exempt under Rule 16b-3 under the Exchange Act. At least 10 days prior to the Closing Date, the Company shall furnish the following information to Parent for each Person who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent (to the extent then known): (a) the number of shares of Company Common Stock held by such Person and expected to be exchanged for shares of Parent Common Stock pursuant to the Merger; (b) the number of Company Options, Company Restricted Stock, and Company RSUs held by such Person and expected to be assumed by Parent and converted or exercisable into shares of Parent Common Stock in connection with the Merger; (c) the number of other derivative securities (if any) with respect to Company Common Stock held by such Person and expected to be converted into shares of Parent Common Stock or derivative securities with respect to Parent Common Stock in connection with the Merger; and (d) the EDGAR codes for each such Person.

        5.14    Name of the Combined Corporation.     The parties shall cooperate and take all actions necessary to select prior to the Effective Time, and ensure that effective immediately following the Effective Time the name of Parent shall be changed to, a name acceptable to both Parent and the Company.

        5.15    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub and, after the Effective Time, the Surviving Corporation to perform their respective obligations under this

Agreement and to consummate the Contemplated Transactions upon the terms and subject to the conditions set forth in this Agreement

        5.16    Securityholder Litigation.

        (a)   The Company shall give the Parent the right to participate in the defense or settlement of any securityholder litigation against the Company and/or the Company Board relating to the Contemplated Transactions. In no event shall the Company enter into or agree to any settlement with respect to such securityholder litigation without the Parent's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

        (b)   The Parent shall give the Company the right to participate in the defense or settlement of any securityholder litigation against the Parent and/or the Parent Board relating to the Contemplated Transactions. In no event shall the Parent enter into or agree to any settlement with respect to such securityholder litigation without the Company's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

        (c)   For purposes of this Section 5.16, "participate" means that the non-litigating party will be kept reasonably apprised of proposed strategy and other significant decisions with respect to any securityholder litigation by the litigating party (to the extent the attorney-client privilege between the litigating party and its counsel is not undermined or otherwise affected), and the non-litigating party may offer comments or suggestions with respect to the litigation but will not be afforded any decision making power or authority over the litigation, except for the right to consent to any settlement as set forth in the Section 5.16.

  Section 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the Contemplated Transactions are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        6.1    Accuracy of Representations.

        (a)   Each of the Company Designated Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

        (b)   Each of the representations and warranties of the Company (other than the Company Designated Representations) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (i) for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (A) all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Company Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; and (ii) any inaccuracies in such representations and warranties will be disregarded if all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Company Material Adverse Effect.

        6.2    Performance of Covenants.     The covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        6.3    Effectiveness of Registration Statement.     The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act; no stop order shall have been issued by the SEC and shall remain in effect with respect to the Form S-4 Registration Statement; and no proceeding seeking such a stop order shall have been initiated by the SEC and remain pending or shall be threatened by the SEC.

        6.4    Stockholder Approval.

        (a)   This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

        (b)   The issuance of shares of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote.

        6.5    Opinion and Certificate.     Parent and Merger Sub shall have received the following opinion and certificate, each of which shall be in full force and effect:

          (a)   a written opinion of Cooley LLP, in form and substance reasonably acceptable to Parent and Merger Sub, dated as of the Closing Date to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Cooley LLP may rely upon customary assumptions and representations reasonably satisfactory to it, including representations set forth in certificates of officers of Parent, Merger Sub and Company, in substantially the forms attached hereto as Exhibits D and E; provided, however, that the condition set forth in this Section 6.5(a) shall not be waivable by Parent or Merger Sub after adoption of this Agreement by the holders of shares of Company Common Stock, unless further stockholder approval is obtained with appropriate disclosure; and

          (b)   a certificate executed by the Chief Executive Officer of the Company confirming that the conditions set forth in 6.1, 6.2, 6.4(a), and 6.6 have been duly satisfied.

        6.6    No Company Material Adverse Effect.     Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect which has not been cured, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect.

        6.7    Governmental Approvals.

        (a)   Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (b)   Any Governmental Authorization or other Consent required to be obtained with respect to the Merger under the HSR Act or other Legal Requirement shall have been obtained and shall remain in full force and effect (other than any such Governmental Authorization or Consent under other Legal Requirements, the failure to obtain which would not reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect).

        6.8    Listing.     The shares of Parent Common Stock to be issued in the Merger, including the Parent Common Stock to be issued upon (a) the exercise of assumed and converted Company Options, (b) the vesting of assumed and converted Company Restricted Stock and (c) the vesting and issuance of assumed and converted Company RSUs, shall have been approved for listing (subject to notice of issuance) on the NASDAQ Global Select Market.

        6.9    No Restraints.     No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        6.10    No Governmental Litigation.     There shall not be pending any Legal Proceeding in which a Governmental Body with jurisdiction over the parties is a party: (a) challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the Merger or any of the other Contemplated Transactions; (b) seeking to prohibit or limit in any material respect Parent's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (c) relating to the Merger or the other Contemplated Transactions and that would reasonably be expected to materially and adversely affect the right or ability of Parent to own any of the material assets or materially limit the operation of the business of any of the Alamo Corporations; (d) seeking to compel any of the Alamo Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets or material business as a result of the Merger or any of the other Contemplated Transactions; or (e) relating to the Merger or the other Contemplated Transactions and seeking to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on Parent or any of the Alamo Corporations.

        6.11    FIRPTA Matters.     The Company shall have delivered to Parent a statement described in Section 1.1445-2(c)(3)(i) of the United States Treasury Regulations certifying the interests in the Company are not U.S. real property interests.

  Section 7. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY

        The obligation of the Company to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        7.1    Accuracy of Representations.

        (a)   Each of the Parent Designated Representations shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all material respects as of such date); provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (i) all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (ii) any update of or modification to the Parent Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded.

        (b)   Each of the representations and warranties of Parent and Merger Sub (other than the Parent Designated Representations) shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for any such representations and warranties made as of a specific date, which shall have been accurate in all respects as of such date); provided, however, that: (i) for purposes of determining the accuracy of such representations and warranties as of the foregoing dates: (A) all materiality qualifications limiting the scope of such representations and warranties shall be disregarded; and (B) any update of or modification to the Parent Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded; and (ii) any inaccuracies in such representations and warranties will be disregarded if all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Parent Material Adverse Effect.

        7.2    Performance of Covenants.     The covenants and obligations in this Agreement that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

        7.3    Effectiveness of Registration Statement.     The Form S-4 Registration Statement shall have become effective in accordance with the provisions of the Securities Act; no stop order shall have been issued by the SEC and shall remain in effect with respect to the Form S-4 Registration Statement; and no proceeding seeking such a stop order shall have been initiated by the SEC and remain pending or shall be threatened by the SEC.

        7.4    Stockholder Approval.

        (a)   This Agreement shall have been duly adopted by the Required Company Stockholder Vote.

        (b)   The issuance of shares of Parent Common Stock in the Merger shall have been duly approved by the Required Parent Stockholder Vote and this Agreement shall have been duly adopted by Parent as the sole stockholder of Merger Sub.

        7.5    Opinion and Certificate.     The Company shall have received the following opinion and certificate, each of which shall be in full force and effect:

          (a)   a written opinion of Latham & Watkins LLP, in form and substance reasonably acceptable to the Company, dated as of the Closing Date to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, for U.S. federal income tax purposes the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. In rendering such opinion, Latham & Watkins LLP may rely upon customary assumptions and representations reasonably satisfactory to it, including representations set forth in certificates of officers of Parent, Merger Sub and Company, in substantially the forms attached hereto as Exhibits D and E; provided, however, that the condition set forth in this Section 7.5(a) shall not be waivable by the Company after adoption of this Agreement by the holders of shares of Company Common Stock, unless further stockholder approval is obtained with appropriate disclosure; and

          (b)   a certificate executed by the Chief Executive Officer of Parent confirming that the conditions set forth in Sections 7.1, 7.2, 7.4(b) and 7.6 have been duly satisfied.

        7.6    No Parent Material Adverse Effect.     Since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect which has not been cured, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Parent Material Adverse Effect.

        7.7    Governmental Approvals.

        (a)   Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (b)   Any Governmental Authorization or other Consent required to be obtained with respect to the Merger under the HSR Act or other Legal Requirement shall have been obtained and shall remain in full force and effect (other than any such Governmental Authorization or Consent under other Legal Requirements, the failure to obtain which would not reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect).

        7.8    Listing.     The shares of Parent Common Stock to be issued in the Merger, including the Parent Common Stock to be issued upon (a) the exercise of assumed and converted Company Options, (b) the vesting of assumed and converted Company Restricted Stock and (c) the vesting and issuance of assumed and converted Company RSUs, shall have been approved for listing (subject to notice of issuance) on the NASDAQ Global Select Market.

        7.9    No Restraints.     No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction or other Governmental Body and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        7.10    No Governmental Litigation.     There shall not be pending any Legal Proceeding in which a Governmental Body with jurisdiction over the parties is a party: (a) challenging or seeking to restrain, prohibit, rescind or unwind the consummation of the Merger or any of the other Contemplated Transactions; (b) seeking to prohibit or limit in any material respect Parent's ability to vote, transfer, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; (c) that would reasonably be expected to materially and adversely affect the right or ability of Parent or any of the Alamo Corporations to own any of the material assets or materially limit the operation of the business of any of the Alamo Corporations; (d) seeking to compel any of the Alamo Corporations, Parent or any Subsidiary of Parent to dispose of or hold separate any material assets or material business as a result of the Merger or any of the other Contemplated Transactions; or (e) relating to the Merger or the other Contemplated Transactions and seeking to impose (or that would reasonably be expected to result in the imposition of) any criminal sanctions or criminal liability on Parent or any of the Alamo Corporations.

  Section 8. TERMINATION

        8.1    Termination.     This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company's stockholders and whether before or after approval of the issuance of shares of Parent Common Stock in the Merger by Parent's stockholders):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by either Parent or the Company if the Merger shall not have been consummated by February 29, 2012 (the "End Date"); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the failure to consummate the Merger by the End Date is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

          (c)   by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d)   by either Parent or the Company if: (i) the Company Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company's stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Company Stockholders' Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Required Company Stockholder Vote is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

          (e)   by either Parent or the Company if: (i) the Parent Stockholders' Meeting (including any adjournments and postponements thereof) shall have been held and completed and Parent's stockholders shall have taken a final vote on the issuance of shares of Parent Common Stock in the Merger; and (ii) the issuance of shares of Parent Common Stock in the Merger shall not have been approved at the Parent Stockholders' Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Parent Stockholder Vote; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if the failure to have the issuance of Parent Common Stock in the Merger approved by the Required Parent Stockholder Vote is attributable to a failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

          (f)    by Parent (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred;

          (g)   by the Company (at any time prior to the approval of the issuance of shares of Parent Common Stock in the Merger by the Required Parent Stockholder Vote) if a Parent Triggering Event shall have occurred;

          (h)   by Parent (at any time prior to the approval of the issuance of the shares of Parent Common Stock in the Merger by the Required Parent Stockholder Vote) in order to accept a Parent Superior Offer and enter into a Parent Specified Agreement related to a Parent Superior Offer if (i) such Parent Superior Offer shall not have resulted from a breach of Section 4.4, and (ii) the Parent Board, after satisfying the requirements of Section 5.3(c)(i), shall have authorized the Parent to enter into a binding written definitive agreement providing for the consummation of a transaction constituting a Parent Superior Offer (the "Parent Specified Agreement") and Parent shall have simultaneously paid the Parent Termination Fee in accordance with Section 8.3;

          (i)    by the Company (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) in order to accept a Company Superior Offer and enter into a Company Specified Agreement related to a Company Superior Offer if (i) such Company Superior Offer shall not have resulted from a breach of Section 4.4, and (ii) the Company Board, after satisfying the requirements of Section 5.2(c)(i), shall have authorized the Company to enter into a binding written definitive agreement providing for the consummation of a transaction constituting a Company Superior Offer (the "Company Specified Agreement") and the Company shall have simultaneously paid the Company Termination Fee in accordance with Section 8.3;

          (j)    by Parent if: (i) any of the Company's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 6.1(a) or the condition set forth in Section 6.1(b) would not be satisfied, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 6.1(a) or the condition set forth in Section 6.1(b) would not be satisfied; or (ii) any of the Company's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that, for purposes of clauses "(i)" and "(ii)" above, if an inaccuracy in any of the Company's representations and warranties (as of the date of this Agreement or as of a date subsequent to the date of this Agreement) or a breach of a covenant or obligation by the Company is curable by the Company by the End Date and the Company is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(j) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Parent gives the Company notice of such inaccuracy or breach; or

          (k)   by the Company if: (i) any of Parent's representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement such that the condition set forth in Section 7.1(a) or the condition set forth in Section 7.1(b) would not be satisfied, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that the condition set forth in Section 7.1(a) or the condition set forth in Section 7.1(b) would not be satisfied; or (ii) any of Parent's covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that, for purposes of clauses "(i)" and "(ii)" above, if an inaccuracy in any of Parent's representations and warranties (as of the date of this Agreement or as of a date subsequent to the date of this Agreement) or a breach of a covenant or obligation by Parent is curable by Parent by the End Date and Parent is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(k) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company gives Parent notice of such inaccuracy or breach.

        8.2    Effect of Termination.     In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that: (i) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect; (ii) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; and (iii) the termination of this Agreement shall not relieve any party from any liability for any willful and material inaccuracy in or breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement.

        8.3    Expenses; Termination Fees.

        (a)   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all out-of-pocket fees and expenses, other than accountants' and attorneys' fees, incurred in connection with: (i) the filing, printing and mailing of the Form S-4 Registration Statement and the Joint Proxy Statement/Prospectus and any amendments or supplements thereto; and (ii) the filing by the parties hereto of any notice or other document under the HSR Act.

        (b)   If this Agreement is terminated: (i) by Parent pursuant to Section 8.1(f); (ii) by the Company pursuant to Section 8.1(i); (iii) by the Company pursuant to Section 8.1(b) or 8.1(d) following a Company Change in Recommendation; or (iv) by Parent or the Company pursuant to Section 8.1(d), and in the case of clause "(iv)" of this sentence: (A) at or prior to the Company Stockholders' Meeting an Acquisition Proposal with respect to an Alamo Corporation shall have been disclosed, announced, commenced, submitted or made (and shall not have been withdrawn); and (B) on or prior to the first anniversary of such termination of this Agreement, either: (1) an Acquisition Transaction with respect to an Alamo Corporation is consummated; or (2) a definitive agreement relating to an Acquisition Transaction with respect to an Alamo Corporation is entered into by an Alamo Corporation, then the Company shall pay to Parent, in cash at the time specified in the following sentence, a nonrefundable fee in the amount of $9 million (the "Company Termination Fee"). The Company Termination Fee shall be paid as follows: (x) in the case of clause "(i)" of the preceding sentence, within two business days after termination of this Agreement; (y) in the case of clause (ii) and (iii), simultaneously with the Company's termination of the Agreement; and (z) in the case of clause "(iv)" of the preceding sentence, within two business days after the first to occur of the consummation of the Acquisition Transaction or the entering into by an Alamo Corporation of the definitive agreement. For purposes of Section 8.3(b)(iv) only, the term Acquisition Transaction shall be deemed to be modified so that all references to "15%" contained in the definition of "Acquisition Transaction" when it is used in the definition of Acquisition Proposal or elsewhere in Section 8.3(b)(iv) shall be deemed to be a reference to "50%."

        If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d) and the Company is not then obligated to pay the Company Termination Fee, then the Company shall pay to Parent in cash within two business days after the termination of this Agreement an amount equal to $2 million (the "Company Expense Reimbursement Amount") in respect of Parent's expenses in connection with this Agreement, which shall be credited against any Company Termination Fee otherwise payable pursuant to this Section 8.3(b), if any.

        (c)   If this Agreement is terminated: (i) by the Company pursuant to Section 8.1(g); (ii) by Parent pursuant to Section 8.1(b); (iii) by Parent pursuant to Section 8.1(b) or 8.1(e) following a Parent Change in Recommendation; or (iv) by Parent or the Company pursuant to Section 8.1(e), and in the case of clause "(iv)" of this sentence: (A) at or prior to the Parent Stockholders' Meeting an Acquisition Proposal with respect to an Abeline Corporation shall have been disclosed, announced, commenced, submitted or made (and shall not have been withdrawn); and (B) on or prior to the first anniversary of such termination of this Agreement, either: (1) an Acquisition Transaction with respect to an Abeline Corporation is consummated; or (2) a definitive agreement relating to an Acquisition Transaction with respect to an Abeline Corporation is entered into by an Abeline Corporation, then Parent shall pay to the Company, in cash at the time specified in the following sentence, a nonrefundable fee in the amount of $14 million (the "Parent Termination Fee" and, together with the Company Termination Fee, as applicable, a "Termination Fee"). The Parent Termination Fee shall be paid as follows: (x) in the case of clause "(i)" of the preceding sentence, within two business days after termination of this Agreement; (y) in the case of clause (ii) and (iii), simultaneously with Parent's termination of the Agreement; and (z) in the case of clause "(iv)" of the preceding sentence, within two business days after the first to occur of the consummation of the Acquisition Transaction or the entering into by an Abeline Corporation of the definitive agreement. For purposes of Section 8.3(c)(iv) only, the term Acquisition Transaction shall be deemed to be modified so that all references to "15%" contained in the definition of "Acquisition Transaction" when it is used in the definition of Acquisition Proposal or elsewhere in Section 8.3(c)(iv) shall be deemed to be a reference to "50%."

        If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(e) and Parent is not then obligated to pay the Parent Termination Fee, then Parent shall pay to the Company in cash within two business days after the termination of this Agreement an amount equal to $2 million (the "Parent Expense Reimbursement Amount" and, together with the Company Expense Reimbursement Amount, as applicable, an "Expense Reimbursement Amount") in respect of the Company's expenses in connection with this Agreement, which shall be credited against any Parent Termination Fee otherwise payable pursuant to this Section 8.3(c), if any.

        (d)   Notwithstanding any other provision of this Agreement to the contrary, the parties agree that, except as provided in the last sentence of this Section 8.3(d), the payments contemplated by this Sections 8.3 represent the sole and exclusive remedy of the parties and that, except for the payments expressly set forth in this Section 8.3 and as provided in the last sentence of this Section 8.3(d), each of the parties and their respective affiliates shall have no liability, shall not be entitled to bring or maintain any other claim, action or proceeding against the other, shall be precluded from any other remedy against the other, at law or in equity or otherwise, and shall not seek to obtain any recovery, judgment or damages of any kind against the other (or any partner, member, stockholder, director, officer, employee, Subsidiary, affiliate, agent or other representative of such party or parties) in connection with or arising out of the termination of this Agreement, any breach of or by any party giving rise to such termination or the failure of the Merger and the other transactions contemplated by this Agreement to be consummated. The parties agree that if (i) the termination of this Agreement resulted from the willful and material inaccuracy in or breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement, (ii) an Expense Reimbursement Amount and/or Termination Fee is payable pursuant to the terms of this Agreement at or following a termination hereof and (iii) Parent or the Company, as applicable, has (A) notified the other party that it is not accepting any such Expense Reimbursement Amount or Termination Fee payable to Parent or the Company hereunder and is waiving any right thereto, which notification and waiver shall occur, if at all, (1) at the time of such termination of this Agreement by such party, if such party is the party terminating this Agreement, or (2) within five business days following such termination of this Agreement, if the other party is the party terminating this Agreement, and (B) refunded such Expense Reimbursement Amount or Termination Fee in full to the party paying such Expense Reimbursement Amount or Termination Fee within five business days following payment thereof, if such Expense Reimbursement Amount or Termination Fee has been paid hereunder prior to such notification, then payment of the Expense Reimbursement Amount and/or Termination Fee shall not represent the sole and exclusive remedy of the parties hereunder.

        (e)   If a party fails to pay when due any amount payable by such party under this Section 8.3, then: (i) such party shall reimburse the other party for all costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other party of its rights under this Section 8.3; and (ii) such party shall pay to the other party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid through the date such overdue amount is actually paid to the other party in full) at a rate per annum equal to the lower of: (i) 350 basis points over the "prime rate" (as announced by Bank of America, N.A. or any successor thereto) in effect on the date such overdue amount was originally required to be paid; or (ii) the maximum rate permitted by applicable Legal Requirements.

  Section 9. MISCELLANEOUS PROVISIONS

        9.1    Amendment.     This Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption of this Agreement by the Company's stockholders and whether before or after approval of the issuance of Parent Common Stock in the Merger by Parent's stockholders); provided, however, that: (a) after any such adoption of this Agreement by the Company's stockholders, no amendment shall be made which by applicable Legal Requirements requires further approval of the stockholders of the Company without the further approval of such stockholders; and (b) after any such approval of the issuance of shares of Parent Common Stock in the Merger by Parent's stockholders, no amendment shall be made which by law or regulation of the NASDAQ Global Select Market requires further approval of Parent's stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        9.2    Waiver.

        (a)   No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

        (b)   No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        9.3    No Survival of Representations and Warranties.     None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Merger.

        9.4    Entire Agreement; Counterparts; Exchanges by Facsimile.     This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms (it being understood that no provision in the Confidentiality Agreement shall limit any party's rights or remedies in the case of fraud). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

        9.5    Applicable Law; Jurisdiction; Specific Performance; Remedies.     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; and (b) each of the parties irrevocably waives the right to trial by jury. Each of the parties hereto further agrees that, to the fullest extent permitted by applicable law, service of any process, summons, notice or document by U.S. registered mail to such Person's respective address set forth in Section 9.9 will be effective service of process for any claim, action, suit or other proceeding in the Court of Chancery of the State of Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in this paragraph. The parties hereto hereby agree that a final judgment in any such claim, suit, action or other proceeding will be conclusive, subject to any appeal, and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement without the requirement for the posting of any bond, this being in addition to any other remedy to which they are entitled at law or in equity. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        9.6    Disclosure Schedules.     The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2. The Parent Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 3. For purposes of this Agreement: (a) each statement or other item of information set forth in the Company Disclosure Schedule is intended only to qualify and limit the representations, warranties, covenants and agreements of the Company contained in this Agreement and shall not be deemed to expand in any way the scope or effect of any such representations, warranties, covenants and agreements; and (b) each statement or other item of information set forth in the Parent Disclosure Schedule is intended only to qualify and limit the representations, warranties, covenants and agreements of Parent and Merger Sub contained in this Agreement and shall not be deemed to expand in any way the scope or effect of any such representations, warranties, covenants and agreements. The Company Disclosure Schedule and Parent Disclosure Schedule shall each be delivered as of the date hereof, and no amendments or modifications thereto shall be made. Any purported update or modification to the Company Disclosure Schedule or Parent Disclosure Schedule after the date hereof shall be disregarded.

        9.7    Attorneys' Fees.     In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

        9.8    Assignability; No Third Party Rights.     This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any party's rights or obligations hereunder may be assigned or delegated by such party without the prior written consent of the other parties, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by any party without the prior written consent of the other parties shall be void and of no effect. Except as specifically provided in Section 5.6 and, following the Effective Time, except for the right of holders of Company Common Stock to receive shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock in accordance with Section 1, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        9.9    Notices.    All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by nationally recognized overnight air courier (such as Federal Express), two business days after mailing; (c) if sent by facsimile transmission or e-mail before 5:00 p.m. Eastern Time, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission or e-mail after 5:00 p.m. Eastern Time and receipt is confirmed, on the following business day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the physical address, e-mail address or facsimile number set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

if to Parent or Merger Sub:

AMAG Pharmaceuticals
100 Hayden AvenueLexington, MA 02421
Tel: (617) 498-3300
Attention: Brian J.G. Pereira, MD and Joseph Farmer
E-mail:bpereira@amagpharma.com and jfarmer@amagpharma.com
Facsimile: (617) 812-7898
with a copy (which shall not constitute notice) to:
Cooley LLP 500 Boylston St. Boston, MA 02116 Tel: (617) 937-2319 Attention: Miguel J. Vega and Barbara Borden E-mails: mvega@cooley.com and bordenbl@cooley.com Facsimile: (617) 937-2400 if to the Company:
Allos Therapeutics, Inc. 11080 CirclePoint Road Westminster, CO 80020 Tel: 303.426.6262 Attention: Paul Berns and Marc Graboyes E-Mail: pberns@allos.com and mgraboyes@allos.com Facsimile: 303.426.4731 with a copy (which shall not constitute notice) to:
Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 Tel: (650) 328-4600 Attention: Josh Dubofsky E-mails: josh.dubofsky@lw.com Facsimile: (650) 463-2600

        9.10    Cooperation.     The Company and Parent agree to cooperate fully with Parent and the Company, respectively, and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent or the Company to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

        9.11    Severability.     Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

        9.12    Construction.

        (a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

        (b)   The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

        (c)   As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

        (d)   Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

        (e)   The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        (f)    Any payment to be made pursuant hereto shall be made in U.S. dollars and by wire transfer of immediately available funds.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

AMAG PHARMACEUTICALS, INC.
By:	/s/ BRIAN J.G. PEREIRA
Name:	Brian J.G. Pereira
Title:	President and Chief Executive Officer
ALAMO ACQUISITION SUB, INC.
By:	/s/ JOSEPH L. FARMER
Name:	Joseph L. Farmer
Title:	Vice President
ALLOS THERAPEUTICS, INC.
By:	/s/ PAUL L. BERNS
Name:	Paul L. Berns
Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION]

EXHIBIT A
CERTAIN DEFINITIONS

        For purposes of the Agreement (including this Exhibit A):

        Acquisition Inquiry.    "Acquisition Inquiry" shall mean an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent or the Company) that would reasonably be expected to lead to an Acquisition Proposal.

        Acquisition Proposal.    "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal made or submitted by Parent or the Company) contemplating or otherwise relating to any Acquisition Transaction.

        Acquisition Transaction.    "Acquisition Transaction" with respect to an Entity shall mean any transaction or series of transactions (other than the Contemplated Transactions) involving, directly or indirectly:

          (a)   any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which such Entity or any of its Subsidiaries is a constituent corporation and which would result in a third party, or the stockholders of that third party, beneficially owning 15% or more of any class of equity or voting securities of such Entity or any of its Subsidiaries, or the Entity resulting from such transaction or the parent of such Entity; (ii) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of such Entity or any of its Subsidiaries; or (iii) in which such Entity or any of its Subsidiaries issues securities representing more than 15% of the outstanding securities of any class of voting securities of such Entity or any of its Subsidiaries;

          (b)   any sale, lease, exchange, transfer, exclusive license, acquisition or disposition of any business or businesses or assets of such Entity or its Subsidiaries that constitute or account for 15% or more of the consolidated net revenues, or consolidated net income for the 12 full months immediately prior to the receipt of the related Acquisition Proposal or 15% or more of the fair market value of the consolidated assets of such Entity or any of its Subsidiaries; or

          (c)   any liquidation or dissolution of such Entity or any of its Subsidiaries.

        Affiliate.    An "affiliate" of any Person means any other Person, that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person, and, for the purposes of this definition only, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise.

        Agreement.    "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached, as it may be amended from time to time.

        Alamo Corporations.    "Alamo Corporations" shall mean: (a) the Company; and (b) each of Company's Subsidiaries.

        Abeline Corporations.    "Abeline Corporations" shall mean: (a) Parent; and (b) each of Parent's Subsidiaries, including Merger Sub.

        Business Day.    A "business day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banking institutions are authorized or required by applicable Legal Requirements to be closed in Boston, Massachusetts, Denver, Colorado or New York City, New York.

        cGMP.    "cGMP" means the FDA's current Good Manufacturing Practice Regulations at 21 C.F.R. Parts 210 and 211, all applicable FDA guidance, FDA current review and inspection standards, and current industry standards for the manufacture, warehousing, packaging, and distribution of drug products for human use, including all standard operating procedures and quality assurance documents of the Company and its contract manufacturers, and the respective counterpart requirements promulgated by Governmental Bodies in countries outside the United States where any other drug product is or was previously manufactured, produced, distributed, marketed, sold or developed by the Company or any Company Subsidiary, including any amendments or revisions thereto.

        COBRA.    "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

        Code.    "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

        Company Affiliate.    "Company Affiliate" shall mean any Person under common control with any of the Alamo Corporations within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

        Company Associate.    "Company Associate" shall mean any current or former officer or other employee, or any individual who is a current or former independent contractor, consultant or director, of or to any of the Alamo Corporations or of or to any Company Affiliate.

        Company Audited Balance Sheet.    "Company Audited Balance Sheet" shall mean the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of December 31, 2010 included in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.

        Company Board.    "Company Board" shall mean the Company's board of directors.

        Company Common Stock.    "Company Common Stock" shall mean the Common Stock, $.001 par value per share, of the Company.

        Company Contract.    "Company Contract" shall mean any Contract: (a) to which any of the Alamo Corporations is a party; (b) by which any of the Alamo Corporations or any Company IP or any other asset of any of the Alamo Corporations is or may become bound or under which any of the Alamo Corporations has, or may become subject to, any obligation; or (c) under which any of the Alamo Corporations has or may acquire any right or interest.

        Company Contract Manufacturing Agreement.    "Company Contract Manufacturing Agreement" means any manufacturing or supply agreement with a manufacturer or supplier of raw materials, bulk product, final packaged doses, or any intermediate form of any drug product to which the Company or any Alamo Corporation is a party.

        Company Designated Representations.    "Company Designated Representations" shall mean the representations and warranties set forth in Sections 2.3(a), 2.3(c), 2.3(f), 2.21, 2.22, 2.23, 2.26 and 2.28.

        Company Disclosure Schedule.    "Company Disclosure Schedule" shall mean the Company Disclosure Schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

        Company Employee.    "Company Employee" shall mean any director or any officer or other employee of any of the Alamo Corporations.

        Company Employee Agreement.    "Company Employee Agreement" shall mean each management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) any of the Alamo Corporations; and (b) any Company Employee, other than any such Contract that is terminable "at will" (or following a notice period imposed by applicable law) without any obligation on the part of any Alamo Corporation to make any severance, termination, change in control or similar payment or to provide any benefit.

        Company Employee Plan.    "Company Employee Plan" shall mean each plan, program, policy, practice or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, change in control payments, sick pay, paid time off, vacation pay, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is or has been maintained or contributed to, or required to be maintained or contributed to, by any of the Alamo Corporations for the benefit of any Company Employee; or (b) with respect to which any of the Alamo Corporations has or may incur or become subject to any liability or obligation; provided, however, that a Company Employee Agreement shall not be considered a Company Employee Plan.

        Company Equity Award.    "Company Equity Award" shall mean any form of compensation (including deferred compensation) that is or may be paid or settled in Company Common Stock.

        Company IP.    "Company IP" shall mean: (a) all Intellectual Property Rights in or to the Company Products; and (b) all other Intellectual Property Rights and Intellectual Property with respect to which any of the Alamo Corporations has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

        Company Material Adverse Effect.    "Company Material Adverse Effect" shall mean any effect, change, claim, event or circumstance (collectively, "Effect") that, considered together with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on the assets, liabilities (whether matured or unmatured, absolute or contingent, or otherwise), business, financial condition or results of operations of the Alamo Corporations taken as a whole; provided, however, that, in no event shall any Effects resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, a Company Material Adverse Effect: (i) conditions generally affecting the biotechnology or pharmaceutical industry or the U.S. or global economy as a whole, to the extent that such conditions do not have a disproportionate impact on the Alamo Corporations taken as a whole; (ii) general conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on the Alamo Corporations, taken as a whole; (iii) changes in the trading price or trading volume of Company Common Stock (it being understood, however, that except as otherwise provided in clauses "(i)," "(ii)," "(iv)," "(v)" or "(vii)" of this sentence, any Effect giving rise to or contributing to such changes in the trading price or trading volume of Company Common Stock may give rise to a Company Material Adverse Effect and may be taken into account in determining whether a Company Material Adverse Effect has occurred); (iv) changes in GAAP (or any interpretations of GAAP) or Legal Requirements applicable to Company or any of its Subsidiaries; (v) the failure to meet public estimates or forecasts of revenues, earnings of other financial metrics, in and of itself, or the failure to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics, in and of itself (it being understood, however, that, except as otherwise provided in clauses "(i)," "(ii)," "(iii)," "(iv)" or "(vi)"

of this sentence, any Effect giving rise to or contributing to any such failure may give rise to a Company Material Adverse Effect and may be taken into account in determining whether a Company Material Adverse Effect has occurred); (vi) any stockholder litigation arising from or relating to this Agreement or the Contemplated Transactions and relating to a breach of the fiduciary duties of the Company Board to the Company's stockholders under applicable law; or (vii) Effects resulting directly from the announcement or pendency of this Agreement or the Contemplated Transactions, including loss of employees, suppliers or customers (including customer orders or Contracts).

        Company Option Plans.    "Company Option Plans" shall mean: (a) the Company's 2008 Equity Incentive Plan, as amended; (b) the Company's 2006 Inducement Award Plan, (c) the Company's 2002 Broad Based Equity Incentive Plan, (d) the Company's 2000 Stock Incentive Compensation Plan, as amended, and (e) the Company's 1995 Stock Option Plan, as amended.

        Company Options.    "Company Options" shall mean options to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Option Plans, assumed by the Company or otherwise).

        Company Pension Plan.    "Company Pension Plan" shall mean each: (a) Company Employee Plan that is an "employee pension benefit plan, " within the meaning of Section 3(2) of ERISA; or (b) other occupational pension plan, including any final salary or money purchase plan.

        Company Preferred Stock.    "Company Preferred Stock" shall mean the Preferred Stock, $.001 par value per share, of the Company.

        Company Product.    "Company Product" shall mean FOLOTYN (pralatrexate injection) and any other clinical or pre-clinical products owned by, or licensed to, any Alamo Corporation, or which any Alamo Corporation is currently marketing, selling, distributing, developing, manufacturing, using or holding for use (whether or not in collaboration with another Person).

        Company RSU.    "Company RSU" shall mean each restricted stock unit representing the right to vest in and be issued shares of Company Common Stock by the Company, whether granted by the Company pursuant to a Company Option Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

        Company Restricted Stock.    "Company Restricted Stock" shall mean each share of restricted Company Common Stock issued by the Company, which is subject to vesting conditions and rights to repurchase or reacquire by the Company, whether granted by the Company pursuant to a Company Option Plan, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

        Company Superior Offer.    "Company Superior Offer" shall mean an unsolicited bona fide written offer by a third party to purchase all or substantially all of the outstanding shares of Company Common Stock (whether through a tender offer, merger or otherwise), that is determined by the Company Board, in its good faith judgment, after consulting with a financial advisor of nationally recognized reputation and outside legal counsel, and after taking into account the terms and conditions of the offer, including the likelihood and anticipated timing of consummation and all other financial, regulatory, legal and other aspects of such offer, including any financing condition, to be more favorable from a financial point of view to the Company's stockholders than the Merger.

        Company Triggering Event.    A "Company Triggering Event" shall be deemed to have occurred if: (a) the Company Board shall have failed to recommend that the Company's stockholders vote to adopt the Agreement, or shall have directly or indirectly withdrawn or modified in a manner adverse to Parent the Company Board Recommendation; (b) the Company shall have failed to include in the Joint

Proxy Statement/Prospectus the Company Board Recommendation and a statement to the effect that the Company Board has determined and believes that this Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and its stockholders; (c) the Company Board fails to publicly reaffirm the Company Board Recommendation, or fails to publicly reaffirm its determination that this Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and its stockholders, within five business days after Parent requests in writing that such recommendation or determination be reaffirmed; (d) the Company Board shall have approved, endorsed or recommended any Acquisition Proposal (other than any confidentiality agreement contemplated by Section 4.4(a)); (e) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its securityholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (g) an Acquisition Proposal with respect to an Alamo Corporation is publicly announced, and the Company fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced; or (h) the Company shall have breached, or shall have been deemed to have breached pursuant to the last sentence of Section 4.4(a), in any material respect Section 4.4 or Section 5.2 of the Agreement.

        Company Rights Agreement.    "Company Rights Agreement" shall mean the Rights Agreement dated May 6, 2003 between Alamo and Mellon Investor Services LLC, as Rights Agent (including Exhibit A thereto, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock), as amended by Amendment to Rights Agreement dated March 4, 2005 between Alamo and Mellon Investor Services LLC (including Exhibit A thereto, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock), Amendment to Rights Agreement dated January 29, 2007 between Alamo and Mellon Investor Services LLC (including Exhibit A thereto, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock), and Amendment to Rights Agreement, dated as of July 17, 2009, between Alamo and Mellon Investor Services LLC (including Exhibit A thereto, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock).

        Confidentiality Agreement.    "Confidentiality Agreement" shall mean that certain Mutual Confidentiality Agreement dated as of March 23, 2011, between the Company and Parent.

        Consent.    "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        Contemplated Transactions.    "Contemplated Transactions" shall mean the Merger and the other transactions contemplated by the Agreement, the Company Stockholder Voting Agreements and the Parent Stockholder Voting Agreements.

        Contract.    "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

        DGCL.    "DGCL" shall mean the Delaware General Corporation Law.

        DOL.    "DOL" shall mean the United States Department of Labor.

        Encumbrance.    "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, easement, encroachment, imperfection of title, title exception, title defect, right of possession, lease, tenancy license, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        Environmental Law.    "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution worker safety, exposure of any individual to Materials of Environmental Concern or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

        Entity.    "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

        ERISA.    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        FDA.    "FDA" shall mean the U.S. Food and Drug Administration or any successor Governmental Body thereto.

        FDA Act.    "FDA Act" shall mean the U.S. Federal Food, Drug, and Cosmetic Act, as amended.

        Form S-4 Registration Statement.    "Form S-4 Registration Statement" shall mean the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger, as said registration statement may be amended prior to the time it is declared effective by the SEC.

        GAAP.    "GAAP" shall mean generally accepted accounting principles in the United States.

        Governmental Authorization.    "Governmental Authorization" shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        Governmental Body.    "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal); or (d) self-regulatory organization (including the NASDAQ Global Market and the NASDAQ Global Select Market).

        Health Care Laws.    "Health Care Laws" shall mean (a) the FDA Act and the regulations promulgated thereunder, (b) the Public Health Service Act (42 U.S.C. §201 et seq.), and the regulations promulgated thereunder, (c) all federal and state fraud and abuse laws, including the Federal Anti-Kickback Statute (42 U.S.C. §1320a-7b(b)), the civil False Claims Act (31 U.S.C. §3729 et seq.), the administrative False Claims Law (42 U.S.C. §1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. §1320a-7a(a)(5)), the exclusion laws (42 U.S.C. §1320a-7), and the regulations promulgated pursuant to such statutes, (d) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§1320d et seq.), as amended by the Health Information, Technology for Economic and Clinical Health Act of 2009, the regulations promulgated thereunder and comparable state laws, (e) the

Controlled Substances Act (21 U.S.C. §801 et seq.), (f) Titles XVIII (42 U.S.C. §1395 et seq.) and XIX (42 U.S.C. §1396 et seq.) of the Social Security Act and the regulations promulgated thereunder, and (g) all applicable laws, rules and regulations, ordinances, judgments, decrees, orders, writs and injunctions administered by the FDA and other Governmental Bodies that regulate the design, development, testing, studying, manufacturing, processing, storing, importing or exporting, licensing, labeling or packaging, distributing or marketing of pharmaceutical products, or related to kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care services.

        HSR Act.    "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        Intellectual Property.    "Intellectual Property" shall mean United States, foreign and international patents, patent applications, including provisional applications, statutory invention registrations, invention disclosures, inventions, trademarks, service marks, trade names, domain names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, together with the goodwill symbolized by any of the foregoing, copyrights, including registrations and applications for registration thereof, software, formulae, trade secrets, know-how, methods, processes, protocols, specifications, techniques, and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as laboratory notebooks, samples, studies and summaries).

        Intellectual Property Rights.    "Intellectual Property Rights" shall mean all rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark, trade name and domain name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses "(a)" through "(e)" above.

        IRS.    "IRS" shall mean the United States Internal Revenue Service.

        Joint Proxy Statement/Prospectus.    "Joint Proxy Statement/Prospectus" shall mean the joint proxy statement/prospectus to be sent to the Company's stockholders in connection with the Company Stockholders' Meeting and to Parent's stockholders in connection with the Parent Stockholders' Meeting.

        Knowledge of Parent.    "Knowledge of Parent" or a similar phrase shall mean the actual knowledge after making reasonable inquiry of the matter in question of: Brian J.G. Pereira, MD, Lee F. Allen, MD, PhD, Stephen Andre, Edward (Ted) C. English, Joseph L. Farmer, Scott T. McMillan, PhD, Christopher G. White and Gary J. Zieziula; provided, however, that it is understood and agreed that such individuals' discussions with Parent Associates, who at the time of such discussions have the title Vice President or more senior and who would reasonably be expected to have information with respect to the matter in question, shall constitute reasonable inquiry.

        Knowledge of the Company.    "Knowledge of the Company" or a similar phrase shall mean the actual knowledge after making reasonable inquiry of the matter in question of Paul L. Berns, Garry Allen, Bruce K. Bennett, David C. Clark, Bruce A. Goldsmith PhD, Marc H. Graboyes, Charles Q. Morris, Michael E. Schick and Bob Zimmerman; provided, however, that it is understood and agreed that such individuals' discussions with Company Associates, who at the time of such discussions have the title Vice President or more senior and who would reasonably be expected to have information with respect to the matter in question, shall constitute reasonable inquiry.

        Legal Proceeding.    "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        Legal Requirement.    "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of the NASDAQ Global Market and the NASDAQ Global Select Market).

        Made Available.    Any statement in the Agreement to the effect that any information, document or other material has been "Made Available" shall mean that: (a) with respect to information, document or other material to which the Company has given Parent access: (i) such information, document or material was made available by the Company for review by Parent or Parent's Representatives for a reasonable period of time prior to the execution of the Agreement in the virtual data room maintained by the Company with the Intralinks Data Site in connection with the transactions contemplated by the Agreement (it being understood that a document that was only made available for review in the virtual data room in the two days prior to the execution of the Agreement shall only be deemed to have been made available for a reasonable period of time if the Company shall have promptly notified Parent or its outside legal counsel that such document was uploaded into the virtual data room); and (ii) Parent and Parent's Representatives had access to such information, document or material throughout such period of time; and (b) with respect to information, document or other material to which Parent has given the Company access: (i) such information, document or material was made available by Parent for review by the Company or the Company's Representatives for a reasonable period of time prior to the execution of the Agreement in the virtual data room maintained by Parent with Data Site from Merrill Corporation in connection with the transactions contemplated by the Agreement (it being understood that a document that was only made available for review in the virtual data room in the two days prior to the execution of the Agreement shall only be deemed to have been made available for a reasonable period of time if Parent shall have promptly notified the Company or its outside legal counsel that such document was uploaded into the virtual data room); and (ii) the Company and the Company's Representatives had access to such information, document or material throughout such period of time or (c) that such information was filed by the Company or Parent, as applicable, with the SEC on or after January 1, 2010 and was, as of the date of this Agreement, publicly available on the SEC's EDGAR database. As used in this definition of "Made Available", the term "file" and variations thereof shall be broadly construed to include any manner in which a document or information is filed, furnished, submitted, supplied or otherwise made available to the SEC or any member of its staff.

        Materials of Environmental Concern.    "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

        Order.    "Order" shall mean any order, writ, injunction, judgment or decree of a Governmental Body of competent jurisdiction.

        Parent Affiliate.    "Parent Affiliate" shall mean any Person under common control with any of the Abeline Corporations within the meaning of Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code, and the regulations issued thereunder.

        Parent Associate.    "Parent Associate" shall mean any current or former officer or other employee, or any individual who is a current or former independent contractor, consultant or director, of or to any of the Abeline Corporations or of or to any Parent Affiliate.

        Parent Audited Balance Sheet.    "Parent Audited Balance Sheet" shall mean the audited consolidated balance sheet of the Parent and its consolidated Subsidiaries as of December 31, 2010 included in the Parent's Annual Report on Form 10-K for the year ended December 31, 2010.

        Parent Board.    "Parent Board" shall mean the Parent's board of directors.

        Parent Common Stock.    "Parent Common Stock" shall mean the Common Stock, $.01 par value per share, of Parent.

        Parent Contract.    "Parent Contract" shall mean any Contract: (a) to which any of the Abeline Corporations is a party; (b) by which any of the Abeline Corporations or any Parent IP or any other asset of any of the Abeline Corporations is or may become bound or under which any of the Abeline Corporations has, or may become subject to, any obligation; or (c) under which any of the Abeline Corporations has or may acquire any right or interest.

        Parent Contract Manufacturing Agreement.    "Parent Contract Manufacturing Agreement" means any manufacturing or supply agreement with a manufacturer or supplier of raw materials, bulk product, final packaged doses, or any intermediate form of any drug product to which the Parent or any Abeline Corporation is a party.

        Parent Designated Representations.    "Parent Designated Representations" shall mean the representations and warranties set forth in Sections 3.3(a), 3.3(c), 3.3(f), 3.21, 3.22, 3.23, 3.26, 3.28 and 3.29.

        Parent Disclosure Schedule.    "Parent Disclosure Schedule" shall mean the Parent Disclosure Schedule that has been prepared by Parent in accordance with the requirements of Section 9.6 of the Agreement and that has been delivered by Parent to the Company on the date of the Agreement.

        Parent Employee.    "Parent Employee" shall mean any director or any officer or any other employee of any of the Abeline Corporations.

        Parent Employee Agreement.    "Parent Employee Agreement" shall mean any management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) any of the Abeline Corporations; and (b) any Parent Employee, other than any such Contract that is terminable "at will" (or following a notice period imposed by applicable law) without any obligation on the part of any Abeline Corporation to make any severance, termination, change in control or similar payment or to provide any benefit.

        Parent Employee Plan.    "Parent Employee Plan" shall mean any plan, program, policy, practice or Contract providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits, change in control payments, sick pay, paid time off, vacation pay, retirement benefits or other benefits or remuneration of any kind, whether or not in writing and whether or not funded, including each "employee benefit plan," within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan): (a) that is maintained or contributed to, or required to be maintained or contributed to, by any of the Abeline Corporations for the benefit of any Parent Employee; or (b) with respect to which any of the Abeline Corporations has or may incur or become subject to any liability or obligation; provided, however, that a Parent Employee Agreement shall not be considered a Parent Employee Plan.

        Parent Equity Award.    "Parent Equity Award" shall mean any form of compensation (including deferred compensation) that is or may be paid or settled in Parent Common Stock.

        Parent IP.    "Parent IP" shall mean: (a) all Intellectual Property Rights in or to the Parent Products; and (b) all other Intellectual Property Rights and Intellectual Property with respect to which any of the Parent Corporations has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

        Parent Material Adverse Effect.    "Parent Material Adverse Effect" shall mean any Effect that, considered together with all other Effects, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on the assets, liabilities (whether matured or unmatured, absolute or contingent, or otherwise), business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole; provided, however, that, in no event shall any Effects resulting from any of the following, alone or in combination, be deemed to constitute, or be taken into account in determining whether there has occurred, a Parent Material Adverse Effect: (i) conditions generally affecting the biotechnology or pharmaceutical industry or the U.S. or global economy as a whole, to the extent that such conditions do not have a disproportionate impact on Parent and its Subsidiaries taken as a whole; (ii) general conditions in the financial markets, and any changes therein (including any changes arising out of acts of terrorism, war, weather conditions or other force majeure events), to the extent that such conditions do not have a disproportionate impact on Abeline Corporations taken as a whole; (iii) changes in the trading price or trading volume of Parent Common Stock (it being understood, however, that , except as otherwise provided in clauses "(i)," "(ii)," "(iv)," "(v)" or "(vi)" of this sentence, any Effect giving rise to or contributing to such changes in the trading price or trading volume of Parent Common Stock may give rise to a Parent Material Adverse Effect and may be taken into account in determining whether a Parent Material Adverse Effect has occurred); (iv) changes in GAAP (or any interpretations of GAAP) or Legal Requirements applicable to Parent or any of its Subsidiaries; (v) the failure to meet public estimates or forecasts of revenues, earnings of other financial metrics, in and of itself, or the failure to meet internal projections, forecasts or budgets of revenues, earnings or other financial metrics, in and of itself (it being understood, however, that, except as otherwise provided in clauses "(i)," "(ii)," "(iii)," "(iv)" or "(vi)" of this sentence, any Effect giving rise to or contributing to any such failure may give rise to a Parent Material Adverse Effect and may be taken into account in determining whether a Parent Material Adverse Effect has occurred); (vi) any shareholder arising from or relating to this Agreement or the Contemplated Transactions and relating to a breach of the fiduciary duties of the Parent Board to the Parent's stockholders under applicable law; or (vii) Effects resulting directly from the announcement or pendency of this Agreement or the Contemplated Transactions, including loss of employees, suppliers or customers (including customer orders or Contracts) and any related decrease in sales volume of Parent Products.

        Parent Option Plans.    "Parent Option Plans" shall mean: (a) Parent's Second Amended and Restated 2007 Equity Incentive Plan; and (b) Parent's Amended and Restated 2000 Stock Plan.

        Parent Options.    "Parent Options" shall mean options to purchase shares of Parent Common Stock from Parent (whether granted by Parent pursuant to the Parent Option Plans, assumed by Parent or otherwise).

        Parent Pension Plan.    "Parent Pension Plan" shall mean each: (a) Parent Employee Plan that is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA; or (b) other occupational pension plan, including any final salary or money purchase plan.

        Parent Preferred Stock.    "Parent Preferred Stock" shall mean the Preferred Stock, $.01 par value per share, of Parent.

        Parent Product.    "Parent Product" shall mean Feraheme® (ferumoxytol) Injection for Intravenous Use and GastroMARK™ (ferumoxsil, oral suspension) and any other clinical or pre-clinical products owned by, or licensed to, any Abeline Corporation, or which any Abeline Corporation is currently marketing, selling, distributing, developing, manufacturing, using or holding for use (whether or not in collaboration with another Person).

        Parent Restricted Stock.    "Parent Restricted Stock" shall mean each share of restricted Parent Common Stock issued by the Parent, which is subject to vesting conditions and rights to repurchase or reacquire by Parent, whether granted by the Parent pursuant to a Parent Option Plan, assumed by the Parent in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

        Parent Rights Agreement.    "Parent Rights Agreement" shall mean the Rights Agreement dated as of September 4, 2009 by and among Abeline and American Stock Transfer & Trust Company, LLC, as Rights Agent (including Exhibit A thereto, the Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock).

        Parent RSU.    "Parent RSU" shall mean each restricted stock unit representing the right to vest in and be issued shares of Parent Common Stock by Parent, whether granted by Parent pursuant to a Parent Option Plan, assumed by Parent in connection with any merger, acquisition or similar transaction or otherwise issued or granted and whether vested or unvested.

        Parent Superior Offer.    "Parent Superior Offer" shall mean an unsolicited bona fide written offer by a third party to purchase all or substantially all of the outstanding shares of Parent Common Stock (whether through a tender offer, merger or otherwise), that is determined by the Parent Board, in its good faith judgment, after consulting with a financial advisor of nationally recognized reputation and outside legal counsel, and after taking into account the terms and conditions of the offer, including the likelihood and anticipated timing of consummation and all other financial, regulatory, legal and other aspects of such offer, including any financing condition, to be more favorable from a financial point of view to Parent's stockholders than the Merger.

        Parent Triggering Event.    A "Parent Triggering Event" shall be deemed to have occurred if: (a) the Parent Board shall have failed to recommend that Parent's stockholders vote to approve the issuance of shares of Parent Common Stock in the Merger, or shall have directly or indirectly withdrawn or modified in a manner adverse to the Company the Parent Board Recommendation; (b) Parent shall have failed to include in the Joint Proxy Statement/Prospectus the Parent Board Recommendation and a statement to the effect that the Parent Board has determined and believes that this Agreement and the Merger are advisable and fair to, and in the best interests of, the Parent and its stockholders; (c) the Parent Board fails to publicly reaffirm the Parent Board Recommendation, or fails to publicly reaffirm its determination that this Agreement and the Merger are advisable and fair to, and in the best interests of, Parent and its stockholders, within five business days after the Company requests in writing that such recommendation or determination be reaffirmed; (d) the Parent Board shall have approved, endorsed or recommended any Acquisition Proposal (other than any confidentiality agreement contemplated by Section 4.4(b)); (e) Parent shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal; (f) a tender or exchange offer relating to securities of Parent shall have been commenced and Parent shall not have sent to its securityholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that Parent recommends rejection of such tender or exchange offer; (g) an Acquisition Proposal with respect to an Abeline Corporation is publicly announced, and Parent fails to issue a press release announcing its opposition to such Acquisition Proposal within five business days after such Acquisition Proposal is announced; or (h) Parent shall have breached, or shall have been deemed to have breached pursuant to the last sentence of Section 4.4(b), in any material respect Section 4.4 or Section 5.3 of the Agreement.

        Person.    "Person" shall mean any individual, Entity or Governmental Body.

        Registered IP.    "Registered IP" shall mean all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

        Regulatory Authorizations.    "Regulatory Authorizations" shall mean any approval, clearances, authorizations, registrations, exemptions, certifications and licenses granted by any Governmental Body which administers Health Care Laws, including the FDA and other equivalent agencies.

        Release.    "Release" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

        Representatives.    "Representatives" shall mean with respect to an Entity, the directors, officers, other employees, agents, attorneys, accountants, investment bankers, other advisors and representatives of such Entity.

        Sarbanes-Oxley Act.    "Sarbanes-Oxley Act" shall mean the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

        SEC.    "SEC" shall mean the United States Securities and Exchange Commission.

        Securities Act.    "Securities Act" shall mean the Securities Act of 1933, as amended.

        Subsidiary.    An Entity shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record: (a) an amount of voting securities of or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity's board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

        Tax.    "Tax" shall mean any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, premium tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, license tax, alternative or add-on minimum tax, withholding tax or payroll tax), and any charge, fine, penalty or interest related to a tax, imposed, assessed or collected by or under the authority of any Governmental Body.

        Tax Return.    "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

        Other Defined Terms.    In addition, each of the following terms shall have the meaning given to such term in the applicable Section of the Agreement listed opposite such term:

Term	Section
Abeline Corporation Returns	3.15(a)
Abeline Leased Real Property	3.8(c)
Abeline Material Registered IP	3.9(a)(i)
Agreement	Preamble

Term	Section
Alamo Corporation Returns	2.15(a)
Alamo Leased Real Property	2.8(c)
Alamo Material Registered IP	2.9(a)(i)
Anti-Bribery Laws	2.13
Antitrust Filings	5.7(a)
Book Entry Shares	1.5(d)
Closing Date	1.3
Closing	1.3
Company 401(k) Plan	5.5(c)
Company Board Recommendation	5.2(b)
Company Certifications	2.4(a)
Company Change in Recommendation	5.2(b)
Company ESPP	2.3(c)
Company Existing D&O Policy	5.6(a)(ii)
Company Expense Reimbursement Amount	8.3(b)
Company Indemnified Persons	5.6(a)(i)
Company Intervening Event	5.2(c)(ii)
Company Material Contract	2.10(a)
Company Maximum Premium	5.6(a)(ii)
Company Owned Real Property	2.8(b)
Company Rights Agreement Amendment	2.28
Company Rights	2.3(d)
Company SEC Documents	2.4(a)
Company Specified Agreement	8.1(i)
Company Stock Certificate	1.6
Company Stockholder Voting Agreements	Recitals
Company Stockholders' Meeting	5.2(a)
Company Termination Fee	8.3(b)
Company	Preamble
Company's Financial Advisor	2.25
Continuing Employees	5.5(a)
Designated Date	5.4(e)
Effective Time	1.3
End Date	8.1(b)
Exchange Act	2.10(a)(i)
Exchange Agent	1.7(a)
Exchange Fund	1.7(a)
Exchange Ratio	1.5(a)(iii)
Expense Reimbursement Amount	8.3(c)
FDA Ethics Policy	2.12(c)
Intervening Event	5.3(c)(ii)
Merger Sub	Preamble
Merger	Recitals
Parent Benefit Plans	5.5(d)
Parent Board Recommendation	5.3(b)
Parent Certifications	3.4(a)
Parent Change in Recommendation	5.3(b)
Parent ESPP	3.3(c)
Parent Existing D&O Policy	5.6(b)(ii)
Parent Expense Reimbursement Amount	8.3(c)

Term	Section
Parent Indemnified Persons	5.6(b)(i)
Parent Intervening Event	5.3(c)(ii)
Parent Material Contract	3.10(a)
Parent Maximum Premium	5.6(b)(ii)
Parent Owned Real Property	3.8(b)
Parent Rights	3.3(d)
Parent SEC Documents	3.4(a)
Parent Specified Agreement	8.1(h)
Parent Stockholder Voting Agreements	Recitals
Parent Stockholders' Meeting	5.3(a)
Parent Termination Fee	8.3(c)
Parent	Preamble
Parent's Financial Advisor	3.25
Pre-Closing Period	4.1
Required Company Stockholder Vote	2.23
Required Merger Sub Stockholder Vote	3.23
Required Parent Stockholder Vote	3.23
Surviving Corporation	1.1
Termination Fee	8.3(c)
WARN Act	2.16(k)

THE FOLLOWING EXHIBITS AND SCHEDULES TO THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION HAVE BEEN OMITTED IN ACCORDANCE WITH ITEM 601(B)(2) OF REGULATION S-K.

Exhibits
Exhibit B	—Certificate of Incorporation of the Surviving Corporation
Exhibit C	—Bylaws of the Surviving Corporation
Exhibit D	—Form of Tax Representation Letter of Allos Therapeutics, Inc.
Exhibit E	—Form of Tax Representation Letter of AMAG Pharmaceuticals, Inc. and Alamo Acquisition Sub, Inc.
Allos Therapeutics, Inc. Disclosure Schedule
Part 2.1	—Subsidiaries, Due Organization, Etc.
Part 2.3	—Capitalization, Etc.
Part 2.4	—SEC Filings; Financial Statements
Part 2.5	—Absence of Changes
Part 2.7	—Loans; Customers
Part 2.8	—Equipment; Real Property; Leasehold
Part 2.9	—Intellectual Property
Part 2.10	—Contracts
Part 2.12	—Compliance With Legal Requirements; Regulatory Matters
Part 2.14	—Governmental Authorizations
Part 2.16	—Employee and Labor Matters; Benefit Plans
Part 2.20	—Legal Proceedings; Orders
Part 2.24	—Non-Contravention; Consents
Part 4.2	—Operation of the Business of Alamo Corporations
AMAG Pharmaceuticals, Inc. and Alamo Acquisition Sub, Inc. Disclosure Schedule
Part 3.1(a)	—Subsidiaries; Due Organization; Etc.
Part 3.3	—Capitalization, Etc.
Part 3.4(f)	—Securitization, Off-Balance Sheet Transactions
Part 3.5	—Absence of Changes
Part 3.6	—Title to Tangible Assets; Liens
Part 3.7	—Loans; Customers
Part 3.8	—Equipment; Real Property; Leasehold
Part 3.9	—Intellectual Property
Part 3.10	—Contracts
Part 3.11	—Liabilities
Part 3.12	—Compliance With Legal Requirements; Regulatory Matters
Part 3.14	—Governmental Authorizations
Part 3.16	—Employee and Labor Matters; Benefit Plans
Part 3.20	—Legal Proceedings; Orders
Part 3.24	—Conflicts
Part 4.3	—Operation of the Business of Abeline Corporationss

AMAG Pharmaceuticals, Inc. will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request, provided however that AMAG Pharmaceuticals, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended for any schedule so furnished.

Annex A-1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        THIS AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Amendment") is made and entered into as of August 8, 2011, by and among AMAG PHARMACEUTICALS, INC., a Delaware corporation ("Parent"); ALAMO ACQUISITION SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"); and ALLOS THERAPEUTICS, INC., a Delaware corporation (the "Company"); and this Amendment amends that certain Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), dated as of July 19, 2011, by and among Parent, Merger Sub, and the Company. Capitalized terms used in this Amendment and not defined herein shall have the meanings given to such terms in the Merger Agreement.

        WHEREAS, in accordance with Section 9.01 of the Merger Agreement, the parties hereto wish to amend the Merger Agreement as specified herein.

        NOW, THEREFORE, the parties hereto agree as follows:

        1.    Amendment.    Section 4.4(b) of the Merger Agreement is hereby amended by deleting the reference to "Company Superior Offer" in such Section 4.4(b) and replacing such reference with "Parent Superior Offer" and by adding the word "if" immediately following the words "(and not withdrawn)" in such Section 4.4(b).

        2.    Effectiveness.    All of the provisions of this Amendment shall be effective as of the date hereof. Except as specifically provided for in this Amendment, the terms of the Merger Agreement are hereby confirmed and remain in full force and effect.

        3.    Effect of Amendment.    Whenever the Merger Agreement is referred to in the Merger Agreement or in any other agreements, documents or instruments, such reference shall be deemed to be to the Merger Agreement as amended by this Amendment.

        4.    Counterparts.    This Amendment may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute a single instrument.

        5.    Governing Law.    This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

        IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

AMAG PHARMACEUTICALS, INC.
By:	/s/ JOSEPH L. FARMER
Name:	Joseph L. Farmer
Title:	General Counsel and SVP Legal Affairs
ALAMO ACQUISITION SUB, INC.
By:	/s/ JOSEPH L. FARMER
Name:	Joseph L. Farmer
Title:	Vice President
ALLOS THERAPEUTICS, INC.
By:	/s/ MARC GRABOYES
Name:	Marc Graboyes
Title:	SVP, General Counsel

Signature Page to Amendment No. 1 to Merger Agreement

Annex B

 [Letterhead of Morgan Stanley & Co. LLC]

July 19, 2011

Board of Directors
AMAG Pharmaceuticals, Inc.
100 Hayden Avenue
Lexington, MA 02421

Members of the Board:

        We understand that Allos Therapeutics, Inc. (the "Company"), AMAG Pharmaceuticals, Inc. (the "Buyer") and Alamo Acquisition Sub, Inc., a wholly owned subsidiary of the Buyer ("Merger Sub"), propose to enter into an Agreement and Plan of Merger and Reorganization, substantially in the form of the draft dated July 19, 2011 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, par value $0.001 per share (the "Company Common Stock") of the Company, other than shares held in treasury or held by the Buyer or the Company, any of their respective wholly owned subsidiaries, or the Merger Sub, or as to which dissenters' rights have been perfected, will be converted into the right to receive 0.1282 shares (the "Exchange Ratio") of common stock, par value $0.01 per share, of the Buyer (the "Buyer Common Stock"), subject to adjustment in certain circumstances. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

        You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Buyer.

        For purposes of the opinion set forth herein, we have:

  1)
  Reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;

  2)
  Reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer, respectively;

  3)
  Reviewed certain financial projections prepared by the managements of the Company and the Buyer, respectively;

  4)
  Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of the Company and the Buyer, respectively;

  5)
  Discussed the past and current operations and financial condition and the prospects of the Buyer, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Buyer;

  6)
  Reviewed the pro forma impact of the Merger on the Buyer's earnings, cash flow, consolidated capitalization and financial ratios;

  7)
  Reviewed the reported prices and trading activity for the Company Common Stock and the Buyer Common Stock;

  8)
  Compared the prices and trading activity of the Company Common Stock and the Buyer Common Stock with that of certain other publicly-traded companies comparable with the Company and the Buyer, respectively, and their securities;

  9)
  Participated in certain discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

  10)
  Reviewed the Merger Agreement and certain related documents; and

  11)
  Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

        We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Buyer, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and the Buyer of the future financial performance of the Company and the Buyer. We have relied upon, without independent verification, the assessment by the managements of the Company and the Buyer of: (i) the strategic, financial and other benefits expected to result from the Merger; (ii) the timing and risks associated with the integration of the Company and the Buyer; (iii) their ability to retain key employees of the Company and the Buyer, respectively and (iv) the validity of, and risks associated with, the Company and the Buyer's existing and future technologies, intellectual property, products, services and business models. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986, as amended. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Buyer and the Company and their legal, tax, and regulatory advisors with respect to legal, tax, and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company's officers, directors or employees, or any class of such persons, relative to the consideration to be paid to the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

        We have acted as financial advisor to the Board of Directors of the Buyer in connection with this transaction and will receive a fee for our services, a substantial portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Buyer and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Buyer and the Company in the future and expects to receive fees for the rendering of these services.

        Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

        This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Buyer and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Buyer is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Buyer Common Stock or the Company Common Stock will trade at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Buyer and the Company should vote at the shareholders' meetings to be held in connection with the Merger.

        Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the Buyer.

Very truly yours,
MORGAN STANLEY & CO. LLC
By:	/s/ BRIAN SILVER Brian Silver Managing Director

 Annex C

July 19, 2011

The Board of Directors
Allos Therapeutics, Inc.
11080 Circlepoint Road, Suite 200
Westminster, CO 80020

Members of the Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the "Company Common Stock"), of Allos Therapeutics, Inc. (the "Company") of the Exchange Ratio (as defined below) in the proposed merger (the "Transaction") of the Company with a wholly-owned subsidiary of AMAG Pharmaceuticals, Inc. ("Parent"). Pursuant to the Agreement and Plan of Merger and Reorganization, dated as of July 19, 2011 (the "Agreement"), by and among the Company, Parent and its subsidiary, Alamo Acquisition Sub, Inc. ("Merger Sub"), the Company will become a wholly-owned subsidiary of Parent, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by any wholly-owned subsidiary of the Company, Parent, Merger Sub or any other wholly-owned subsidiary of Parent, will be converted into the right to receive 0.1282 of a share (the "Exchange Ratio") of Parent's common stock, par value $0.01 per share (the "Parent Common Stock").

        In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and Parent and the industries in which they operate; (iii) reviewed the publicly available financial terms of certain transactions involving certain other companies and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company and Parent with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Parent Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the managements of the Company and Parent relating to their respective businesses, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction (the "Synergies"); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

        In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company and Parent, the financial condition and future prospects and operations of the Company and Parent, the effects of the Transaction on the financial condition and future prospects of the Company and Parent, and certain other matters we believed necessary or appropriate to our inquiry.

        In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and Parent or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, including the Synergies, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company and Parent to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies) or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreement. We have also assumed that the representations and warranties made by the Company and Parent in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Parent or on the contemplated benefits of the Transaction.

        Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock of the Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of the Transaction to, or any consideration to be paid to, the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Exchange Ratio applicable to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock or the Parent Common Stock will trade at any future time.

        We note that, from and after January 13, 2011, the date on which the Company terminated the engagement letter dated September 21, 2010 between the Company and the undersigned, we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

        We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and Parent, for which we and such affiliates have received customary compensation. Such services during such period have included acting as a joint bookrunner of offerings of common stock of the Company in October 2009 and of Parent in January 2010. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or Parent for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

        On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the holders of the Company Common Stock.

        The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

/s/ J.P. MORGAN SECURITIES LLC